 PROSPECTUS SUPPLEMENT DATED MARCH 29, 2006 (TO PROSPECTUS DATED MARCH 28, 2006)
                                 $1,360,855,000
                                  (APPROXIMATE)

                   GREENPOINT MORTGAGE FUNDING TRUST 2006-AR2
                                 ISSUING ENTITY

               GREENPOINT MORTGAGE FUNDING GRANTOR TRUST 2006-AR2
                          GRANTOR TRUST ISSUING ENTITY

                            EMC MORTGAGE CORPORATION
                              SERVICER AND SPONSOR

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    DEPOSITOR

                   GREENPOINT MORTGAGE FUNDING TRUST 2006-AR2
               GREENPOINT MORTGAGE FUNDING GRANTOR TRUST 2006-AR2
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR2

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-13 IN THIS PROSPECTUS SUPPLEMENT.

THE TRUST

The trust will consist primarily of a pool of 30-year and 40-year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one- to four-family residential properties, divided into four primary loan groups, designated loan group I, loan group II, loan group III and loan group IV.

The trust will issue the following classes of certificates that are offered under this prospectus supplement:

     o 11 classes of senior certificates designated Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class II-X, Class III-A-2, Class III-A-3, Class IV-A-1, Class IV-A-2, Class IV-A-3 and Class IV-X Certificates;

     o 6 classes of subordinate certificates designated Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates;

each as more fully described in the tables beginning on page S-2 of this prospectus supplement.

The grantor trust will issue the grantor trust Class III-A-1 Certificates, which are offered pursuant to this prospectus supplement and which will represent the entire beneficial interest in the grantor trust, as further described herein.

The certificates are obligations only of the trust and the grantor trust, as the issuing entities. Neither the certificates nor the mortgage loans are insured or guaranteed by any person, except as described herein. Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

CREDIT ENHANCEMENT

Credit enhancement for the offered certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates) will consist of excess spread, overcollateralization and additional classes of subordinated certificates. With respect to the Class I-A-2 Certificates and the Class II-A-2 Certificates only, a certificate insurance policy issued by Ambac Assurance Corporation, which will cover, under certain circumstances, certain interest shortfalls and realized losses allocated to such certificates and, on the distribution date in April 2036, the unpaid principal balance of such certificates to the extent resulting from realized losses allocated thereto.

Distributions on the certificates will be on the 25th of each month, or, if the 25th is not a business day, on the next business day, beginning in April 2006.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately 100.7% of the aggregate principal amount of the offered certificates, plus accrued interest thereon, less expenses. See "Method of Distribution" in this prospectus supplement.

The Underwriter will deliver to purchasers the offered certificates in book-entry form through The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System, in each case, on or about March 31, 2006.

                            BEAR, STEARNS & CO. INC.
                                  UNDERWRITER

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and
     o this prospectus supplement, which describes the specific terms of your certificates.

Annex I and Schedule A are incorporated into and comprise a part of this prospectus supplement as if fully set forth herein.

THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT IS INTENDED TO ENHANCE THE RELATED DESCRIPTION IN THE PROSPECTUS AND YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AS PROVIDING ADDITIONAL DETAIL NOT AVAILABLE IN THE PROSPECTUS.

THE DEPOSITOR'S PRINCIPAL OFFICES ARE LOCATED AT 383 MADISON AVENUE, NEW YORK, NEW YORK 10179 AND ITS TELEPHONE NUMBER IS (212) 272-2000.

NOTWITHSTANDING ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY, THE SPONSOR, THE SERVICER, THE TRUSTEE, THE GRANTOR TRUSTEE, EACH RECIPIENT OF THE RELATED PROSPECTUS SUPPLEMENT AND, BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A CERTIFICATE, AGREES AND ACKNOWLEDGES THAT EACH PARTY HERETO HAS AGREED THAT EACH OF THEM AND THEIR EMPLOYEES, REPRESENTATIVES AND OTHER AGENTS MAY DISCLOSE, IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS, TO ANY AND ALL PERSONS THE TAX TREATMENT AND TAX STRUCTURE OF THE CERTIFICATES AND THE REMICS, THE TRANSACTIONS DESCRIBED HEREIN AND ALL MATERIALS OF ANY KIND (INCLUDING OPINIONS OR OTHER TAX ANALYSES) THAT ARE PROVIDED TO ANY OF THEM RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE EXCEPT WHERE CONFIDENTIALITY IS REASONABLY NECESSARY TO COMPLY WITH THE SECURITIES LAWS OF ANY APPLICABLE JURISDICTION.

                             EUROPEAN ECONOMIC AREA

         In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (referred to herein as a Relevant Member State), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (referred to herein as a Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

         For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression referred to herein as Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

         The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

                     TABLE OF CONTENTS PROSPECTUS SUPPLEMENT

Caption                                            Page
------------------------------------------------   -----
SUMMARY OF PROSPECTUS
   SUPPLEMENT...................................     S-1
RISK FACTORS....................................    S-13
DESCRIPTION OF THE MORTGAGE LOANS...............    S-24
    General.....................................    S-24
    Billing and Payment Procedures..............    S-25
    Prepayment Charges on the Mortgage Loans....    S-25
    Negative Amortization.......................    S-26
    Indices on the Mortgage Loans...............    S-26
STATIC POOL INFORMATION.........................    S-28
the issuing entities............................    S-28
THE DEPOSITOR...................................    S-28
THE SPONSOR.....................................    S-29
THE SERVICER....................................    S-30
    General.....................................    S-30
    The Servicer................................    S-30
MORTGAGE LOAN ORIGINATION.......................    S-31
    General.....................................    S-31
DESCRIPTION OF THE
   CERTIFICATES.................................    S-35
    General.....................................    S-35
    Book-Entry Registration.....................    S-37
    Definitive Certificates.....................    S-38
    Distributions on the Certificates...........    S-38
    The Swap Agreement .........................    S-43
    Final Maturity Reserve Account .............    S-43
    Principal Distributions on the Grantor
    Trust Certificates..........................    S-44
    Monthly Advances............................    S-44
    Allocation of Realized Losses;
    Subordination...............................    S-45
    Excess Spread and Overcollateralization
    Provisions..................................    S-46
    Pass-Through Rates..........................    S-46
    Calculation of One-Month LIBOR..............    S-47
    Calculation of One-Year MTA.................    S-48
    Optional Purchase of Defaulted Loans........    S-48
    Restrictions on Transfer of the Grantor
    Trust Certificates and the Residual
    Certificates................................    S-48
THE CERTIFICATE INSURANCE POLICY ...............    S-48
    The Certificate Insurer ....................    S-51
YIELD AND PREPAYMENT
   CONSIDERATIONS...............................    S-53
    General.....................................    S-53
    Prepayment Considerations...................    S-54
    Interest Shortfalls and Realized Losses.....    S-56
    Pass-Through Rates..........................    S-57
    Assumed Final Distribution Date.............    S-57
    Weighted Average Life.......................    S-58
    Yield Sensitivity Of the Subordinate
     Certificates...............................    S-88
    Yield Sensitivity Of The Class X
    Certificates................................    S-88
THE POOLING AND SERVICING
   AGREEMENT....................................    S-89
    General.....................................    S-89
    Assignment of the Mortgage Loans............    S-90
    Representations and Warranties..............    S-90
    Custodial Arrangements......................    S-90
    The Trustee and the Grantor Trustee.........    S-91
    Servicing and Other Compensation and
    Payment of Expenses.........................    S-93
    Servicing Responsibilities..................    S-93
    Table of Fees...............................    S-94
    Realization Upon Defaulted
     Mortgage Loans ............................    S-94
    Monthly Reports to Certificateholders.......    S-94
    Collection and Other Servicing Procedures
    and Modifications...........................    S-96
    Hazard Insurance............................    S-97
    Evidence as to Compliances..................    S-98
    The Custodial Account.......................    S-98
    The Distribution Account....................    S-99
    The Grantor Trust Distribution Account......    S-99
    Voting Rights...............................    S-99
    Termination.................................   S-100
FEDERAL INCOME TAX CONSEQUENCES.................   S-100
    Special Tax Considerations Applicable to
    the Class A, Class M and Class B
    Certificates................................   S-101
    Taxation of the Grantor Trust and The
    Grantor Trust Certificates..................   S-102
    Characterization of the Offered Certificatess  S-103
    Penalty Protection..........................   S-103
METHOD OF DISTRIBUTION..........................   S-104
EXPERTS.........................................   S-104
SECONDARY MARKET................................   S-104
LEGAL MATTERS...................................   S-104
LEGAL PROCEEDINGS...............................   S-105
AFFILIATIONS, RELATIONSHIPS AND RELATED
TRANSACTIONS....................................   S-105
RATINGS.........................................   S-105
LEGAL INVESTMENT................................   S-106
ERISA CONSIDERATIONS............................   S-107
INCORPORATION OF INFORMATION BY REFERENCE.......   S-109
GLOSSARY........................................   S-110
SCHEDULE 1......................................   S-124
ANNEX I.........................................   S-131

                              TRANSACTION STRUCTURE

                              [CHART APPEARS HERE]


                                                             ---------------
                                                               Mortgagors
                                                             ---------------
                                              originate                      loan payments
                                                loans

                                 -------------

                                 Originator(s)
                                                       amount financed
                                 -------------

                      purchase               loan purchase
                      loans                      price


                                 ---------------                                                   --------------------
                                      EMC                                                                 EMC
                                     Sponsor                                                            Servicer
                                  Purchase loans                                                    Services mortgage
                                    Forms pool                                                            pool
                                 ---------------                                                   --------------------

                      asset pool                        net offering
                                                         proceeeds


                                                                net offering
                          ------------------------------          proceeds                       -------------------------

                             Structured Asset Mortgage                                           Bear Stearns & Co., Inc.
                               Investment II Inc.                                                       Underwriter
                                  Depositor                      certificates                     Sells certificates to
                             Creates issuing entity                                                     Investors
                          ------------------------------                                         -------------------------
                                                                             -------------------
                                                                             Certificate Insurer                gross
                                                                             -------------------                offering
                                                                                                                proceeds
 Grantor Trust           asset pool                      certificates   Premium                 Payments
  Certificates                                            (including
                                                          Underlying
                           Underlying                    Certificates
                     Certificates and Rights
                      under Swap Agreement

----------------            ---------------------                 ------------------------------
   Greenpoint               Greenpoint Mortgage                   Wells Fargo Bank, National
Mortgage Funding            Funding Trust 2006-AR2                        Associatoin
 Grantor Trust                Issuing Entity                         Trustee and Custodian
  2006-AR2                     Holds Pool                         Represents investors interests                    monthly
 Grantor Trust              Issues certificates                      Calculates cashflows                          distributions
Issuing Entity                                                       Remits to investors
                                                                      Holds mortgage loans
----------------            ---------------------                 ------------------------------
                                                                   Monthly distributions

                                               ---------------------

                                                      Investors
                                                                                                 certificates
                                               ---------------------

                                                         -------------------------         Payments     ----------------------
                         monthly distributions on           Grantor Trustee              under swap
                         Grantor Trust Certificates        Represents investors           Agreement       Swap Counterparty
                                                            interests
                                                           Calcuates cashflows
                                                           Remits to invetors
                                                         -------------------------                      ----------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is a very broad overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement or in the following summary have the meanings assigned to them in the glossary at the end of the prospectus.

Issuing Entity.................  GreenPoint Mortgage Funding Trust 2006-AR2.

Grantor Trust Issuing Entity...  GreenPoint Mortgage Funding Grantor Trust
                                 2006-AR2.

Title of Series................  GreenPoint Mortgage Funding Trust 2006-AR2 and
                                 GreenPoint Mortgage Funding Grantor Trust
                                 2006-AR2, Mortgage Pass-Through Certificates, Series 2006-AR2.

Cut-off Date...................  March 1, 2006.

Closing Date...................  On or about March 31, 2006.

Depositor......................  Structured Asset Mortgage Investments II Inc.

Sponsor and Servicer...........  EMC Mortgage Corporation, an affiliate of the depositor.

Originator.....................  GreenPoint Mortgage Funding, Inc., or
                                 GreenPoint.

Trustee and Grantor Trustee....  Wells Fargo Bank, National Association.

Swap Counterparty..............  Bear Stearns Capital Markets Inc.

Certificate Insurer              Ambac Assurance Corporation.

Distribution Dates.............  Distributions on the offered certificates will be made on the 25th day of each month or, if such day is not a business day, on the next succeeding business day, beginning in April 2006.

Offered Certificates...........  The classes of offered certificates and their pass-through rates and current principal amounts are set forth in the table below.

                              OFFERED CERTIFICATES

                              PASS-THROUGH    INITIAL CURRENT     INITIAL RATING
         CLASS                    RATE        PRINCIPAL AMOUNT     (S&P/MOODY'S)              DESIGNATION
---------------------------   -------------   ----------------   ---------------   ---------------------------------
         I-A-1                Variable Rate   $    181,357,000       AAA/Aaa             Group I Super Senior
         I-A-2                Variable Rate   $    120,905,000       AAA/Aaa        Group I Senior Support Level I
         II-A-1               Variable Rate   $     73,399,000       AAA/Aaa             Group II Super Senior
         II-A-2               Variable Rate   $     48,932,000       AAA/Aaa        Group II Senior Support Level I
          II-X                 Fixed Rate             Notional       AAA/Aaa         Group II Senior Interest Only
     Grantor Trust
        III-A-1               Variable Rate   $    354,776,000       AAA/Aaa           Grantor Trust Certificate
        III-A-2               Variable Rate   $    177,388,000       AAA/Aaa       Group III Senior Support Level I
        III-A-3               Variable Rate   $     59,130,000       AAA/Aaa       Group III Senior Support Level II
         IV-A-1               Variable Rate   $    134,026,000       AAA/Aaa             Group IV Super Senior
         IV-A-2               Variable Rate   $     67,013,000       AAA/Aaa        Group IV Senior Support Level I
         IV-A-3               Variable Rate   $     22,338,000       AAA/Aaa       Group IV Senior Support Level II
          IV-X                 Fixed Rate             Notional       AAA/Aaa         Group IV Senior Interest Only
          M-1                 Variable Rate   $     50,835,000       AA+/Aa1                  Subordinate
          M-2                 Variable Rate   $     23,356,000        AA/Aa2                  Subordinate
          M-3                 Variable Rate   $      8,930,000       AA-/Aa3                  Subordinate
          B-1                 Variable Rate   $     17,861,000         A/A2                   Subordinate
          B-2                 Variable Rate   $     13,739,000       BBB/Baa2                 Subordinate
          B-3                 Variable Rate   $      6,870,000       BBB-/Baa3                Subordinate
TOTAL OFFERED CERTIFICATES:                   $  1,360,855,000

                                                   NON-OFFERED CERTIFICATES
                              PASS-THROUGH    INITIAL CURRENT     INITIAL RATING
CLASS                             RATE        PRINCIPAL AMOUNT     (S&P/MOODY'S)             DESIGNATION
---------------------------   -------------   ----------------   ---------------   ---------------------------------
  Underlying III-A-1          Variable Rate        354,776,000       AAA/Aaa            Group III Super Senior
          XP                       N/A                     N/A          NR                    Subordinate
           R                  Variable Rate   $              0          NR                     Residual
          R-X                 Variable Rate   $              0          NR                     Residual
         B-IO                      N/A        $              0          N/A                   Subordinate
TOTAL NON-OFFERED CERTIFICATES:               $    354,776,000
TOTAL CERTIFICATES:                           $  1,715,631,000

OTHER INFORMATION:

The pass-through rates on the certificates are described in detail on pages S-8 and S-9 in this prospectus supplement.

GRANTOR TRUST CLASS III-A-1 CERTIFICATES:

Payments on the grantor trust Class III-A-1 Certificates, will be made indirectly from certain payments made on the underlying III-A-1 Certificates and from certain payments that may be made pursuant to the Swap Agreement, as described in this prospectus supplement.

CLASS II-X CERTIFICATES AND CLASS IV-X CERTIFICATES:

The Class II-X Certificates and Class IV-X Certificates are sometimes referred to herein as the Class X Certificates. The Class X Certificates do not have a principal amount.

The Class II-X Certificates will have a notional amount equal to the sum of the principal balance of the Class II-A-1 Certificates and the Class II-A-2 Certificates. The Class II-X Certificates will have an initial notional amount of approximately $122,331,000.

The Class IV-X Certificates will have a notional amount equal to the sum of the principal balances of the Class IV-A-2 Certificates and the Class IV-A-3 Certificates. The Class IV-X Certificates will have an initial notional amount of approximately $89,351,000.

THE ISSUING ENTITIES

The depositor will establish a trust with respect to the GreenPoint Mortgage Funding Trust 2006-AR2 Mortgage Pass-Through Certificates, Series 2006-AR2, pursuant to a pooling and servicing agreement dated as of March 1, 2006, among the depositor, the servicer and sponsor and the trustee.

The depositor will establish a grantor trust with respect to the GreenPoint Mortgage Funding Grantor Trust 2006-AR2 Mortgage Pass-Through Certificates, Series 2006-AR2, pursuant to a grantor trust agreement dated as of March 1, 2006, between the depositor and the grantor trustee. The trust and the grantor trust are sometimes referred to herein as the issuing entity.

The certificates (other than the grantor trust Class III-A-1 Certificates, or the Grantor Trust Certificates) represent in the aggregate the entire beneficial ownership interest in the trust. The Grantor Trust Certificates represent the entire beneficial interest in the grantor trust. The assets of the grantor trust will include the underlying Class III-A-1 Certificates and the Swap Agreement, as described herein.

Distributions of interest and/or principal on the offered certificates (other than the Grantor Trust Certificates) will be made from payments received in connection with the mortgage loans as described below. Distributions of interest and principal on the Grantor Trust Certificates will be made indirectly from certain payments received on the underlying Class III-A-1 Certificates as described below and from certain payments that may be made to the grantor trust pursuant to the Swap Agreement.

See "Description of the Certificates" in this prospectus supplement.

THE SPONSOR

EMC Mortgage Corporation, in its capacity as mortgage loan seller, the Sponsor or EMC, a Delaware corporation and an affiliate of the depositor and the underwriter, will sell the mortgage loans to the depositor.

THE ORIGINATOR

All of the mortgage loans were originated by GreenPoint Mortgage Funding, Inc.

THE SERVICER

All of the mortgage loans will be serviced by EMC Mortgage Corporation.

THE SWAP COUNTERPARTY

Bear Stearns Capital Markets Inc., a Delaware corporation and an affiliate of the sponsor, the depositor and the underwriter, will enter into a swap agreement with the grantor trustee, on behalf of the grantor trust and the holders of the Grantor Trust Certificates.

THE MORTGAGE LOANS

The mortgage pool consists of approximately 3,111 first lien adjustable rate negative amortization mortgage loans secured by one- to four-family residential real properties and individual condominium units.

The mortgage loans have an aggregate principal balance of approximately $1,373,906,460 as of the cut-off date.

All of the mortgage loans have a negative amortization feature, under which accrued interest on a mortgage loan will be deferred and added to the principal balance of that mortgage loan if the minimum monthly payment on any payment date is less than the amount of accrued interest due on the mortgage loan on that payment date.

The mortgage rate on each mortgage loan is adjustable, generally after a period of up to four months after origination during which the mortgage rate is fixed, based on a specified index. Thereafter, the interest rate on each mortgage loan adjusts monthly, but the minimum monthly payments on the mortgage loans adjust annually, subject to certain limitations described below.

As of the cut-off date, approximately 1.01% of the mortgage loans were still in their initial fixed-rate period.

The index on the mortgage loans will either be based on One-Year MTA, the 12-month moving average yield on United States Treasury Securities adjusted to a constant maturity of one year, or One-Month LIBOR.

While the interest rate on each mortgage loan will adjust monthly (after the initial fixed-rate period), the minimum monthly payment on each mortgage loan generally will only adjust annually. On each annual payment adjustment date, the minimum monthly payment will be reset to fully amortize the mortgage loan over the remaining term to maturity, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (ii) as of the fifth anniversary of the first due date and on every fifth anniversary thereafter, the minimum monthly payment will be reset without regard to the limitation described in clause (i) above and (iii) if the unpaid principal balance exceeds 110% of the original principal balance due to deferred interest, the monthly payment will be reset on that payment date without regard to the limitation described in clause (i) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity. See "Description of the Mortgage Loans--General--Negative Amortization" in this prospectus supplement.

MORTGAGE POOL CHARACTERISTICS

THE GROUP I MORTGAGE LOANS

The following table summarizes the approximate characteristics of the group I mortgage loans as of the cut-off date:

Number of mortgage loans:..............................                   1,138
Aggregate principal balance:...........................            $355,102,470
Range of principal balances:...........................   $37,792 to $1,101,988
Average principal balance:.............................                $294,466
Range of mortgage rates (per annum):...................        1.000 % to 8.125%
Weighted average mortgage rate (per annum):............                   7.705%
Range of remaining terms to stated maturity (months):..              352 to 478
Weighted average remaining term to stated
 maturity (months):....................................                     394
Weighted average loan-to-value ratio at origination:                      77.81%
Weighted average gross margin (per annum):.............                   3.121%
Weighted average maximum lifetime mortgage rate (per
 annum):...............................................                  11.501%
Weighted average months to next interest adjustment
date (months):.........................................                       1
Loan Index:
1 Month LIBOR..........................................                  100.00%

THE GROUP II MORTGAGE LOANS

The following table summarizes the approximate characteristics of the group II mortgage loans as of the cut-off date:
Number of mortgage loans:..............................                     488
Aggregate principal balance:...........................            $135,621,806
Range of principal balances:...........................    $40,589 to 1,296,902
Average principal balance:.............................                $277,914
Range of mortgage rates (per annum):...................         1.000% to 8.125%
Weighted average mortgage rate (per annum):............                    7.88%
Range of remaining terms to stated maturity (months):..              353 to 478
Weighted average remaining term to stated maturity
 (months):.............................................                     400
Weighted average loan-to-value ratio at origination:...                   77.86%
Weighted average gross margin (per annum):.............                   3.312%
Weighted average maximum lifetime mortgage rate
 (per annum):..........................................                  11.180%
Weighted average months to next interest adjustment
 date (months):........................................                       1
Loan Index:
1 Month LIBOR..........................................                  100.00%

THE GROUP III MORTGAGE LOANS

The following table summarizes the approximate characteristics of the group III mortgage loans as of the cut-off date:

Number of mortgage loans:..............................                   1,068

Aggregate principal balance:...........................            $655,536,202

Range of principal
 balances:.............................................  $384,757 to $2,699,551
Average principal balance:.............................                $613,798
Range of mortgage rates (per annum):...................        1.000% to 8.000%
Weighted average mortgage rate (per annum):............                  6.830%

Range of remaining terms to stated maturity (months):..              353 to 478
Weighted average remaining term to stated maturity
 (months):.............................................                     405
Weighted average loan-to-value ratio at origination:...                   75.83%
Weighted average gross margin (per annum):.............                   3.183%
Weighted average maximum lifetime mortgage rate
 (per annum):..........................................                  11.025%
Weighted average months to next interest adjustment
 date (months):........................................                       1
Loan Index:
1 Year MTA.............................................                  100.00%

THE GROUP IV MORTGAGE LOANS

The following table summarizes the approximate characteristics of the group IV mortgage loans as of the cut-off date:

Number of mortgage loans:..............................                     417

Aggregate principal balance:...........................            $247,645,983

Range of principal balances:...........................  $417,358 to $1,804,947
Average principal balance:.............................                $593,875
Range of mortgage rates (per annum):...................         6.125% to 7.250%
Weighted average mortgage rate (per annum):............                   7.145%
Range of remaining terms to stated maturity (months):..              354 to 478
Weighted average remaining term to stated maturity
 (months):.............................................                     408
Weighted average loan-to-value ratio at origination:...                   76.12%
Weighted average gross margin (per annum):.............                   3.396%
Weighted average maximum lifetime mortgage rate (per
 annum):...............................................                  10.861%
Weighted average months to next interest adjustment
 date (months):........................................                       1
Loan Index:
1 Year MTA.............................................                  100.00%

For additional information regarding the mortgage loans, see "Description of the Mortgage Loans" in this prospectus supplement and Schedule A, which is attached and is part of this prospectus supplement.

REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

The trustee will acknowledge the sale, transfer and assignment to it (or the custodian as its agent) by the depositor and receipt of the mortgage loans, subject to further review and the exceptions which may be noted pursuant to the procedures described in the pooling and servicing agreement. If the trustee (or the custodian as its agent) finds that any mortgage loan appears defective on its face, appears to have not been executed or received, or appears to be unrelated to the mortgage loans identified in the mortgage loan schedule (determined on the basis of the mortgagor name, original principal balance and loan number), the trustee (or the custodian as its agent) shall promptly notify the sponsor. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee (or the custodian as its agent) of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement and the mortgage loan purchase agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan; provided that, if such defect would cause the mortgage loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3)(a) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

DESCRIPTION OF THE CERTIFICATES

GENERAL
The trust will issue the certificates (other than the Grantor Trust Certificates) in four certificate groups and the grantor trust will issue the Grantor Trust Certificates.

The Class I-A-1 Certificates and the Class I-A-2 Certificates will represent interests principally in loan group I and are sometimes referred to herein as the group I senior certificates or the Class I-A Certificates. The Class II-A-1, the Class II-A-2 and the Class II-X Certificates will represent interests principally in loan group II and are sometimes referred to herein as the group II senior certificates. The Class II-A-1 Certificates and the Class II-A-2 Certificates are sometimes referred to herein as the Class II-A Certificates. The underlying Class III-A-1,

Class III-A-2 and Class III-A-3 Certificates will represent interests principally in loan group III and are sometimes referred to herein as the group III senior certificates or the Class III-A Certificates. The Class IV-A-1, Class IV-A-2, Class IV-A-3 and the Class IV-X Certificates will represent interests principally in loan group IV and are sometimes referred to herein as the group IV senior certificates. The Class IV-A-1, Class IV-A-2 and Class IV-A-3 Certificates are sometimes referred to herein as the Class IV-A Certificates. The Class I-A, Class II-A, Class III-A and Class IV-A Certificates are sometimes referred to herein as the Class A Certificates. Except in the limited circumstances described herein, payments of interest and principal on each class of group I senior certificates will be made from group I mortgage loans, payments of interest and principal on each class of group II senior certificates will be made from group II mortgage loans, payments of interest and principal on each class of group III senior certificates will be made from group III mortgage loans and payments of interest and principal on each class of group IV senior certificates will be made from group IV mortgage loans.

The Class II-X Certificates and the Class IV-X Certificates are sometimes referred to herein as the Class X Certificates. The Class A Certificates and the Class X Certificates are sometimes referred to herein as the senior certificates. The certificates designated as senior certificates will have a payment priority over the certificates designated as subordinate certificates.

The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates are sometimes referred to herein as the offered subordinate certificates.

The trust will issue the Class XP Certificates and the Class B-IO Certificates which are not offered by this prospectus supplement.

The trust will also issue Class R Certificates and the Class R-X Certificates (also referred to herein as the residual certificates) which represent the residual interests in the real estate mortgage investment conduits established by the trust.

The grantor trust will issue the Grantor Trust Certificates. Payments on the Grantor Trust Certificates will be made from payments made on the underlying Class III-A-1 Certificates, as described herein. In addition, certain payments may also be made to the Grantor Trust Certificates from amounts received by the grantor trust from the swap counterparty pursuant to the swap agreement.

The senior certificates (other than the underlying Class III-A-1 Certificates), the subordinate certificates and the Grantor Trust Certificates are sometimes referred to herein as the offered certificates.

The underlying Class III-A-1 Certificates, the Class XP Certificates, the Class B-IO Certificates and the residual certificates are sometimes referred to herein as the non-offered certificates.

The non-offered certificates, together with the offered certificates are sometimes referred to herein as the certificates.

The assumed final distribution date for the offered certificates is March 2036. It is intended that the amounts deposited in the final maturity reserve account will be sufficient to retire the offered certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 certificates) on the assumed final distribution date, even though the outstanding principal balance of the mortgage loans having 40-year original terms to maturity will not have been reduced to zero on the assumed final distribution date. The actual final distribution date for each class of the offered certificates may be earlier, and could be substantially earlier, than the distribution date in March 2036. If amounts on deposit in the final maturity reserve account are not sufficient to pay the outstanding current principal amounts of the certificates to zero, the actual final distribution date could be later than March 2036.

RECORD DATE

For each class of offered certificates (other than the Class X Certificates and the Class IV-A-1 Certificates), and for any distribution date, the business day preceding the applicable distribution date so long as the offered certificates remain in book-entry form. For each class of Class X Certificates and Class IV-A-1 Certificates and any other class of offered certificate that is no longer in book-entry form, and for any distribution date, the record date shall be the last business day of the month preceding the month in which such distribution date occurs.

DENOMINATIONS

For each class of certificates, other than the residual certificates, $25,000 and multiples of 1.00 in excess thereof.

REGISTRATION OF OFFERED CERTIFICATES

The trust will issue the offered certificates initially in book-entry form. Persons acquiring interests in these offered certificates will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Banking, societe anonyme or the Euroclear System, in Europe.

We refer you to "Description of the Certificates--Book-Entry Registration" in this prospectus supplement.

INTEREST ACCRUAL PERIOD

Interest will accrue at the rate described herein on each class of certificates.

The interest accrual period for the offered certificates (other than the Class X Certificates and the Class IV-A-1 Certificates) and the underlying Class III-A-1 Certificates, will be the period commencing on the distribution date in the month preceding the month in which a distribution date occurs (or the closing date, in the case of the first interest accrual period) and ending on the day immediately prior to such distribution date. Interest on the Class A (other than the Class IV-A-1 Certificates), Class M, Class B and the Grantor Trust Certificates will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period.

The interest accrual period for the Class X Certificates and the Class IV-A-1 Certificates, will be the calendar month immediately preceding the month in which a distribution date occurs. Interest on the Class X Certificates and the Class IV-A-1 Certificates will be calculated on the basis of a 360-day year consisting of 30-day months.

PASS THROUGH RATES

The pass-through rates on each class of offered certificates and the underlying Class III-A-1 Certificates are as follows:

The Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, underlying Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A-2, Class IV-A-3, Class M and Class B Certificates will bear interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 10.50% per annum and
(iii) the related net rate cap of the related mortgage loans.

The Class IV-A-1 Certificates will bear interest at a pass-through rate equal to the lesser of (i) one-year MTA plus the related margin and (ii) the net rate cap of the group IV mortgage loans.

The net rate cap for the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, underlying Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A-1, Class IV-A-2 and Class IV-A-3 Certificates is equal to the weighted average of the net rates of the mortgage loans in the related loan group, less, if applicable, the coupon strip rate and, in the case of the Class I-A-2 Certificates and the Class II-A-2 Certificates, as further adjusted for the portion of the premium rate payable to the certificate insurer.

The net rate cap for the Class M Certificates and the Class B Certificates is equal to the weighted average of (i) the weighted average of the net rates on the group I mortgage loans, (ii) the weighted average of the net rates on the group II mortgage loans, (iii) the weighted average of the net rates on the group III mortgage loans and (iv) the weighted average of the net rates on the group IV mortgage loans, weighted on the basis of the excess of (i) the aggregate principal balance of the group I mortgage loans over the aggregate principal balance of the Class I-A-1 Certificates and the Class I-A-2 Certificates, (ii) the aggregate principal balance of the group II mortgage loans over the aggregate principal balance of the Class II-A-1 and Class II-A-2 Certificates, (iii) the aggregate principal balance of the group III mortgage loans over the aggregate principal balance of the underlying Class III-A-1, Class III-A-2 and Class III-A-3 Certificates and (iv) the aggregate principal balance of the group IV mortgage loans over the aggregate principal balance of the Class IV-A-1, Class IV-A-2 and Class IV-A-3 Certificates, respectively, in each case as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

The Grantor Trust Certificates will bear interest at a pass through rate equal to one-month LIBOR plus 0.140% per annum. The Grantor Trust Certificates will have the benefit of the interest rate swap agreement as described in this prospectus supplement.

The related margin for the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, underlying Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A-1, Class IV-A-2, Class IV-A-3, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will be 0.230%, 0.250%, 0.210%, 0.250%, 0.230%, 0.320%,
0.370%, 2.000%, 0.320%, 0.370%, 0.490%,

0.520%, 0.540%, 0.900%, 2.100%, and 2.100%, per annum, respectively, provided that, after the first possible optional termination date, the related margin for the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, underlying Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A-1, Class IV-A-2, Class IV-A-3, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will be 0.460%, 0.500%, 0.420%, 0.500%, 0.460%, 0.640%, 0.740%, 2.000%, 0.640%,
0.740%, 0.735%, 0.780%, 0.810%, 1.350%, 3.150%, and 3.150%, per annum, respectively.

One-month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "Description of the Certificates--Calculation of One-Month LIBOR" in this prospectus supplement.

One-year MTA for the first interest accrual period and for all subsequent accrual periods shall be determined as described in "Description of the Certificates--Calculation of One-Year MTA" in this prospectus supplement.

The Class II-X Certificates will bear interest at a fixed pass-through rate equal to 1.200% per annum based on a notional amount equal to the aggregate current principal amount of the Class II-A-1 Certificates and the Class II-A-2 Certificates. The initial notional amount for the Class II-X Certificates will be approximately $122,331,000. The Class IV-X Certificates will bear interest at a fixed pass-through rate equal to 1.000% per annum based on a notional amount for the Class IV-X Certificates will equal the aggregate current principal amount of the Class IV-A-2 Certificates and Class IV-A-3 Certificates. The initial notional amount for the Class IV-X Certificates will be approximately $89,351,000.

The Class XP, Class B-IO, the Class R and the Class R-X Certificates do not have a pass-through rate and will not bear interest.

INTEREST PAYMENTS

On each distribution date holders of the certificates (other than the residual certificates, Class XP, Class B-IO and the Grantor Trust Certificates) will generally be entitled to receive:

o the interest that has accrued on the current principal amount or notional amount of such certificates at the applicable pass-through rate during the related interest accrual period, and

o    any interest due on a prior distribution date that was not paid,

     less

o    interest shortfalls allocated to such certificates.

However, the amount of interest distributable on a distribution date with respect to any class of certificates will be reduced by the amount, if any, of net deferred interest for the related distribution date that is allocated to such class of certificates, and, after the distribution date occurring in March 2013, any amounts paid into the final maturity reserve account, each as described under "Description of the Certificates" in this prospectus supplement.

On each distribution date holders of the Grantor Trust Certificates will be entitled to receive:

o the interest that has accrued on the current principal amount of such certificates at the related pass-through rate during the related interest accrual period, and

o    any interest due on a prior distribution date that was not paid.

In the event that an increase in the index causes interest to accrue on a mortgage loan for a given month in excess of the monthly payment for that mortgage loan, the excess interest will be added to the outstanding principal balance of that mortgage loan in the form of "negative amortization." For any distribution date, the excess, if any, of (i) the aggregate amount of negative amortization with respect to all mortgage loans for the calendar month prior to that distribution date, over (ii) the aggregate amount of scheduled and unscheduled payments of principal received with respect to all mortgage loans during the related due period and prepayment period, referred to herein as net deferred interest, will be deducted from interest payable to the related certificates as described in this prospectus supplement. The amount deducted from the interest payable to each class of certificates will be added to the principal balance of that class (other than with respect to the Grantor Trust Certificates). See "Description of the Certificates."

PRINCIPAL PAYMENTS

On each distribution date, to the extent that the scheduled and unscheduled payments of principal on the mortgage loans during the related due period and prepayment period exceed the deferred interest on the mortgage loans, principal will be paid on each class of certificates entitled to receive principal payments on each distribution date. Principal distributions on the Grantor Trust Certificates will generally include principal payments on the mortgage loans that are paid to the underlying Class III-A-1 Certificates after reimbursement for payments made by the Swap Counterparty in connection with net deferred interest allocated to the underlying Class III-A-1 Certificates. You should review the priority of payments described under "Description of the Certificates --Distributions on the Certificates" and "--Principal Distributions on the Grantor Trust Certificates" in this prospectus supplement.

THE SWAP AGREEMENT

The Grantor Trust Certificates will represent the entire interest in the grantor trust. The assets of the grantor trust will consist of the underlying Class III-A-1 Certificates and the swap agreement. The swap agreement will only be available to make payments on the Grantor Trust Certificates and will not be available to make payments on any other class of certificates. Payments under the swap agreement are required to be made so that the Grantor Trust Certificates will receive interest payments at a pass-through rate equal to one-month LIBOR plus 0.140%, less interest shortfalls allocated to such certificates as described herein. In addition, the swap agreement will pay an amount equal to any net deferred interest allocated to the underlying Class III-A-1 Certificates on each distribution date for payment to the Grantor Trust Certificates. In the event of the termination of the swap agreement because of a default or other event of termination by either party thereto, an amount may become due and payable either from the swap counterparty to the grantor trust (for payment to the Grantor Trust Certificates) or to the swap counterparty from amounts otherwise payable from the grantor trust to the Grantor Trust Certificates. The swap agreement will be terminated following the earlier to occur of (i) the distribution date following the date on which the current principal amount of the underlying Class III-A-1 Certificates is reduced to zero or (ii) March 2036. See "Description of the Certificates--The Swap Agreement" in this prospectus supplement.

FINAL MATURITY RESERVE ACCOUNT

If, on the distribution date occurring in April 2013 or on any distribution date thereafter, any offered certificates are outstanding and the aggregate stated principal balance of the mortgage loans with original terms to maturity in excess of 30 years (i) is greater than or equal to the scheduled amount set forth in column A of Schedule 1 to this prospectus supplement but less than the scheduled amount set forth in column B of Schedule 1 or (ii) is greater than or equal to the scheduled amount set forth in column B of Schedule 1, the trustee will be required to deposit, from interest collections, into the final maturity reserve account on each such distribution date, an amount equal to the product of (a) one-twelfth of (i) 0.14%, with respect to clause (i) above, or (ii) 0.34%, with respect to clause (ii) above, and (b) the aggregate stated principal balance of the mortgage loans, prior to the payment of interest on the offered certificates. Amounts on deposit in the final maturity reserve account will be used to pay the outstanding current principal amount of the offered certificates then outstanding on the distribution date in March 2036. See "Description of the Certificates--Final Maturity Reserve Account" in this prospectus supplement.

ADVANCES

The servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as servicer, generally to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the servicer fails to make any required advances, the Trustee may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. See "The Pooling and Servicing Agreement--Monthly Advances" in this prospectus supplement.

SERVICING FEE

The servicer will be entitled to receive a servicing fee, as compensation for its activities under the pooling and servicing agreement, equal to 1/12th of the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.375% per annum. Interest shortfalls on the related mortgage loans resulting from prepayments in full in any calendar month will be offset by the servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

Excess Spread and Overcollateralization. The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates (with respect to the holders of the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates) because we expect the weighted average net interest rate of the mortgage loans to be higher than the weighted average pass-through rate on the offered certificates. In addition, such higher interest rate is paid on a principal balance of mortgage loans that is larger than the principal balance of the certificates. Interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the offered certificates, related trust expenses and, on and after the distribution date occurring in April 2013, any amounts paid into the final maturity reserve account, will be used to reduce the total current principal amount of the certificates until a required level of overcollateralization has been achieved.

See "Description of the Certificates--Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

Subordination; Allocation of Losses. By issuing senior certificates and subordinate certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a payment priority over the subordinate certificates. Among the classes of subordinate certificates, the Class M Certificates will have payment priority over the Class B Certificates and each class of Class M Certificate with a lower numerical class designation will have payment priority over each class of Class M Certificate with a higher numerical class designation. Each class of Class B Certificate with a lower numerical class designation will have payment priority over each class of Class B Certificate with a higher numerical class designation.

Subordination provides the holders of certificates having a higher payment priority protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating any realized losses in excess of available excess spread and any current overcollateralization to the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, until the current principal amount of that subordinate class has been reduced to zero and then allocating any loss to the next most junior class of subordinate certificates, until the current principal amount of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, the principal portion of realized losses on the mortgage loans in each loan group will be allocated to the related senior certificates thereof in accordance with the priorities set forth herein under "Description of the Certificates--Allocation of Realized Losses; Subordination."

As of the closing date the aggregate current principal amount of the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will equal approximately 8.85% of the aggregate current principal amount of the mortgage loans as of the cut-off date and the aggregate current principal amount of the Class B-1, Class B-2 and Class B-3 Certificates will equal approximately 2.80% of the aggregate current principal amount of the mortgage loans as of the cut-off date.

See "Description of the Certificates--Allocation of Realized Losses; Subordination" in this prospectus supplement.

CERTIFICATE INSURANCE POLICY

Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation, will issue an insurance policy for the benefit of the Class I-A-2 Certificates and the Class II-A-2 Certificates. The policy will unconditionally and irrevocably guarantee payment of (i) the outstanding principal balance of the Class I-A-2 Certificates and the Class II-A-2 Certificates to the extent unpaid on the distribution date in April 2036 and (ii) for each distribution date and as set forth herein, accrued and unpaid interest calculated at the pass-through rate due on the Class I-A-2 Certificates and the Class II-A-2 Certificates and the amount of realized losses allocable to such certificates, subject to the terms and conditions of the policy. The policy will not provide credit enhancement for any class of certificates other than the Class I-A-2 Certificates and the Class II-A-2 Certificates.

See "The Certificate Insurance Policy" in this prospectus supplement.

OPTIONAL TERMINATION

At its option, the depositor or its designee may purchase from the trust all the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust and thereby effect termination and early retirement of the certificates after the stated principal balance of the mortgage loans (and properties acquired in respect thereof), remaining in the trust has been reduced to less than 10% of the stated principal balance of the mortgage loans as of the cut-off date.

See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat the mortgage loans and certain related assets as one or more real estate mortgage investment conduits for federal income tax purposes.

See "Federal Income Tax Consequences" in this prospectus supplement.

RATINGS

It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., which is referred to herein as S&P and Moody's Investors Service, Inc., which is referred to herein as Moody's:

OFFERED CERTIFICATES           S&P    MOODY'S
---------------------------   -----   -------
Class I-A-1                    AAA      Aaa
Class I-A-2                    AAA      Aaa
Class II-A-1                   AAA      Aaa
Class II-A-2                   AAA      Aaa
Class II-X                     AAA      Aaa
Underlying Class III-A-1       AAA      Aaa
Grantor Trust Class III-A-1    AAA      Aaa
Class III-A-2                  AAA      Aaa
Class III-A-3                  AAA      Aaa
Class IV-A-1                   AAA      Aaa
Class IV-A-2                   AAA      Aaa
Class IV-A-3                   AAA      Aaa
Class IV-X                     AAA      Aaa
Class M-1                      AA+      Aa1
Class M-2                      AA       Aa2
Class M-3                      AA-      Aa3
Class B-1                       A       A2
Class B-2                      BBB      Baa2
Class B-3                      BBB-     Baa3

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

See "Yield and Prepayment Considerations" and "Ratings" in this prospectus supplement and "Yield Considerations" in the prospectus.

LEGAL INVESTMENT

The offered certificates (other than the Class B-1, Class B-2 and Class B-3 Certificates) will constitute "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization. The Class B-1, Class B-2 and Class B-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus.

ERISA CONSIDERATIONS

The offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered certificates.

See "ERISA Considerations" in this prospectus supplement.

                                  RISK FACTORS

         You are encouraged to carefully consider the following risk factors in connection with the purchase of the offered certificates:

         YOUR YIELD ON THE CERTIFICATES WILL BE SUBJECT TO ANY NEGATIVE AMORTIZATION ON THE RELATED MORTGAGE LOANS.

         All of the mortgage loans in the trust fund are negative amortization loans. Generally, after one to four months following their origination, the interest rates on negative amortization loans typically adjust monthly but their monthly payments and amortization schedules adjust annually. In addition, in most circumstances, the amount by which a monthly payment may be adjusted on an annual payment adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. The initial interest rates on this type of mortgage loans may be lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the mortgagor, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balances and will also bear interest at the applicable interest rates. The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on the related classes of certificates on the related distribution date.

         If the interest rates on the mortgage loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize more quickly. Conversely, if the interest rates on the mortgage loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize more slowly. If the unpaid principal balance of a negative amortization loan exceeds the original balance of the mortgage loan by more than 10%, the monthly payment due on that negative amortization loan will be reset without regard to the periodic payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date of a mortgage loan and every fifth payment adjustment date thereafter and the last payment adjustment date prior to the mortgage loan's maturity, the monthly payment due on that mortgage loan will be reset without regard to the related periodic payment cap or if the unpaid principal balance exceeds a percentage of 110% of the original principal balance due to deferred interest, the monthly payment due on that mortgage loan will be reset without regard to the related periodic payment cap, in each case in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on these mortgage loans is paid and may create a greater risk of default if the borrowers are unable to pay the monthly payments on the related increased principal balances.

         The amount of deferred interest, if any, with respect to the mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans and available to be distributed as a distribution of interest to the related classes of certificates. The resulting reduction in interest collections on the mortgage loans will be offset, in part or in whole, by applying all payments of principal received on the mortgage loans to interest distributions on the certificates. For any distribution date, the net deferred interest on the mortgage loans will be allocated to those classes of certificates as set forth in this prospectus supplement under "Description of the Certificates--Distributions on the Certificates." The amount of the reduction of accrued interest distributable to a class of certificates attributable to net deferred interest will be added to the current principal amount of that class (other than the Grantor Trust Certificates). Only the amount by which the payments of principal received on the mortgage loans exceed the amount of deferred interest on the mortgage loans will be distributed as principal to the related classes of certificates in accordance with the priorities set forth in this prospectus supplement under "Description of the Certificates--Distributions on the Certificates." The increase in the current principal amount of any class of certificates and the slower reduction in the current principal amount due to the use of all principal collected on the mortgage loans to offset the deferred interest will have the effect of increasing the weighted average lives of those certificates and increasing your exposure to realized losses on the mortgage loans. We cannot predict the extent to which mortgagors will prepay their mortgage loans and therefore cannot predict the extent of the effect of the allocation of net deferred interest on your certificates. Net deferred interest allocated to the underlying Class III-A-1 Certificates will not be added to the current principal amount of the Grantor Trust Certificates. Pursuant to the Swap Agreement, the swap counterparty is required to make an interest payment in respect of such amount for payment to the Grantor Trust Certificates.

         In addition, as the principal balance of a mortgage loan subject to negative amortization will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance thereto (due to the addition of deferred interest, if any, to the principal balance of the mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with mortgage loans subject to negative amortization is greater than associated with fully amortizing mortgage loans.

         THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET VALUE.

         The underwriter intends to make a secondary market in the offered certificates, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

         CREDIT ENHANCEMENT IS LIMITED; THE FAILURE OF CREDIT ENHANCEMENT TO COVER LOSSES ON THE TRUST FUND ASSETS MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED CERTIFICATES.

         The subordination of the subordinate certificates to the senior certificates as described in this prospectus supplement, is intended to enhance the likelihood that holders of the senior certificates, the Grantor Trust Certificates and, to a more limited extent, the subordinate certificates, will receive regular payments of interest and principal and to provide the holders of the senior certificates, the Grantor Trust Certificates and, to a more limited extent, the subordinate certificates with a higher payment priority, with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses, to the extent not covered by excess spread or any overcollateralization, among the certificates, beginning with the subordinate certificates with the lowest payment priority, until the current principal amount of that subordinate class has been reduced to zero. The principal portion of realized losses are then allocated to the next most junior class of subordinate certificates, until the current principal amount of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, the principal portion of realized losses on the mortgage loans in a loan group will be allocated to the related senior certificates in the order of priority set forth in this prospectus supplement under "Description of the Certificates--Allocation of Losses; Subordination." Accordingly, if the aggregate current principal amount of the subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans in a loan group would reduce the amount of funds available for monthly distributions to the holders of the related senior certificates. Realized losses allocated to the underlying Class III-A-1 Certificates will be allocated to the Grantor Trust Certificates.

         The Class I-A-2 Certificates and the Class II-A-2 Certificates are insured by a certificate insurance policy issued by Ambac Assurance Corporation. None of the other classes of certificates are entitled to any benefits of such policy. In the absence of payment under the certificate insurance policy, the holders of the Class I-A-2 Certificates and the Class II-A-2 Certificates will directly bear the credit risks associate with their certificates.

         The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the depositor, the sponsor, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. See "Credit Enhancement--Subordinated Securities" in the prospectus.

         DEVELOPMENTS IN SPECIFIED REGIONS COULD HAVE A DISPROPORTIONATE EFFECT ON THE MORTGAGE LOANS DUE TO GEOGRAPHICAL CONCENTRATIONS OF MORTGAGED PROPERTIES.

         Approximately 63.25% of the mortgage loans as of the cut-off date are secured by properties in California. Property in certain regions may be more susceptible than properties located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

         o economic conditions in a specific region with a significant concentration of properties underlying the mortgage loans (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

         o declines in a region's residential real estate market may reduce the values of properties located in that region, which would result in an increase in the loan-to-value ratios; and

         o any increase in the market value of properties located in a particular region would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

         Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks are not covered by subordination provided by the subordinate certificates.

         A TRANSFER OF SERVICING MAY RESULT IN AN INCREASED RISK OF DELINQUENCY AND LOSS ON THE MORTGAGE LOANS.

         On or about February 15, 2006, the primary servicing for the mortgage loans was transferred to EMC. Any servicing transfer involves notifying mortgagors to remit payments to a new servicer, transferring physical possession of loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer. Accordingly, such transfers could result in misdirected notices, misapplied payments, data input problems and other problems. In addition, investors should note that when the servicing of mortgage loans is transferred, there is generally an increase in delinquencies associated with such transfer. Such increase in delinquencies and problems incurred with the transfer to the new servicer may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on those mortgage loans.

         THE UNDERWRITING STANDARDS OF SOME OF THE MORTGAGE LOANS DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC, AND MAY INCREASE THE RISK OF PAYMENT APPLICATION ERRORS.

         Some of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the originator's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

         BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS.

         If the trust fund issues certificates in book-entry form, certificateholders may experience delays in receipt of payments and/or reports since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

         THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS.

         The yield to maturity on the offered certificates will depend, in general, on:

         o     the applicable purchase price; and

         o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) relative to the amount and timing of deferred interest on the related mortgage loans and the allocation thereof to reduce or increase the current principal amount of the related offered certificates or, with respect to the Grantor Trust Certificates, to reduce the current principal amount of the underlying Class III-A-1 Certificates, as well as other factors.

         The yield to investors on the offered certificates will be adversely affected by any allocation thereto (or, with respect to the Grantor Trust Certificates, of any allocation to the underlying Class III-A-1 Certificates) of interest shortfalls on the related mortgage loans.

         In general, if the offered certificates are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a 25% constant rate of prepayment each month or CPR, relative to the then outstanding principal balance of the mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. See "Yield and Prepayment Considerations" in this prospectus supplement.

         The rate and timing of distributions allocable to principal on the offered certificates will depend, in general, on the rate and timing of principal payments (including prepayments, collections upon defaults, liquidations and repurchases and the allocation of deferred interest) on the mortgage loans and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately 71.93% of the mortgage loans, a prepayment within six months to five years of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan during the applicable period. However, under certain circumstances, the prepayment charge may be waived by the servicer. There can be no assurance that any prepayment charges will have any effect on the prepayment performance of the mortgage loans. See "Description of the Mortgage Loans" in this prospectus supplement.

         The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs or other financial incentives.

Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates at time when reinvestment at comparable yields may not be possible.

         During at least the first three years after the closing date, the entire amount of payments of principal with respect to the mortgage loans will be allocated to the related senior certificates, as described herein, unless the current principal amount of the senior certificates has been reduced to zero. This will accelerate the amortization of the senior certificates, in the absence of losses in respect of the mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans the subordinate certificates evidence.

         For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see "Yield and Prepayment Considerations" herein.

         THE SUBORDINATE CERTIFICATES HAVE A GREATER RISK OF LOSS THAN THE SENIOR CERTIFICATES.

         When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as "subordination." For purposes of this prospectus supplement, subordination with respect to the offered certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates) or "subordinated classes" generally means:

         o with respect to the Class I-A-1 Certificates: the Class I-A-2, the Class M and the Class B Certificates;

         o with respect to the Class I-A-2, Class II-A-2, Class III-A-3 and Class IV-A-3 Certificates : the Class M and the Class B Certificates;

         o with respect to the Class II-A-1 Certificates: the Class II-A-2, the Class M and the Class B Certificates;

         o with respect to the Class III-A-1 Certificates: the Class III-A-2, Class III-A-3, the Class M and the Class B Certificates;

         o with respect to the Class III-A-2 Certificates: the Class III-A-3, the Class M and the Class B Certificates;

         o with respect to the Class IV-A-1 Certificates: the Class IV-A-2, Class IV-A-3, the Class M and the Class B Certificates;

         o with respect to the Class IV-A-2 Certificates: the Class IV-A-3, the Class M and the Class B Certificates;

         o with respect to the Class M-1 Certificates: the Class M-2, the Class M-3, the Class B-1, the Class B-2 and the Class B-3 Certificates;

         o with respect to the Class M-2 Certificates: the Class M-3, the Class B-1, the Class B-2 and the Class B-3 Certificates;

         o with respect to the Class M-3 Certificates: the Class B-1, the Class B-2 and the Class B-3 Certificates;

         o with respect to the Class B-1 Certificates: the Class B-2 Certificates and the Class B-3 Certificates; and

         o     with respect to the Class B-2 Certificates: the Class B-3
               Certificates.

         Credit enhancement for the senior certificates will be provided, first, by the right of the holders of the senior certificates to receive certain payments of interest and principal prior to the subordinated classes and, second, by the allocation of realized losses to the subordinated classes before allocation to the senior certificates. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinate classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses in excess of any available excess spread and any current overcollateralization are allocated to the subordinate certificates, beginning with the Class B Certificates with the highest numerical designation, until the current principal amount of the Class B Certificates has been reduced to zero and thereafter to the Class M Certificates with the highest numerical designation until the current principal amount of the Class M Certificates has been reduced to zero. Accordingly, if the aggregate current principal amount of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the remaining subordinated class or classes of certificates and, if the aggregate current principal amount of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans in each loan group would reduce the amount of funds available for monthly distributions to holders of the related senior certificates. You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. See "Description of the Certificates" in this prospectus supplement.

         The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the current principal amounts of the Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates, in that order. As a result of such reductions, less interest will accrue on such class of subordinate certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the subordinate certificates may be reimbursed to the holders of the subordinate certificates according to the priorities set forth under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement.

         Unless the current principal amounts of the senior certificates have been reduced to zero, the subordinate certificates will not be entitled to any principal distributions until at least the distribution date occurring in April 2009 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average life of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Furthermore, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

         In addition, the multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described herein, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization, excess spread, or a class of subordinate certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

         EXCESS SPREAD MAY BE INADEQUATE TO COVER LOSSES AND/OR TO BUILD OVERCOLLATERALIZATION.

         The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates) because we expect the weighted average net interest rate on the mortgage loans to be higher than the weighted average pass-through rate on the offered certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates). If the mortgage loans generate more interest than is needed to pay interest on the offered certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates), trust fund expenses and, on or after the distribution date occurring in April 2013, any amounts paid into the final maturity reserve account, such "excess spread" will be used to make additional principal payments on the offered certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates), which will reduce the total principal balance of such certificates below the aggregate principal balance of the mortgage loans, thereby creating "overcollateralization." Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate's share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans to establish or maintain the required level of overcollateralization. On the closing date the required level of overcollateralization is expected to be met. If the protection afforded by overcollateralization is insufficient, then an investor could experience a loss on your investment.

         The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

         If at any time the amount of overcollateralization is at a level below the required level, the overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the classes of certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the these certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

         THE NET RATE CAP MAY REDUCE THE YIELDS ON THE CLASS A, CLASS M AND CLASS B CERTIFICATES.

         The pass-through rates on the offered certificates (other than Grantor Trust Certificates and the Class X Certificates) are each subject to a net rate cap equal to, approximately, the weighted average of the net mortgage rates on the related mortgage loans (less, if applicable, the Coupon Strip Rate, and with respect to the Class I-A-2 Certificates and the Class II-A-2 Certificates, as adjusted for the applicable portion of the premium rate) as more fully described in this prospectus supplement. If on any distribution date the pass-through rate for a class of offered certificates is limited to the related net rate cap, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the related net rate cap. The holders of those certificates will not be entitled to recover any resulting shortfall in interest on that distribution date or on any other distribution date except to the extent of excess cashflow available for that purpose. If mortgage loans with relatively higher mortgage rates prepay or default, the net rate cap would result in lower interest than otherwise would be the case.

         THE CLASS A, CLASS M AND CLASS B CERTIFICATES MAY NOT ALWAYS RECEIVE INTEREST BASED ON ONE-MONTH LIBOR OR ONE-YEAR MTA PLUS THE RELATED MARGIN.

         The Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, underlying Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A-2, Class IV-A-3, Class M and Class B Certificates will receive interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 10.50% per annum and (iii) the applicable net rate cap (as adjusted for the applicable portion of the premium rate with respect to the Class I-A-2 Certificates and the Class II-A-2 Certificates). The Class IV-A-1 Certificates will receive interest at a pass-through rate equal to the lesser of (i) one-year MTA plus the related margin and (ii) the applicable net rate cap. For any class of these certificates, the prepayment of the related mortgage loans with relatively higher pass-through rates may cause the related net rate cap to be lower than one-month LIBOR or one-year MTA, as applicable, plus the related margin, in which case the pass-through rate for these certificates will be more likely to be limited to the related net rate cap.

         If on any distribution date the pass-through rate for any class of the certificates is limited by the applicable net rate cap, a carryover shortfall amount, equal to the difference between (i)(a) interest that would have accrued at the lesser of one-month LIBOR plus the related margin and 10.50% per annum or
(b) in the case of the Class IV-A-1 Certificates only, interest that would have accrued at the lesser of One-Year MTA plus the related margin and (ii) interest accrued on that class of certificates as limited by the related net rate cap, will be payable to such certificates, to the extent of available funds on that distribution date or future distribution dates, provided that any carryover shortfall amount will be reduced by the amount of net deferred interest that is added to the current principal amount of that class of certificates. However, any such carryover shortfall amount will be paid on any distribution date only to the extent that there is excess cashflow. Such shortfall amounts allocated to the Class I-A-2 Certificates and the Class II-A-2 Certificates will not be covered by the certificate insurance policy issued by Ambac Assurance Corporation. Accordingly, these carryover shortfall amounts may remain unpaid on the date of any optional termination of the trust or the final distribution date. The holders of the certificates will be subject to the risk that interest distributable to those classes will be limited by the net rate cap. See "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement.

         SPECIFIC CONSIDERATIONS FOR THE CLASS X CERTIFICATES.

         Interest accruing on the Class II-X Certificates will be based on a fixed rate of 1.20% per annum and a notional balance equal to the aggregate current principal amount of the Class II-A-1 Certificates and the Class II-A-2 Certificates, calculated on the basis of a year of 360 days with twelve 30 day months. Interest accruing on the Class IV-X Certificates will be based on a fixed rate of 1.00% per annum and a notional balance equal to the aggregate current principal amount of the Class IV-A-2 Certificates and the Class IV-A-3 Certificates, calculated on the basis of a year of 360 days with twelve 30 day months. Prepayments on mortgage loans with relatively higher pass-through rates may cause the weighted average net rates of the related mortgage loans to be lower, which could reduce the amount of interest accrued on the related Class X Certificates. In addition, any increase in LIBOR or MTA is likely to reduce the amount of interest accrued on the related Class X Certificates because the increase in LIBOR or MTA will increase the pass-through rates for the applicable Class A, Class M and Class B Certificates. See "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement.

         THE GRANTOR TRUST CERTIFICATES ARE SUBJECT TO SPECIAL RISKS.

         To the extent that the lesser of (i) One-Month LIBOR plus the related margin, and (ii) 10.50% per annum, exceeds the weighted average of the net rates on the group III mortgage loans, the interest payable to the grantor trust in respect of the underlying Class III-A-1 Certificate on such distribution date will be insufficient for the grantor trust to make payments in full of interest with respect to such distribution date on the Grantor Trust Certificates. An amount equal to such interest shortfall will be paid to the grantor trust by the swap counterparty with respect to such distribution date, through swap payments pursuant to the swap agreement. As a result, the ability of the grantor trust to make payments on the Grantor Trust Certificates with respect to a distribution date may be subject to the credit risk of the swap counterparty.

         The swap counterparty's obligations under the swap agreement will be guaranteed by The Bear Stearns Companies, Inc. ("BSC"). If the swap counterparty defaults under the swap agreement and its obligations are not honored by BSC as required under BSC's guarantee, another party may succeed to the swap counterparty's obligations in accordance with the terms of the swap agreement.

         THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS.

         The certificates are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

         STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE OFFERED CERTIFICATES.

         Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See "Legal Aspects of the Loans" in the prospectus.

         THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

         THE RATINGS ON THE OFFERED CERTIFICATES ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED CERTIFICATES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH MAY AFFECT THE LIQUIDITY OR THE MARKET VALUE OF THE OFFERED CERTIFICATES.

         It is a condition to the issuance of the offered certificates that each class of offered certificates be rated in the categories shown on page S-2 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. In general, ratings address credit risk and do not address the likelihood of prepayments or basis risk shortfalls. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See "Ratings" in this prospectus supplement and "Ratings" in the prospectus.

         THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Some or all of the mortgage loans included in the trust fund will be non-recourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates (or, with respect to the Grantor Trust Certificates, to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the underlying Class III-A-1 Certificates).

         THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         To the extent that the servicer or the trustee (in its capacity as successor servicer) for a mortgage loan acquires title to any related mortgaged property on behalf of the trust, which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur additional losses. See "Servicing of Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Environmental Legislation" in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

         VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

         Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to various federal laws.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See "Legal Aspects of the Loans" in the prospectus.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied at the time of origination. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust.

         On the closing date, the sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

         THE RETURN ON THE OFFERED CERTIFICATES COULD BE REDUCED BY SHORTFALLS DUE TO THE APPLICATION OF THE SERVICEMEMBERS' CIVIL RELIEF ACT AND SIMILAR STATE LAWS.

         The Servicemembers' Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates. The certificate insurance policy issued by Ambac Assurance Corporation will not cover any interest shortfalls on the Class I-A-2 Certificates or the Class II-A-2 Certificates as a result of the application of the Relief Act or similar state laws.

         HURRICANE KATRINA, HURRICANE RITA AND HURRICANE WILMA MAY ADVERSELY AFFECT THE MORTGAGE LOANS.

         Hurricane Katrina struck Louisiana, Mississippi, Alabama and surrounding areas on August 29, 2005, Hurricane Rita struck Texas and Louisiana and surrounding areas on September 23, 2005 and Hurricane Wilma struck the southern part of Florida and surrounding areas on October 25, 2005. Damage from these hurricanes was extensive as a result of high winds, tornados, and flooding as a result of storm surge, broken levees and torrential rainfall. An unknown number of the mortgage loans may be located in counties or parishes which were affected by these hurricanes. The sponsor will make a representation and warranty that, the physical property subject to any mortgage loan is free of material damage and waste. In the event that a mortgaged property is materially damaged as of the closing date and this damage materially and adversely affects the value or the interests of the certificateholders in the related mortgage loan, the sponsor will be required to repurchase the related mortgage loan from the trust. Damage to mortgaged properties as a result of these hurricanes may or may not be covered by the related hazard insurance policies.

         No assurance can be given as to the effect of these hurricanes on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by these events. Any adverse impact as a result of these events may be borne by the certificateholders, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty. In addition, even if the mortgaged property is free of material damage, property values in these states may be adversely affected by these hurricanes. Also, even if a property is free of material damage, receding floodwaters may leave the property uninhabitable for some period of time or adversely affect the borrower's ability to return to the related property, or the related borrower may have no desire to return to the related property. Mortgagors in areas affected by these hurricanes may also be affected by any decline in the economic environment. Any losses on the affected mortgage loans may result in losses on the offered certificates.

         With respect to mortgage loans affected by Hurricane Katrina, if the mortgaged property is located in public and individual assistance counties as designated by FEMA (as set forth on its website www.fema.gov), the servicer may cease charging of late fees and credit reporting activity for mortgagors in certain counties until May 1, 2006, and if reasonably prudent, may extend such period as long as necessary. In addition, the servicer may suspend foreclosure and bankruptcy activity relating to certain mortgage loans until May 1, 2006, and if reasonably prudent, may extend such period as long as necessary.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date.

         All of the mortgage loans will be acquired by the Depositor on the date of issuance of the Offered Certificates from the Sponsor, an affiliate of the Depositor and the underwriter, pursuant to the Mortgage Loan Purchase Agreement. The Sponsor acquired the mortgage loans directly in privately negotiated transactions. See "Mortgage Loan Origination--General" in this prospectus supplement.

         We have provided below and in Schedule A to this prospectus supplement information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund as of the Closing Date. Prior to the closing date of March 31, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The actual mortgage loans included in the trust fund as of the Closing Date may vary from the mortgage loans as described in this prospectus supplement by up to plus or minus 10% as to any material characteristics described herein. If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

         The mortgage pool will consist of approximately 3,111 first lien adjustable-rate negative amortization mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $1,373,906,460, subject to a permitted variance of plus or minus 10%. The mortgage loans generally have original terms to maturity of not greater than 30 years, provided, however, approximately 38.16% of the mortgage loans have original terms to maturity of not greater than 40 years.

         The mortgage pool has been divided into four primary loan groups, designated as Loan Group I, Loan Group II, Loan Group III and Loan Group IV. The mortgage loans in Loan Group I, Loan Group II, Loan Group III and Loan Group IV are referred to herein as the group I mortgage loans, the group II mortgage loans, the group III mortgage loans and the group IV mortgage loans, respectively. Loan Group I, Loan Group II, Loan Group III and Loan Group IV are each referred to herein as a Loan Group.

         Loan Group I will consist of 1,138 first lien adjustable-rate negative amortization mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $335,102,470.

         Loan Group II will consist of 488 first lien adjustable-rate negative amortization mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $135,621,806.

         Loan Group III will consist of 1,068 first lien adjustable-rate negative amortization mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $655,536,202.

         Loan Group IV will consist of 417 first lien adjustable-rate negative amortization mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $247,645,983.

         The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

         The mortgage loans are being serviced as described below under "The Servicer--EMC" in this prospectus supplement. The mortgage loans were originated generally in accordance with the guidelines described under "Mortgage Loan Origination--GreenPoint Underwriting Guidelines" in this prospectus supplement.

         All of the mortgage loans have scheduled monthly payments due on the Due Date. Each mortgage loan will contain a customary "due-on-sale" clause.

         Any mortgage loan may be prepaid in full or in part at any time. However, certain of the mortgage loans provided at origination for the payment by the borrower of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note. The holders of the Class XP Certificates will be entitled to the prepayment charges received on the mortgage loans. No prepayment charges will be available for distribution on the other classes of Certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         All of the mortgage loans are adjustable rate mortgage loans. After an initial fixed-rate period of generally up to four months, the interest rate borne by each mortgage loan will be adjusted monthly based on One-Year MTA or One-Month LIBOR, referred to in this prospectus supplement as the Indices as described below, computed in accordance with the related note, plus (or minus) the related gross margin and generally subject to rounding and to certain other limitations. The mortgage loans generally contain a maximum lifetime mortgage rate and in certain cases contain a minimum lifetime mortgage rate as well. As of the Cut-off Date, approximately 1.01% of the mortgage loans are in their initial fixed rate period.

BILLING AND PAYMENT PROCEDURES

         The mortgage loans require monthly payments to be made no later than the 1st day of each month, with a fifteen (15) day grace period. The Servicer sends monthly billing statements to borrowers that are automatically generated after payments are received. If no payment is received by the day that the late charge is assessed, a billing statement is automatically generated. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers and phone payments, although an additional fee may be charged for these payment methods.

PREPAYMENT CHARGES ON THE MORTGAGE LOANS

         Approximately 59.81% of the group I mortgage loans, 61.71% of the group III mortgage loans, and all of the group II mortgage loans and group IV mortgage loans provide for payment by the mortgagor of a prepayment charge in connection with some prepayments. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, first three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. The amount of the prepayment charge will, for the majority of the mortgage loans, be equal to 6 months' advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan, but it may be a lesser or greater amount as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

         Generally, the Servicer shall not waive any prepayment charge unless:
(i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. Accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Certain prepayment charges are classified as "hard" prepayment charges, meaning that the mortgagor has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as "soft," meaning that the mortgagor has to cover the prepayment charge unless the mortgagor has conveyed the related mortgaged property to a third-party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

NEGATIVE AMORTIZATION

         All of the mortgage loans have a negative amortization feature, under which accrued interest may be deferred and added to the principal balance of the mortgage loan. Negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment adjusts only on an annual basis. In addition, the monthly payment may not fully amortize the principal balance of the loan on an annual adjustment date if a payment cap applies.

         In any given month, the mortgage loan may be subject to:

         (1) reduced amortization if the monthly payment is sufficient to pay current accrued interest at the mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule;

         (2) negative amortization, if current accrued interest is greater than the monthly payment, which would result in the accrued interest not currently paid being treated as Deferred Interest; or

         (3) accelerated amortization if the monthly payment is greater than the amount necessary to pay Current Interest and to reduce principal in accordance with a fully amortizing schedule.

         Deferred Interest may result in a final lump sum payment at maturity significantly greater than the monthly payment that would otherwise be payable.

         The total amount of Deferred Interest that may be added is limited by a provision in the mortgage note to the effect that the principal amount of the mortgage loan may not exceed a percentage or periodic cap, times the principal amount of the loan at origination. On each annual payment adjustment date, the minimum monthly payment will be reset to fully amortize the mortgage loan over the remaining term to maturity subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment, (ii) as of the fifth anniversary of the first Due Date and on every fifth anniversary thereafter, the monthly payment will be reset without regard to the limitation described in clause (i) above, and (iii) if the unpaid principal balance exceeds 110% of the original principal balance due to Deferred Interest, the monthly payment will be reset on such payment date without regard to the limitation described in clause
(i) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity.

         At the time of any annual payment adjustment where the monthly payment increase would be limited by the periodic cap, the mortgagor will be given the option to have the monthly payment adjusted to a fully amortizing level.

INDICES ON THE MORTGAGE LOANS

         One-Month LIBOR. The interest rate on Loan Group I and Loan Group II will adjust monthly based on One-Month LIBOR. One-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

         The following levels of One-Month LIBOR do not purport to be representative of future levels of One-Month LIBOR. No assurance can be given as to the level of One- Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of One- Month LIBOR.

                                           ONE-MONTH LIBOR
                      ---------------------------------------------------------
DATE                   2001      2002      2003      2004      2005      2006
                      -------   -------   -------   -------   -------   -------
January 1                6.57%     1.88%     1.38%     1.12%     2.42%     4.40%
February 1               5.62      1.83      1.34      1.10      2.59      4.57
March 1                  5.29      1.88      1.33      1.10      2.69
April 1                  5.08      1.88      1.31      1.09      2.86
May 1                    4.44      1.84      1.32      1.10      3.08
June 1                   4.06      1.84      1.32      1.11      3.11
July 1                   3.84      1.84      1.12      1.36      3.34
August 1                 3.76      1.82      1.10      1.49      3.51
September 1              3.58      1.82      1.12      1.65      3.69
October 1                2.64      1.82      1.12      1.84      3.86
November 1               2.32      1.74      1.12      1.99      4.09
December 1               2.15      1.38      1.12      2.28      4.30

         One-Year MTA. The interest rate on Loan Group III and Loan Group IV will adjust monthly based on One-Year MTA. One-Year MTA will be a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)," determined by averaging the monthly yields for the most recently available twelve months. The index figure used for each interest rate adjustment date will be the most recent index figure available as of fifteen days before that date.

         The following levels of One-Year MTA do not purport to be representative of future levels of One-Year MTA. No assurance can be given as to the level of One-Year MTA on any adjustment date or during the life of any mortgage loan with an Index of One-Year MTA.

                                             ONE-YEAR MTA
                      ---------------------------------------------------------
DATE                   2001      2002      2003      2004      2005      2006
                      -------   -------   -------   -------   -------   -------
January 1                5.99%     3.26%     1.93%     1.23%     2.02%    3.751%
February 1               5.87      3.05      1.85      1.22      2.17%    4.500
March 1                  5.71      2.91      1.74      1.22     2.347
April 1                  5.53      2.78      1.64      1.23     2.504
May 1                    5.31      2.66      1.54      1.28     2.633
June 1                   5.10      2.55      1.44      1.38     2.737
July 1                   4.89      2.41      1.37      1.46     2.865
August 1                 4.67      2.27      1.34      1.52     3.019
September 1              4.39      2.18      1.30      1.59     3.163
October 1                4.08      2.12      1.26      1.67     3.326
November 1               3.76      2.06      1.25      1.77     3.478
December 1               3.48      2.00      1.24      1.88     3.618

                             STATIC POOL INFORMATION

         The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/sami_ii/gpmf2006-ar2/index.html.

         Information provided through the internet address above will not be deemed to be a part of this prospectus supplement or the registration statement for the securities offered hereby if it relates to any prior securities pool formed or vintage data related to periods before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                              THE ISSUING ENTITIES

         GreenPoint Mortgage Funding Trust 2006-AR2 is a common law trust formed under the laws of the State of New York pursuant to the Agreement. The Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, GreenPoint Mortgage Funding Trust 2006-AR2 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates,
(iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see "The Agreements-- Amendment" in the prospectus.

         The assets of GreenPoint Mortgage Funding Trust 2006-AR2 will consist of the mortgage loans and certain related assets.

         GreenPoint Mortgage Funding Trust 2006-AR2's fiscal year end is December 31.

         GreenPoint Mortgage Funding Grantor Trust 2006-AR2 is a grantor trust formed under the laws of the State of New York pursuant to the Grantor Trust Agreement. After its formation, GreenPoint Mortgage Funding Grantor Trust 2006-AR2 will not engage in any activity other than (i) acquiring and holding the underlying Class III-A-1 Certificates, the Swap Agreement and the other assets of the grantor trust and proceeds therefrom, (ii) issuing the Grantor Trust Certificates, (iii) making payments on the Grantor Trust Certificates and to the Swap Counterparty pursuant to the Swap Agreement and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Grantor Trust Agreement. These restrictions cannot be amended without consent of holders of Grantor Trust Certificates evidencing at least 51% of the voting rights.

         The assets of GreenPoint Mortgage Funding Grantor trust 2006-AR2 will consist of the underlying Class III-A-1 Certificates, the Swap Agreement and certain related assets.

         GreenPoint Mortgage Funding Grantor Trust 2006-AR2's fiscal year end is December 31.

                                  THE DEPOSITOR

         Structured Asset Mortgage Investments II Inc., referred to herein as the Depositor, was formed in the state of Delaware in June 2003, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets.

         The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003. As of December 31, 2005, the Depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of approximately $94,502,237,657. In conjunction with the Sponsor's acquisition of the mortgage loans, the Depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described herein, which will then issue the Certificates.

         After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the Depositor will have no duties or responsibilities with respect to the pool assets or the securities.

         The Depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, referred to herein as EMC or the Sponsor, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the Depositor and the Underwriter. The Sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The Sponsor commenced operation in Texas on October 9, 1990.

         The Sponsor maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

         Since its inception in 1990, the Sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The Sponsor is one of the United States' largest purchasers of scratch and dent and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the Sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the Sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the Sponsor.

         Subsequent to purchase by the Sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions Group, for distribution into the primary market.

         The Sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.

                                DECEMBER 31, 2003               DECEMBER 31, 2004               DECEMBER 31, 2005
                          -----------------------------   ------------------------------  ------------------------------
                                     TOTAL PORTFOLIO                   TOTAL PORTFOLIO                 TOTAL PORTFOLIO
     LOAN TYPE            NUMBER         OF LOANS         NUMBER          OF LOANS        NUMBER          OF LOANS
--------------------      -------  --------------------   -------    -------------------  -------    -------------------
Alt-A ARM                  12,268  $   3,779,319,393.84    44,821    $ 11,002,497,283.49   62,603    $ 16,389,481,833.81
Alt-A Fixed                15,907  $   3,638,653,583.24    11,011    $  2,478,381,379.40   15,444    $  3,370,889,688.07
HELOC                           -  $                  -         -    $                 -    9,309    $    509,391,438.93
Neg-Am ARM                      -  $                  -         -    $                 -   20,804    $  7,515,084,661.26
Prime ARM                  16,279  $   7,179,048,567.39    30,311    $ 11,852,710,960.78   23,962    $ 11,960,110,456.13
Prime Fixed                 2,388  $   1,087,197,396.83     1,035    $    509,991,605.86    1,346    $    426,879,747.26
Prime Short Duration
ARM                         7,089  $   2,054,140,083.91    23,326    $  7,033,626,375.35   12,707    $  4,687,378,638.50
Reperforming                2,800  $     247,101,330.36     2,802    $    311,862,677.46    1,610    $    143,455,015.55
Seconds                         -  $                  -    14,842    $    659,832,093.32   92,104    $  4,493,592,921.53
SubPrime                   29,303  $   2,898,565,285.44   102,759    $ 14,578,747,677.08   84,042    $ 13,400,254,946.87
Totals                     86,034  $  20,884,025,641.01   230,907    $ 48,427,650,052.74  323,931    $ 62,896,519,347.91

         With respect to some of the securitizations organized by the Sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the Offered Certificates, from the certificates with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the Sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The Sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the Sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The Sponsor is cooperating with the FTC's inquiry.

                                  THE SERVICER

GENERAL

         EMC will act as the Servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, EMC, in its capacity as Sponsor and Servicer and the Trustee. Among other things, the Agreement will require that the Servicer accurately and fully report its borrower credit files to credit repositories in a timely manner.

         The information set forth in the following paragraphs with respect to the Servicer has been provided by the Servicer. None of the Depositor, the Underwriter, the Trustee, the Grantor Trustee or any of their respective affiliates (other than the Servicer) have made or will make any representation as to the accuracy or completeness of such information.

THE SERVICER

EMC

         For a description of EMC, please see "--The Sponsor" in this prospectus supplement. EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the prospectus supplement. EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC's servicing portfolio grew by 113%.

         The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's servicing portfolio consists primarily of two categories:

         o "performing loans," or performing investment quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

         o "non-performing loans," or non-investment grade, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         As of October 31, 2005, EMC was acting as servicer for approximately 213 series of residential mortgage-backed securities and other mortgage loans with an aggregate outstanding principal balance of approximately $55.6 billion.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.

                                AS OF DECEMBER 31, 2003                                     AS OF DECEMBER 31, 2004
                 -------------------------------------------------------    -------------------------------------------------------
                                                               PERCENT                                                    PERCENT
                                                  PERCENT         BY                                         PERCENT         BY
                   NO. OF                         BY NO.        DOLLAR        NO. OF                         BY NO.        DOLLAR
  LOAN TYPE        LOANS       DOLLAR AMOUNT     OF LOANS       AMOUNT        LOANS       DOLLAR AMOUNT     OF LOANS       AMOUNT
--------------   ----------   ---------------   ----------    ----------    ----------   ---------------   ----------    ----------
ALTA-A ARM ...        2,439   $   653,967,869         1.40%         4.75%       19,498   $ 4,427,820,708         7.96%        15.94%
ALTA-A FIXED .       19,396   $ 3,651,416,057        11.14%        26.51%       25,539   $ 4,578,725,473        10.43%        16.48%
PRIME ARM ....        7,978   $   868,798,347         4.58%         6.31%        8,311   $ 1,045,610,015         3.39%         3.76%
PRIME FIXED ..       16,377   $ 1,601,411,491         9.40%        11.63%       14,560   $ 1,573,271,574         5.95%         5.66%
SECONDS ......       25,290   $   690,059,169        14.52%         5.01%       39,486   $ 1,381,961,155        16.13%         4.98%
SUBPRIME .....       76,166   $ 5,058,932,126        43.73%        36.73%      114,436   $13,706,363,250        46.74%        49.34%
OTHER ........       26,523   $ 1,249,014,373        15.23%         9.07%       23,010   $ 1,063,682,459         9.40%         3.83%
                 ----------   ---------------   ----------    ----------    ----------   ---------------   ----------    ----------
TOTAL ........      174,169   $13,773,599,432       100.00%       100.00%      244,840   $27,777,434,635       100.00%       100.00%

                                 AS OF OCTOBER 31, 2005
                 -------------------------------------------------------
                                                               PERCENT
                                                  PERCENT         BY
                   NO. OF                         BY NO.        DOLLAR
  LOAN TYPE        LOANS       DOLLAR AMOUNT     OF LOANS       AMOUNT
--------------   ----------   ---------------   ----------    ----------
ALTA-A ARM ...       50,528   $11,821,548,094        11.65%        21.25%
ALTA-A FIXED .       34,038   $ 6,268,800,717         7.85%        11.27%
PRIME ARM ....        8,910   $ 1,267,784,249         2.05%         2.28%
PRIME FIXED ..       16,929   $ 2,343,126,437         3.90%         4.21%
SECONDS ......      136,562   $ 6,239,175,080        31.48%        11.21%
SUBPRIME .....      138,609   $19,037,928,201        31.95%        34.22%
OTHER ........       48,256   $ 8,655,251,712        11.12%        15.56%
                 ----------   ---------------   ----------    ----------
TOTAL ........      433,832   $55,633,614,489       100.00%       100.00%

                            MORTGAGE LOAN ORIGINATION

GENERAL

         All of the mortgage loans were originated by GreenPoint Mortgage Funding, Inc., or GreenPoint. In addition to the following, the originator also may use automated underwriting systems such as Fannie Mae's Desktop Underwriter or Freddie Mac's Loan Prospector and will have documentation as required by such systems.

         Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and repayment ability and the value and adequacy of the related mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide the underwriting officer with pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy.

         A lender may also originate mortgage loans pursuant to alternative sets of underwriting criteria under various documentation programs, including, but not limited to, stated documentation, reduced documentation, limited documentation, streamlined documentation, no documentation and no-ratio programs. Although the specific requirements of each lender's documentation programs may vary, these programs are generally designed to facilitate the loan approval process and generally require less documentation and verification than do traditional full documentation programs. Generally, under these programs, certain documentation requirements concerning income/employment and asset verification are reduced or excluded.

         When a mortgage loan is originated, the borrower's credit report is generally reviewed. Generally, each credit report provides a credit score for the borrower. The credit score, called a FICO score, is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower's credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are specific values of each characteristic. A scorecard or model is created with weights or points assigned to each attribute. An individual loan applicant's FICO score is derived by adding together the attribute weights for the applicant.

         All of the mortgage loans have been originated generally in accordance with the following underwriting guidelines established by GreenPoint.

         The following is a description of the underwriting policies customarily employed by GreenPoint with respect to the residential mortgage loans that GreenPoint originated during the period of origination of the mortgage loans.

GreenPoint Underwriting Guidelines

         GreenPoint Mortgage Funding, Inc., is an indirect, wholly-owned subsidiary of North Fork Bancorporation, Inc., a Delaware corporation and bank holding company ("North Fork"). North Fork's other subsidiaries include North Fork Bank, a New York commercial bank. North Fork is listed on the New York Stock Exchange under the symbol "NFB". GreenPoint was formerly a wholly-owned subsidiary of GreenPoint Financial Corp., which was acquired by North Fork in October 2004.

         On March 12, 2006, North Fork and Capital One Financial Corporation ("Capital One") announced that they have signed a definitive agreement in which Capital One will acquire North Fork. The transaction is subject to all required regulatory approvals, approval by the shareholders of both companies and other customary conditions.

         GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

         GreenPoint has originated residential mortgage loans since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company. GreenPoint has originated residential mortgage loans of substantially the same type as the Mortgage Loans since September 2004.

         The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint's residential mortgage loan production for the periods indicated.

LOAN TYPE                                  2003                2004                2005
-----------------------------------   ----------------    ----------------    ----------------
ALT A AND SPECIALTY
Number of Loans ...................             56,702              65,284              67,707
Dollar Volume .....................   $ 11,505,997,786    $ 14,579,659,658    $ 19,148,814,451
Percent Adjustable ................                 19%                 67%                 84%
Percent of Total Dollar Volume ....                 30%                 37%                 45%

AGENCY
Number of Loans ...................             28,460              10,975              12,408
Dollar Volume .....................   $  5,378,009,580    $  2,188,737,211    $  2,746,779,129
Percent Adjustable ................                  0%                  3%                  1%
Percent of Total Dollar Volume ....                 14%                  6%                  7%

JUMBO
Number of Loans ...................             53,106              53,522              41,614
Dollar Volume .....................   $ 19,426,400,804    $ 17,667,106,136    $ 14,899,732,857
Percent Adjustable ................                 69%                 84%                 74%
Percent of Total Dollar Volume ....                 50%                 44%                 35%

HELOC'S AND SECONDS
Number of Loans ...................             44,346              83,902              82,258
Dollar Volume .....................   $  2,556,735,253    $  5,374,039,738    $  5,450,355,355
Percent Adjustable ................                 96%                 97%                 95%
Percent of Total Dollar Volume ....                  7%                 14%                 13%

TOTAL NUMBER OF LOANS .............            182,614             213,683             203,987
                                      ----------------    ----------------    ----------------
TOTAL DOLLAR VOLUME ...............   $ 38,867,143,423    $ 39,809,542,743    $ 42,245,681,792
                                      ----------------    ----------------    ----------------
AVERAGE DOLLAR LOAN AMOUNT ........   $        212,838    $        186,302    $        207,100
                                      ----------------    ----------------    ----------------
Non-Purchase Transaction* .........                 66%                 52%                 52%
Adjustable-Rate Loans* ............                 47%                 75%                 76%

* % of total loan production based on dollar volume
% may not add to 100% due to rounding

         Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present. The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. GreenPoint's underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

         In assessing a prospective borrower's creditworthiness, GreenPoint may use FICO(R) credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

         In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios ("LTV"), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV's. Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

         As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower's income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower's recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower's most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the borrower's length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

         GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

         Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint's underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint's standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint's prior experience with the correspondent lender and the results of the quality control review process itself.

         In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used. GreenPoint's Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

         GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint's underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

         Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for LTV's between 80.01% and 85.00%, 25% for LTV's between 85.01% and 90% and 30% for LTV's between 90.01% and 95%. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

         GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

                         DESCRIPTION OF THE CERTIFICATES

         The trust will issue the certificates (other than the Grantor Trust Certificates) pursuant to the Agreement. The grantor trust will issue the Grantor Trust Certificates pursuant to the Grantor Trust Agreement. The Certificates consist of the classes of offered certificates reflected on page S-2 of this prospectus supplement, which we refer to collectively as the Offered Certificates, and the underlying Class III-A-1 Certificates, the Class XP, Class B-IO and the Residual Certificates. The underlying Class III-A-1 Certificates, the Class XP, the Class B-IO and the Residual Certificates are not offered publicly and are collectively referred to herein as the Non-Offered Certificates. The various classes of Class A Certificates are also referred to as the senior certificates; and the various classes of Class M Certificates and Class B Certificates are referred to herein as the Class M Certificates or Class B Certificates, respectively, or, collectively, the Subordinate Certificates.

         Holders of the Class R, Class R-X and the Class B-IO Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. A holder of a Class R, Class R-X or a Class B-IO Certificate will not have a right to alter the structure of the transaction. The initial owner of the Class R, Class R-X and the Class B-IO Certificates is expected to be Bear, Stearns Securities Corp.

GENERAL

         The certificates issued by GreenPoint Mortgage Funding Trust 2006-AR2 will consist of the Offered Certificates (other than the Grantor Trust Certificates) and the Non-Offered Certificates. The certificates issued by GreenPoint Mortgage Funding Grantor Trust 2006-AR2 will consist of the Grantor Trust Certificates. Only the Offered Certificates (including the Grantor Trust Certificates) are offered by this prospectus supplement.

         The Certificates (other than the Grantor Trust Certificates) represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of the following:

         o all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date,

         o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure and any revenues received thereon,

         o the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement,

         o the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Sponsor,

         o the irrevocable and unconditional certificate insurance policy for the benefit of the holders of the Class I-A-2 Certificates and the Class II-A-2 Certificates,

         o such assets relating to the mortgage loans as from time to time may be held in the Custodial Account, the Distribution Account and the Final Maturity Reserve Account, and

         o     any proceeds of the foregoing.

         The Grantor Trust Certificates represent the entire beneficial interest in the Grantor Trust consisting of the underlying Class III-A-1 Certificates, the Grantor Trust Distribution Account and the Swap Agreement.

         The aggregate principal balance of the mortgage loans as of the Cut-off Date, is approximately $1,373,906,460, subject to a permitted variance as described in this prospectus supplement under "Additional Information."

         Each class of the Certificates will have the approximate initial Current Principal Amount or Notional Amount as set forth on pages S-2 and S-3 hereof and will have the pass-through rate determined as provided under

"Summary of Prospectus Supplement--Description of the Certificates--Pass Through Rates" and "Description of Certificates" in this prospectus supplement. The Class R Certificates also represent the right to receive additional distributions in respect of the trust fund on any distribution date after all required payments of principal and interest have been made on such date in respect of the other classes of Certificates, although it is not anticipated that funds will be available for any additional distribution. The underlying Class III-A-1 Certificates, the Class XP Certificates, the Class B-IO Certificates and the Residual Certificates are not being offered by this prospectus supplement.

         For each distribution date, each of the Class X Certificates will accrue interest on the related Notional Amounts. The notional amount for the Class II-X Certificates, or the Class II-X Notional Amount, will equal the aggregate Current Principal Amount of the Class II-A-1 Certificates and the Class II-A-2 Certificates. The notional amount for the Class IV-X Certificates, or the Class IV-X Notional Amount, will equal the aggregate Current Principal Amount of the Class IV-A-2 Certificates and the Class IV-A-3 Certificates.

         The initial Class II-X Notional Amount will be approximately $122,331,000. The initial Class IV-X Notional Amount will be approximately $89,351,000.

         The Offered Certificates (other than the Residual Certificates) will be issued, maintained and transferred on the book-entry records of DTC, Clearstream, Luxembourg and the Euroclear System and each of their participants in minimum denominations of $25,000 and integral multiples of $1.00 in excess thereof. One certificate of each of these classes may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the certificates of such class. The Offered Certificates will be issued as global securities. See Annex I to this prospectus supplement and "Description of the Securities" in the prospectus.

         The Book-Entry Certificates will initially be represented by one or more Global Securities registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates". Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates" in this prospectus supplement.

         The Residual Certificates may not be purchased by or transferred to a Plan except upon delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See "--Restrictions on Transfer of the Residual Certificates" and "ERISA Considerations" in this prospectus supplement. Transfer of the Residual Certificates will be subject to additional restrictions and transfer of the Residual Certificates to any non-United States person will be prohibited, in each case as described under "Federal Income Tax Consequences--REMICS--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         All distributions to holders of the Offered Certificates, other than the final distribution on any class of Offered Certificates, will be made on each distribution date by or on behalf of the Trustee or the Grantor Trustee to the persons in whose names the Offered Certificates are registered at the close of business on the related Record Date. Distributions will be made either (a) by check mailed to the address of each certificateholder as it appears in the certificate register or (b) upon written request to the Trustee or the Grantor Trustee at least five Business Days prior to the relevant Record Date by any holder of Offered Certificate, by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Offered Certificates will be made in a like manner, but only upon presentment and surrender of the related Certificate at the corporate trust office of the Trustee, for these purposes located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group, GreenPoint Mortgage Funding Trust 2006-AR2, or any other location specified in the notice to certificateholders of the final distribution.

         The Certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the Certificates may experience limited liquidity. See "Risk Factors--The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value." in this prospectus supplement.

BOOK-ENTRY REGISTRATION

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

         Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee or the Grantor Trustee through DTC and DTC participants. The Trustee or the Grantor Trustee will forward payments to DTC in same day funds and DTC will forward payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing the payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by (i) the Trustee as certificateholders, as such term is used in the Agreement (ii) the Grantor Trustee as the Grantor Trust Certificateholders, as such term is used in the Grantor Trust Agreement, and Certificate Owners will be permitted to exercise the rights of certificateholders or the Grantor Trust certificateholder only indirectly through DTC and its participants.

         Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Trustee to Cede & Co., as nominee for DTC.

         Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights authorize divergent action.

         The Depositor, the Servicer, the Trustee and the Grantor Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

DEFINITIVE CERTIFICATES

         Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Trustee or the Grantor Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor, at its option, elects to terminate the book-entry system through DTC. Additionally, after the occurrence of an event of default under the Agreement, any Certificate Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such Certificate Owner's fractional undivided interest in the related class of certificates.

         Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Trustee or the Grantor Trustee is required to request that DTC notify all Certificate Owners through its participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee or the Grantor Trustee (as applicable) will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Trustee or the Grantor Trustee will recognize the holders of definitive certificates as certificateholders under the Agreement.

DISTRIBUTIONS ON THE CERTIFICATES

         On each distribution date, the Trustee will withdraw the available funds from the Distribution Account for such distribution date and apply such amounts as follows:

         First, from Interest Funds, from all loan groups on a pro rata basis, on each distribution date on and after the distribution date in April 2013, if applicable, to the Final Maturity Reserve Account, an amount equal to the Coupon Strip for such distribution date.

         Second, to pay any accrued and unpaid interest on the related Class A, Class M, Class B and Class X certificates in the following order of priority:

         1.       From remaining Interest Funds in respect of:

                  (a) Loan Group I, first, to each class of Class I-A Certificates, the Current Interest and then any Interest Carry Forward Amount for each such class, pro rata, based on the amounts owed to such class and second, to the Certificate Insurer, any accrued and unpaid Reimbursement Amounts payable to the Certificate Insurer for that distribution date in respect of any Deficiency Amount described in clauses (a)(1) or (b)(x) of such definition set forth herein under "The Certificate Insurance Policy" but only to the extent of the portion of any delinquent interest collections received on the related mortgage loans that resulted in such Deficiency Amount on a prior distribution date and would otherwise be payable to the Class I-A-2 Certificates;

                  (b) Loan Group II, first, to each class of Class II-A Certificates and the Class II-X Certificates, the Current Interest and then any Interest Carry Forward Amount for each such class, pro rata, based on the amounts owed to such class and second, to the Certificate Insurer, any accrued and unpaid Reimbursement Amounts payable to the Certificate Insurer for that distribution date in respect of any Deficiency Amount described in clauses (a)(1) or (b)(x) of such definition set forth herein under "The Certificate Insurance Policy" but only to the extent of the portion of any delinquent interest collections received on the related mortgage loans that resulted in such Deficiency Amount on a prior distribution date and would otherwise be payable to the Class II-A-2 Certificates;

                  (c) Loan Group III, to each class of Class III-A Certificates, the Current Interest and then any Interest Carry Forward Amount for each such class, pro rata, based on the Current Interest and Interest Carry Forward Amount due to each such class; and

                  (d) Loan Group IV, to each class of Class IV-A Certificates and the Class IV-X Certificates, the Current Interest and then any Interest Carry Forward Amount for each such class, pro rata, based on the Current Interest and Interest Carry Forward Amount due to each such class.

         2. From remaining Interest Funds in respect of all Loan Groups, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates, sequentially, in that order, the Current Interest for each such class of certificates;

         3. Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed in accordance with Third (A) and (B) below; and

         4. Any remaining Excess Spread will be the Remaining Excess Spread and will be applied, together with the Overcollateralization Release Amount, as Excess Cashflow pursuant to clauses Fourth through Fourteenth below.

         As described in the definition of "Current Interest," the Current Interest on each class of Certificates is subject to reduction in the event of specified interest shortfalls and shortfalls resulting from Net Deferred Interest on the mortgage loans allocated to that class of Certificates, the sum of the Coupon Strip, if applicable, and the interest portion of Realized Losses on the mortgage loans allocated to that class of Certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates).

         On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest Payments will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and Residual Certificates, and thereafter, to the Current Interest payable to the Class A and Class X (with respect to shortfalls resulting from mortgage loans in the related loan group), Class M and Class B Certificates, on a pro rata basis, on such distribution date, based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Class A, Class X, Class M and Class B Certificates will not be entitled to reimbursement for any such interest shortfalls.

         Third, to pay as principal on the Class A, Class M and Class B Certificates, in the following order of priority:

(A) On each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, Principal Funds and the Extra Principal Distribution Amount for such distribution date will be distributed as follows:

                  1. (a) An amount equal to the Group I Principal Distribution Amount will be distributed first to each class of Class I-A Certificates on a pro rata basis until the Current Principal Amount of each such class is reduced to zero and second, to the Certificate Insurer, any accrued and unpaid Reimbursement Amounts payable to the Certificate Insurer for that distribution date in respect of any Deficiency Amount described in clauses (a)(2) or (b)(y) of such definition, but only to the extent of the portion of Subsequent Recoveries with respect to the mortgage loans with respect to which Realized Losses were paid by the Certificate Insurer would otherwise be payable to the Class I-A-2 Certificates;

                     (b) An amount equal to the Group II Principal Distribution Amount will be distributed first to each class of Class II-A Certificates on a pro rata basis until the Current Principal Amount of each such class is reduced to zero and second, to the Certificate Insurer, any accrued and unpaid Reimbursement Amounts payable to the Certificate Insurer for that distribution date in respect of any Deficiency Amount described in clauses (a)(2) or (b)(y) of such definition, but only to the extent of the portion of Subsequent Recoveries with respect to the mortgage loans with respect to which Realized Losses were paid by the Certificate Insurer would otherwise be payable to the Class II-A-2 Certificates;

                     (c) An amount equal to the Group III Principal Distribution Amount will be distributed to each class of Class III-A Certificates on a pro rata basis until the Current Principal Amount of each such class is reduced to zero;

                     (d) An amount equal to the Group IV Principal Distribution Amount will be distributed to each class of Class IV-A Certificates on a pro rata basis until the Current Principal Amount of each such class is reduced to zero;

                  2. To the Class M-1 Certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero;

                  3. To the Class M-2 Certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero;

                  4. To the Class M-3 Certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero;

                  5. To the Class B-1 Certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero;

                  6. To the Class B-2 Certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero; and

                  7. To the Class B-3 Certificates, any remaining Principal Distribution Amount until the Current Principal Amount thereof is reduced to zero.

(B) On each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect, Principal Funds and the Extra Principal Distribution Amount for such distribution date will be distributed as follows:

                  1. (a) An amount equal to the Class I-A Principal Distribution Amount will be distributed first to each class of Class I-A Certificates on a pro rata basis until the Current Principal Amount of each such class is reduced to zero and second, to the Certificate Insurer, any accrued and unpaid Reimbursement Amounts payable to the Certificate Insurer for that distribution date in respect of any Deficiency Amount described in clauses (a)(2) or (b)(y) of such definition, but only to the extent of the portion of Subsequent Recoveries with respect to the mortgage loans with respect to which Realized Losses were paid by the Certificate Insurer would otherwise be payable to the Class I-A-2 Certificates;

                     (b) An amount equal to the Class II-A Principal Distribution Amount will be distributed first to each class of Class II-A Certificates on a pro rata basis until the Current Principal Amount of each such class is reduced to zero and second, to the Certificate Insurer, any accrued and unpaid Reimbursement Amounts payable to the Certificate Insurer for that distribution date in respect of any Deficiency Amount described in clauses (a)(2) or (b)(y) of such definition, but only to the extent of the portion of Subsequent Recoveries with respect to the mortgage loans with respect to which Realized Losses were paid by the Certificate Insurer would otherwise be payable to the Class II-A-2 Certificates;

                     (c) An amount equal to the Class III-A Principal Distribution Amount will be distributed to each class of Class III-A Certificates on a pro rata basis until the Current Principal Amount of each such class is reduced to zero;

                     (d) An amount equal to the Class IV-A Principal Distribution Amount will be distributed to each class of Class IV-A Certificates on a pro rata basis until the Current Principal Amount of each such class is reduced to zero;

                  2. To the Class M-1 Certificates, from any remaining Principal Distribution Amount, the Class M-1 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

                  3. To the Class M-2 Certificates, from any remaining Principal Distribution Amount, the Class M-2 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

                  4. To the Class M-3 Certificates, from any remaining Principal Distribution Amount, the Class M-3 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

                  5. To the Class B-1 Certificates, from any remaining Principal Distribution Amount, the Class B-1 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

                  6. To the Class B-2 Certificates, from any remaining Principal Distribution Amount, the Class B-2 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero; and

                  7. To the Class B-3 Certificates, from any remaining Principal Distribution Amount, the Class B-3 Principal Distribution Amount, until the Current Principal Amount thereof is reduced to zero.

(C) Notwithstanding the provisions of clauses Third (A) and (B) above, if on any distribution date the certificates in a Certificate Group are no longer outstanding, the portion of the Principal Distribution Amount or the related Class A Principal Distribution Amount, as applicable, otherwise allocable to such Certificate Group will be allocated among the other Certificate Groups, pro rata, based on the aggregate Certificate Balance of the Certificate Group, after giving effect to distributions in Third (A) and (B) above, and will be distributed among the certificates in each Certificate Group in the manner set forth in Third (A) or (B) above, as applicable, until the Certificate Principal Balance of each such class is reduced to zero.

         Fourth, from any Excess Cashflow, first, to the Class I-A, Class II-A, Class III-A and Class IV-A Certificates, pro rata in accordance with the respective amounts owed to each such Class, (i) any Interest Carry-Forward Amount for each such class to the extent not fully paid pursuant to subclauses Second 1 above and (ii) any Unpaid Realized Loss Amount for each such class, allocated to such class from mortgage loans in the related Loan Group, for such distribution date and second, to the Certificate Insurer, any accrued and unpaid Reimbursement Amounts to the extent not paid in pursuant to priority Second 1(a) and 1(b);

         Fifth, from any remaining Excess Cashflow, to the Class M-1 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then
(b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Sixth, from any remaining Excess Cashflow, to the Class M-2 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then
(b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Seventh from any remaining Excess Cashflow, to the Class M-3 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then
(b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Eighth, from any remaining Excess Cashflow, to the Class B-1 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then
(b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Ninth, from any remaining Excess Cashflow, to the Class B-2 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then
(b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Tenth, from any remaining Excess Cashflow, to the Class B-3 Certificates, an amount equal to (a) any Interest Carry Forward Amount, and then
(b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Eleventh, from any remaining Excess Cashflow, to the Class I-A, Class II-A, Class III-A and Class IV-A Certificates, any Basis Risk Shortfall and any Basis Risk Shortfall Carry-forward Amount for each such class for such distribution date, pro rata, based on the Basis Risk Shortfall and Basis Risk Shortfall Carry-forward Amount owed to each such class;

         Twelfth, from any remaining Excess Cashflow, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates, sequentially, in that order, any Basis Risk Shortfall and any Basis Risk Shortfall Carry-forward Amount, in each case for such class for such distribution date;

         Thirteenth, from any remaining Excess Cashflow, to the Class B-IO certificates an amount specified in the Agreement; and

         Fourteenth, any remaining amounts to the Class R Certificates.

(D) On each distribution date, the Grantor Trustee will withdraw the Grantor Trust Available Funds relating to the underlying Class III-A-1 Certificates and the Swap Agreement will be distributed to the Grantor Trust Certificates as follows:

         First, to the Swap Counterparty, the Swap Counterparty Payment (if any) and certain termination payments (as set forth in the Swap Agreement), if applicable, for such distribution date (other than where the Swap Counterparty is the defaulting or affected party);

         Second, to the extent of remaining Grantor Trust Available Funds, to the Grantor Trust Certificates, the Current Interest on such class for such distribution date;

         Third, to the extent of remaining Grantor Trust Available Funds, to the Grantor Trust Certificates, any principal distributions received from the underlying Class III-A-1 Certificates, in reduction of the Current Principal Amount thereof, until the Current Principal Amount thereof has been reduced to zero; and

         Fourth, to the extent of remaining Grantor Trust Available Funds to the Swap Counterparty, any termination payments (as set forth in the Swap Agreement) where the Swap Counterparty is the defaulting or affected party.

         On each distribution date, all amounts representing prepayment charges in respect of the mortgage loans received during the related Prepayment Period will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the Offered Certificates or the underlying Class III-A-1 Certificates. Prepayment charges with respect to the mortgage loans will be distributed to the Class XP Certificates.

         When a borrower prepays all or a portion of a mortgage loan between Due Dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a Prepayment Interest Shortfall. Any Prepayment Interest Shortfalls resulting from a prepayment in full or in part that are distributed to the certificateholders in the calendar month following the month in which the prepayment was made are required to be paid by the Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by it for the applicable distribution date. The Servicer is not obligated to fund interest shortfalls resulting from the application of the Relief Act (and the certificate insurance policies will not cover such shortfalls for the related Offered Certificates). The amount of the Servicing Fees used to offset such Prepayment Interest Shortfalls is referred to herein as Compensating Interest Payments.

THE SWAP AGREEMENT

         On the Closing Date, the underlying Class III-A-1 Certificates will be deposited into the grantor trust, together with the Swap Agreement. The Grantor Trust Certificates will be entitled to payments from the Swap Agreement. With respect to any distribution date on or prior to the Swap Termination Date, the Swap Agreement will provide for the payment to the grantor trust of the Swap Payment, if and to the extent applicable. Conversely, with respect to any distribution date on or prior to the Swap Termination Date, the grantor trust will pay the Swap Counterparty, in accordance with priorities first and fourth of paragraph (D) above under "--Distributions on the Certificates," the Swap Counterparty Payment, if and to the extent applicable. In the event of a Swap Default under the Swap Agreement, either (i) an amount may become immediately due and payable to the Swap Counterparty, which shall be paid by the grantor trust to the Swap Counterparty from amounts otherwise payable by the grantor trust to the Grantor Trust Certificates or (ii) an amount may become immediately due and payable to the grantor trust on behalf of the Grantor Trust Certificates by the Swap Counterparty. The Swap Agreement will be terminated following the earlier to occur of (i) the distribution date following the date on which the Current Principal Amount of the underlying Class III-A-1 Certificates is reduced to zero or (ii) March 2036.

The Swap Counterparty

         Bear Stearns Capital Markets Inc., or the Swap Counterparty, is incorporated in the State of Delaware. The Swap Counterparty is engaged in fixed income derivatives transactions and hedges associated therewith. The Swap Counterparty is a subsidiary of The Bear Stearns Companies Inc., or BSC. The Swap Counterparty's obligations under the Swap Agreement will be guaranteed by BSC. The Swap Counterparty and BSC are affiliates of the Underwriter, EMC and the Depositor.

         The most recent Annual Report on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K of BSC are on file with and available from the Securities and Exchange Commission. Copies of these documents will be provided upon request and without charge to each person, including any certificate holder, who receives a copy of this Prospectus Supplement. Written requests may be addressed to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Head of Interest Rate Derivatives Marketing.

         The Depositor has determined that the significance percentage of payments under the Swap Agreement, as calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

FINAL MATURITY RESERVE ACCOUNT

         If, on the distribution date occurring in April 2013, or on any distribution date thereafter, any Offered Certificates are outstanding and the aggregate Stated Principal Balance of the mortgage loans with original terms to maturity in excess of 30 years is (i) is greater than or equal to the scheduled amount set forth in column A of Schedule 1 to this prospectus supplement but less than the scheduled amount set forth in column B of Schedule 1 or (ii) is greater than or equal to the scheduled amount set forth in column B of Schedule 1, the Trustee will be required to deposit from Interest Funds into the Final Maturity Reserve Account, the Coupon Strip for such distribution date. The "Coupon Strip" means an amount equal to the product of one-twelfth of the Coupon Strip Rate and the Stated Principal Balance of the mortgage loans at the beginning of the related Due Period. The "Coupon Strip Rate" means, 0.14% with respect to clause (i) and 0.34% with respect to clause (ii).

         On each distribution date, any amounts on deposit in the Final Maturity Reserve Account in excess of the lesser of (i) the aggregate Current Principal Amount of the Offered Certificates and (ii) the aggregate Stated Principal Balance of the mortgage loans with original terms to maturity in excess of 30 years, will be distributed to the Class B-IO Certificates.

         On the earlier of the distribution date occurring in March 2036 and the distribution date on which the final distribution of payments from the mortgage loans and the other assets in the trust is expected to be made, any remaining amounts on deposit in the Final Maturity Reserve Account will be distributed to the Offered Certificates in the following order of priority:

         (1) to the Class I-A, Class II-A, Class III-A (or the Swap Counterparty as set forth in the Grantor Trust Agreement) and Class IV-A Certificates, pro rata, in accordance with their respective outstanding Current Principal Amounts until the Current Principal Amounts thereof have been reduced to zero;

         (2) Certificate Insurer, any accrued and unpaid Reimbursement Amounts payable to the Certificate Insurer in respect of any Deficiency Amount described in clauses (a)(2) or (b)(y) of such definition;

         (3) sequentially, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates, in that order, after giving effect to principal distributions on such distribution date;

         (4) to each class of Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates), any Current Interest and Interest Carry Forward Amount for each such class remaining unpaid after giving effect to interest distributions on such distribution date in accordance with payment priorities set forth in "Description of the Certificates--Distributions on the Certificates;"

         (5) to the Certificate Insurer, any accrued and unpaid Reimbursement Amounts payable to the Certificate Insurer in respect of any Deficiency Amount described in clauses (a)(1) or (b)(x) of such definition;

         (6) to each class of Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates, which amount may be paid to the Swap Counterparty as set forth in the Agreement), any Basis Risk Shortfall Carry-forward Amount for each such class remaining unpaid after giving effect to the distributions on such distribution date in accordance with payment priorities set forth in "Description of the Certificates--Distributions on the Certificates;" and

         (7)      to the Class B-IO Certificates, any remaining amount.

PRINCIPAL DISTRIBUTIONS ON THE GRANTOR TRUST CERTIFICATES

         Distributions in reduction of the Current Principal Amount of the Grantor Trust Certificates will be made on each distribution date pursuant to priority third above of paragraph (D) under "Description of the Certificates--Distributions on the Certificates." In accordance with such third priority, the Grantor Trust Available Funds remaining after the distribution to the Swap Counterparty of any Swap Counterparty Payment for such distribution date and the distribution of interest on the Grantor Trust Certificates will be allocated on such distribution date to the Grantor Trust Certificates.

MONTHLY ADVANCES

         If the scheduled payment of interest on a mortgage loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act or similar state law, the Servicer will be required to deposit in to the Custodial Account on the date specified in the Agreement an amount equal to such delinquency, net of the Servicing Fee Rate, except to the extent the Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the Servicer or subservicer, if applicable, through final disposition or liquidation of the related mortgaged property. Any failure of the Servicer to make such advances would constitute an Event of Default under the Agreement, in which case the Trustee, as successor Servicer, will be required to make such advance in accordance with the Agreement. See "The Agreements--Events of Default and Rights Upon Event of Default" in the prospectus.

         All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the Servicer or a subservicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the Custodial Account prior to the distributions on the Certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates).

ALLOCATION OF REALIZED LOSSES; SUBORDINATION

General

         Subordination provides the holders of Offered Certificates having a higher payment priority with protection against Realized Losses on the mortgage loans. In general, this loss protection is accomplished by allocating any Realized Losses among the Subordinate Certificates, beginning with the Subordinate Certificates with the lowest payment priority until the Current Principal Amount of that class of Subordinate Certificates has been reduced to zero. Only those Realized Losses in excess of available Excess Spread and the current Overcollateralization Amount will be allocated to the Subordinate Certificates.

         With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicer for Monthly Advances, the Servicing Fee, servicing advances and certain other amounts specified in the Agreement) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Bankruptcy Loss (if any) in respect of a mortgage loan is referred to in this prospectus supplement as a Realized Loss.

         There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this prospectus supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this prospectus supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

         The principal portion of Debt Service Reductions will not be allocated in reduction of the Current Principal Amount of any class of Certificates. Regardless of when they occur, Debt Service Reductions may reduce the amount of available funds that would otherwise be available for distribution on a distribution date. As a result of the subordination of the Subordinate Certificates in right of distribution of available funds to the Senior Certificates, any Debt Service Reductions will be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority.

         Any allocation of a principal portion of a Realized Loss to a Certificate will be made by reducing the Current Principal Amount thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

         An allocation of a Realized Loss on a pro rata basis among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Current Principal Amount prior to giving effect to distributions to be made on such distribution date.

         The interest portion of Realized Losses will be allocated among the outstanding related classes of Certificates offered hereby (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates) to the extent described under "Distributions on the Certificates--Interest" above.

         In the event that the Servicer or any subservicer recovers any amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, which is referred to in this prospectus supplement as a Subsequent Recovery, will be distributed as part of available funds in accordance with the priorities described under "Description of the Certificates-Distributions on the Certificates" in this prospectus supplement. Additionally, the Current Principal Amount of each class of Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by

Subsequent Recoveries. Holders of such Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for an Interest Accrual Period preceding the distribution date on which such increase occurs.

         Subsequent Recoveries on the related mortgage loans will be allocated first to the Certificate Insurer for payment of any Reimbursement Amounts for such distribution date in respect of any Deficiency Amount described in clauses
(a)(2) or (b)(y) of such definition set forth herein under "The Certificate Insurance Policy", but only to the extent of the portion of Subsequent Recoveries that were paid by the Certificate Insurer for Realized Losses that were allocated to Class I-A-2 Certificates or Class II-A-2 Certificates, as applicable paid by the Certificate Insurer.

Allocation of Realized Losses

         The Applied Realized Loss Amount for the mortgage loans shall be allocated first to the Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates, sequentially in that order, in each case until the Current Principal Amount of such class has been reduced to zero. Thereafter, the principal portion of Realized Losses on (I) the group I mortgage loans will be allocated on any distribution date to the Class I-A-2 Certificates and the Class I-A-1 Certificates, sequentially in that order, until the Current Principal Amount of each such class has been reduced to zero, (II) the group II mortgage loans will be allocated on any distribution date to the Class II-A-2 Certificates and the Class II-A-1 Certificates, sequentially in that order, until the Current Principal Amount of each such class has been reduced to zero,
(III) the group III mortgage loans will be allocated on any distribution date to the Class III-A-3 Certificates, the Class III-A-2 Certificates and the underlying Class III-A-1 Certificates, sequentially in that order, until the Current Principal Amount of each such class thereof has been reduced to zero and
(IV) the group IV mortgage loans will be allocated on any distribution date to the Class IV-A-3 Certificates, the Class IV-A-2 Certificates and the Class IV-A-1 Certificates, sequentially in that order, until the Current Principal Amount of each such class thereof has been reduced to zero. Realized Losses allocated to the underlying Class III-A-1 Certificates will be allocated to the Grantor Trust Certificates. Realized losses will not be allocated to the Class X Certificates.

         No reduction of the Current Principal Amount of any class will be made on any distribution date on account of Realized Losses to the extent that such allocation would result in the reduction of the aggregate Current Principal Amounts of all Certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the mortgage loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the mortgage loans as of the first day of the month of such distribution date. The limitation described in this paragraph is referred to herein as the Loss Allocation Limitation.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS

         Excess Spread will be required to be applied as an Extra Principal Distribution Amount with respect to the Offered Certificates (other than the Grantor Trust Certificates) and the underlying Class III-A-1 Certificates whenever the Overcollateralization Amount is less than the Overcollateralization Target Amount. If on any distribution date, after giving effect to allocations of Principal Distribution Amounts, the aggregate Current Principal Amount of the Offered Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for such distribution date, the Current Principal Amounts of the Subordinate Certificates will be reduced, in inverse order of seniority (beginning with the Class B Certificates with the highest numerical designation) by an amount equal to such excess. Any such reduction is an Applied Realized Loss Amount.

PASS-THROUGH RATES

         The pass-through rate per annum for the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, underlying Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A-2, Class IV-A-3, Class M and Class B Certificates will be equal to the least of:

         1. the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described below under "--Calculation of One-Month LIBOR", plus the related Margin;

         2.       10.50% per annum; and

         3.       the related Net Rate Cap.

         The pass-through rate per annum for the Class IV-A-1 Certificates will be equal to the least of:

         1. the 12-month moving average yield on United States Treasury Securities adjusted to a constant maturity of one year, which we refer to as One-Year MTA, calculated as described below under "--Calculation of One-Year MTA", plus the related Margin; and

         2.       the related Net Rate Cap.

         The pass-through rate on the Grantor Trust Certificates will equal One-Month LIBOR plus 0.140% per annum.

         The pass-through rate for the Class II-X Certificates will be a fixed rate equal to 1.200% per annum.

         The pass-through rate for the Class IV-X Certificates will be a fixed rate equal to 1.000% per annum.

CALCULATION OF ONE-MONTH LIBOR

         On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the Offered Certificates, which date we refer to as an interest determination date, the Trustee will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period.

         The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Current Principal Amount of all Classes of Offered Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Current Principal Amount of all Classes of Offered Certificates. As used in this section, LIBOR business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and Reference Banks means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

         1.       with an established place of business in London,

         2.       which have been designated as such by the Trustee, and

         3. which are not controlling, controlled by, or under common control with, the Depositor or the Sponsor.

         The establishment of one-month LIBOR on each interest determination date by the Trustee and the Trustee's calculation of the pass-through rates applicable to the related Offered Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

CALCULATION OF ONE-YEAR MTA

         The Trustee will determine One-Year MTA for the related Interest Accrual Period as published by the Federal Reserve Board in the Federal Reserve Statistical Release 'Selected Interest Rates (H.15)', determined by averaging the monthly yields for the most recently available twelve months. The One-Year MTA figure used to determine the pass-through rate on the Class IV-A-1 Certificates will be based on One-Year MTA as of fifteen days before the beginning of the related Interest Accrual Period. If One-Year MTA is no longer available, the index used to determine the pass-through rate on the Class IV-A-1 Certificates will be the same index selected to determine the interest rates on the related mortgage loans. The establishment of One-Year MTA on each interest determination date by the Trustee and the Trustee's calculation of the pass-through rates applicable to the Class IV-A-1 Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         With respect to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, the Sponsor shall have the right to purchase such mortgage loan from the trust at a price equal to the Repurchase Price; provided, however (i) that such mortgage loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the mortgage loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

RESTRICTIONS ON TRANSFER OF THE GRANTOR TRUST CERTIFICATES AND THE RESIDUAL CERTIFICATES

         The Grantor Trust Certificates and the underlying Class III-A-1 Certificates will be subject to additional restrictions as described under "Federal Income Tax Consequences--the Grantor Trust and Grantor Trust Certificates" and "ERISA Considerations." In addition, the Residual Certificates will be subject to additional restrictions described under "Federal Income Tax Consequences--Special Tax Considerations Applicable to Residual Certificates" in this prospectus supplement and "Federal Income Tax Consequences--REMICS--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

                        THE CERTIFICATE INSURANCE POLICY

         The following summary of terms of the Class I-A-2 and Class II-A-2 certificate insurance policy, referred to in this prospectus supplement as the Policy, to be issued by Ambac Assurance Corporation, or the Certificate Insurer.

         The Certificate Insurer will issue the Policy for the benefit of the holders of the Class I-A-2 Certificates and Class II-A-2 Certificates. The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, unconditionally guarantees the payment of Insured Amounts (as defined below) to the Trustee on behalf of the holders of the Class I-A-2 Certificates and Class II-A-2 Certificates. The Certificate Insurer will pay Insured Amounts which are Due for Payment (as defined below) to the Trustee on the later of (1) the distribution date the Insured Amount is distributable to the holders of the Class I-A-2 Certificates and Class II-A-2 Certificates under the Agreement, and (2) the second business day following the business day upon which the Certificate Insurer shall have received telephonic or telecopy notice, subsequently confirmed in writing the original of which is sent by registered or certified mail, from the Trustee, specifying that an Insured Amount is due in accordance with the terms of the Policy; provided that, if such notice is received after 12:00 noon, New York City time, on such business day, it shall be deemed to be received on the following business day. If any such notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Certificate Insurer shall promptly so advise the Trustee and the Trustee may submit an amended or corrected notice.

         The Certificate Insurer's obligation under the Policy will be discharged to the extent that funds are received by the Trustee for payment to the holders of the Class I-A-2 Certificates and Class II-A-2 Certificates whether or not those funds are properly paid by the Trustee. Payments of Insured Amounts will be made only at the time set forth in the Policy, and no accelerated payments of Insured Amounts will be made regardless of any acceleration of the Class I-A-2 Certificates and Class II-A-2 Certificates, unless the acceleration is at the sole option of the Certificate Insurer.

         For purposes of the Policy, a holder does not and may not include any of the Trustee, the Sponsor, the Depositor or the Servicer, or any of their affiliates, unless otherwise agreed to by the Certificate Insurer.

         The Policy will not cover Prepayment Interest Shortfalls, Basis Risk Shortfalls or any shortfalls resulting from Net Deferred Interest or from the application of the Relief Act or similar state laws allocated to the Class I-A-2 Certificates and Class II-A-2 Certificates, nor does the Policy guarantee to the holders of the Class I-A-2 Certificates or Class II-A-2 Certificates any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the trust, any REMIC, the Trustee or any holder of a Class I-A-2 Certificate or Class II-A-2 Certificate for withholding taxes, if any, (including interest and penalties in respect of any liability for withholding taxes) nor any risk other than Nonpayment (as defined below), including the failure of the Trustee to make any payment required under the Agreement to the holders of the Class I-A-2 Certificates and Class II-A-2 Certificates. The Policy will not cover any reduction in the amount of Current Interest payable to the holders of the Class I-A-2 Certificates and Class II-A-2 Certificates on any distribution date due to the pass-through rate for such class of Certificates exceeding the related Net Rate Cap for such class of Certificates on such distribution date.

         No person other than the Trustee shall be entitled to present the Notice.

         The Certificate Insurer will be subrogated to the rights of each holder of the Class I-A-2 Certificates and Class II-A-2 Certificates to the extent of any payment by the Certificate Insurer under the Policy.

         The Certificate Insurer agrees that if it shall be subrogated to the rights of the holders of the Class I-A-2 Certificates and Class II-A-2 Certificates, no recovery of such payment will occur unless the full amount of such holders' allocable distributions for such distribution date can be made. In so doing, the Certificate Insurer does not waive its rights to seek full payment of all Reimbursement Amounts (as defined below) owed to it under the Agreement.

         The Policy and the obligations of the Certificate Insurer thereunder will terminate without any action on the part of the Certificate Insurer or any other person on the date that is one year and one day following the earlier to occur of (i) the date on which all amounts required to be paid on the Class I-A-2 Certificates and Class II-A-2 Certificates have been paid in full and (ii) the Final Distribution Date (as defined below). Upon termination of the Policy, the Trustee will forthwith deliver the original of the Policy to the Certificate Insurer.

         Pursuant to the Policy, the Certificate Insurer will pay any Preference Amount (as defined below) when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the third business day following receipt by the Certificate Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Trustee or holder of a Class I-A-2 Certificate or Class II-A-2 Certificate, as applicable, is required to return such Preference Amount paid during the term of the Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Trustee or holder of a Class I-A-2 Certificate or Class II-A-2 Certificate (the "Order"), (ii) a notice by or on behalf of the Trustee or holder of a Class I-A-2 Certificate or Class II-A-2 Certificate that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Certificate Insurer, duly executed and delivered by the Trustee or holder of a Class I-A-2 Certificate or Class II-A-2 Certificate, irrevocably assigning to the Certificate Insurer all rights and claims of the Trustee or such holder relating to or arising under the Agreement against the trust fund or otherwise with respect to such Preference Amount and
(iv) a notice (in the form provided in the Policy) appropriately completed and executed by the Trustee; provided, that if such documents are received after 12:00 noon, New York City time on such business day, they will be deemed to be received the following business day; provided further, that the Certificate Insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Class I-A-2 Certificates or Class II-A-2 Certificates prior to the time the Certificate Insurer would have been required to make a payment in respect of such principal pursuant to the Policy. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Trustee or to the holders of the Class I-A-2 Certificates and Class II-A-2 Certificates directly, unless a holder of a Class I-A-2 Certificate or Class II-A-2 Certificate has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Certificate Insurer will pay to the Trustee on behalf of such holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Certificate Insurer and (b) evidence satisfactory to the Certificate Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

         As used in the Policy, the following terms shall have the following meanings:

         "Deficiency Amount" shall mean (a) for any distribution date prior to the Final Distribution Date, the sum of (1) the excess, if any, of the Current Interest on the Class I-A-2 Certificates and Class II-A-2 Certificates over the funds available on such distribution date to pay the Current Interest on the Class I-A-2 Certificates and Class II-A-2 Certificates and (2) the amount, if any, of any Realized Losses allocable to the Class I-A-2 Certificates and Class II-A-2 Certificates on such distribution date (after giving effect to all distributions to be made thereon on such distribution date other than pursuant to the Policy) and (b) for the Final Distribution Date, the sum of (x) the amount set forth in clause (a)(1) above and (y) the outstanding Current Principal Amount of the Class I-A-2 Certificates and Class II-A-2 Certificates, after giving effect to all payments of principal on the Class I-A-2 Certificates and Class II-A-2 Certificates on such Final Distribution Date, other than pursuant to a claim on the Policy on that distribution date.

         "Due For Payment" shall mean with respect to an Insured Amount, the distribution date on which Insured Amounts are due and payable pursuant to the terms of the Agreement.

         "Final Distribution Date" shall mean for the Class I-A-2 Certificates and the Class II-A-2 Certificates, the distribution date occurring in April 2036.

         "Insured Amounts" shall mean, with respect to any distribution date, any Deficiency Amount for such distribution date.

         "Insured Payments" shall mean, with respect to any distribution date, the aggregate amount actually paid by the Certificate Insurer to the Trustee in respect of (i) Insured Amounts for a distribution date and (ii) Preference Amounts for any given business day.

         "Late Payment Rate" shall mean for any distribution date, the lesser of
(i) the greater of (a) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and (b) the then applicable highest rate of interest on the Class I-A-2 Certificates and Class II-A-2 Certificates and (ii) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

         "Nonpayment" shall mean, with respect to any distribution date, when an Insured Amount is Due For Payment but has not been paid pursuant to the Agreement.

         "Preference Amount" means any amount payable on the Class I-A-2 Certificates and Class II-A-2 Certificates, which has become Due For Payment and which is made to the Class I-A-2 Certificate or the Class II-A-2 Certificate, as applicable, by or on behalf of the Trust, which has been deemed a preferential transfer and theretofore recovered from its holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

         "Reimbursement Amount" shall mean, as to any distribution date, (i) all Insured Payments paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such distribution date, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate, from the date such Insured Payments were made.

         The Policy is not cancelable. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class I-A-2 Certificates and Class II-A-2 Certificates.

         The Policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

THE CERTIFICATE INSURER

         The information set forth in the following paragraphs has been provided by Ambac Assurance Corporation, the Certificate Insurer.

         Ambac Assurance Corporation, the Certificate Insurer, is a financial guarantee insurance company that is primarily engaged in guaranteeing public finance and structured finance obligations. The Certificate Insurer is licensed to transact financial guarantee and surety business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. The Certificate Insurer is subject to the insurance laws and regulations of the State of Wisconsin, its state of incorporation, and the insurance laws and regulations of other states in which it is licensed to transact business. The Certificate Insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc.("Ambac Financial Group"), a 100% publicly-held company. The Certificate Insurer has earned triple-A financial strength ratings from Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Fitch, Inc., and Rating and Investment Information, Inc.

         The following table sets forth the capitalization of the Certificate Insurer and subsidiaries as of December 31, 2003, December 31, 2004 and December 31, 2005 in conformity with U. S. generally accepted accounting principles.

                  AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED CAPITALIZATION TABLE

                              (DOLLARS IN MILLIONS)

                                          DECEMBER 31, 2003   DECEMBER 31, 2004   DECEMBER 31, 2005
                                          -----------------   -----------------   -----------------
Unearned premiums......................   $           2,553   $           2,783   $           2,966
Long -term debt........................                 189               1,074               1,042
Notes payable to affiliates............                  84                   -                   -
Other liabilities......................               2,008               2,199               1,996
                                          -----------------   -----------------   -----------------
Total liabilities......................               4,834               6,056               6,004
                                          -----------------   -----------------   -----------------
Stockholder's equity
  Common stock........................                   82                  82                  82
  Additional paid-in capital..........                1,144               1,233               1,453
  Accumulated other comprehensive
      income..........................                  243                 238                 137
  Retained earnings...................                3,430               4,094               4,499
                                          -----------------   -----------------   -----------------
Total stockholder's equity.............               4,899               5,647               6,171
                                          -----------------   -----------------   -----------------
Total liabilities and stockholder's
 equity................................   $           9,733   $          11,703   $          12,175
                                          =================   =================   =================

         There has been no material adverse change in the capitalization of the Certificate Insurer and subsidiaries from December 31, 2005 to the date of this prospectus supplement.

         For additional financial information concerning the Certificate Insurer, see the audited consolidated financial statements of the Certificate Insurer incorporated by reference herein.

         Incorporation of Certain Documents by Reference

         The portions of the following documents relating to the Certificate Insurer, which have been filed with the Securities and Exchange Commission (the "Commission") by Ambac Financial Group, Inc. (Commission File No. 1-10777), are incorporated by reference into this prospectus supplement. Any information referenced in this way is considered part of this prospectus supplement.

         o The consolidated financial statements of the Certificate Insurer and subsidiaries as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, prepared in accordance with U.S. generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. for the fiscal year ended December 31, 2005 and filed on March 13, 2006.

         The Certificate Insurer's consolidated financial statements and all other information relating to the Certificate Insurer and subsidiaries included in Ambac Financial Group's periodic reports filed with the Commission subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Certificates shall, to the extent filed (rather than furnished pursuant to Item 9 of Form 8-K), be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such reports.

         Any statement contained in a document incorporated in the prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         Copies of all information regarding the Certificate Insurer that is incorporated by reference in this prospectus supplement can be read and copied at the Commission's website at http://www.sec.gov, the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and the offices of the NYSE, 20 Broad Street, New York, New York 10005. Copies of the Certificate Insurer's annual statement for the year ended December 31, 2005 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from the Certificate Insurer. The address of the Certificate Insurer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

         Other Information

         The Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates. The Certificate Insurer has not independently verified, is not responsible for, and makes no representation regarding, the accuracy or completeness of this prospectus supplement, other than the information supplied by the Certificate Insurer and presented, included or incorporated by reference in this prospectus supplement under the heading "The Certificate Insurance Policy--The Certificate Insurer."

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yield to maturity on each class of Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates) will be primarily affected by the rate and timing of principal payments on the related mortgage loans, including prepayments, the allocation of principal payments on such mortgage loans among the related classes of Offered Certificates, Realized Losses and interest shortfalls on the mortgage loans, the pass-through rates on such Certificates, the purchase price paid for such Certificates and the amount of Excess Spread.

         The mortgage interest rates on the mortgage loans will adjust monthly (except during an initial fixed-rate period for some of the mortgage loans of generally up to four months) and may vary significantly over time. When a mortgage loan begins its adjustable period, increases and decreases in the mortgage interest rate on that mortgage loan will be calculated for each monthly accrual period based on the index as of a specified date. The index may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the mortgage loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate loans and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each mortgage loan is subject to a maximum interest rate.

         Although mortgage interest rates will increase (subject to a maximum interest rate) or decrease as the index changes (following the initial fixed-rate period, if applicable), the Monthly Payments on the mortgage loans generally will adjust only once a year. As a result, an increase or decrease in the index will cause the amortization of the mortgage loans to decelerate or accelerate, thereby causing a corresponding change in the amortization of the Certificates. In the event that an increase in the index causes the interest due on a mortgage loan for a given month to exceed the current minimum monthly payment for that month, the shortfall in interest will be added to the outstanding principal balance of that mortgage loan as Deferred Interest. In addition, because the initial minimum monthly payment is set based on the initial fixed rate rather than the sum of the Margin and then-current applicable Index, it is likely that the minimum monthly payment will be less than the interest due on that mortgage loan during at least the first year of a mortgage loan. If a mortgagor only pays the minimum monthly payment due, there will likely be negative amortization on the mortgage loan until the fifth anniversary of the Due Date when the minimum monthly payment will be reset to a fully amortizing amount.

PREPAYMENT CONSIDERATIONS

         The rate of principal payments on each class of Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates), the aggregate amount of distributions on each class of Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates) and the yield to maturity of each class of Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates) will be related to the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under "Description of the Mortgage Loans" in this prospectus supplement, with respect to approximately 71.93% of the mortgage loans, a prepayment may subject the related mortgagor to a prepayment charge. Prepayment charges may be restricted under some state laws as described under "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" in the prospectus. Prepayment charges may be restricted under some state laws as described under "Legal Aspects of the Loans" in the prospectus. All prepayment charges with respect to the mortgage loans will be paid to the holders of the Class XP Certificates. All of the mortgage loans contain due-on-sale clauses.

         Because the interest rate on each mortgage loan adjusts monthly (after any initial fixed period) and the minimum monthly payment adjusts annually, the portion of the monthly payment that will be applied to reduce the principal balance of the mortgage loan may vary.

         The negative amortization feature of the mortgage loans may affect the yield on the Certificates. As a result of the negative amortization of the mortgage loans, the outstanding principal balance of a mortgage loan will increase by the amount of Deferred Interest as described in this prospectus supplement under "Description of the Certificates--Interest." During periods in which the outstanding principal balance of a mortgage loan is increasing due to the addition of Deferred Interest, the increasing principal balance of the mortgage loan may approach or exceed the value of the related mortgaged property, thus increasing both the likelihood of defaults and the risk of loss on any mortgage loan that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance of such mortgage loan (due to the addition of Deferred Interest, if any, to the principal balance of the mortgage loan) in a single payment at the maturity of the mortgage loan. Because the mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the mortgage loans is greater than that associated with fully amortizing mortgage loans. The rate of Deferred Interest on the mortgage loans will also affect the rate of principal distributions on the related certificates because scheduled and unscheduled principal collections on the mortgage loans will be applied to cover Deferred Interest on the mortgage loans. Under the Swap Agreement, the Swap Counterparty is required to make payments that will provide an additional amount of interest on the Grantor Trust Certificates, so that any Net Deferred Interest allocated to the underlying Class III-A-1 Certificates will not be allocated to the Grantor Trust Certificates.

         Principal Prepayments, liquidations and repurchases of the mortgage loans together with payments from the Final Maturity Reserve Account, will result in distributions in respect of principal to the holders of the related Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates) then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of Principal Prepayments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         Because principal distributions are paid to some classes of Offered Certificates before other classes, holders of classes of Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates) having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

         Excess Spread. The weighted average life and yield to maturity of each class of Offered Certificates and the underlying Class III-A-1 Certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and applied in reduction of the Current Principal Amounts of the Certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Current Principal Amounts of the Offered Certificates and the underlying Class III-A-1 Certificates and will be influenced by, among other factors,

         o the overcollateralization level of the assets in the mortgage pool at such time, i.e., the extent to which interest on the related mortgage loans is accruing on a higher Stated Principal Balance than the aggregate Current Principal Amount of the certificates;

         o the delinquency and default experience of the related mortgage loans,

         o        whether a Coupon Strip payment is required to be made;

         o        the level of One-Month LIBOR and One-Year MTA; and

         o the provisions of the Agreement that permit principal collections to be distributed to the Class B-IO Certificates and the Residual Certificates in each case as provided in the Agreement when required overcollateralization levels have been met.

         To the extent that greater amounts of Excess Spread are distributed in reduction of the Current Principal Amount of a class of Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates), the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         The yields to maturity of the Offered Certificates and, in particular the Subordinate Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the related mortgage loans (with respect to the Grantor Trust Certificates, indirectly through the underlying Class

III-A-1 Certificates). If an Applied Realized Loss Amount is allocated to a class of Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates), that class will thereafter accrue interest on a reduced Current Principal Amount. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent Excess Cashflow is available for that purpose, there can be no assurance that those amounts will be available or sufficient.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

         The Sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the Sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

INTEREST SHORTFALLS AND REALIZED LOSSES

         When a Principal Prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on the mortgage loan. See "Material Legal Aspects of the Mortgage Loans--The Servicemembers Civil Relief Act" in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the Servicer, but only to the extent that such amount does not exceed the Servicing Fee on the mortgage loans serviced by it for the related Due Period. The Servicer is not obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Legal Aspects of Mortgage Loans--The Servicemembers Civil Relief Act" in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest Payments or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the certificates (with respect to the with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates). Any resulting shortfalls will be allocated among the Certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates) as provided in this prospectus supplement under "Description of the Certificates--Interest Distributions." The certificate insurance policy will not cover any such interest shortfalls.

         The yields to maturity and the aggregate amount of distributions on the Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates) will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the related Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates) could significantly affect the yield to an investor in the related Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the Certificates, even if these losses are not allocated to the Certificates.

         The yield to maturity on the class of Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Subordinate Certificates. The Class I-A-2 Certificates will be more sensitive to losses on the group I mortgage loans than the Class I-A-1 Certificates because, after the Current Principal Amount of Subordinate Certificates has been reduced to zero, the principal portion of losses on the group I mortgage loans will be allocated to the Class I-A-2 Certificates until the Current Principal Amount of that class has been reduced to zero. The Class II-A-2 Certificates will be more sensitive to losses on the group II mortgage loans than the Class II-A-1 Certificates because, after the Current Principal Amount of Subordinate Certificates has been reduced to zero, the principal portion of losses on the group II mortgage loans will be allocated to the Class II-A-2 Certificates until the Current Principal Amount of that class has been reduced to zero. The Class III-A-3 Certificates will be more sensitive to losses on the group III mortgage loans than the Class III-A-2 Certificates and Class III-A-1 Certificates because, after the Current Principal Amount of Subordinate Certificates has been reduced to zero, the principal portion of losses on the group III mortgage loans will be allocated to the Class III-A-3 Certificates until the Current Principal Amount of that class has been reduced to zero. The Class III-A-2 Certificates will be more sensitive to losses on the group III mortgage loans than the Class III-A-1 Certificates because, after the Current Principal Amount of Class III-A-3 Certificates has been reduced to zero, the principal portion of losses on the group III mortgage loans will be allocated to the Class III-A-2 Certificates until the Current Principal Amount of that class has been reduced to zero. The Class IV-A-3 Certificates will be more sensitive to losses on the group IV mortgage loans than the Class IV-A-2 Certificates and Class IV-A-1 Certificates because, after the Current Principal Amount of Subordinate Certificates has been reduced to zero, the principal portion of losses on the group IV mortgage loans will be allocated to the Class IV-A-3 Certificates until the Current Principal Amount of that class has been reduced to zero. The Class IV-A-2 Certificates will be more sensitive to losses on the group IV mortgage loans than the Class IV-A-1 Certificates because, after the Current Principal Amount of Class IV-A-3 Certificates has been reduced to zero, the principal portion of losses on the group IV mortgage loans will be allocated to the Class IV-A-2 Certificates until the Current Principal Amount of that class has been reduced to zero.

         As described under "Description of the Certificates--Allocation of Losses; Subordination", amounts otherwise distributable to holders of the Subordinate Certificates may be made available to protect the holders of the senior certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances and amounts otherwise distributable to holders of the Subordinate Certificates with a lower priority may be made available to protect the holders of Subordinate Certificates with a higher priority against interruptions in distributions. Delinquencies on the mortgage loans may affect the yield to investors on the Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Subordinate Certificates.

PASS-THROUGH RATES

         The yields to maturity on the Offered Certificates will be affected by their pass-through rates. The pass-through rates on the Offered Certificates will be sensitive to the adjustable mortgage rates on the mortgage loans. As a result, these pass-through rates will be sensitive to the index on the mortgage loans, any periodic caps, maximum and minimum rates and the related gross margins.

ASSUMED FINAL DISTRIBUTION DATE

         The assumed final distribution date for distributions on the Offered Certificates (other than the Class I-A-2 Certificates and the Class II-A-2 Certificates, which assumed final distribution date is April 2036) is March 2036. It is intended that amounts deposited in the Final Maturity Reserve Account will be sufficient to retire the Offered Certificates on the assumed Final distribution date even though the outstanding Principal Balance of the mortgage loans having 40 year original terms to maturity have not been reduced to zero on the assumed final distribution date. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier and could be substantially earlier, than the assumed final distribution date. Furthermore, the actual final distribution date with respect to each class of Offered Certificates could occur significantly earlier than the assumed final distribution date because Excess Spread to the extent available and any amounts available for distribution from the Final Maturity Reserve Account will be applied as an accelerated payment of principal on the Offered Certificates to the extent described in this prospectus supplement. In addition, the Depositor or its designee may, at its option, repurchase all the mortgage loans from the trust and thereby effect the termination of the trust and grantor trust and early retirement of the Certificates, on or after any distribution date on which the aggregate unpaid principal balances of the mortgage loans are less than 10% of the Cut-off Date Stated Principal Balance of the mortgage loans. See "The Pooling and Servicing Agreement--Termination" herein and "The Agreements--Termination; Retirement of Securities" in the prospectus.

WEIGHTED AVERAGE LIFE

         The weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Current Principal Amount of such Certificate by the number of years from the date of issuance of such Certificate to the related distribution date,
(b) adding the results and (c) dividing the sum by the aggregate amount of the net reductions in the Current Principal Amount of such Certificate referred to in clause (a). The weighted average life of the Offered Certificates of each class (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates) will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans) and the timing thereof.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement with respect to the mortgage loans, assumes a constant rate of prepayment each month or CPR, relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the related mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

         The Certificates were structured assuming, among other things, a 25% CPR for the Certificates. The prepayment assumption to be used for pricing purposes for the respective Classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

         The tables following the next paragraph indicate the percentages of the initial principal amount of the indicated classes of Offered Certificates that would be outstanding after each of the dates shown at various percentages of the CPR and the corresponding weighted average life of the indicated class of Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates). The table is based on the following modeling assumptions:

         (1) the mortgage pool consists of 557 mortgage loans with the characteristics set forth in the table below,

         (2) the mortgage loans prepay at the specified percentages of the CPR,

         (3) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

         (4) scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in April 2006 and are computed prior to giving effect to prepayments received on the last day of the prior month,

         (5) prepayments are allocated as described herein assuming the loss and delinquency tests are satisfied,

         (6) there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest Payments and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in March 2006,

         (7) Scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities,

         (8) the levels of One-Month LIBOR and MTA remain constant at 4.790% and 3.888%, respectively,

         (9) the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index (as described in 8 above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

         (10) Scheduled Monthly Payments of principal and interest on each mortgage loan will be adjusted in the payment adjustment date set forth in the following table, subject to periodic payment caps of 7.50%, negative amortization limits of 110%, rate change frequencies of 1 month (after expiration of the initial teaser periods) and payment change frequencies of twelve months,

         (11) the initial principal amounts and notional amounts of the Certificates are as set forth on pages S-2 and S-3 hereof and under "Summary of Terms--Description of the Certificates,"

         (12) distributions in respect of the Offered Certificates are received in cash on the 25th day of each month, commencing in April 2006,

         (13)     the Offered Certificates are purchased on March 31, 2006,

         (14)     the Servicing Fee Rate remains constant,

         (15) neither the Depositor nor its designee exercises the option to repurchase the mortgage loans described under the caption "The Pooling and Servicing Agreement--Termination," and

         (16) the certificates will be paid in full on the distribution date in March 2036.

                            MORTGAGE LOAN ASSUMPTIONS

                                                                         Initial        Original      Remaining
                      Current       Current Gross      Current Net       Monthly        Term to        Term to
 Loan                Balances       Mortgage Rate     Mortgage Rate      Payment        Maturity       Maturity      Gross Margin
Number   Group         ($)               ($)              (%)              ($)         (in months)    (in months)          (%)
------   -----      ------------   ---------------   ---------------   ------------   ------------   ------------   ---------------
   1       I        1,448,078.55      7.4557059292      7.0807059292       4,668.94        360            358          2.8307059292
   2       I        1,099,696.42      7.7237111277      7.3487111277       4,073.06        360            358          3.0987111277
   3       I          750,709.53      7.9275265961      7.5525265961       3,170.47        360            358          3.3025265961
   4       I        1,721,921.62      7.6101278865      7.2351278865       5,535.43        360            357          2.9851278865
   5       I        5,412,883.97      7.7424015494      7.3674015494      19,990.64        360            357          3.1174015494
   6       I        2,370,054.37      7.9822359350      7.6072359350       9,985.54        360            357          3.3572359350
   7       I          481,662.76      7.7500000000      7.3750000000       1,543.87        360            356          3.1250000000
   8       I        5,708,597.11      7.7030256060      7.3280256060      21,036.45        360            356          3.0780256060
   9       I        2,578,106.63      8.0403980590      7.6653980590      10,844.54        360            356          3.4153980590
  10       I          249,346.79      7.8750000000      7.5000000000         916.66        360            355          3.2500000000
  11       I          646,692.34      7.8750000000      7.5000000000       2,715.13        360            355          3.2500000000
  12       I          431,790.77      7.6250000000      7.2500000000       1,587.89        360            354          3.0000000000
  13       I          670,860.80      7.7500000000      7.3750000000       1,699.20        480            478          3.1250000000
  14       I          351,221.13      7.8797625836      7.5047625836       1,065.04        480            478          3.2547625836
  15       I        2,597,964.70      7.3946627797      7.0196627797       6,553.79        480            477          2.9455845868
  16       I        1,936,908.52      7.9269561754      7.5519561754       5,853.81        480            477          3.3019561754
  17       I          770,722.59      7.7563618805      7.3813618805       2,754.70        480            477          3.1313618805
  18       I        4,238,191.83      7.4775467549      7.1025467549      10,662.97        480            476          2.9361673805
  19       I        3,776,600.59      7.8727614395      7.4977614395      11,366.20        480            476          3.2477614395
  20       I          884,351.27      7.9419270707      7.5669270707       3,149.21        480            476          3.5000000000
  21       I          197,585.31      7.8750000000      7.5000000000         593.54        480            475          3.2500000000
  22       I          629,280.09      7.8674793843      7.4924793843       2,327.52        360            358          3.2424793843
  23       I          501,523.99      7.8750000000      7.5000000000       1,789.93        480            476          3.2500000000
  24       I          115,093.90      8.1250000000      7.7500000000         425.07        360            357          3.5000000000
  25       I           67,836.69      8.1250000000      7.7500000000         249.13        360            356          3.5000000000
  26       I          329,330.24      7.8750000000      7.5000000000       1,219.76        360            358          3.2500000000
  27       I           62,317.18      7.7500000000      7.3750000000         229.17        360            355          3.1250000000
  28       I           70,057.63      8.1250000000      7.7500000000         258.74        360            357          3.5000000000
  29       I          164,670.85      8.1250000000      7.7500000000         527.49        360            356          3.5000000000
  30       I          887,780.98      7.3750000000      7.0000000000       2,858.58        360            358          2.7500000000
  31       I          362,462.87      7.6250000000      7.2500000000       1,342.46        360            358          3.0000000000
  32       I          289,502.34      8.0000000000      7.6250000000       1,222.66        360            358          3.3750000000
  33       I        7,167,229.47      7.5413768495      7.1663768495      23,047.32        360            357          2.9163768495
  34       I        1,214,242.63      7.4205723417      7.0455723417       4,483.51        360            357          2.9347444639
  35       I          559,847.24      8.1250000000      7.7500000000       2,666.85        360            357          3.5000000000
  36       I        7,252,534.75      7.5760910470      7.2010910470      23,266.91        360            356          2.9510910470
  37       I        3,460,345.04      7.7432086429      7.3682086429      12,762.85        360            356          3.1182086429
  38       I          320,114.92      7.8125032488      7.4375032488       1,349.14        360            356          3.1875032488
  39       I        7,425,711.52      7.4398938965      7.0648938965      23,763.14        360            355          2.8768472801
  40       I        5,617,549.91      7.8269239681      7.4519239681      20,657.34        360            355          3.2019239681
  41       I        1,796,732.52      8.0580262338      7.6830262338       7,545.06        360            355          3.4330262338
  42       I        5,190,979.23      7.5099916134      7.1349916134      16,904.00        360            354          2.8849916134
  43       I       11,015,372.39      7.8758558547      7.5008558547      40,418.28        360            354          3.2812089893
  44       I        2,852,840.88      8.0757857879      7.7007857879      11,959.72        360            354          3.4507857879
  45       I        2,704,218.30      8.0722769501      7.6972769501       8,616.75        360            353          3.4472769501
  46       I        1,536,532.85      8.0567806157      7.6817806157       5,638.96        360            353          3.4317806157
  47       I          214,635.52      7.6250000000      7.2500000000         543.65        480            478          3.0000000000
  48       I           92,274.18      7.8750000000      7.5000000000         279.82        480            478          3.2500000000
  49       I        1,528,935.16      7.5254514619      7.1504514619       3,879.84        480            477          2.9004514619
  50       I          312,160.33      7.5000000000      7.1250000000         944.82        480            477          2.8750000000
  51       I        2,303,324.77      7.6462482639      7.2712482639       5,790.70        480            476          3.0212482639
  52       I          329,462.10      7.5000000000      7.1250000000         993.27        480            476          2.8750000000
  53       I        4,490,725.61      7.5196648335      7.1446648335      11,255.19        480            475          2.8946648335
  54       I        2,634,308.79      7.8406494840      7.4656494840       7,919.26        480            475          3.3546746023
  55       I          641,420.11      8.1250000000      7.7500000000       2,279.65        480            475          3.5000000000
  56       I        5,699,261.22      7.6452361086      7.2702361086      14,247.51        480            474          3.0202361086
  57       I        5,905,169.50      7.8656578139      7.4906578139      17,694.51        480            474          3.2896706396
  58       I          908,577.27      8.0907780537      7.7157780537       3,229.05        480            474          3.4657780537
  59       I        2,905,543.66      7.8877017086      7.5127017086       7,232.73        480            473          3.3344967633
  60       I          348,907.39      8.0000000000      7.6250000000       1,041.73        480            473          3.3750000000
  61       I          688,359.14      8.1250000000      7.7500000000       2,434.30        480            473          3.5000000000
  62       I          172,554.44      8.1250000000      7.7500000000         513.60        480            472          3.5000000000
  63       I          121,973.09      7.8750000000      7.5000000000         449.46        360            356          3.2500000000

                                                                         Initial        Original      Remaining
                      Current       Current Gross      Current Net       Monthly         Term to       Term to
 Loan                Balances       Mortgage Rate     Mortgage Rate      Payment         Maturity      Maturity      Gross Margin
Number   Group         ($)               ($)              (%)              ($)         (in months)    (in months)          (%)
------   -----   ---------------   ---------------   ---------------   ------------   ------------   ------------   ---------------
  64       I          207,162.88      7.3750000000      7.0000000000         765.49        360            358          2.7500000000
  65       I          112,059.54      7.6250000000      7.2500000000         360.24        360            357          3.0000000000
  66       I          549,390.83      7.5561742198      7.1811742198       2,027.94        360            357          2.9311742198
  67       I          736,976.22      7.7056588169      7.3306588169       2,717.10        360            356          3.0806588169
  68       I          200,426.75      7.7500000000      7.3750000000         843.21        360            356          3.1250000000
  69       I          732,888.75      7.4314178960      7.0564178960       2,341.54        360            355          2.8064178960
  70       I        1,129,611.66      7.8524791509      7.4774791509       4,162.69        360            355          3.2274791509
  71       I          132,089.08      8.0000000000      7.6250000000         556.10        360            355          3.3750000000
  72       I          671,690.34      7.4196535211      7.0446535211       2,144.06        360            354          2.7946535211
  73       I        1,480,157.96      7.9498955816      7.5748955816       5,444.53        360            354          3.3248955816
  74       I          470,224.95      8.0599425392      7.6849425392       1,973.12        360            354          3.4349425392
  75       I          791,639.23      7.7911650172      7.4161650172       2,393.25        480            477          3.1661650172
  76       I          269,418.69      8.0000000000      7.6250000000         811.58        480            476          3.3750000000
  77       I        1,134,327.59      7.6250000000      7.2500000000       2,840.85        480            475          3.0000000000
  78       I          731,055.36      7.8743234832      7.4993234832       2,198.53        480            475          3.2493234832
  79       I          341,527.06      8.0000000000      7.6250000000         859.72        480            474          3.3750000000
  80       I          125,349.83      8.0000000000      7.6250000000         375.51        480            474          3.3750000000
  81       I          332,099.64      8.1250000000      7.7500000000       1,177.24        480            474          3.5000000000
  82       I          628,252.15      6.6250000000      6.2500000000       2,010.25        360            355          2.8750000000
  83       I          879,087.54      7.2847099050      6.9097099050       2,832.05        360            358          2.6597099050
  84       I           91,725.52      7.5000000000      7.1250000000         340.05        360            358          2.8750000000
  85       I        4,563,662.28      7.2152850534      6.8402850534      14,672.61        360            357          2.6429161948
  86       I        1,510,429.95      7.7620652393      7.3870652393       5,575.07        360            357          3.1242366735
  87       I        2,527,620.17      7.9469130196      7.5719130196      10,666.40        360            357          3.3219130196
  88       I          647,271.95      8.0380855083      7.6630855083       3,089.36        360            357          3.4130855083
  89       I        2,910,265.17      7.3065783190      6.9315783190       9,344.22        360            356          2.6815783190
  90       I        3,916,466.03      7.6270770217      7.2520770217      14,438.59        360            356          3.0020770217
  91       I        1,744,577.45      7.7489382501      7.3739382501       7,346.07        360            356          3.1239382501
  92       I        3,699,218.04      7.5478771180      7.1728771180      11,845.23        360            355          2.9228771180
  93       I        7,022,658.46      7.6793282990      7.3043282990      25,829.27        360            355          3.0543282990
  94       I        1,665,197.14      8.0180592371      7.6430592371       6,985.16        360            355          3.3930592371
  95       I          613,281.16      8.1250000000      7.7500000000       2,917.97        360            355          3.5000000000
  96       I        8,381,135.22      7.5276668308      7.1526668308      26,773.05        360            354          2.9026668308
  97       I        7,334,714.00      7.5844897282      7.2094897282      26,971.63        360            354          3.0040788185
  98       I        6,002,069.19      7.9936284259      7.6186284259      25,167.72        360            354          3.3686284259
  99       I          357,166.61      8.1250000000      7.7500000000       1,697.22        360            354          3.5000000000
  100      I        2,877,787.56      7.8251948721      7.4501948721       9,142.80        360            353          3.2001948721
  101      I        2,603,622.82      7.8805220239      7.5055220239       9,534.76        360            353          3.2906698737
  102      I        1,410,437.08      7.7967227453      7.4217227453       5,906.34        360            353          3.3095835539
  103      I          668,880.43      7.7500000000      7.3750000000       2,122.83        360            352          3.1250000000
  104      I          501,957.37      8.0000000000      7.6250000000       1,798.88        480            478          3.3750000000
  105      I        1,626,089.81      7.2689461053      6.8939461053       4,105.13        480            477          2.6439461053
  106      I          200,411.92      8.0000000000      7.6250000000         605.66        480            477          3.3750000000
  107      I          294,766.04      7.7500000000      7.3750000000       1,053.55        480            477          3.1250000000
  108      I        1,808,015.24      7.5446962950      7.1696962950       4,548.89        480            476          2.9196962950
  109      I          200,148.77      7.6250000000      7.2500000000         715.97        480            476          3.0000000000
  110      I        4,044,826.19      7.4430219111      7.0680219111      10,150.69        480            475          2.8180219111
  111      I        1,342,417.01      7.7954057547      7.4204057547       4,031.39        480            475          3.1704057547
  112      I        2,540,044.30      7.9934563356      7.6184563356       9,042.70        480            475          3.3684563356
  113      I        5,858,466.98      7.4125501568      7.0375501568      14,654.09        480            474          2.8621782633
  114      I        4,484,937.21      7.9466699744      7.5716699744      13,436.61        480            474          3.3216699744
  115      I        1,333,614.03      8.1250000000      7.7500000000       4,725.08        480            474          3.5000000000
  116      I        2,842,701.67      7.8620401306      7.4870401306       7,072.42        480            473          3.2370401306
  117      I        1,824,635.59      8.1060474362      7.7310474362       5,441.79        480            473          3.4810474362
  118      I          190,508.88      7.8750000000      7.5000000000         727.80        360            357          3.2500000000
  119      I          130,459.32      7.8750000000      7.5000000000         433.23        360            356          3.2500000000
  120      I          895,770.99      7.8659185606      7.4909185606       3,429.16        360            356          3.2409185606
  121      I          515,154.01      7.7500000000      7.3750000000       1,716.25        360            355          3.1250000000
  122      I          525,103.65      8.1250000000      7.7500000000       1,656.59        480            477          3.5000000000
  123      I          285,283.17      8.1250000000      7.7500000000         897.85        480            476          3.5000000000
  124      I          116,360.38      8.0000000000      7.6250000000         443.41        360            356          3.3750000000
  125      I          752,056.87      7.3750000000      7.0000000000       2,492.73        360            356          2.7500000000
  126      I          278,648.17      7.7519932752      7.3769932752       1,062.27        360            356          3.1269932752
  127      I          271,694.63      7.1250000000      6.7500000000         903.62        360            355          2.5000000000
  128      I          175,790.20      7.2500000000      6.8750000000         669.70        360            355          2.6250000000
  129      I          123,481.54      8.1250000000      7.7500000000         387.28        480            475          3.5000000000

                                                                         Initial        Original      Remaining
                      Current       Current Gross      Current Net       Monthly        Term to        Term to
 Loan                Balances       Mortgage Rate     Mortgage Rate      Payment        Maturity       Maturity      Gross Margin
Number   Group         ($)               ($)              (%)              ($)         (in months)    (in months)          (%)
------   -----   ---------------   ---------------   ---------------   ------------   ------------   ------------   ---------------
  130      I          108,756.37      8.1250000000      7.7500000000         402.35        480            475          3.5000000000
  131      I          216,120.07      8.1250000000      7.7500000000         940.05        360            357          3.5000000000
  132      I          116,472.05      8.0000000000      7.6250000000         508.76        360            356          3.3750000000
  133      I          468,145.31      7.5680954675      7.1930954675       1,551.63        360            355          2.9430954675
  134      I          193,689.13      7.8750000000      7.5000000000         736.59        360            355          3.2500000000
  135      I          496,591.33      7.6250000000      7.2500000000       2,154.27        360            355          3.0000000000
  136      I          359,033.25      7.5000000000      7.1250000000       1,196.38        360            354          2.8750000000
  137      I          182,674.92      7.7500000000      7.3750000000         723.87        360            357          3.1250000000
  138      I          238,345.57      8.1250000000      7.7500000000         938.81        360            356          3.5000000000
  139      I          156,302.36      8.0000000000      7.6250000000         514.46        480            477          3.3750000000
  140      I          322,439.59      8.1250000000      7.7500000000       1,057.93        480            476          3.5000000000
  141      I          223,353.51      7.8750000000      7.5000000000         770.31        360            357          3.2500000000
  142      I          604,981.08      7.8186213423      7.4436213423       2,077.63        360            356          3.1936213423
  143      I          236,006.92      8.0000000000      7.6250000000         932.49        360            356          3.3750000000
  144      I          549,915.60      7.5342482556      7.1592482556       1,888.51        360            355          2.9092482556
  145      I          241,208.55      8.1250000000      7.7500000000         947.90        360            355          3.5000000000
  146      I          458,316.13      8.1250000000      7.7500000000       2,054.38        360            355          3.5000000000
  147      I          540,011.41      7.6250000000      7.2500000000       1,859.17        360            354          3.0000000000
  148      I          310,700.30      8.1250000000      7.7500000000         859.24        480            477          3.5000000000
  149      I          442,208.43      7.6250000000      7.2500000000       1,219.56        480            476          3.0000000000
  150      I          339,042.10      8.0000000000      7.6250000000         931.30        480            475          3.3750000000
  151      I          308,603.41      7.7500000000      7.3750000000       1,191.23        480            476          3.1250000000
  152      I          134,470.30      7.8750000000      7.5000000000         531.05        360            357          3.2500000000
  153      I          645,576.59      7.5000000000      7.1250000000       2,221.89        360            356          2.8750000000
  154      I          443,831.95      7.5000000000      7.1250000000       1,527.16        360            355          2.8750000000
  155      I          306,189.97      8.1250000000      7.7500000000       1,201.17        360            355          3.5000000000
  156      I          147,882.89      7.6250000000      7.2500000000         581.62        360            354          3.0000000000
  157      I           37,792.16      8.1250000000      7.7500000000         124.00        480            476          3.5000000000
  158      I          552,243.47      7.7500000000      7.3750000000       1,524.45        480            475          3.1250000000
  159      I          571,018.97      8.0589540637      7.6839540637       2,476.34        360            356          3.4339540637
  160      I          318,548.96      7.7500000000      7.3750000000       1,217.08        360            357          3.1250000000
  161      I          321,278.31      7.6250000000      7.2500000000       1,397.90        360            358          3.0000000000
  162      I          256,768.63      7.7500000000      7.3750000000         978.56        360            357          3.1250000000
  163      I        1,408,577.96      7.6361470312      7.2611470312       5,378.22        360            356          3.0111470312
  164      I          239,812.49      8.1250000000      7.7500000000       1,041.02        360            356          3.5000000000
  165      I        1,285,168.56      7.8272417997      7.4522417997       4,889.71        360            355          3.2022417997
  166      I          114,875.68      8.0000000000      7.6250000000         497.88        360            355          3.3750000000
  167      I          117,481.47      7.8750000000      7.5000000000         576.56        360            355          3.2500000000
  168      I          203,580.11      7.6250000000      7.2500000000         773.29        360            354          3.0000000000
  169      I           45,290.65      7.8750000000      7.5000000000         196.07        360            354          3.2500000000
  170      I          583,466.52      7.7946458372      7.4196458372       1,841.22        480            477          3.1696458372
  171      I        1,363,754.38      7.8603774292      7.4853774292       4,291.64        480            476          3.2353774292
  172      I          905,390.55      7.8205435364      7.4455435364       2,842.13        480            475          3.1955435364
  173      I          251,821.96      8.1250000000      7.7500000000         932.86        480            475          3.5000000000
  174      I          329,979.15      7.3750000000      7.0000000000         825.32        480            474          2.7500000000
  175      I          177,999.31      8.1250000000      7.7500000000         556.42        480            474          3.5000000000
  176      I          180,304.48      8.1250000000      7.7500000000         885.50        360            356          3.5000000000
  177      I          291,744.43      8.1250000000      7.7500000000       1,266.46        360            356          3.5000000000
  178      I          320,969.85      8.1250000000      7.7500000000       1,574.21        360            355          3.5000000000
  179      I          481,924.86      7.8750000000      7.5000000000       1,788.20        480            476          3.2500000000
  180      I          463,687.22      8.1250000000      7.7500000000       1,727.98        360            353          3.5000000000
  181      I          763,998.37      7.7500000000      7.3750000000       2,444.47        360            353          3.1250000000
  182      I        1,215,072.25      8.0915433321      7.7165433321       4,460.58        360            353          3.4665433321
  183      I          321,465.75      8.1250000000      7.7500000000         963.45        480            473          3.5000000000
  184      I          763,793.83      7.6852337397      7.3102337397       2,470.20        360            357          3.0602337397
  185      I        2,932,488.85      7.7733425248      7.3983425248      10,894.05        360            357          3.1483425248
  186      I          583,628.35      8.1250000000      7.7500000000       2,471.66        360            357          3.5000000000
  187      I          611,984.73      7.3844085701      7.0094085701       1,984.53        360            356          2.7594085701
  188      I        3,440,427.19      7.8164604044      7.4414604044      12,789.10        360            356          3.1914604044
  189      I          610,035.26      8.0815394630      7.7065394630       2,585.28        360            356          3.4565394630
  190      I          979,124.23      7.8851655410      7.5101655410       3,631.16        360            355          3.2601655410
  191      I          345,600.00      1.0000000000      0.6250000000         873.88        480            478          3.0000000000
  192      I          509,393.94      7.2500000000      6.8750000000       1,294.63        480            477          2.6250000000
  193      I          451,640.74      8.1250000000      7.7500000000       1,372.42        480            477          3.5000000000
  194      I        1,028,339.04      7.4015092872      7.0265092872       2,613.53        480            476          3.0372484521
  195      I          298,772.52      8.1250000000      7.7500000000         908.48        480            476          3.5000000000

                                                                         Initial        Original      Remaining
                      Current       Current Gross      Current Net       Monthly        Term to        Term to
 Loan                Balances       Mortgage Rate     Mortgage Rate      Payment        Maturity       Maturity      Gross Margin
Number   Group         ($)               ($)              (%)              ($)         (in months)    (in months)          (%)
------   -----   ---------------   ---------------   ---------------   ------------   ------------   ------------   ---------------
  196      I          204,334.23      8.1250000000      7.7500000000         733.87        480            476          3.5000000000
  197      I          608,738.94      7.5000000000      7.1250000000       1,541.79        480            475          2.8750000000
  198      I          276,325.72      7.8750000000      7.5000000000         834.59        480            475          3.2500000000
  199      I          238,855.64      7.3750000000      7.0000000000         771.94        360            357          2.7500000000
  200      I           97,535.92      7.6250000000      7.2500000000         365.56        360            356          3.0000000000
  201      I          121,624.21      8.1250000000      7.7500000000         516.05        360            357          3.5000000000
  202      I          373,512.50      1.0000000000      0.6250000000       1,206.15        360            358          3.0000000000
  203      I        1,550,429.14      7.5345832969      7.1595832969       5,010.85        360            357          2.9095832969
  204      I          335,630.96      7.1250000000      6.7500000000       1,245.62        360            357          3.3750000000
  205      I        1,558,726.25      7.5251598821      7.1501598821       5,051.04        360            356          2.9001598821
  206      I        1,341,773.59      7.8006765340      7.4256765340       4,985.82        360            356          3.1756765340
  207      I          710,279.52      7.5919987124      7.2169987124       2,293.29        360            355          2.9669987124
  208      I        4,057,211.12      7.8189502544      7.4439502544      15,050.99        360            355          3.1939502544
  209      I          209,978.28      8.0000000000      7.6250000000         887.91        360            355          3.3750000000
  210      I        1,105,199.86      7.7025720794      7.3275720794       3,559.92        360            354          3.0775720794
  211      I        1,732,340.35      7.9856549573      7.6106549573       6,404.43        360            354          3.3606549573
  212      I          203,666.39      7.8750000000      7.5000000000         859.66        360            354          3.2500000000
  213      I          976,265.11      7.9053492947      7.5303492947       3,146.93        360            353          3.2803492947
  214      I          870,079.78      7.2500000000      6.8750000000       2,791.83        360            352          3.5000000000
  215      I           87,701.50      1.0000000000      0.6250000000         222.52        480            478          3.2500000000
  216      I          518,236.21      7.6250000000      7.2500000000       1,314.86        480            477          3.0000000000
  217      I          288,523.91      7.3750000000      7.0000000000         733.29        480            476          2.7500000000
  218      I          421,003.38      7.8750000000      7.5000000000       1,065.92        480            475          3.2500000000
  219      I        1,042,140.13      8.1250000000      7.7500000000       3,158.48        480            475          3.5000000000
  220      I        1,075,831.29      7.6123297722      7.2373297722       2,716.84        480            474          2.9873297722
  221      I          676,170.80      8.0238511945      7.6488511945       2,036.98        480            474          3.3988511945
  222      I          383,631.73      8.0809123505      7.7059123505       1,368.94        480            474          3.4559123505
  223      I          242,564.52      7.8750000000      7.5000000000         604.33        480            473          3.2500000000
  224      I          341,319.65      7.2500000000      6.8750000000       1,029.61        480            473          3.5000000000
  225      I          108,524.34      8.0000000000      7.6250000000         386.63        480            473          3.3750000000
  226      I          259,106.52      3.0000000000      2.6250000000       1,096.18        360            358          3.2500000000
  227      I          230,957.92      7.5000000000      7.1250000000         857.15        360            357          2.8750000000
  228      I          245,431.23      7.5000000000      7.1250000000         795.10        360            356          2.8750000000
  229      I           63,410.89      7.3750000000      7.0000000000         235.82        360            356          2.7500000000
  230      I          274,821.54      7.6250000000      7.2500000000         887.73        360            355          3.0000000000
  231      I          236,321.71      8.0653211939      7.6903211939         877.85        360            355          3.4403211939
  232      I          124,256.15      8.1250000000      7.7500000000         398.84        360            353          3.5000000000
  233      I          166,830.27      8.1250000000      7.7500000000         503.91        480            474          3.5000000000
  234      I          280,162.41      8.1250000000      7.7500000000         706.48        480            474          3.5000000000
  235      I        1,861,118.23      7.3162444091      6.9412444091       6,010.51        360            357          2.6912444091
  236      I        3,298,090.74      7.3374173875      6.9624173875      10,685.22        360            356          2.7967010248
  237      I        1,948,389.53      7.5914916357      7.2164916357       7,243.86        360            356          3.1282488518
  238      I        1,236,684.30      7.9508386275      7.5758386275       5,240.98        360            356          3.3258386275
  239      I          677,316.33      7.4959326999      7.1209326999       2,191.19        360            355          2.8709326999
  240      I        3,722,322.35      7.6736858271      7.2986858271      13,869.83        360            355          3.0486858271
  241      I          939,281.91      8.0733049477      7.6983049477       3,974.05        360            355          3.4483049477
  242      I        3,638,112.62      7.5126388257      7.1376388257      11,726.37        360            354          2.9650558206
  243      I        2,324,639.16      7.8729122018      7.4979122018       8,602.21        360            354          3.2479122018
  244      I        1,022,653.05      7.9000567067      7.5250567067       4,321.47        360            354          3.2750567067
  245      I        1,257,621.60      7.7929892296      7.4179892296       4,034.65        360            353          3.1679892296
  246      I        2,609,391.04      8.0752233570      7.7002233570       9,627.16        360            353          3.4502233570
  247      I          268,592.16      7.8750000000      7.5000000000         817.63        480            477          3.2500000000
  248      I          882,031.43      7.6856410704      7.3106410704       2,244.23        480            476          3.0606410704
  249      I          268,895.27      7.5000000000      7.1250000000         817.63        480            476          2.8750000000
  250      I          734,046.35      7.5464109181      7.1714109181       1,859.01        480            475          2.9214109181
  251      I          184,315.63      7.6250000000      7.2500000000         558.72        480            475          3.0000000000
  252      I        2,426,643.46      7.4237723715      7.0487723715       6,129.25        480            474          2.7987723715
  253      I        1,585,977.15      7.6809813133      7.3059813133       4,802.07        480            474          3.0559813133
  254      I           76,559.67      8.1250000000      7.7500000000         273.51        480            474          3.5000000000
  255      I        2,001,482.98      7.8184333311      7.4434333311       5,033.63        480            473          3.1934333311
  256      I          498,779.52      7.9653634636      7.5903634636       1,502.03        480            473          3.3403634636
  257      I          224,720.48      8.1250000000      7.7500000000         862.35        360            357          3.5000000000
  258      I          223,402.41      7.3750000000      7.0000000000         749.65        360            356          2.7500000000
  259      I          877,435.57      7.9720560479      7.5970560479       3,377.92        360            356          3.3470560479
  260      I          339,553.56      8.0000000000      7.6250000000         903.66        480            477          3.3750000000
  261      I          171,149.52      8.1250000000      7.7500000000         748.56        360            356          3.5000000000

                                                                         Initial        Original      Remaining
                      Current       Current Gross      Current Net       Monthly        Term to        Term to
 Loan                Balances       Mortgage Rate     Mortgage Rate      Payment        Maturity       Maturity      Gross Margin
Number   Group         ($)               ($)              (%)              ($)         (in months)    (in months)          (%)
------   -----   ---------------   ---------------   ---------------   ------------   ------------   ------------   ---------------
  262      I          414,662.45      7.8750000000      7.5000000000       1,101.76        480            477          3.2500000000
  263      I          133,055.77      7.5000000000      7.1250000000         446.56        360            356          3.0000000000
  264      I          487,140.40      8.1250000000      7.7500000000       1,541.20        480            475          3.5000000000
  265      I          127,153.67      7.7500000000      7.3750000000         441.76        360            356          3.1250000000
  266      I          158,733.73      8.1250000000      7.7500000000         632.20        360            356          3.5000000000
  267      I          312,046.80      7.6250000000      7.2500000000         867.55        480            477          3.0000000000
  268      I          759,118.22      7.8299582771      7.4549582771       2,115.39        480            476          3.2049582771
  267      I          438,727.18      8.1250000000      7.7500000000       1,219.56        480            475          3.5000000000
  270      I          303,124.45      8.1250000000      7.7500000000       1,177.67        480            476          3.5000000000
  271      I          776,563.97      7.7500000000      7.3750000000       2,691.94        360            357          3.1250000000
  272      I          318,203.09      8.1250000000      7.7500000000       1,264.39        360            356          3.5000000000
  273      I          171,815.95      8.1250000000      7.7500000000         874.04        360            356          3.5000000000
  274      I          545,057.63      7.9732383688      7.5982383688       2,090.33        360            355          3.3482383688
  275      I          207,460.83      8.1250000000      7.7500000000         660.74        480            477          3.5000000000
  276      I          133,020.34      7.7500000000      7.3750000000         419.84        480            475          3.1250000000
  277      I          261,673.77      8.1250000000      7.7500000000       1,142.42        360            355          3.5000000000
  278      I          345,035.84      8.1250000000      7.7500000000       1,087.53        480            475          3.5000000000
  279      I          289,416.91      8.1250000000      7.7500000000       1,079.29        360            353          3.5000000000
  280      I          302,276.18      8.1250000000      7.7500000000         976.18        360            353          3.5000000000
  281      I          560,239.27      8.1250000000      7.7500000000       1,688.26        480            473          3.5000000000
  282      I           66,554.75      8.1250000000      7.7500000000         245.80        360            357          3.5000000000
  283     II        2,517,206.63      7.7459290410      7.3709290410       8,111.13        360            358          3.1209290410
  284     II          367,891.82      8.1250000000      7.7500000000       1,360.21        360            358          3.5000000000
  285     II        8,496,352.18      7.7342551811      7.3592551811      27,312.40        360            357          3.1788726559
  286     II        8,329,269.73      8.0464032171      7.6714032171      30,766.89        360            357          3.4214032171
  287     II        1,854,550.19      8.0884243951      7.7134243951       7,813.62        360            357          3.4634243951
  288     II        4,922,072.64      7.8181195369      7.4431195369      15,769.38        360            356          3.1931195369
  289     II        7,356,814.27      8.0218490525      7.6468490525      27,133.93        360            356          3.3968490525
  290     II        2,409,223.02      8.0937967067      7.7187967067      10,134.55        360            356          3.4687967067
  291     II        5,631,263.73      7.7486603713      7.3736603713      17,987.10        360            355          3.1236603713
  292     II        5,807,531.80      8.0175889745      7.6425889745      21,368.40        360            355          3.3925889745
  293     II          582,789.65      8.1250000000      7.7500000000       2,445.31        360            355          3.5000000000
  294     II        6,301,904.26      7.6903525382      7.3153525382      20,096.73        360            354          3.0653525382
  295     II        3,728,833.17      8.0582030441      7.6832030441      13,677.87        360            354          3.4332030441
  296     II        2,982,253.71      8.1250000000      7.7500000000      12,485.87        360            354          3.5000000000
  297     II          416,429.41      8.0000000000      7.6250000000       1,331.76        360            353          3.3750000000
  298     II          601,284.21      7.1250000000      6.7500000000       2,212.17        360            353          3.3750000000
  299     II        2,757,921.78      7.8294361216      7.4544361216       6,982.78        480            478          3.2044361216
  300     II          664,753.81      8.1250000000      7.7500000000       2,010.62        480            478          3.5000000000
  301     II        6,387,030.27      7.8643859416      7.4893859416      16,118.02        480            477          3.2393859416
  302     II        4,316,284.72      8.0414076556      7.6664076556      13,026.39        480            477          3.4164076556
  303     II        2,066,923.51      7.8966579416      7.5216579416       7,387.94        480            477          3.4937441613
  304     II        4,038,038.40      7.9288229654      7.5538229654      10,186.87        480            476          3.3038229654
  305     II        3,663,284.14      7.9917565912      7.6167565912      11,033.08        480            476          3.3667565912
  306     II        1,040,817.34      8.1250000000      7.7500000000       3,708.74        480            476          3.5000000000
  307     II        4,102,924.48      7.6911130716      7.3161130716      10,303.43        480            475          3.0661130716
  308     II        2,703,052.86      7.9080364918      7.5330364918       8,122.59        480            475          3.2830364918
  309     II          685,823.75      8.1250000000      7.7500000000       2,437.17        480            475          3.5000000000
  310     II        2,695,123.13      7.7750346424      7.4000346424       6,732.60        480            474          3.1500346424
  311     II          857,927.73      8.0914017621      7.7164017621       2,567.97        480            474          3.4664017621
  312     II          281,033.70      8.0000000000      7.6250000000         996.63        480            474          3.3750000000
  313     II          791,683.60      7.8910524672      7.5160524672       1,965.96        480            473          3.2660524672
  314     II          781,608.10      7.9339064472      7.5589064472       2,335.39        480            473          3.4826278588
  315     II          508,489.98      8.0986542572      7.7236542572       1,941.06        360            357          3.4736542572
  316     II          313,837.12      8.1250000000      7.7500000000       1,195.67        360            356          3.5000000000
  317     II          243,570.25      7.8750000000      7.5000000000         816.47        360            355          3.2500000000
  318     II          246,201.91      7.8750000000      7.5000000000         646.23        480            475          3.2500000000
  319     II          495,073.53      8.1250000000      7.7500000000       1,959.80        360            358          3.5000000000
  320     II          321,317.45      8.1250000000      7.7500000000       1,104.39        360            357          3.5000000000
  321     II           89,909.25      8.1250000000      7.7500000000         354.03        360            357          3.5000000000
  322     II          135,360.07      8.1250000000      7.7500000000         606.22        360            357          3.5000000000
  323     II          956,672.85      7.7280738630      7.3530738630       3,289.00        360            356          3.4265819946
  324     II          604,812.09      7.6736197746      7.2986197746       2,710.44        360            356          3.0486197746
  325     II          692,155.06      7.9091017517      7.5341017517       2,372.38        360            355          3.2841017517
  326     II          452,987.08      8.1250000000      7.7500000000       1,777.27        360            355          3.5000000000
  327     II          340,241.06      8.1250000000      7.7500000000       1,526.76        360            355          3.5000000000

                                                                         Initial        Original      Remaining
                      Current       Current Gross      Current Net       Monthly        Term to        Term to
 Loan                Balances       Mortgage Rate     Mortgage Rate      Payment        Maturity       Maturity      Gross Margin
Number   Group         ($)               ($)              (%)              ($)         (in months)    (in months)          (%)
------   -----   ---------------   ---------------   ---------------   ------------   ------------   ------------   ---------------
  328     II          159,290.82      8.1250000000      7.7500000000         615.96        480            478          3.5000000000
  329     II          485,572.12      7.8209379767      7.4459379767       1,343.19        480            477          3.1959379767
  330     II          152,262.98      7.7500000000      7.3750000000         501.27        480            477          3.1250000000
  331     II        1,227,111.99      7.7154941203      7.3404941203       3,383.73        480            476          3.0904941203
  332     II          272,529.61      8.1250000000      7.7500000000         748.37        480            475          3.5000000000
  333     II        1,547,829.77      7.9310330279      7.5560330279       5,915.68        360            357          3.3060330279
  334     II          245,426.53      8.1250000000      7.7500000000       1,068.87        360            357          3.5000000000
  335     II        1,542,973.10      8.0141922832      7.6391922832       5,880.49        360            356          3.4753760629
  336     II          143,590.91      8.1250000000      7.7500000000         623.22        360            356          3.5000000000
  337     II          336,497.63      8.0000000000      7.6250000000       1,652.92        360            356          3.3750000000
  338     II        1,275,568.88      7.5188231691      7.1438231691       4,857.24        360            355          3.0175432784
  339     II           76,842.14      8.1250000000      7.7500000000         332.94        360            355          3.5000000000
  340     II          367,072.97      8.1250000000      7.7500000000       1,798.29        360            354          3.5000000000
  341     II          429,740.89      8.1250000000      7.7500000000       1,602.68        480            478          3.5000000000
  342     II          285,362.22      8.1250000000      7.7500000000         900.38        480            477          3.5000000000
  343     II          503,501.83      8.1250000000      7.7500000000       1,862.71        480            475          3.5000000000
  344     II          492,688.19      7.6378227576      7.2628227576       1,542.78        480            474          3.5000000000
  345     II          567,259.35      8.1250000000      7.7500000000       2,093.69        480            474          3.5000000000
  346     II          262,305.58      8.1250000000      7.7500000000         786.14        480            473          3.5000000000
  347     II           94,751.01      1.0000000000      0.6250000000         305.56        360            358          3.2500000000
  348     II          223,345.36      2.0000000000      1.6250000000         827.95        360            358          3.5000000000
  349     II          103,821.53      3.0000000000      2.6250000000         438.47        360            358          3.5000000000
  350     II        1,473,355.66      7.8382251421      7.4632251421       4,764.95        360            357          3.2132251421
  351     II        1,922,764.20      8.0541373846      7.6791373846       7,138.87        360            357          3.4291373846
  352     II          114,804.13      8.0000000000      7.6250000000         485.69        360            357          3.3750000000
  353     II          772,672.99      7.9860414349      7.6110414349       2,507.85        360            356          3.3610414349
  354     II          427,377.50      8.1250000000      7.7500000000       1,588.27        360            356          3.5000000000
  355     II          369,850.19      8.0511974389      7.6761974389       1,565.85        360            356          3.4261974389
  356     II        1,213,133.78      7.7264394523      7.3514394523       3,933.66        360            355          3.1014394523
  357     II          386,873.47      8.0008824203      7.6258824203       1,436.35        360            355          3.3758824203
  358     II        1,875,711.35      7.7684673777      7.3934673777       6,046.52        360            354          3.1434673777
  359     II          265,283.50      8.1250000000      7.7500000000         986.89        360            354          3.5000000000
  360     II          973,128.61      7.7357559925      7.3607559925       4,114.86        360            354          3.5000000000
  361     II          710,575.15      8.1250000000      7.7500000000       2,302.63        360            353          3.5000000000
  362     II          203,830.91      8.0000000000      7.6250000000         754.02        360            353          3.3750000000
  363     II          722,914.35      7.9321515803      7.5571515803       1,834.35        480            477          3.3071515803
  364     II          578,541.28      8.0481771932      7.6731771932       1,464.55        480            476          3.4231771932
  365     II          499,453.13      8.1250000000      7.7500000000       1,264.29        480            475          3.5000000000
  366     II          823,441.41      8.1250000000      7.7500000000       2,495.91        480            475          3.5000000000
  367     II        1,839,220.10      8.0086619744      7.6336619744       4,632.34        480            474          3.3836619744
  368     II        1,502,439.14      8.1250000000      7.7500000000       4,534.83        480            474          3.5000000000
  369     II           59,631.39      8.1250000000      7.7500000000         212.29        480            474          3.5000000000
  370     II          748,142.26      7.7823494876      7.4073494876       1,881.25        480            473          3.1573494876
  371     II          119,766.30      2.2500000000      1.8750000000         458.70        360            358          3.3750000000
  372     II          344,252.64      7.6250000000      7.2500000000       1,321.05        360            357          3.0000000000
  373     II          166,574.71      8.1250000000      7.7500000000         660.65        360            357          3.5000000000
  374     II          325,925.22      8.1250000000      7.7500000000       1,289.09        360            354          3.5000000000
  375     II          275,017.50      2.2500000000      1.8750000000       1,055.00        360            358          3.5000000000
  376     II          194,807.29      8.1250000000      7.7500000000         853.01        360            356          3.5000000000
  377     II          376,442.56      8.1250000000      7.7500000000       1,191.23        480            475          3.5000000000
  378     III       8,501,127.83      6.7928827487      6.4178827487      27,393.96        360            358          3.0428827487
  379     III       5,591,100.15      7.1463154371      6.7713154371      20,699.47        360            358          3.3963154371
  380     III      44,182,312.28      6.8980602019      6.5230602019     142,173.40        360            357          3.1361580179
  381     III      36,265,121.99      7.0979416448      6.7229416448     134,085.68        360            357          3.3479416448
  382     III       4,626,198.98      7.2500000000      6.8750000000      19,516.93        360            357          3.5000000000
  383     III      16,525,456.45      6.7769481798      6.4019481798      53,073.72        360            356          3.0269481798
  384     III       7,198,707.59      7.1366820678      6.7616820678      26,552.41        360            356          3.3866820678
  385     III         564,732.47      7.2500000000      6.8750000000       2,377.85        360            356          3.5000000000
  386     III         749,472.53      7.0000000000      6.6250000000       2,400.24        360            355          3.2500000000
  387     III      13,488,033.08      6.8774807267      6.5024807267      34,157.69        480            478          3.1274807267
  388     III       2,607,770.72      7.1498928249      6.7748928249       7,903.93        480            478          3.3998928249
  389     III      52,390,091.45      6.9756041252      6.6006041252     132,223.75        480            477          3.2256041252
  390     III      15,299,428.65      7.1622345961      6.7872345961      46,262.36        480            477          3.4122345961
  391     III       1,876,720.42      6.9905210868      6.6155210868       6,715.80        480            477          3.2405210868
  392     III      17,885,267.97      6.9045412729      6.5295412729      45,030.65        480            476          3.1543279411
  393     III       7,230,283.56      7.1252546031      6.7502546031      21,805.31        480            476          3.3752546031

                                                                         Initial        Original      Remaining
                      Current       Current Gross      Current Net       Monthly        Term to        Term to
 Loan                Balances       Mortgage Rate     Mortgage Rate      Payment        Maturity       Maturity      Gross Margin
Number   Group         ($)               ($)              (%)              ($)         (in months)    (in months)          (%)
------   -----   ---------------   ---------------   ---------------   ------------   ------------   ------------   ---------------
  394     III         561,802.24      7.2500000000      6.8750000000       2,004.72        480            476          3.5000000000
  395     III       1,511,110.57      7.1250000000      6.7500000000       3,792.85        480            475          3.3750000000
  396     III         487,546.68      7.2500000000      6.8750000000       1,801.90        360            357          3.5000000000
  397     III         689,853.20      7.1250000000      6.7500000000       2,909.07        360            357          3.3750000000
  398     III         420,646.61      7.2500000000      6.8750000000       1,271.87        480            478          3.5000000000
  399     III       2,063,178.80      7.1820491115      6.8070491115       5,208.85        480            477          3.4320491115
  400     III       7,838,274.37      6.8766593013      6.5016593013      25,272.25        360            358          3.1266593013
  401     III       2,269,384.83      7.0969656990      6.7219656990       8,405.17        360            358          3.3469656990
  402     III       1,421,556.35      7.2500000000      6.8750000000       6,003.65        360            358          3.5000000000
  403     III      28,697,984.29      6.8969175370      6.5219175370      92,279.55        360            357          3.1469175370
  404     III       6,659,915.22      7.1586046361      6.7836046361      24,620.43        360            357          3.4086046361
  405     III       2,332,195.37      7.2500000000      6.8750000000       9,835.20        360            357          3.5000000000
  406     III      22,064,105.54      6.8966665815      6.5216665815      70,850.74        360            356          3.1466665815
  407     III       2,323,380.79      7.1863996619      6.8113996619       8,571.49        360            356          3.4363996619
  408     III         520,675.30      7.2500000000      6.8750000000       2,192.35        360            356          3.5000000000
  409     III         888,138.30      7.0635120440      6.6885120440       2,840.08        360            355          3.3135120440
  410     III       5,328,629.41      6.9376173206      6.5626173206      13,482.95        480            478          3.1876173206
  411     III       1,705,742.10      6.9650288736      6.5900288736       5,163.19        480            478          3.2150288736
  412     III      24,818,774.34      7.0059450483      6.6309450483      62,673.13        480            477          3.2559450483
  413     III       3,528,183.99      7.2300775409      6.8550775409      10,665.41        480            477          3.4800775409
  414     III      13,138,398.75      7.0745889502      6.6995889502      33,057.73        480            476          3.3245889502
  415     III       1,782,874.33      7.1633097774      6.7883097774       5,372.14        480            476          3.4133097774
  416     III         431,640.77      7.2500000000      6.8750000000       1,088.29        480            472          3.5000000000
  417     III         649,940.34      6.8750000000      6.5000000000       2,090.66        360            357          3.1250000000
  418     III         465,333.06      6.8750000000      6.5000000000       1,502.70        360            356          3.1250000000
  419     III         384,756.71      6.3750000000      6.0000000000       1,423.04        360            357          2.6250000000
  420     III      12,206,420.93      6.8514654045      6.4764654045      39,331.30        360            358          3.1014654045
  421     III       2,541,899.63      6.8739037392      6.4989037392       9,409.80        360            358          3.1239037392
  422     III         698,798.77      7.0000000000      6.6250000000       2,951.23        360            358          3.2500000000
  423     III      41,826,212.23      6.7463293963      6.3713293963     134,570.74        360            357          2.9963293963
  424     III       9,520,842.63      6.9607985164      6.5857985164      35,198.38        360            357          3.2107985164
  425     III       3,029,789.05      7.2500000000      6.8750000000      12,770.41        360            357          3.5000000000
  426     III       1,062,122.16      7.2500000000      6.8750000000       5,070.16        360            357          3.5000000000
  427     III      19,012,255.43      6.7627278413      6.3877278413      61,078.16        360            356          3.0127278413
  428     III       6,109,017.65      7.0239292053      6.6489292053      22,563.47        360            356          3.2739292053
  429     III       1,005,331.91      7.1807932492      6.8057932492       4,232.91        360            356          3.4307932492
  430     III       1,036,109.71      6.8663179887      6.4913179887       3,319.33        360            355          3.1163179887
  431     III         482,535.19      7.0000000000      6.6250000000       1,774.18        360            355          3.2500000000
  432     III       1,063,212.02      6.7224369428      6.3474369428       3,403.43        360            354          2.9724369428
  433     III       1,079,895.37      7.0837144007      6.7087144007       3,459.24        360            353          3.3337144007
  434     III       7,505,977.96      6.7948365202      6.4198365202      19,000.69        480            478          3.0448365202
  435     III       2,000,646.65      7.1184626268      6.7434626268       6,064.40        480            478          3.3684626268
  436     III         447,516.22      7.0000000000      6.6250000000       1,603.78        480            478          3.2500000000
  437     III      34,998,154.51      6.8761150565      6.5011150565      88,357.76        480            477          3.1261150565
  438     III       4,947,725.74      7.0424035074      6.6674035074      14,959.62        480            477          3.2924035074
  439     III         942,564.83      7.2500000000      6.8750000000       3,370.79        480            477          3.5000000000
  440     III      15,273,635.32      6.7388749576      6.3638749576      38,464.55        480            476          2.9888749576
  441     III       2,020,517.77      7.1629232213      6.7879232213       6,104.98        480            476          3.4129232213
  442     III         703,360.33      7.1250000000      6.7500000000       2,510.37        480            476          3.3750000000
  443     III         515,309.26      6.7500000000      6.3750000000       1,294.62        480            475          3.0000000000
  444     III         994,366.51      7.1205228468      6.7455228468       2,493.17        480            474          3.3705228468
  445     III         475,265.25      7.2500000000      6.8750000000       1,453.57        480            474          3.5000000000
  446     III         814,130.66      7.0000000000      6.6250000000       2,719.34        360            358          3.2500000000
  447     III         650,127.78      7.2500000000      6.8750000000       2,166.14        360            357          3.5000000000
  448     III         490,859.10      7.2500000000      6.8750000000       1,303.04        480            478          3.5000000000
  449     III         480,752.98      7.2500000000      6.8750000000       1,271.26        480            477          3.5000000000
  450     III       1,171,808.25      7.0000000000      6.6250000000       3,915.71        360            358          3.2500000000
  451     III         651,618.15      7.2500000000      6.8750000000       2,166.14        360            356          3.5000000000
  452     III         651,205.16      7.2500000000      6.8750000000       2,484.60        360            356          3.5000000000
  453     III         392,080.42      7.2500000000      6.8750000000       1,704.49        360            356          3.5000000000
  454     III         678,408.33      6.8750000000      6.5000000000       2,266.12        360            358          3.1250000000
  455     III         518,808.76      6.7500000000      6.3750000000       1,732.91        360            357          3.0000000000
  456     III         499,477.07      7.1250000000      6.7500000000       1,906.46        360            356          3.3750000000
  457     III         446,111.09      7.2500000000      6.8750000000       1,408.42        480            476          3.5000000000
  458     III         451,005.05      7.2500000000      6.8750000000       1,559.95        360            358          3.5000000000
  459     III         530,557.08      7.2500000000      6.8750000000       2,102.05        360            358          3.5000000000

                                                                         Initial        Original      Remaining
                      Current       Current Gross      Current Net       Monthly        Term to        Term to
 Loan                Balances       Mortgage Rate     Mortgage Rate      Payment        Maturity       Maturity      Gross Margin
Number   Group         ($)               ($)              (%)              ($)         (in months)    (in months)          (%)
------   -----   ---------------   ---------------   ---------------   ------------   ------------   ------------   ---------------
  460     III         719,320.88      7.2500000000      6.8750000000       2,482.11        360            357          3.5000000000
  461     III         711,589.25      7.0000000000      6.6250000000       2,451.73        360            356          3.2050000000
  462     III       1,851,633.76      6.9926431024      6.6176431024       5,126.32        480            477          3.2426431024
  463     III         767,809.78      6.7500000000      6.3750000000       2,650.53        360            357          3.0000000000
  464     III       1,195,619.75      6.9891291619      6.6141291619       4,721.11        360            357          3.2391291619
  465     III       1,237,757.69      7.1852292309      6.8102292309       4,262.24        360            356          3.4352292309
  466     III         429,656.78      7.2500000000      6.8750000000       1,189.08        480            477          3.5000000000
  467     III       1,136,281.87      6.8170401878      6.4420401878       3,922.30        360            357          3.0670401878
  468     III         424,657.24      7.1250000000      6.7500000000       1,678.48        360            357          3.3750000000
  469     III         602,763.01      7.1250000000      6.7500000000       2,073.49        360            355          3.3750000000
  470     III         991,515.69      7.2500000000      6.8750000000       2,744.01        480            477          3.5000000000
  471     III         420,490.67      7.2500000000      6.8750000000       1,385.07        480            477          3.5000000000
  472     III       1,029,896.83      7.0608045480      6.6858045480       3,933.32        360            357          3.3108045480
  473     III         568,500.94      7.0000000000      6.6250000000       2,170.78        360            355          3.2500000000
  474     III       1,012,506.37      7.6222578654      7.2472578654       3,186.73        480            476          3.4379570224
  475     III         442,523.03      7.2500000000      6.8750000000       1,691.44        360            357          3.5000000000
  476     III         904,929.55      7.1859099404      6.8109099404       3,455.51        360            357          3.4359099404
  477     III         859,852.03      7.2500000000      6.8750000000       3,742.78        360            357          3.5000000000
  478     III         480,444.14      6.7500000000      6.3750000000       1,834.79        360            356          3.0000000000
  479     III       1,151,571.27      7.2500000000      6.8750000000       3,629.33        480            477          3.5000000000
  480     III       2,329,481.72      6.9254098069      6.5504098069       8,886.86        360            356          3.1754098069
  481     III         624,845.09      6.1250000000      5.7500000000       2,389.04        360            354          2.3750000000
  482     III         448,617.33      7.2500000000      6.8750000000       1,416.32        480            477          3.5000000000
  483     III         451,878.30      7.2500000000      6.8750000000       1,132.80        480            473          2.1250000000
  484     III         648,884.57      3.0000000000      2.6250000000       2,740.43        360            358          3.5000000000
  485     III         637,744.59      7.0000000000      6.6250000000       2,061.07        360            357          3.2500000000
  486     III         565,792.12      7.2500000000      6.8750000000       2,099.81        360            357          3.5000000000
  487     III         455,130.60      7.2500000000      6.8750000000       1,925.47        360            357          3.5000000000
  488     III         893,474.82      6.8750000000      6.5000000000       2,894.77        360            356          3.1250000000
  489     III         465,145.79      7.2500000000      6.8750000000       1,729.82        360            356          3.5000000000
  490     III       1,508,796.07      6.9098544320      6.5348544320       3,828.25        480            477          3.1598544320
  491     III         470,708.59      7.2500000000      6.8750000000       1,429.34        480            477          3.5000000000
  492     III       1,199,673.50      6.9779555166      6.6029555166       3,049.45        480            476          3.2279555166
  493     III         475,048.31      7.2500000000      6.8750000000       1,444.48        480            476          3.5000000000
  494     III         648,451.01      1.0000000000      0.6250000000       2,090.66        360            358          3.5000000000
  495     III       3,860,695.70      6.9450558911      6.5700558911      12,481.72        360            357          3.1950558911
  496     III       1,071,378.86      6.6804281319      6.3054281319       3,470.82        360            356          2.9304281319
  497     III         900,012.27      7.2500000000      6.8750000000       3,382.02        360            356          3.5000000000
  498     III         429,737.41      7.1250000000      6.7500000000       1,090.32        480            477          3.3750000000
  499     III         439,247.05      7.2500000000      6.8750000000       1,112.57        480            476          3.5000000000
  500     III         502,343.61      7.2500000000      6.8750000000       1,264.29        480            474          3.5000000000
  501     III       8,268,481.05      1.0000000000      0.6250000000      26,697.40        360            358          3.1068804483
  502     III      33,150,511.03      6.7044499428      6.3294499428     107,240.62        360            357          2.9544499428
  503     III         449,243.33      6.8750000000      6.5000000000       1,670.69        360            357          3.1250000000
  504     III      13,902,756.83      6.6640047098      6.2890047098      45,132.53        360            356          2.9140047098
  505     III         634,063.31      7.0000000000      6.6250000000       2,355.96        360            356          3.2500000000
  506     III         613,052.46      6.7500000000      6.3750000000       2,597.08        360            356          3.0000000000
  507     III         497,903.26      7.2500000000      6.8750000000       1,604.99        360            354          3.5000000000
  508     III       1,433,465.81      1.0000000000      0.6250000000       3,630.77        480            478          3.2096159203
  509     III       3,790,750.98      6.9697113868      6.5947113868       9,621.82        480            477          3.2197113868
  510     III       1,695,711.57      6.9523288961      6.5773288961       4,309.69        480            476          3.2023288961
  511     III         647,889.04      7.2500000000      6.8750000000       2,326.90        480            476          3.5000000000
  512     III         766,470.25      7.1250000000      6.7500000000       2,566.04        360            357          3.3750000000
  513     III         996,427.31      7.2500000000      6.8750000000       3,158.27        480            477          3.5000000000
  514     III         430,025.37      7.2500000000      6.8750000000       1,197.39        480            476          3.5000000000
  515     III         997,798.79      1.5000000000      1.1250000000       3,451.21        360            358          3.2500000000
  516     III         997,798.79      7.2500000000      6.8750000000       3,451.21        360            357          3.5000000000
  517     III       1,530,314.72      7.2500000000      6.8750000000       4,257.93        480            476          3.5000000000
  518     III         874,849.05      6.6250000000      6.2500000000       3,363.77        360            357          2.8750000000
  519     IV       11,402,566.71      7.1457780379      6.7707780379      36,753.83        360            358          3.3957780379
  520     IV        3,039,818.03      7.2500000000      6.8750000000      11,258.63        360            358          3.5000000000
  521     IV          527,093.93      7.2500000000      6.8750000000       2,226.07        360            358          3.5000000000
  522     IV       55,120,687.18      7.0994236682      6.7244236682     177,326.43        360            357          3.3494236682
  523     IV        1,583,311.21      7.2500000000      6.8750000000       5,275.38        360            357          3.5000000000
  524     IV       17,707,090.66      7.1927067507      6.8177067507      65,445.51        360            357          3.4427067507
  525     IV        2,974,474.40      7.2500000000      6.8750000000      12,556.60        360            357          3.5000000000

                                                                         Initial        Original      Remaining
                      Current       Current Gross      Current Net       Monthly        Term to        Term to
 Loan                Balances       Mortgage Rate     Mortgage Rate      Payment        Maturity       Maturity      Gross Margin
Number   Group         ($)               ($)              (%)              ($)         (in months)    (in months)          (%)
------   -----   ---------------   ---------------   ---------------   ------------   ------------   ------------   ---------------
  526     IV       30,707,844.55      7.0973334569      6.7223334569      99,874.63        360            356          3.3546932019
  527     IV        5,154,051.60      7.2170578749      6.8420578749      19,018.82        360            356          3.4670578749
  528     IV          648,726.24      7.2500000000      6.8750000000       2,740.43        360            356          3.5000000000
  529     IV        1,649,459.00      7.2500000000      6.8750000000       5,274.58        360            355          3.5000000000
  530     IV          515,622.21      7.0000000000      6.6250000000       1,647.12        360            354          3.2500000000
  531     IV        1,003,820.54      7.2500000000      6.8750000000       4,216.05        360            354          3.5000000000
  532     IV       13,265,338.94      7.1819250633      6.8069250633      33,578.29        480            478          3.4319250633
  533     IV        2,646,523.06      7.1549103789      6.7799103789       8,021.58        480            478          3.4049103789
  534     IV       43,785,246.75      7.1315398087      6.7565398087     110,578.85        480            477          3.3815398087
  535     IV       11,323,281.83      7.2066145347      6.8316145347      34,232.72        480            477          3.4566145347
  536     IV        2,505,398.01      7.2500000000      6.8750000000       8,958.58        480            477          3.5000000000
  537     IV       18,739,176.65      7.1083633519      6.7333633519      47,173.59        480            476          3.3583633519
  538     IV        2,461,735.44      7.2500000000      6.8750000000       7,425.30        480            476          3.5000000000
  539     IV          917,242.58      7.2500000000      6.8750000000       3,274.50        480            476          3.5000000000
  540     IV          486,728.93      7.2500000000      6.8750000000       1,217.76        480            474          3.5000000000
  541     IV          536,105.37      7.2500000000      6.8750000000       1,786.23        360            357          3.5000000000
  542     IV        1,302,151.31      6.7500000000      6.3750000000       4,332.28        360            356          3.0000000000
  543     IV          460,633.86      7.2500000000      6.8750000000       1,454.26        480            477          3.5000000000
  544     IV        1,422,619.21      7.2500000000      6.8750000000       4,911.07        360            357          3.5000000000
  545     IV          569,211.33      7.2500000000      6.8750000000       1,960.29        360            356          3.5000000000
  546     IV          540,531.76      7.2500000000      6.8750000000       1,491.19        480            477          3.5000000000
  547     IV        3,374,750.34      7.2274402438      6.8524402438      12,888.22        360            357          3.4774402438
  548     IV          508,941.85      7.2500000000      6.8750000000       1,941.82        360            356          3.5000000000
  549     IV          535,310.47      7.2500000000      6.8750000000       1,694.53        480            478          3.5000000000
  550     IV        1,613,649.43      7.2500000000      6.8750000000       5,091.81        480            477          3.5000000000
  551     IV          880,780.20      7.2500000000      6.8750000000       2,846.52        360            357          3.5000000000
  552     IV          580,437.07      7.2500000000      6.8750000000       2,158.58        360            357          3.5000000000
  553     IV          646,645.34      7.2500000000      6.8750000000       2,740.43        360            357          3.5000000000
  554     IV          429,702.73      7.2500000000      6.8750000000       1,392.06        360            356          3.5000000000
  555     IV        4,657,011.08      7.1697493768      6.7947493768      11,821.07        480            477          3.4197493768
  556     IV          912,357.82      7.2500000000      6.8750000000       2,322.99        480            476          3.5000000000
  557     IV          509,905.10      7.2500000000      6.8750000000       1,550.47        480            476          3.5000000000

                                                                        Number of       Number of
                                                         Minimum          Months         Months
         Initial     Subsequent                          Gross          Until Next     until Next
         Periodic     Periodic      Maximum Gross        Mortgage          Pay            Rate
 Loan    Rate Cap     Rate Cap      Mortgage Rate         Rate          Adjustment     Adjustment
Number      (%)         (%)             (%)                (%)         (in months)    (in months)         Index
------   --------   ------------   ---------------   ---------------   ------------   ------------   ---------------
   1      No Cap       No Cap        11.0136528830      2.8307059292        11              1        One-Month LIBOR
   2      No Cap       No Cap        12.0000000000      3.0987111277        11              1        One-Month LIBOR
   3      No Cap       No Cap        12.0000000000      3.3025265961        11              1        One-Month LIBOR
   4      No Cap       No Cap         9.9500000000      2.9851278865        10              1        One-Month LIBOR
   5      No Cap       No Cap        12.0000000000      3.1174015494        10              1        One-Month LIBOR
   6      No Cap       No Cap        12.0000000000      3.3572359350        10              1        One-Month LIBOR
   7      No Cap       No Cap        12.0000000000      3.1250000000         9              1        One-Month LIBOR
   8      No Cap       No Cap        11.7263550229      3.0780256060         9              1        One-Month LIBOR
   9      No Cap       No Cap        11.6496408089      3.4153980590         9              1        One-Month LIBOR
  10      No Cap       No Cap        12.0000000000      3.2500000000         8              1        One-Month LIBOR
  11      No Cap       No Cap        12.0000000000      3.2500000000         8              1        One-Month LIBOR
  12      No Cap       No Cap         9.9500000000      3.0000000000         7              1        One-Month LIBOR
  13      No Cap       No Cap         9.9500000000      3.1250000000        11              1        One-Month LIBOR
  14      No Cap       No Cap        12.0000000000      3.2547625836        11              1        One-Month LIBOR
  15      No Cap       No Cap        11.6553037951      2.9455845868        10              1        One-Month LIBOR
  16      No Cap       No Cap        12.0000000000      3.3019561754        10              1        One-Month LIBOR
  17      No Cap       No Cap        10.6681116133      3.1313618805        10              1        One-Month LIBOR
  18      No Cap       No Cap        10.8732471116      2.9361673805         9              1        One-Month LIBOR
  19      No Cap       No Cap        12.0000000000      3.2477614395         9              1        One-Month LIBOR
  20      No Cap       No Cap        12.0000000000      3.5000000000         9              1        One-Month LIBOR
  21      No Cap       No Cap        12.0000000000      3.2500000000         8              1        One-Month LIBOR
  22      No Cap       No Cap        12.0000000000      3.2424793843        11              1        One-Month LIBOR
  23      No Cap       No Cap         9.9500000000      3.2500000000         9              1        One-Month LIBOR
  24      No Cap       No Cap        12.0000000000      3.5000000000        10              1        One-Month LIBOR
  25      No Cap       No Cap        12.0000000000      3.5000000000         9              1        One-Month LIBOR
  26      No Cap       No Cap        12.0000000000      3.2500000000        11              1        One-Month LIBOR
  27      No Cap       No Cap        12.0000000000      3.1250000000         8              1        One-Month LIBOR
  28      No Cap       No Cap        12.0000000000      3.5000000000        10              1        One-Month LIBOR
  29      No Cap       No Cap         9.9500000000      3.5000000000         9              1        One-Month LIBOR
  30      No Cap       No Cap        11.0557401416      2.7500000000        11              1        One-Month LIBOR
  31      No Cap       No Cap        12.0000000000      3.0000000000        11              1        One-Month LIBOR
  32      No Cap       No Cap        12.0000000000      3.3750000000        11              1        One-Month LIBOR
  33      No Cap       No Cap        10.2660771546      2.9163768495        10              1        One-Month LIBOR
  34      No Cap       No Cap        11.6149518313      2.9347444639        10              1        One-Month LIBOR
  35      No Cap       No Cap         9.9500000000      3.5000000000        10              1        One-Month LIBOR
  36      No Cap       No Cap        10.5527637973      2.9510910470         9              1        One-Month LIBOR
  37      No Cap       No Cap        11.7324787843      3.1182086429         9              1        One-Month LIBOR
  38      No Cap       No Cap        12.0000000000      3.1875032488         9              1        One-Month LIBOR
  39      No Cap       No Cap        11.2790898811      2.8768472801         8              1        One-Month LIBOR
  40      No Cap       No Cap        11.8002310977      3.2019239681         8              1        One-Month LIBOR
  41      No Cap       No Cap        12.0000000000      3.4330262338         8              1        One-Month LIBOR
  42      No Cap       No Cap        10.8575547359      2.8849916134         7              1        One-Month LIBOR
  43      No Cap       No Cap        11.9287815720      3.2812089893         7              1        One-Month LIBOR
  44      No Cap       No Cap        12.0000000000      3.4507857879         7              1        One-Month LIBOR
  45      No Cap       No Cap        11.7433592484      3.4472769501         6              1        One-Month LIBOR
  46      No Cap       No Cap        11.6565926495      3.4317806157         6              1        One-Month LIBOR
  47      No Cap       No Cap         9.9500000000      3.0000000000        11              1        One-Month LIBOR
  48      No Cap       No Cap        12.0000000000      3.2500000000        11              1        One-Month LIBOR
  49      No Cap       No Cap        11.4188452835      2.9004514619        10              1        One-Month LIBOR
  50      No Cap       No Cap        12.0000000000      2.8750000000        10              1        One-Month LIBOR
  51      No Cap       No Cap        11.1023370556      3.0212482639         9              1        One-Month LIBOR

                                                                        Number of       Number of
                                                         Minimum          Months         Months
         Initial     Subsequent                          Gross          Until Next     until Next
         Periodic     Periodic      Maximum Gross        Mortgage          Pay            Rate
 Loan    Rate Cap     Rate Cap      Mortgage Rate         Rate          Adjustment     Adjustment
Number      (%)         (%)             (%)                (%)         (in months)    (in months)         Index
------   --------   ------------   ---------------   ---------------   ------------   ------------   ---------------
  52      No Cap       No Cap        12.0000000000      2.8750000000         9              1        One-Month LIBOR
  53      No Cap       No Cap        10.7836909136      2.8946648335         8              1        One-Month LIBOR
  54      No Cap       No Cap        11.7337347906      3.3546746023         8              1        One-Month LIBOR
  55      No Cap       No Cap        10.8386144426      3.5000000000         8              1        One-Month LIBOR
  56      No Cap       No Cap        11.2210521392      3.0202361086         7              1        One-Month LIBOR
  57      No Cap       No Cap        12.0000000000      3.2896706396         7              1        One-Month LIBOR
  58      No Cap       No Cap        12.0000000000      3.4657780537         7              1        One-Month LIBOR
  59      No Cap       No Cap        11.4950178343      3.3344967633         6              1        One-Month LIBOR
  60      No Cap       No Cap        12.0000000000      3.3750000000         6              1        One-Month LIBOR
  61      No Cap       No Cap        12.0000000000      3.5000000000         6              1        One-Month LIBOR
  62      No Cap       No Cap        12.0000000000      3.5000000000         5              1        One-Month LIBOR
  63      No Cap       No Cap        12.0000000000      3.2500000000         9              1        One-Month LIBOR
  64      No Cap       No Cap        12.0000000000      2.7500000000        11              1        One-Month LIBOR
  65      No Cap       No Cap        12.0000000000      3.0000000000        10              1        One-Month LIBOR
  66      No Cap       No Cap        12.0000000000      2.9311742198        10              1        One-Month LIBOR
  67      No Cap       No Cap        12.0000000000      3.0806588169         9              1        One-Month LIBOR
  68      No Cap       No Cap        12.0000000000      3.1250000000         9              1        One-Month LIBOR
  69      No Cap       No Cap         9.9500000000      2.8064178960         8              1        One-Month LIBOR
  70      No Cap       No Cap        12.0000000000      3.2274791509         8              1        One-Month LIBOR
  71      No Cap       No Cap        12.0000000000      3.3750000000         8              1        One-Month LIBOR
  72      No Cap       No Cap        10.3135991132      2.7946535211         7              1        One-Month LIBOR
  73      No Cap       No Cap        12.0000000000      3.3248955816         7              1        One-Month LIBOR
  74      No Cap       No Cap        12.0000000000      3.4349425392         7              1        One-Month LIBOR
  75      No Cap       No Cap        12.0000000000      3.1661650172        10              1        One-Month LIBOR
  76      No Cap       No Cap        12.0000000000      3.3750000000         9              1        One-Month LIBOR
  77      No Cap       No Cap        10.6997262237      3.0000000000         8              1        One-Month LIBOR
  78      No Cap       No Cap        10.3910766785      3.2493234832         8              1        One-Month LIBOR
  79      No Cap       No Cap        12.0000000000      3.3750000000         7              1        One-Month LIBOR
  80      No Cap       No Cap        12.0000000000      3.3750000000         7              1        One-Month LIBOR
  81      No Cap       No Cap        12.0000000000      3.5000000000         7              1        One-Month LIBOR
  82      No Cap       No Cap         9.9500000000      2.8750000000         8              1        One-Month LIBOR
  83      No Cap       No Cap        11.4307575580      2.6597099050        11              1        One-Month LIBOR
  84      No Cap       No Cap        12.0000000000      2.8750000000        11              1        One-Month LIBOR
  85      No Cap       No Cap        10.9553572423      2.6429161948        10              1        One-Month LIBOR
  86      No Cap       No Cap        12.2915583142      3.1242366735        10              1        One-Month LIBOR
  87      No Cap       No Cap        11.8142171668      3.3219130196        10              1        One-Month LIBOR
  88      No Cap       No Cap        12.0000000000      3.4130855083        10              1        One-Month LIBOR
  89      No Cap       No Cap        10.8411895001      2.6815783190         9              1        One-Month LIBOR
  90      No Cap       No Cap        11.8448179880      3.0020770217         9              1        One-Month LIBOR
  91      No Cap       No Cap        11.1525347800      3.1239382501         9              1        One-Month LIBOR
  92      No Cap       No Cap        11.1040541525      2.9228771180         8              1        One-Month LIBOR
  93      No Cap       No Cap        11.8330835680      3.0543282990         8              1        One-Month LIBOR
  94      No Cap       No Cap        11.1382365532      3.3930592371         8              1        One-Month LIBOR
  95      No Cap       No Cap        12.0000000000      3.5000000000         8              1        One-Month LIBOR
  96      No Cap       No Cap        11.2118768091      2.9026668308         7              1        One-Month LIBOR
  97      No Cap       No Cap        11.8537433538      3.0040788185         7              1        One-Month LIBOR
  98      No Cap       No Cap        12.0000000000      3.3686284259         7              1        One-Month LIBOR
  99      No Cap       No Cap        12.0000000000      3.5000000000         7              1        One-Month LIBOR
 100      No Cap       No Cap        10.8504401993      3.2001948721         6              1        One-Month LIBOR
 101      No Cap       No Cap        12.0000000000      3.2906698737         6              1        One-Month LIBOR
 102      No Cap       No Cap        12.0000000000      3.3095835539         6              1        One-Month LIBOR
 103      No Cap       No Cap        12.0000000000      3.1250000000         5              1        One-Month LIBOR
 104      No Cap       No Cap        12.0000000000      3.3750000000        11              1        One-Month LIBOR

                                                                        Number of       Number of
                                                         Minimum          Months         Months
         Initial     Subsequent                          Gross          Until Next     until Next
         Periodic     Periodic      Maximum Gross        Mortgage          Pay            Rate
 Loan    Rate Cap     Rate Cap      Mortgage Rate         Rate          Adjustment     Adjustment
Number      (%)         (%)             (%)                (%)         (in months)    (in months)         Index
------   --------   ------------   ---------------   ---------------   ------------   ------------   ---------------
 105      No Cap       No Cap        10.4946632121      2.6439461053        10              1        One-Month LIBOR
 106      No Cap       No Cap        12.0000000000      3.3750000000        10              1        One-Month LIBOR
 107      No Cap       No Cap        12.0000000000      3.1250000000        10              1        One-Month LIBOR
 108      No Cap       No Cap         9.9500000000      2.9196962950         9              1        One-Month LIBOR
 109      No Cap       No Cap         9.9500000000      3.0000000000         9              1        One-Month LIBOR
 110      No Cap       No Cap        10.9471501919      2.8180219111         8              1        One-Month LIBOR
 111      No Cap       No Cap        12.0000000000      3.1704057547         8              1        One-Month LIBOR
 112      No Cap       No Cap        11.6814922691      3.3684563356         8              1        One-Month LIBOR
 113      No Cap       No Cap        11.2477478035      2.8621782633         7              1        One-Month LIBOR
 114      No Cap       No Cap        11.7169663367      3.3216699744         7              1        One-Month LIBOR
 115      No Cap       No Cap        12.0000000000      3.5000000000         7              1        One-Month LIBOR
 116      No Cap       No Cap        12.0000000000      3.2370401306         6              1        One-Month LIBOR
 117      No Cap       No Cap        12.0000000000      3.4810474362         6              1        One-Month LIBOR
 118      No Cap       No Cap        12.0000000000      3.2500000000        22              1        One-Month LIBOR
 119      No Cap       No Cap        12.0000000000      3.2500000000        21              1        One-Month LIBOR
 120      No Cap       No Cap        12.0000000000      3.2409185606        21              1        One-Month LIBOR
 121      No Cap       No Cap        12.0000000000      3.1250000000        20              1        One-Month LIBOR
 122      No Cap       No Cap        12.0000000000      3.5000000000        22              1        One-Month LIBOR
 123      No Cap       No Cap        12.0000000000      3.5000000000        21              1        One-Month LIBOR
 124      No Cap       No Cap        12.0000000000      3.3750000000        21              1        One-Month LIBOR
 125      No Cap       No Cap        12.0000000000      2.7500000000        21              1        One-Month LIBOR
 126      No Cap       No Cap        12.0000000000      3.1269932752        21              1        One-Month LIBOR
 127      No Cap       No Cap        12.0000000000      2.5000000000        20              1        One-Month LIBOR
 128      No Cap       No Cap        12.0000000000      2.6250000000        20              1        One-Month LIBOR
 129      No Cap       No Cap        12.0000000000      3.5000000000        20              1        One-Month LIBOR
 130      No Cap       No Cap        12.0000000000      3.5000000000        20              1        One-Month LIBOR
 131      No Cap       No Cap        12.0000000000      3.5000000000        22              1        One-Month LIBOR
 132      No Cap       No Cap        12.0000000000      3.3750000000        21              1        One-Month LIBOR
 133      No Cap       No Cap        12.0000000000      2.9430954675        20              1        One-Month LIBOR
 134      No Cap       No Cap        12.0000000000      3.2500000000        20              1        One-Month LIBOR
 135      No Cap       No Cap        12.0000000000      3.0000000000        20              1        One-Month LIBOR
 136      No Cap       No Cap        12.0000000000      2.8750000000        19              1        One-Month LIBOR
 137      No Cap       No Cap        12.0000000000      3.1250000000        34              1        One-Month LIBOR
 138      No Cap       No Cap        12.0000000000      3.5000000000        33              1        One-Month LIBOR
 139      No Cap       No Cap        12.0000000000      3.3750000000        34              1        One-Month LIBOR
 140      No Cap       No Cap        12.0000000000      3.5000000000        33              1        One-Month LIBOR
 141      No Cap       No Cap        12.0000000000      3.2500000000        34              1        One-Month LIBOR
 142      No Cap       No Cap        12.0000000000      3.1936213423        33              1        One-Month LIBOR
 143      No Cap       No Cap        12.0000000000      3.3750000000        33              1        One-Month LIBOR
 144      No Cap       No Cap        12.0000000000      2.9092482556        32              1        One-Month LIBOR
 145      No Cap       No Cap        12.0000000000      3.5000000000        32              1        One-Month LIBOR
 146      No Cap       No Cap        12.0000000000      3.5000000000        32              1        One-Month LIBOR
 147      No Cap       No Cap        12.0000000000      3.0000000000        31              1        One-Month LIBOR
 148      No Cap       No Cap        12.0000000000      3.5000000000        34              1        One-Month LIBOR
 149      No Cap       No Cap        12.0000000000      3.0000000000        33              1        One-Month LIBOR
 150      No Cap       No Cap        12.0000000000      3.3750000000        32              1        One-Month LIBOR
 151      No Cap       No Cap        12.0000000000      3.1250000000        33              1        One-Month LIBOR
 152      No Cap       No Cap        12.0000000000      3.2500000000        34              1        One-Month LIBOR
 153      No Cap       No Cap        12.0000000000      2.8750000000        33              1        One-Month LIBOR
 154      No Cap       No Cap        12.0000000000      2.8750000000        32              1        One-Month LIBOR
 155      No Cap       No Cap        12.0000000000      3.5000000000        32              1        One-Month LIBOR
 156      No Cap       No Cap        12.0000000000      3.0000000000        31              1        One-Month LIBOR
 157      No Cap       No Cap        12.0000000000      3.5000000000        33              1        One-Month LIBOR
 158      No Cap       No Cap        12.0000000000      3.1250000000        32              1        One-Month LIBOR
 159      No Cap       No Cap        12.0000000000      3.4339540637        57              1        One-Month LIBOR
 160      No Cap       No Cap        12.0000000000      3.1250000000        58              1        One-Month LIBOR
 161      No Cap       No Cap        12.0000000000      3.0000000000        59              1        One-Month LIBOR
 162      No Cap       No Cap        12.0000000000      3.1250000000        58              1        One-Month LIBOR
 163      No Cap       No Cap        12.0000000000      3.0111470312        57              1        One-Month LIBOR
 164      No Cap       No Cap        12.0000000000      3.5000000000        57              1        One-Month LIBOR
 165      No Cap       No Cap        12.0000000000      3.2022417997        56              1        One-Month LIBOR

                                                                        Number of       Number of
                                                         Minimum          Months         Months
         Initial     Subsequent                          Gross          Until Next     until Next
         Periodic     Periodic      Maximum Gross        Mortgage          Pay            Rate
 Loan    Rate Cap     Rate Cap      Mortgage Rate         Rate          Adjustment     Adjustment
Number      (%)         (%)             (%)                (%)         (in months)    (in months)         Index
------   --------   ------------   ---------------   ---------------   ------------   ------------   ---------------
 166      No Cap       No Cap        12.0000000000      3.3750000000        56              1        One-Month LIBOR
 167      No Cap       No Cap        12.0000000000      3.2500000000        56              1        One-Month LIBOR
 168      No Cap       No Cap        12.0000000000      3.0000000000        55              1        One-Month LIBOR
 169      No Cap       No Cap        12.0000000000      3.2500000000        55              1        One-Month LIBOR
 170      No Cap       No Cap        12.0000000000      3.1696458372        58              1        One-Month LIBOR
 171      No Cap       No Cap        12.0000000000      3.2353774292        57              1        One-Month LIBOR
 172      No Cap       No Cap        12.0000000000      3.1955435364        56              1        One-Month LIBOR
 173      No Cap       No Cap        12.0000000000      3.5000000000        56              1        One-Month LIBOR
 174      No Cap       No Cap        12.0000000000      2.7500000000        55              1        One-Month LIBOR
 175      No Cap       No Cap        12.0000000000      3.5000000000        55              1        One-Month LIBOR
 176      No Cap       No Cap        12.0000000000      3.5000000000        57              1        One-Month LIBOR
 177      No Cap       No Cap        12.0000000000      3.5000000000        57              1        One-Month LIBOR
 178      No Cap       No Cap        12.0000000000      3.5000000000        56              1        One-Month LIBOR
 179      No Cap       No Cap        12.0000000000      3.2500000000        57              1        One-Month LIBOR
 180      No Cap       No Cap        12.0000000000      3.5000000000         6              1        One-Month LIBOR
 181      No Cap       No Cap         9.9500000000      3.1250000000         6              1        One-Month LIBOR
 182      No Cap       No Cap        12.0000000000      3.4665433321         6              1        One-Month LIBOR
 183      No Cap       No Cap        12.0000000000      3.5000000000         6              1        One-Month LIBOR
 184      No Cap       No Cap        12.0000000000      3.0602337397        10              1        One-Month LIBOR
 185      No Cap       No Cap        11.7137418050      3.1483425248        10              1        One-Month LIBOR
 186      No Cap       No Cap        12.0000000000      3.5000000000        10              1        One-Month LIBOR
 187      No Cap       No Cap        12.0000000000      2.7594085701         9              1        One-Month LIBOR
 188      No Cap       No Cap        12.0000000000      3.1914604044         9              1        One-Month LIBOR
 189      No Cap       No Cap        12.0000000000      3.4565394630         9              1        One-Month LIBOR
 190      No Cap       No Cap        12.0000000000      3.2601655410         8              1        One-Month LIBOR
 191      No Cap       No Cap        12.0000000000      3.0000000000        11              1        One-Month LIBOR
 192      No Cap       No Cap         9.9500000000      2.6250000000        10              1        One-Month LIBOR
 193      No Cap       No Cap        12.0000000000      3.5000000000        10              1        One-Month LIBOR
 194      No Cap       No Cap         9.9500000000      3.0372484521         9              1        One-Month LIBOR
 195      No Cap       No Cap        12.0000000000      3.5000000000         9              1        One-Month LIBOR
 196      No Cap       No Cap        12.0000000000      3.5000000000         9              1        One-Month LIBOR
 197      No Cap       No Cap         9.9500000000      2.8750000000         8              1        One-Month LIBOR
 198      No Cap       No Cap        12.0000000000      3.2500000000         8              1        One-Month LIBOR
 199      No Cap       No Cap         9.9500000000      2.7500000000        10              1        One-Month LIBOR
 200      No Cap       No Cap        12.0000000000      3.0000000000         9              1        One-Month LIBOR
 201      No Cap       No Cap        12.0000000000      3.5000000000        10              1        One-Month LIBOR
 202      No Cap       No Cap         9.9500000000      3.0000000000        11              1        One-Month LIBOR
 203      No Cap       No Cap        10.8684394354      2.9095832969        10              1        One-Month LIBOR
 204      No Cap       No Cap        12.0000000000      3.3750000000        10              1        One-Month LIBOR
 205      No Cap       No Cap        11.5639269169      2.9001598821         9              1        One-Month LIBOR
 206      No Cap       No Cap        12.0000000000      3.1756765340         9              1        One-Month LIBOR
 207      No Cap       No Cap         9.9500000000      2.9669987124         8              1        One-Month LIBOR
 208      No Cap       No Cap        12.0000000000      3.1939502544         8              1        One-Month LIBOR
 209      No Cap       No Cap        12.0000000000      3.3750000000         8              1        One-Month LIBOR
 210      No Cap       No Cap        12.0000000000      3.0775720794         7              1        One-Month LIBOR
 211      No Cap       No Cap        12.0000000000      3.3606549573         7              1        One-Month LIBOR
 212      No Cap       No Cap        12.0000000000      3.2500000000         7              1        One-Month LIBOR
 213      No Cap       No Cap        12.0000000000      3.2803492947         6              1        One-Month LIBOR
 214      No Cap       No Cap        12.0000000000      3.5000000000         5              1        One-Month LIBOR
 215      No Cap       No Cap        12.0000000000      3.2500000000        11              1        One-Month LIBOR
 216      No Cap       No Cap        12.0000000000      3.0000000000        10              1        One-Month LIBOR
 217      No Cap       No Cap         9.9500000000      2.7500000000         9              1        One-Month LIBOR
 218      No Cap       No Cap        12.0000000000      3.2500000000         8              1        One-Month LIBOR
 219      No Cap       No Cap        11.1192514067      3.5000000000         8              1        One-Month LIBOR
 220      No Cap       No Cap        10.4727079285      2.9873297722         7              1        One-Month LIBOR
 221      No Cap       No Cap        11.4470531965      3.3988511945         7              1        One-Month LIBOR
 222      No Cap       No Cap        12.0000000000      3.4559123505         7              1        One-Month LIBOR
 223      No Cap       No Cap        12.0000000000      3.2500000000         6              1        One-Month LIBOR
 224      No Cap       No Cap        12.0000000000      3.5000000000         6              1        One-Month LIBOR
 225      No Cap       No Cap        12.0000000000      3.3750000000         6              1        One-Month LIBOR
 226      No Cap       No Cap        12.0000000000      3.2500000000        11              1        One-Month LIBOR

                                                                        Number of       Number of
                                                         Minimum          Months         Months
         Initial     Subsequent                          Gross          Until Next     until Next
         Periodic     Periodic      Maximum Gross        Mortgage          Pay            Rate
 Loan    Rate Cap     Rate Cap      Mortgage Rate         Rate          Adjustment     Adjustment
Number      (%)         (%)             (%)                (%)         (in months)    (in months)         Index
------   --------   ------------   ---------------   ---------------   ------------   ------------   ---------------
 227      No Cap       No Cap        12.0000000000      2.8750000000        10              1        One-Month LIBOR
 228      No Cap       No Cap         9.9500000000      2.8750000000         9              1        One-Month LIBOR
 229      No Cap       No Cap        12.0000000000      2.7500000000         9              1        One-Month LIBOR
 230      No Cap       No Cap         9.9500000000      3.0000000000         8              1        One-Month LIBOR
 231      No Cap       No Cap        12.0000000000      3.4403211939         8              1        One-Month LIBOR
 232      No Cap       No Cap        12.0000000000      3.5000000000         6              1        One-Month LIBOR
 233      No Cap       No Cap         9.9500000000      3.5000000000         7              1        One-Month LIBOR
 234      No Cap       No Cap        12.0000000000      3.5000000000         7              1        One-Month LIBOR
 235      No Cap       No Cap        10.5620669139      2.6912444091        10              1        One-Month LIBOR
 236      No Cap       No Cap        10.8132951780      2.7967010248         9              1        One-Month LIBOR
 237      No Cap       No Cap        12.0000000000      3.1282488518         9              1        One-Month LIBOR
 238      No Cap       No Cap        11.3139731211      3.3258386275         9              1        One-Month LIBOR
 239      No Cap       No Cap         9.9500000000      2.8709326999         8              1        One-Month LIBOR
 240      No Cap       No Cap        11.5391389534      3.0486858271         8              1        One-Month LIBOR
 241      No Cap       No Cap        12.0000000000      3.4483049477         8              1        One-Month LIBOR
 242      No Cap       No Cap        10.3505664580      2.9650558206         7              1        One-Month LIBOR
 243      No Cap       No Cap        12.0000000000      3.2479122018         7              1        One-Month LIBOR
 244      No Cap       No Cap        12.0000000000      3.2750567067         7              1        One-Month LIBOR
 245      No Cap       No Cap        11.2949766341      3.1679892296         6              1        One-Month LIBOR
 246      No Cap       No Cap        12.0000000000      3.4502233570         6              1        One-Month LIBOR
 247      No Cap       No Cap        12.0000000000      3.2500000000        10              1        One-Month LIBOR
 248      No Cap       No Cap        10.7591928362      3.0606410704         9              1        One-Month LIBOR
 249      No Cap       No Cap         9.9500000000      2.8750000000         9              1        One-Month LIBOR
 250      No Cap       No Cap        10.8870463520      2.9214109181         8              1        One-Month LIBOR
 251      No Cap       No Cap        12.0000000000      3.0000000000         8              1        One-Month LIBOR
 252      No Cap       No Cap        10.7954560616      2.7987723715         7              1        One-Month LIBOR
 253      No Cap       No Cap        11.7187964404      3.0559813133         7              1        One-Month LIBOR
 254      No Cap       No Cap        12.0000000000      3.5000000000         7              1        One-Month LIBOR
 255      No Cap       No Cap        11.8193536110      3.1934333311         6              1        One-Month LIBOR
 256      No Cap       No Cap        12.0000000000      3.3403634636         6              1        One-Month LIBOR
 257      No Cap       No Cap        12.0000000000      3.5000000000        22              1        One-Month LIBOR
 258      No Cap       No Cap        12.0000000000      2.7500000000        21              1        One-Month LIBOR
 259      No Cap       No Cap        12.0000000000      3.3470560479        21              1        One-Month LIBOR
 260      No Cap       No Cap        12.0000000000      3.3750000000        22              1        One-Month LIBOR
 261      No Cap       No Cap        12.0000000000      3.5000000000        21              1        One-Month LIBOR
 262      No Cap       No Cap        12.0000000000      3.2500000000        22              1        One-Month LIBOR
 263      No Cap       No Cap        12.0000000000      3.0000000000        21              1        One-Month LIBOR
 264      No Cap       No Cap        12.0000000000      3.5000000000        20              1        One-Month LIBOR
 265      No Cap       No Cap        12.0000000000      3.1250000000        33              1        One-Month LIBOR
 266      No Cap       No Cap        12.0000000000      3.5000000000        33              1        One-Month LIBOR
 267      No Cap       No Cap        12.0000000000      3.0000000000        34              1        One-Month LIBOR
 268      No Cap       No Cap        12.0000000000      3.2049582771        33              1        One-Month LIBOR
 267      No Cap       No Cap        12.0000000000      3.5000000000        32              1        One-Month LIBOR
 270      No Cap       No Cap        12.0000000000      3.5000000000        33              1        One-Month LIBOR
 271      No Cap       No Cap        12.0000000000      3.1250000000        34              1        One-Month LIBOR
 272      No Cap       No Cap        12.0000000000      3.5000000000        33              1        One-Month LIBOR
 273      No Cap       No Cap        12.0000000000      3.5000000000        33              1        One-Month LIBOR
 274      No Cap       No Cap        12.0000000000      3.3482383688        56              1        One-Month LIBOR
 275      No Cap       No Cap        12.0000000000      3.5000000000        58              1        One-Month LIBOR
 276      No Cap       No Cap        12.0000000000      3.1250000000        56              1        One-Month LIBOR
 277      No Cap       No Cap        12.0000000000      3.5000000000        56              1        One-Month LIBOR
 278      No Cap       No Cap        12.0000000000      3.5000000000        56              1        One-Month LIBOR
 279      No Cap       No Cap        12.0000000000      3.5000000000         6              1        One-Month LIBOR
 280      No Cap       No Cap         9.9500000000      3.5000000000         6              1        One-Month LIBOR
 281      No Cap       No Cap        12.0000000000      3.5000000000         6              1        One-Month LIBOR
 282      No Cap       No Cap        12.0000000000      3.5000000000        10              1        One-Month LIBOR
 283      No Cap       No Cap        11.5364769930      3.1209290410        11              1        One-Month LIBOR
 284      No Cap       No Cap        12.0000000000      3.5000000000        11              1        One-Month LIBOR
 285      No Cap       No Cap        10.3973813596      3.1788726559        10              1        One-Month LIBOR
 286      No Cap       No Cap        11.7781451433      3.4214032171        10              1        One-Month LIBOR

                                                                        Number of       Number of
                                                         Minimum          Months         Months
         Initial     Subsequent                          Gross          Until Next     until Next
         Periodic     Periodic      Maximum Gross        Mortgage          Pay            Rate
 Loan    Rate Cap     Rate Cap      Mortgage Rate         Rate          Adjustment     Adjustment
Number      (%)         (%)             (%)                (%)         (in months)    (in months)         Index
------   --------   ------------   ---------------   ---------------   ------------   ------------   ---------------
 287      No Cap       No Cap        12.0000000000      3.4634243951        10              1        One-Month LIBOR
 288      No Cap       No Cap        10.7647561774      3.1931195369         9              1        One-Month LIBOR
 289      No Cap       No Cap        11.6468341736      3.3968490525         9              1        One-Month LIBOR
 290      No Cap       No Cap        11.5840461939      3.4687967067         9              1        One-Month LIBOR
 291      No Cap       No Cap        10.2335449444      3.1236603713         8              1        One-Month LIBOR
 292      No Cap       No Cap        11.4003849831      3.3925889745         8              1        One-Month LIBOR
 293      No Cap       No Cap        12.0000000000      3.5000000000         8              1        One-Month LIBOR
 294      No Cap       No Cap        11.3955401229      3.0653525382         7              1        One-Month LIBOR
 295      No Cap       No Cap        11.7647972929      3.4332030441         7              1        One-Month LIBOR
 296      No Cap       No Cap        12.0000000000      3.5000000000         7              1        One-Month LIBOR
 297      No Cap       No Cap        11.1646444676      3.3750000000         6              1        One-Month LIBOR
 298      No Cap       No Cap        12.0000000000      3.3750000000         6              1        One-Month LIBOR
 299      No Cap       No Cap        10.2356904758      3.2044361216        11              1        One-Month LIBOR
 300      No Cap       No Cap        10.5680138358      3.5000000000        11              1        One-Month LIBOR
 301      No Cap       No Cap        10.1132678253      3.2393859416        10              1        One-Month LIBOR
 302      No Cap       No Cap        11.4873026554      3.4164076556        10              1        One-Month LIBOR
 303      No Cap       No Cap        11.1935003040      3.4937441613        10              1        One-Month LIBOR
 304      No Cap       No Cap        10.1885432198      3.3038229654         9              1        One-Month LIBOR
 305      No Cap       No Cap        10.9155723172      3.3667565912         9              1        One-Month LIBOR
 306      No Cap       No Cap        10.2032897266      3.5000000000         9              1        One-Month LIBOR
 307      No Cap       No Cap        10.4431744197      3.0661130716         8              1        One-Month LIBOR
 308      No Cap       No Cap        11.3408016873      3.2830364918         8              1        One-Month LIBOR
 309      No Cap       No Cap        10.7834899557      3.5000000000         8              1        One-Month LIBOR
 310      No Cap       No Cap        10.8336241549      3.1500346424         7              1        One-Month LIBOR
 311      No Cap       No Cap        11.4489888979      3.4664017621         7              1        One-Month LIBOR
 312      No Cap       No Cap         9.9500000000      3.3750000000         7              1        One-Month LIBOR
 313      No Cap       No Cap         9.9500000000      3.2660524672         6              1        One-Month LIBOR
 314      No Cap       No Cap        12.0000000000      3.4826278588         6              1        One-Month LIBOR
 315      No Cap       No Cap        12.0000000000      3.4736542572        22              1        One-Month LIBOR
 316      No Cap       No Cap        12.0000000000      3.5000000000        21              1        One-Month LIBOR
 317      No Cap       No Cap        12.0000000000      3.2500000000        20              1        One-Month LIBOR
 318      No Cap       No Cap        12.0000000000      3.2500000000        20              1        One-Month LIBOR
 319      No Cap       No Cap        12.0000000000      3.5000000000        35              1        One-Month LIBOR
 320      No Cap       No Cap        12.0000000000      3.5000000000        34              1        One-Month LIBOR
 321      No Cap       No Cap        12.0000000000      3.5000000000        34              1        One-Month LIBOR
 322      No Cap       No Cap        12.0000000000      3.5000000000        34              1        One-Month LIBOR
 323      No Cap       No Cap        12.0000000000      3.4265819946        33              1        One-Month LIBOR
 324      No Cap       No Cap        12.0000000000      3.0486197746        33              1        One-Month LIBOR
 325      No Cap       No Cap        12.0000000000      3.2841017517        32              1        One-Month LIBOR
 326      No Cap       No Cap        12.0000000000      3.5000000000        32              1        One-Month LIBOR
 327      No Cap       No Cap        12.0000000000      3.5000000000        32              1        One-Month LIBOR
 328      No Cap       No Cap        12.0000000000      3.5000000000        35              1        One-Month LIBOR
 329      No Cap       No Cap        12.0000000000      3.1959379767        34              1        One-Month LIBOR
 330      No Cap       No Cap        12.0000000000      3.1250000000        34              1        One-Month LIBOR
 331      No Cap       No Cap        12.0000000000      3.0904941203        33              1        One-Month LIBOR
 332      No Cap       No Cap        12.0000000000      3.5000000000        32              1        One-Month LIBOR
 333      No Cap       No Cap        12.0000000000      3.3060330279        58              1        One-Month LIBOR
 334      No Cap       No Cap        12.0000000000      3.5000000000        58              1        One-Month LIBOR
 335      No Cap       No Cap        12.0000000000      3.4753760629        57              1        One-Month LIBOR
 336      No Cap       No Cap        12.0000000000      3.5000000000        57              1        One-Month LIBOR
 337      No Cap       No Cap        12.0000000000      3.3750000000        57              1        One-Month LIBOR
 338      No Cap       No Cap        12.0000000000      3.0175432784        56              1        One-Month LIBOR
 339      No Cap       No Cap        12.0000000000      3.5000000000        56              1        One-Month LIBOR
 340      No Cap       No Cap        12.0000000000      3.5000000000        55              1        One-Month LIBOR
 341      No Cap       No Cap        12.0000000000      3.5000000000        59              1        One-Month LIBOR
 342      No Cap       No Cap        12.0000000000      3.5000000000        58              1        One-Month LIBOR
 343      No Cap       No Cap        12.0000000000      3.5000000000        56              1        One-Month LIBOR
 344      No Cap       No Cap        12.0000000000      3.5000000000        55              1        One-Month LIBOR
 345      No Cap       No Cap        12.0000000000      3.5000000000        55              1        One-Month LIBOR
 346      No Cap       No Cap        12.0000000000      3.5000000000         6              1        One-Month LIBOR

                                                                        Number of       Number of
                                                         Minimum          Months         Months
         Initial     Subsequent                          Gross          Until Next     until Next
         Periodic     Periodic      Maximum Gross        Mortgage          Pay            Rate
 Loan    Rate Cap     Rate Cap      Mortgage Rate         Rate          Adjustment     Adjustment
Number      (%)         (%)             (%)                (%)         (in months)    (in months)         Index
------   --------   ------------   ---------------   ---------------   ------------   ------------   ---------------
 347      No Cap       No Cap         9.9500000000      3.2500000000        11              1        One-Month LIBOR
 348      No Cap       No Cap        12.0000000000      3.5000000000        11              1        One-Month LIBOR
 349      No Cap       No Cap        12.0000000000      3.5000000000        11              1        One-Month LIBOR
 350      No Cap       No Cap         9.9500000000      3.2132251421        10              1        One-Month LIBOR
 351      No Cap       No Cap        11.6708289599      3.4291373846        10              1        One-Month LIBOR
 352      No Cap       No Cap        12.0000000000      3.3750000000        10              1        One-Month LIBOR
 353      No Cap       No Cap         9.9500000000      3.3610414349         9              1        One-Month LIBOR
 354      No Cap       No Cap        12.0000000000      3.5000000000         9              1        One-Month LIBOR
 355      No Cap       No Cap        12.0000000000      3.4261974389         9              1        One-Month LIBOR
 356      No Cap       No Cap        11.2338472604      3.1014394523         8              1        One-Month LIBOR
 357      No Cap       No Cap        12.0000000000      3.3758824203         8              1        One-Month LIBOR
 358      No Cap       No Cap        10.7469541044      3.1434673777         7              1        One-Month LIBOR
 359      No Cap       No Cap        12.0000000000      3.5000000000         7              1        One-Month LIBOR
 360      No Cap       No Cap        12.0000000000      3.5000000000         7              1        One-Month LIBOR
 361      No Cap       No Cap        11.0921383298      3.5000000000         6              1        One-Month LIBOR
 362      No Cap       No Cap        12.0000000000      3.3750000000         6              1        One-Month LIBOR
 363      No Cap       No Cap        11.2093214791      3.3071515803        10              1        One-Month LIBOR
 364      No Cap       No Cap         9.9500000000      3.4231771932         9              1        One-Month LIBOR
 365      No Cap       No Cap        12.0000000000      3.5000000000         8              1        One-Month LIBOR
 366      No Cap       No Cap        10.6638917844      3.5000000000         8              1        One-Month LIBOR
 367      No Cap       No Cap        10.8261346663      3.3836619744         7              1        One-Month LIBOR
 368      No Cap       No Cap        11.0149083014      3.5000000000         7              1        One-Month LIBOR
 369      No Cap       No Cap        12.0000000000      3.5000000000         7              1        One-Month LIBOR
 370      No Cap       No Cap        10.8101771988      3.1573494876         6              1        One-Month LIBOR
 371      No Cap       No Cap        12.0000000000      3.3750000000        23              1        One-Month LIBOR
 372      No Cap       No Cap        12.0000000000      3.0000000000        22              1        One-Month LIBOR
 373      No Cap       No Cap        12.0000000000      3.5000000000        34              1        One-Month LIBOR
 374      No Cap       No Cap        12.0000000000      3.5000000000        31              1        One-Month LIBOR
 375      No Cap       No Cap        12.0000000000      3.5000000000        59              1        One-Month LIBOR
 376      No Cap       No Cap        12.0000000000      3.5000000000        57              1        One-Month LIBOR
 377      No Cap       No Cap        12.0000000000      3.5000000000        56              1        One-Month LIBOR
 378      No Cap       No Cap        10.6725432858      3.0428827487        11              1              MTA
 379      No Cap       No Cap        11.6435067952      3.3963154371        11              1              MTA
 380      No Cap       No Cap        10.4922753051      3.1361580179        10              1              MTA
 381      No Cap       No Cap        11.5173362547      3.3479416448        10              1              MTA
 382      No Cap       No Cap        11.7961831208      3.5000000000        10              1              MTA
 383      No Cap       No Cap        10.5998121738      3.0269481798         9              1              MTA
 384      No Cap       No Cap        11.4961974583      3.3866820678         9              1              MTA
 385      No Cap       No Cap        12.0000000000      3.5000000000         9              1              MTA
 386      No Cap       No Cap         9.9500000000      3.2500000000         8              1              MTA
 387      No Cap       No Cap        11.0363014869      3.1274807267        11              1              MTA
 388      No Cap       No Cap        12.0000000000      3.3998928249        11              1              MTA
 389      No Cap       No Cap        10.8332245250      3.2256041252        10              1              MTA
 390      No Cap       No Cap        11.3850732969      3.4122345961        10              1              MTA
 391      No Cap       No Cap        12.0000000000      3.2405210868        10              1              MTA
 392      No Cap       No Cap        10.7713103106      3.1543279411         9              1              MTA
 393      No Cap       No Cap        11.3319616839      3.3752546031         9              1              MTA
 394      No Cap       No Cap        12.0000000000      3.5000000000         9              1              MTA
 395      No Cap       No Cap        12.0000000000      3.3750000000         8              1              MTA
 396      No Cap       No Cap        12.0000000000      3.5000000000        10              1              MTA
 397      No Cap       No Cap        12.0000000000      3.3750000000        10              1              MTA
 398      No Cap       No Cap         9.9500000000      3.5000000000        11              1              MTA
 399      No Cap       No Cap         9.9500000000      3.4320491115        10              1              MTA
 400      No Cap       No Cap        11.4652571598      3.1266593013        11              1              MTA
 401      No Cap       No Cap        11.4374670168      3.3469656990        11              1              MTA
 402      No Cap       No Cap        10.6410112392      3.5000000000        11              1              MTA
 403      No Cap       No Cap        10.8537791173      3.1469175370        10              1              MTA
 404      No Cap       No Cap        11.2043650797      3.4086046361        10              1              MTA
 405      No Cap       No Cap        11.5921883183      3.5000000000        10              1              MTA
 406      No Cap       No Cap        11.1674420295      3.1466665815         9              1              MTA

                                                                        Number of       Number of
                                                         Minimum          Months         Months
         Initial     Subsequent                          Gross          Until Next     until Next
         Periodic     Periodic      Maximum Gross        Mortgage          Pay            Rate
 Loan    Rate Cap     Rate Cap      Mortgage Rate         Rate          Adjustment     Adjustment
Number      (%)         (%)             (%)                (%)         (in months)    (in months)         Index
------   --------   ------------   ---------------   ---------------   ------------   ------------   ---------------
 407      No Cap       No Cap        10.9569544554      3.4363996619         9              1              MTA
 408      No Cap       No Cap         9.9500000000      3.5000000000         9              1              MTA
 409      No Cap       No Cap        10.9584024791      3.3135120440         8              1              MTA
 410      No Cap       No Cap        10.2384192967      3.1876173206        11              1              MTA
 411      No Cap       No Cap        11.2210789213      3.2150288736        11              1              MTA
 412      No Cap       No Cap        10.7395032386      3.2559450483        10              1              MTA
 413      No Cap       No Cap        10.8103400275      3.4800775409        10              1              MTA
 414      No Cap       No Cap        10.9851982181      3.3245889502         9              1              MTA
 415      No Cap       No Cap        10.7257570400      3.4133097774         9              1              MTA
 416      No Cap       No Cap        12.0000000000      3.5000000000         5              1              MTA
 417      No Cap       No Cap         9.9500000000      3.1250000000        10              1              MTA
 418      No Cap       No Cap        12.0000000000      3.1250000000         9              1              MTA
 419      No Cap       No Cap        12.0000000000      2.6250000000        10              1              MTA
 420      No Cap       No Cap        11.0948585160      3.1014654045        11              1              MTA
 421      No Cap       No Cap        11.0367595071      3.1239037392        11              1              MTA
 422      No Cap       No Cap         9.9500000000      3.2500000000        11              1              MTA
 423      No Cap       No Cap        10.8597554160      2.9963293963        10              1              MTA
 424      No Cap       No Cap        11.0533795273      3.2107985164        10              1              MTA
 425      No Cap       No Cap        11.1854444348      3.5000000000        10              1              MTA
 426      No Cap       No Cap         9.9500000000      3.5000000000        10              1              MTA
 427      No Cap       No Cap        10.8408301000      3.0127278413         9              1              MTA
 428      No Cap       No Cap        11.4998394954      3.2739292053         9              1              MTA
 429      No Cap       No Cap        11.0849907137      3.4307932492         9              1              MTA
 430      No Cap       No Cap        12.0000000000      3.1163179887         8              1              MTA
 431      No Cap       No Cap         9.9500000000      3.2500000000         8              1              MTA
 432      No Cap       No Cap        11.1659886205      2.9724369428         7              1              MTA
 433      No Cap       No Cap        12.0000000000      3.3337144007         6              1              MTA
 434      No Cap       No Cap        11.0145704583      3.0448365202        11              1              MTA
 435      No Cap       No Cap        10.9431892781      3.3684626268        11              1              MTA
 436      No Cap       No Cap        12.0000000000      3.2500000000        11              1              MTA
 437      No Cap       No Cap        10.6362243915      3.1261150565        10              1              MTA
 438      No Cap       No Cap        10.5490774154      3.2924035074        10              1              MTA
 439      No Cap       No Cap        11.0070802499      3.5000000000        10              1              MTA
 440      No Cap       No Cap        10.2025399060      2.9888749576         9              1              MTA
 441      No Cap       No Cap        10.4102562906      3.4129232213         9              1              MTA
 442      No Cap       No Cap        12.0000000000      3.3750000000         9              1              MTA
 443      No Cap       No Cap        12.0000000000      3.0000000000         8              1              MTA
 444      No Cap       No Cap        12.0000000000      3.3705228468         7              1              MTA
 445      No Cap       No Cap        12.0000000000      3.5000000000         7              1              MTA
 446      No Cap       No Cap        12.0000000000      3.2500000000        23              1              MTA
 447      No Cap       No Cap        12.0000000000      3.5000000000        22              1              MTA
 448      No Cap       No Cap        12.0000000000      3.5000000000        23              1              MTA
 449      No Cap       No Cap        12.0000000000      3.5000000000        22              1              MTA
 450      No Cap       No Cap        12.0000000000      3.2500000000        23              1              MTA
 451      No Cap       No Cap        12.0000000000      3.5000000000        21              1              MTA
 452      No Cap       No Cap        12.0000000000      3.5000000000        21              1              MTA
 453      No Cap       No Cap        12.0000000000      3.5000000000        21              1              MTA
 454      No Cap       No Cap        12.0000000000      3.1250000000        23              1              MTA
 455      No Cap       No Cap        12.0000000000      3.0000000000        22              1              MTA
 456      No Cap       No Cap        12.0000000000      3.3750000000        21              1              MTA
 457      No Cap       No Cap        12.0000000000      3.5000000000        21              1              MTA
 458      No Cap       No Cap        12.0000000000      3.5000000000        35              1              MTA
 459      No Cap       No Cap        12.0000000000      3.5000000000        35              1              MTA
 460      No Cap       No Cap        12.0000000000      3.5000000000        34              1              MTA
 461      No Cap       No Cap        12.0000000000      3.2050000000        33              1              MTA
 462      No Cap       No Cap        12.0000000000      3.2426431024        34              1              MTA
 463      No Cap       No Cap        12.0000000000      3.0000000000        34              1              MTA

                                                                        Number of       Number of
                                                         Minimum          Months         Months
         Initial     Subsequent                          Gross          Until Next     until Next
         Periodic     Periodic      Maximum Gross        Mortgage          Pay            Rate
 Loan    Rate Cap     Rate Cap      Mortgage Rate         Rate          Adjustment     Adjustment
Number      (%)         (%)             (%)                (%)         (in months)    (in months)         Index
------   --------   ------------   ---------------   ---------------   ------------   ------------   ---------------
 464      No Cap       No Cap        12.0000000000      3.2391291619        34              1              MTA
 465      No Cap       No Cap        12.0000000000      3.4352292309        33              1              MTA
 466      No Cap       No Cap        12.0000000000      3.5000000000        34              1              MTA
 467      No Cap       No Cap        12.0000000000      3.0670401878        34              1              MTA
 468      No Cap       No Cap        12.0000000000      3.3750000000        34              1              MTA
 469      No Cap       No Cap        12.0000000000      3.3750000000        32              1              MTA
 470      No Cap       No Cap        12.0000000000      3.5000000000        34              1              MTA
 471      No Cap       No Cap        12.0000000000      3.5000000000        34              1              MTA
 472      No Cap       No Cap        12.0000000000      3.3108045480        58              1              MTA
 473      No Cap       No Cap        12.0000000000      3.2500000000        56              1              MTA
 474      No Cap       No Cap        12.0000000000      3.4379570224        57              1              MTA
 475      No Cap       No Cap        12.0000000000      3.5000000000        58              1              MTA
 476      No Cap       No Cap        12.0000000000      3.4359099404        58              1              MTA
 477      No Cap       No Cap        12.0000000000      3.5000000000        58              1              MTA
 478      No Cap       No Cap        12.0000000000      3.0000000000        57              1              MTA
 479      No Cap       No Cap        12.0000000000      3.5000000000        58              1              MTA
 480      No Cap       No Cap        12.0000000000      3.1754098069        57              1              MTA
 481      No Cap       No Cap        12.0000000000      2.3750000000        55              1              MTA
 482      No Cap       No Cap        12.0000000000      3.5000000000        58              1              MTA
 483      No Cap       No Cap         9.9500000000      2.1250000000         6              1              MTA
 484      No Cap       No Cap        12.0000000000      3.5000000000        11              1              MTA
 485      No Cap       No Cap         9.9500000000      3.2500000000        10              1              MTA
 486      No Cap       No Cap        12.0000000000      3.5000000000        10              1              MTA
 487      No Cap       No Cap        12.0000000000      3.5000000000        10              1              MTA
 488      No Cap       No Cap        12.0000000000      3.1250000000         9              1              MTA
 489      No Cap       No Cap         9.9500000000      3.5000000000         9              1              MTA
 490      No Cap       No Cap        12.0000000000      3.1598544320        10              1              MTA
 491      No Cap       No Cap         9.9500000000      3.5000000000        10              1              MTA
 492      No Cap       No Cap        12.0000000000      3.2279555166         9              1              MTA
 493      No Cap       No Cap        12.0000000000      3.5000000000         9              1              MTA
 494      No Cap       No Cap        12.0000000000      3.5000000000        11              1              MTA
 495      No Cap       No Cap        10.1846364848      3.1950558911        10              1              MTA
 496      No Cap       No Cap         9.9500000000      2.9304281319         9              1              MTA
 497      No Cap       No Cap         9.9500000000      3.5000000000         9              1              MTA
 498      No Cap       No Cap         9.9500000000      3.3750000000        10              1              MTA
 499      No Cap       No Cap         9.9500000000      3.5000000000         9              1              MTA
 500      No Cap       No Cap         9.9500000000      3.5000000000         7              1              MTA
 501      No Cap       No Cap        10.7865539547      3.1068804483        11              1              MTA
 502      No Cap       No Cap        11.3588737346      2.9544499428        10              1              MTA
 503      No Cap       No Cap        12.0000000000      3.1250000000        10              1              MTA
 504      No Cap       No Cap        11.5226610327      2.9140047098         9              1              MTA
 505      No Cap       No Cap        12.0000000000      3.2500000000         9              1              MTA
 506      No Cap       No Cap        12.0000000000      3.0000000000         9              1              MTA
 507      No Cap       No Cap        12.0000000000      3.5000000000         7              1              MTA
 508      No Cap       No Cap        10.6122989069      3.2096159203        11              1              MTA
 509      No Cap       No Cap        10.9404149096      3.2197113868        10              1              MTA
 510      No Cap       No Cap        10.6447249304      3.2023288961         9              1              MTA
 511      No Cap       No Cap        12.0000000000      3.5000000000         9              1              MTA
 512      No Cap       No Cap        12.0000000000      3.3750000000        22              1              MTA
 513      No Cap       No Cap        12.0000000000      3.5000000000        22              1              MTA
 514      No Cap       No Cap        12.0000000000      3.5000000000        33              1              MTA
 515      No Cap       No Cap        12.0000000000      3.2500000000        35              1              MTA
 516      No Cap       No Cap        12.0000000000      3.5000000000        34              1              MTA
 517      No Cap       No Cap        12.0000000000      3.5000000000        33              1              MTA
 518      No Cap       No Cap        12.0000000000      2.8750000000        58              1              MTA
 519      No Cap       No Cap        10.4814945070      3.3957780379        11              1              MTA
 520      No Cap       No Cap        11.2354563334      3.5000000000        11              1              MTA

                                                                        Number of       Number of
                                                         Minimum          Months         Months
         Initial     Subsequent                          Gross          Until Next     until Next
         Periodic     Periodic      Maximum Gross        Mortgage          Pay            Rate
 Loan    Rate Cap     Rate Cap      Mortgage Rate         Rate          Adjustment     Adjustment
Number      (%)         (%)             (%)                (%)         (in months)    (in months)         Index
------   --------   ------------   ---------------   ---------------   ------------   ------------   ---------------
 521      No Cap       No Cap        12.0000000000      3.5000000000        11              1              MTA
 522      No Cap       No Cap        10.6878813483      3.3494236682        10              1              MTA
 523      No Cap       No Cap         9.9500000000      3.5000000000        10              1              MTA
 524      No Cap       No Cap        11.2399365475      3.4427067507        10              1              MTA
 525      No Cap       No Cap        11.2282324802      3.5000000000        10              1              MTA
 526      No Cap       No Cap        10.4826727211      3.3546932019         9              1              MTA
 527      No Cap       No Cap        11.1198754901      3.4670578749         9              1              MTA
 528      No Cap       No Cap         9.9500000000      3.5000000000         9              1              MTA
 529      No Cap       No Cap        12.0000000000      3.5000000000         8              1              MTA
 530      No Cap       No Cap        12.0000000000      3.2500000000         7              1              MTA
 531      No Cap       No Cap        12.0000000000      3.5000000000         7              1              MTA
 532      No Cap       No Cap        11.0009151365      3.4319250633        11              1              MTA
 533      No Cap       No Cap        11.2821488276      3.4049103789        11              1              MTA
 534      No Cap       No Cap        10.7028140396      3.3815398087        10              1              MTA
 535      No Cap       No Cap        11.3692225910      3.4566145347        10              1              MTA
 536      No Cap       No Cap         9.9500000000      3.5000000000        10              1              MTA
 537      No Cap       No Cap        10.7979573890      3.3583633519         9              1              MTA
 538      No Cap       No Cap        11.1597095192      3.5000000000         9              1              MTA
 539      No Cap       No Cap        12.0000000000      3.5000000000         9              1              MTA
 540      No Cap       No Cap        12.0000000000      3.5000000000         7              1              MTA
 541      No Cap       No Cap        12.0000000000      3.5000000000        22              1              MTA
 542      No Cap       No Cap        12.0000000000      3.0000000000        21              1              MTA
 543      No Cap       No Cap        12.0000000000      3.5000000000        22              1              MTA
 544      No Cap       No Cap        12.0000000000      3.5000000000        34              1              MTA
 545      No Cap       No Cap        12.0000000000      3.5000000000        33              1              MTA
 546      No Cap       No Cap        12.0000000000      3.5000000000        34              1              MTA
 547      No Cap       No Cap        12.0000000000      3.4774402438        58              1              MTA
 548      No Cap       No Cap        12.0000000000      3.5000000000        57              1              MTA
 549      No Cap       No Cap        12.0000000000      3.5000000000        59              1              MTA
 550      No Cap       No Cap        12.0000000000      3.5000000000        58              1              MTA
 551      No Cap       No Cap         9.9500000000      3.5000000000        10              1              MTA
 552      No Cap       No Cap        12.0000000000      3.5000000000        10              1              MTA
 553      No Cap       No Cap        12.0000000000      3.5000000000        10              1              MTA
 554      No Cap       No Cap         9.9500000000      3.5000000000         9              1              MTA
 555      No Cap       No Cap        11.0863451087      3.4197493768        10              1              MTA
 556      No Cap       No Cap         9.9500000000      3.5000000000         9              1              MTA
 557      No Cap       No Cap         9.9500000000      3.5000000000         9              1              MTA

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial principal amounts outstanding (and the weighted average lives) of the classes of Offered Certificates set forth in the tables. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the classes of Offered Certificates set forth below may mature earlier or later than indicated by the tables below. Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of Offered Certificates (with regard to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates) and sets forth the percentage of the initial principal balances of each such class that would be outstanding after each of the distribution dates shown, at specified percentages of the CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the CPR. The timing of changes in the rate of prepayment may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments is consistent with the expectations of investors.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                                    CLASS I-A-1 CERTIFICATES                     CLASS I-A-2 CERTIFICATES
                           ------------------------------------------   ------------------------------------------
                             5%       15%      25%      40%      50%      5%       15%      25%     40%       50%
                           ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------
Initial Percentage .....      100      100      100      100      100      100      100      100      100      100
March 2007 .............       99       87       76       58       47       99       87       76       58       47
March 2008 .............       97       75       56       32       19       97       75       56       32       19
March 2009 .............       93       64       40       15        4       93       64       40       15        4
March 2010 .............       87       52       29       12        4       87       52       29       12        4
March 2011 .............       81       42       21        7        3       81       42       21        7        3
March 2012 .............       76       34       16        4        1       76       34       16        4        1
March 2013 .............       70       30       12        3        *       70       30       12        3        *
March 2014 .............       65       25        9        1        0       65       25        9        1        0
March 2015 .............       60       21        7        1        0       60       21        7        1        0
March 2016 .............       56       18        5        *        0       56       18        5        *        0
March 2017 .............       51       15        4        0        0       51       15        4        0        0
March 2018 .............       47       12        3        0        0       47       12        3        0        0
March 2019 .............       43       10        2        0        0       43       10        2        0        0
March 2020 .............       40        8        1        0        0       40        8        1        0        0
March 2021 .............       37        7        1        0        0       37        7        1        0        0
March 2022 .............       34        6        *        0        0       34        6        *        0        0
March 2023 .............       31        5        *        0        0       31        5        *        0        0
March 2024 .............       29        4        0        0        0       29        4        0        0        0
March 2025 .............       26        3        0        0        0       26        3        0        0        0
March 2026 .............       24        3        0        0        0       24        3        0        0        0
March 2027 .............       21        2        0        0        0       21        2        0        0        0
March 2028 .............       19        1        0        0        0       19        1        0        0        0
March 2029 .............       17        1        0        0        0       17        1        0        0        0
March 2030 .............       15        1        0        0        0       15        1        0        0        0
March 2031 .............       13        *        0        0        0       13        *        0        0        0
March 2032 .............       11        *        0        0        0       11        *        0        0        0
March 2033 .............        9        0        0        0        0        9        0        0        0        0
March 2034 .............        7        0        0        0        0        7        0        0        0        0
March 2035 .............        5        0        0        0        0        5        0        0        0        0
March 2036 .............        0        0        0        0        0        0        0        0        0        0
Weighted Average
  Life to Maturity
   (years)**                13.19     5.78     3.33     1.84     1.27    13.19     5.78     3.33     1.84     1.27

----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                                   CLASS II-A-1 CERTIFICATES                    CLASS II-A-2 CERTIFICATES
                           ------------------------------------------   ------------------------------------------
                             5%       15%      25%      40%      50%      5%       15%      25%     40%       50%
                           ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------
Initial Percentage .....      100      100      100      100      100      100      100      100      100      100
March 2007 .............       99       87       76       58       47       99       87       76       58       47
March 2008 .............       98       76       57       32       19       98       76       57       32       19
March 2009 .............       93       64       40       15        4       93       64       40       15        4
March 2010 .............       87       52       29       12        4       87       52       29       12        4
March 2011 .............       81       42       21        7        3       81       42       21        7        3
March 2012 .............       76       34       16        4        1       76       34       16        4        1
March 2013 .............       70       30       12        3        *       70       30       12        3        *
March 2014 .............       65       25        9        1        0       65       25        9        1        0
March 2015 .............       61       21        7        1        0       61       21        7        1        0
March 2016 .............       56       18        5        *        0       56       18        5        *        0
March 2017 .............       52       15        4        0        0       52       15        4        0        0
March 2018 .............       47       12        3        0        0       47       12        3        0        0
March 2019 .............       44       10        2        0        0       44       10        2        0        0
March 2020 .............       41        9        1        0        0       41        9        1        0        0
March 2021 .............       38        7        1        0        0       38        7        1        0        0
March 2022 .............       35        6        *        0        0       35        6        *        0        0
March 2023 .............       32        5        *        0        0       32        5        *        0        0
March 2024 .............       29        4        0        0        0       29        4        0        0        0
March 2025 .............       27        3        0        0        0       27        3        0        0        0
March 2026 .............       24        3        0        0        0       24        3        0        0        0
March 2027 .............       22        2        0        0        0       22        2        0        0        0
March 2028 .............       20        2        0        0        0       20        2        0        0        0
March 2029 .............       18        1        0        0        0       18        1        0        0        0
March 2030 .............       15        1        0        0        0       15        1        0        0        0
March 2031 .............       13        *        0        0        0       13        *        0        0        0
March 2032 .............       11        *        0        0        0       11        *        0        0        0
March 2033 .............       10        0        0        0        0       10        0        0        0        0
March 2034 .............        8        0        0        0        0        8        0        0        0        0
March 2035 .............        6        0        0        0        0        6        0        0        0        0
March 2036 .............        0        0        0        0        0        0        0        0        0        0
Weighted Average
 Life to Maturity
 (years)**                  13.32     5.80     3.34     1.84     1.27    13.32     5.80     3.34     1.84     1.27

(*)   Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                                  CLASS III-A-1 CERTIFICATES
                            (INCLUDING THE UNDERLYING CLASS III-A-1
                              CERTIFICATES AND THE GRANTOR TRUST
                                         CERTIFICATES)                          CLASS III-A-2 CERTIFICATES
                           ------------------------------------------   ------------------------------------------
                             5%       15%      25%      40%      50%      5%       15%      25%     40%       50%
                           ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------
Initial Percentage .....      100      100      100      100      100      100      100      100      100      100
March 2007 .............       98       87       75       58       46       98       87       75       58       46
March 2008 .............       96       75       56       32       19       96       75       56       32       19
March 2009 .............       93       63       40       15        4       93       63       40       15        4
March 2010 .............       87       52       29       12        4       87       52       29       12        4
March 2011 .............       82       42       21        7        3       82       42       21        7        3
March 2012 .............       76       34       16        4        1       76       34       16        4        1
March 2013 .............       70       30       13        3        *       70       30       13        3        *
March 2014 .............       65       25        9        1        0       65       25        9        1        0
March 2015 .............       60       21        7        1        0       60       21        7        1        0
March 2016 .............       56       18        5        *        0       56       18        5        *        0
March 2017 .............       51       15        4        0        0       51       15        4        0        0
March 2018 .............       47       12        3        0        0       47       12        3        0        0
March 2019 .............       43       10        2        0        0       43       10        2        0        0
March 2020 .............       40        8        1        0        0       40        8        1        0        0
March 2021 .............       37        7        1        0        0       37        7        1        0        0
March 2022 .............       34        6        *        0        0       34        6        *        0        0
March 2023 .............       31        5        *        0        0       31        5        *        0        0
March 2024 .............       29        4        0        0        0       29        4        0        0        0
March 2025 .............       26        3        0        0        0       26        3        0        0        0
March 2026 .............       24        3        0        0        0       24        3        0        0        0
March 2027 .............       21        2        0        0        0       21        2        0        0        0
March 2028 .............       19        2        0        0        0       19        2        0        0        0
March 2029 .............       17        1        0        0        0       17        1        0        0        0
March 2030 .............       15        1        0        0        0       15        1        0        0        0
March 2031 .............       13        *        0        0        0       13        *        0        0        0
March 2032 .............       11        *        0        0        0       11        *        0        0        0
March 2033 .............        9        *        0        0        0        9        *        0        0        0
March 2034 .............        8        0        0        0        0        8        0        0        0        0
March 2035 .............        6        0        0        0        0        6        0        0        0        0
March 2036 .............        0        0        0        0        0        0        0        0        0        0
Weighted Average
Life to Maturity
(years)**                   13.20     5.78     3.33     1.82     1.26    13.20     5.78     3.33     1.82     1.26

----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                                   CLASS III-A-3 CERTIFICATES                   CLASS IV-A-1 CERTIFICATES
                           ------------------------------------------   ------------------------------------------
                             5%       15%      25%      40%      50%      5%       15%      25%     40%       50%
                           ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------
Initial Percentage .....      100      100      100      100      100      100      100      100      100      100
March 2007 .............       98       87       75       58       46       98       87       75       58       47
March 2008 .............       96       75       56       32       19       96       75       56       32       19
March 2009 .............       93       63       40       15        4       93       64       40       15        4
March 2010 .............       87       52       29       12        4       87       52       29       12        4
March 2011 .............       82       42       21        7        3       81       42       21        7        3
March 2012 .............       76       34       16        4        1       76       34       16        4        1
March 2013 .............       70       30       13        3        *       70       30       12        3        *
March 2014 .............       65       25        9        1        0       65       25        9        1        0
March 2015 .............       60       21        7        1        0       60       21        7        1        0
March 2016 .............       56       18        5        *        0       56       18        5        *        0
March 2017 .............       51       15        4        0        0       51       15        4        0        0
March 2018 .............       47       12        3        0        0       47       12        3        0        0
March 2019 .............       43       10        2        0        0       43       10        2        0        0
March 2020 .............       40        8        1        0        0       40        8        1        0        0
March 2021 .............       37        7        1        0        0       37        7        1        0        0
March 2022 .............       34        6        *        0        0       34        6        *        0        0
March 2023 .............       31        5        *        0        0       32        5        *        0        0
March 2024 .............       29        4        0        0        0       29        4        0        0        0
March 2025 .............       26        3        0        0        0       27        3        0        0        0
March 2026 .............       24        3        0        0        0       24        3        0        0        0
March 2027 .............       21        2        0        0        0       22        2        0        0        0
March 2028 .............       19        2        0        0        0       20        2        0        0        0
March 2029 .............       17        1        0        0        0       17        1        0        0        0
March 2030 .............       15        1        0        0        0       15        1        0        0        0
March 2031 .............       13        *        0        0        0       13        *        0        0        0
March 2032 .............       11        *        0        0        0       12        *        0        0        0
March 2033 .............        9        *        0        0        0       10        *        0        0        0
March 2034 .............        8        0        0        0        0        8        0        0        0        0
March 2035 .............        6        0        0        0        0        6        0        0        0        0
March 2036 .............        0        0        0        0        0        0        0        0        0        0
Weighted Average
 Life to Maturity
 (years)**                  13.20     5.78     3.33     1.82     1.26    13.28     5.79     3.33     1.83     1.26

----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                                    CLASS IV-A-2 CERTIFICATES                    CLASS IV-A-3 CERTIFICATES
                           ------------------------------------------   ------------------------------------------
                             5%       15%      25%      40%      50%      5%       15%      25%     40%       50%
                           ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------
Initial Percentage .....      100      100      100      100      100      100      100      100      100      100
March 2007 .............       98       87       75       58       47       98       87       75       58       47
March 2008 .............       96       75       56       32       19       96       75       56       32       19
March 2009 .............       93       64       40       15        4       93       64       40       15        4
March 2010 .............       87       52       29       12        4       87       52       29       12        4
March 2011 .............       81       42       21        7        3       81       42       21        7        3
March 2012 .............       76       34       16        4        1       76       34       16        4        1
March 2013 .............       70       30       12        3        *       70       30       12        3        *
March 2014 .............       65       25        9        1        0       65       25        9        1        0
March 2015 .............       60       21        7        1        0       60       21        7        1        0
March 2016 .............       56       18        5        *        0       56       18        5        *        0
March 2017 .............       51       15        4        0        0       51       15        4        0        0
March 2018 .............       47       12        3        0        0       47       12        3        0        0
March 2019 .............       43       10        2        0        0       43       10        2        0        0
March 2020 .............       40        8        1        0        0       40        8        1        0        0
March 2021 .............       37        7        1        0        0       37        7        1        0        0
March 2022 .............       34        6        *        0        0       34        6        *        0        0
March 2023 .............       32        5        *        0        0       32        5        *        0        0
March 2024 .............       29        4        0        0        0       29        4        0        0        0
March 2025 .............       27        3        0        0        0       27        3        0        0        0
March 2026 .............       24        3        0        0        0       24        3        0        0        0
March 2027 .............       22        2        0        0        0       22        2        0        0        0
March 2028 .............       20        2        0        0        0       20        2        0        0        0
March 2029 .............       17        1        0        0        0       17        1        0        0        0
March 2030 .............       15        1        0        0        0       15        1        0        0        0
March 2031 .............       13        *        0        0        0       13        *        0        0        0
March 2032 .............       12        *        0        0        0       12        *        0        0        0
March 2033 .............       10        *        0        0        0       10        *        0        0        0
March 2034 .............        8        0        0        0        0        8        0        0        0        0
March 2035 .............        6        0        0        0        0        6        0        0        0        0
March 2036 .............        0        0        0        0        0        0        0        0        0        0
Weighted Average
 Lifeto Maturity
 (years)**                  13.28     5.79     3.33     1.83     1.26    13.28     5.79     3.33     1.83     1.26

----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                                     CLASS M-1 CERTIFICATES                       CLASS M-2 CERTIFICATES
                           ------------------------------------------   ------------------------------------------
                             5%       15%      25%      40%      50%      5%       15%      25%     40%       50%
                           ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------
Initial Percentage .....      100      100      100      100      100      100      100      100      100      100
March 2007 .............      100      100      100      100      100      100      100      100      100      100
March 2008 .............      100      100      100      100      100      100      100      100      100      100
March 2009 .............      100      100      100      100      100      100      100      100      100      100
March 2010 .............      100      100       86       35       52      100      100       86       35       17
March 2011 .............      100      100       64       21        8      100      100       64       21        1
March 2012 .............      100      100       49       12        0      100      100       48        6        0
March 2013 .............      100       67       28        2        0      100       67       28        0        0
March 2014 .............      100       56       21        0        0      100       56       21        0        0
March 2015 .............      100       47       15        0        0      100       47       15        0        0
March 2016 .............      100       40       11        0        0      100       40       11        0        0
March 2017 .............      100       33        8        0        0      100       33        *        0        0
March 2018 .............      100       27        3        0        0      100       27        0        0        0
March 2019 .............       97       23        0        0        0       97       23        0        0        0
March 2020 .............       90       19        0        0        0       90       19        0        0        0
March 2021 .............       83       16        0        0        0       83       16        0        0        0
March 2022 .............       77       13        0        0        0       77       13        0        0        0
March 2023 .............       71       11        0        0        0       71        9        0        0        0
March 2024 .............       65        9        0        0        0       65        2        0        0        0
March 2025 .............       59        5        0        0        0       59        0        0        0        0
March 2026 .............       54        2        0        0        0       54        0        0        0        0
March 2027 .............       48        0        0        0        0       48        0        0        0        0
March 2028 .............       43        0        0        0        0       43        0        0        0        0
March 2029 .............       38        0        0        0        0       38        0        0        0        0
March 2030 .............       34        0        0        0        0       34        0        0        0        0
March 2031 .............       29        0        0        0        0       29        0        0        0        0
March 2032 .............       25        0        0        0        0       25        0        0        0        0
March 2033 .............       21        0        0        0        0       21        0        0        0        0
March 2034 .............       17        0        0        0        0       17        0        0        0        0
March 2035 .............       13        0        0        0        0       13        0        0        0        0
March 2036 .............        0        0        0        0        0        0        0        0        0        0
Weighted Average
 Life to Maturity
 (years)**                  21.21    10.13     6.34     4.17     4.15    21.20     9.95     6.23     4.03     3.74

----------
(*)   Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                                     CLASS M-3 CERTIFICATES                       CLASS B-1 CERTIFICATES
                           ------------------------------------------   ------------------------------------------
                             5%       15%      25%      40%      50%      5%       15%      25%     40%       50%
                           ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------
Initial Percentage .....      100      100      100      100      100      100      100      100      100      100
March 2007 .............      100      100      100      100      100      100      100      100      100      100
March 2008 .............      100      100      100      100      100      100      100      100      100      100
March 2009 .............      100      100      100      100      100      100      100      100      100      100
March 2010 .............      100      100       86       35       17      100      100       86       35       11
March 2011 .............      100      100       64       21        0      100      100       64       21        0
March 2012 .............      100      100       38        0        0      100       92       38        0        0
March 2013 .............      100       67       28        0        0      100       67       28        0        0
March 2014 .............      100       56       21        0        0      100       56       21        0        0
March 2015 .............      100       47       15        0        0      100       47        6        0        0
March 2016 .............      100       40        0        0        0      100       40        0        0        0
March 2017 .............      100       33        0        0        0      100       33        0        0        0
March 2018 .............      100       27        0        0        0      100       27        0        0        0
March 2019 .............       97       23        0        0        0       97       23        0        0        0
March 2020 .............       90       19        0        0        0       90       16        0        0        0
March 2021 .............       83       16        0        0        0       83        7        0        0        0
March 2022 .............       77       11        0        0        0       77        0        0        0        0
March 2023 .............       71        0        0        0        0       71        0        0        0        0
March 2024 .............       65        0        0        0        0       65        0        0        0        0
March 2025 .............       59        0        0        0        0       59        0        0        0        0
March 2026 .............       54        0        0        0        0       54        0        0        0        0
March 2027 .............       48        0        0        0        0       48        0        0        0        0
March 2028 .............       43        0        0        0        0       43        0        0        0        0
March 2029 .............       38        0        0        0        0       38        0        0        0        0
March 2030 .............       34        0        0        0        0       34        0        0        0        0
March 2031 .............       29        0        0        0        0       29        0        0        0        0
March 2032 .............       25        0        0        0        0       25        0        0        0        0
March 2033 .............       21        0        0        0        0       21        0        0        0        0
March 2034 .............       17        0        0        0        0       10        0        0        0        0
March 2035 .............       10        0        0        0        0        0        0        0        0        0
March 2036 .............        0        0        0        0        0        0        0        0        0        0
Weighted Average
 Life to Maturity
 (years)**                  21.12     9.81     6.13     3.99     3.59    20.97     9.59     6.00     3.90     3.46

----------
(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

             PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                            FOLLOWING CPR PERCENTAGE

                                     CLASS B-2 CERTIFICATES                       CLASS B-3 CERTIFICATES
                           ------------------------------------------   ------------------------------------------
                             5%       15%      25%      40%      50%      5%       15%      25%     40%       50%
                           ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------
Initial Percentage .....      100      100      100      100      100      100      100      100      100      100
March 2007 .............      100      100      100      100      100      100      100      100      100      100
March 2008 .............      100      100      100      100      100      100      100      100      100      100
March 2009 .............      100      100      100      100      100      100      100      100      100      100
March 2010 .............      100      100       86       35        0      100      100       86        2        0
March 2011 .............      100      100       64        1        0      100      100       64        0        0
March 2012 .............      100       80       38        0        0      100       80       10        0        0
March 2013 .............      100       67       19        0        0      100       67        0        0        0
March 2014 .............      100       56        1        0        0      100       56        0        0        0
March 2015 .............      100       47        0        0        0      100       37        0        0        0
March 2016 .............      100       40        0        0        0      100       15        0        0        0
March 2017 .............      100       31        0        0        0      100        0        0        0        0
March 2018 .............      100       17        0        0        0      100        0        0        0        0
March 2019 .............       97        6        0        0        0       97        0        0        0        0
March 2020 .............       90        0        0        0        0       90        0        0        0        0
March 2021 .............       83        0        0        0        0       83        0        0        0        0
March 2022 .............       77        0        0        0        0       77        0        0        0        0
March 2023 .............       71        0        0        0        0       71        0        0        0        0
March 2024 .............       65        0        0        0        0       65        0        0        0        0
March 2025 .............       59        0        0        0        0       59        0        0        0        0
March 2026 .............       54        0        0        0        0       54        0        0        0        0
March 2027 .............       48        0        0        0        0       40        0        0        0        0
March 2028 .............       43        0        0        0        0       26        0        0        0        0
March 2029 .............       38        0        0        0        0       12        0        0        0        0
March 2030 .............       33        0        0        0        0        0        0        0        0        0
March 2031 .............       22        0        0        0        0        0        0        0        0        0
March 2032 .............       11        0        0        0        0        0        0        0        0        0
March 2033 .............        1        0        0        0        0        0        0        0        0        0
March 2034 .............        0        0        0        0        0        0        0        0        0        0
March 2035 .............        0        0        0        0        0        0        0        0        0        0
March 2036 .............        0        0        0        0        0        0        0        0        0        0
Weighted Average
 Life to Maturity
 (years)**                  20.45     9.05     5.67     3.69     3.25    19.26     8.17     5.27     3.37     3.10

----------
(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

YIELD SENSITIVITY OF THE SUBORDINATE CERTIFICATES

         As the Current Principal Amount of a class of Subordinate Certificates is reduced to zero, the yield to maturity on the next most junior class of Subordinate Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans to the extent not covered by any Excess Spread or overcollaterization will be allocated such class of Subordinate Certificates. If the Current Principal Amounts of the Class B Certificates have been reduced to zero, the yield to maturity on the Class M Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class M Certificates, beginning with the class of Class M Certificates with the highest numerical designation. The initial undivided interest in the mortgage loans evidenced by the Class M Certificates and Class B Certificates, in the aggregate is approximately 8.85%. The initial undivided interest in the mortgage loans evidenced by the Class B Certificates, in the aggregate, is approximately 2.80%. Investors in the Subordinate Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

         The Class X Certificates receive only distributions of interest. The yield to maturity on the Class X Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of Principal Prepayments and defaults on the related mortgage loans, which rate may fluctuate significantly over time, because the Class II-X Notional Amount is equal to the aggregate Current Principal Amount of the Class II-A-1 Certificates and the Class II-A-2 Certificates, and the Class IV-X Notional Amount is equal to the sum of the aggregate Current Principal Amount of the Class IV-A-2 Certificates and the Class IV-A-3 Certificates. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans could result in the failure of such investors to fully recover their investments. The Class X Certificates are especially sensitive to the rate of Principal Prepayments because all Principal Prepayments on the mortgage loans on each distribution date during the first three years after the Closing Date will be allocated to the related Senior Certificates (subject to limited exceptions).

         The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class X Certificates to various constant rates of prepayment on the mortgage loans by projecting the monthly aggregate payments on the Class X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of such mortgage loans, which differ from the actual characteristics and performance thereof and assuming the aggregate purchase price for the Class X Certificates set forth below. Any differences between such assumptions and the actual characteristics and performance of the mortgage loans and of such Class X Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

      PRE-TAX YIELD TO MATURITY OF THE CLASS II-X CERTIFICATES AT THE FOLLOWING CPR PERCENTAGES

ASSUMED PURCHASE PRICE       5%        15%        25%        40%        50%
----------------------    -------    -------    -------    -------    -------
    $2,724,383.55           57.34%     42.19%     26.21%      0.00%    (23.35)%

            PRE-TAX YIELD TO MATURITY OF THE CLASS IV-X CERTIFICATES AT THE FOLLOWING CPR PERCENTAGES

ASSUMED PURCHASE PRICE       5%        15%         25%       40%         50%
----------------------    -------    -------    -------    -------    -------
    $1,650,489.29           57.40%     42.24%     26.25%      0.00%    (23.35)%

         Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates and thus do not reflect the return on any investment in the Class X Certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X Certificates are likely to differ from those shown in the tables above, even if the prepayment assumption equals the percentages of CPR indicated in the tables above over any given time period or over the entire life of the Class X Certificates.

         There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on the Class X Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of the CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of those mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

         For additional considerations relating to the yield on the Offered Certificates, see "Yield Considerations" in the prospectus.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates, other than the Grantor Trust Certificates, will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. The Grantor Trust Certificates will be issued pursuant to the Grantor Trust Agreement. The Grantor Trust Certificates will represent the entire beneficial ownership in the Grantor Trust. A current report on Form 8-K relating to the Certificates containing a copy of the Agreement and the Grantor Trust Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates. The trust fund created under the Agreement will consist of
(1) all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date, (2) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure and any revenues received thereon, (3) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement, (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Sponsor, (5) such assets relating to the mortgage loans as from time to time may be held in the Custodial Account, the Distribution Account and the Final Maturity Reserve Account, (6) the certificate insurance policies relating to the Class I-A-2 Certificates and the Class II-A-2 Certificates, and (7) any proceeds of the foregoing. The Grantor Trust created under the Grantor Trust Agreement will consist of the underlying Class III-A-1 Certificates, the Grantor Trust Distribution Account and the Swap Agreement. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the grantor trust fund, the terms and conditions of the Agreement and the Grantor Trust Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee and Grantor Trustee (as applicable); for these purposes and for purposes of presentment and surrender located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group, GreenPoint 2006-AR2 and for all other purposes located at 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Corporate Trust Group, GreenPoint 2006-AR2. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the

Agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

ASSIGNMENT OF THE MORTGAGE LOANS

         At the time of issuance of the Certificates, the Depositor will cause the mortgage loans, together with all principal and interest due on or with respect to such mortgage loans after the Cut-off Date, to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the Agreement (as amended). Such schedule will include information as to the principal balance of each mortgage loan as of the Cut-off Date, as well as information including, among other things, the mortgage rate, the Net Rate, the Monthly Payment, the maturity date of each mortgage note and the loan-to-value ratio.

REPRESENTATIONS AND WARRANTIES

         In the Mortgage Loan Purchase Agreement pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee, on behalf of the certificateholders and the Certificate Insurer, will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

         The representations and warranties of the Sponsor with respect to the mortgage loans generally will include the following, among others:

         (1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

         (2) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the related mortgage loans as of the Closing Date or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

         (3) As of the Closing Date, there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

         Generally, the Mortgage Loan Purchase Agreement will provide that, in the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of certificateholders, the Certificate Insurer or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Depositor or the Sponsor, the Sponsor will either (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

CUSTODIAL ARRANGEMENTS

         Wells Fargo Bank, National Association ("Wells Fargo Bank") is acting as custodian of the mortgage loan files pursuant to the Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee, the certificateholders and the Certificate Insurer. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. As of November 30, 2005, Wells Fargo Bank was acting as custodian on more than nine million files.

         Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the Custodial Agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. For a general description of Wells Fargo Bank, see the description herein under "The Trustee and the Grantor Trustee."

THE TRUSTEE AND THE GRANTOR TRUSTEE

         Wells Fargo Bank, National Association, a national banking association, will act as Trustee for the Certificates (other than the Grantor Trust Certificates) pursuant to the Agreement and will act as the Grantor Trustee for the Grantor Trust Certificates pursuant to the Grantor Trust Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         The Trustee's and the Grantor Trustee's office for notices under the Agreement or the Grantor Trust Agreement (as applicable) is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of November 30, 2005, Wells Fargo Bank was acting as trustee on more than 1500 series of residential mortgage-backed securities with an aggregate principal balance of approximately $570,000,000,000.

         The fee of the Trustee will be the investment income on amounts in the Distribution Account for the period specified in the Agreement. The Agreement or the Grantor Trust Agreement (as applicable) will provide that the Trustee or the Grantor Trustee, as the case may be, and any director, officer, employee or agent of the Trustee or the Grantor Trustee, as the case may be, will be entitled to recover from the Distribution Account or the Grantor Trust Distribution Account, as applicable, all reasonable out-of pocket expenses, disbursements and advances and expenses of the Trustee or the Grantor Trustee, as the case may be, in connection with any Monthly Advance, Event of Default, any breach of the Agreement or the Grantor Trust Agreement, as applicable, or any loss, liability, expense, claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Grantor Trustee, as the case may be, in the administration of the trust created pursuant to the Agreement or the Grantor Trust created pursuant to the Grantor Trust Agreement, as applicable (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from the Trustee's or Grantor Trustee's negligence or intentional misconduct or which is the responsibility of the certificateholders or the holder of the Grantor Trust Certificates, as applicable.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the Agreement, then the Trustee, will perform only such duties as are specifically set forth in the Agreement as being the duties to be performed by the Trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the Agreement, the Trustee is required to exercise such of the rights and powers vested in it by the Agreement, such as (upon the occurrence and during the continuance of certain events of default) either acting as the servicer or appointing a successor servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the Agreement, the Trustee, will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The Trustee's duties and responsibilities under the Agreement include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the Agreement, examining them to determine whether they are in the form required by the Agreement, providing to the Rating Agencies notices of the occurrence of certain events of default under the Agreement, appointing a successor servicer, and effecting any optional termination of the trust.

         The Trustee and the Grantor Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee or successor grantor trustee, as applicable. The Depositor may also remove the Trustee or the Grantor Trustee if the Trustee or the Grantor Trustee ceases to be eligible to continue as Trustee or Grantor Trustee under the Agreement or the Grantor Trust Agreement, as applicable, and fails to resign after written request therefor by the Depositor or if the Trustee or the Grantor Trustee becomes insolvent. Upon becoming aware of those circumstances, the Depositor will be obligated to appoint a successor trustee or successor grantor trustee, as applicable. The Trustee or the Grantor Trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the Trustee or the Grantor Trustee and appointment of a successor trustee or successor grantor trustee, as applicable, will not become effective until acceptance of the appointment by the successor trustee or successor grantor trustee as set forth in the Agreement or the Grantor Trust Agreement as applicable.

         On and after the time the Servicer receives a notice of termination pursuant to the Agreement, the Trustee shall become the successor to the Servicer, or shall appoint a successor servicer (as described below) with respect to the transactions set forth or provided for in the Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Servicer by the terms and provisions of the Agreement; provided, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Servicer at or prior to the time of termination. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the Servicer would have been entitled to if it had continued to act pursuant to the Agreement except for those amounts due the Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the pursuant to the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer pursuant to the Agreement. Any successor Servicer shall be an established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer and shall have a net worth of not less than $10,000,000; provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Servicer. If the Trustee assumes the duties and responsibilities of the Servicer, the Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Servicer under the Agreement, the Trustee, unless the Trustee is prohibited by law from so acting, shall act in such capacity as provided in the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that such compensation shall not be in excess of that which the Servicer would have been entitled to if the Servicer had continued to act under the Agreement, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of servicing responsibilities under the Agreement. The Trustee and such successor shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession.

         The costs and expenses of the Trustee in connection with the termination of the Servicer, appointment of a successor servicer and any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise enable the Trustee or successor servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated servicer, will be payable to the Trustee pursuant to the Agreement. Any successor Servicer shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to the Agreement.

         If the Trustee will succeed to any duties of the Servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of the Agreement concerning the Trustee's duties will be inapplicable to the Trustee in its duties as the successor to the Servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the Trustee in its capacity as Trustee); the provisions of the Agreement relating to the Servicer, however, will apply to the Trustee in its capacity as successor servicer.

         Upon any termination or appointment of a successor to the Servicer, the Trustee will give prompt written notice thereof to the Rating Agencies.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Servicer will be entitled to receive a Servicing Fee as compensation for its activities under the Agreement equal to 1/12 of the Servicing Fee Rate multiplied by the Stated Principal Balance of each mortgage loan as of the first day of the related Due Period. The Servicing Fee Rate for each mortgage loan will be 0.375% per annum.

         In addition to the primary compensation described above, the Servicer may be entitled to retain assumption fees, tax service fees and late payment charges, all to the extent collected from mortgagors and as provided in the Agreement.

         The Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the Agreement).

SERVICING RESPONSIBILITIES

         The Servicer will be responsible for servicing the mortgage loans in accordance with the provisions of the Agreement. The responsibilities generally include:

            o   communicating with borrowers;

            o   sending monthly remittance statements to borrowers;

            o   collecting payments from borrowers;

            o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

            o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the trustee, together with any other sums paid by borrowers that are required to be remitted;

            o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

            o accurate and timely reporting of negative amortization amounts, if any;

            o   paying escrows for borrowers, if applicable;

            o   calculating and reporting payoffs and liquidations;

            o   maintaining an individual file for each loan; and

            o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

TABLE OF FEES

         The following table indicates the fees expected to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Offered Certificates are outstanding.

         All fees are expressed as a percentage, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

      ITEM                     FEE                        PAID FROM
----------------   --------------------------   -------------------------------
Servicing Fee(1)   0.375%  per annum            Mortgage Loan Interest
                                                Collections

Premium(2)         0.09% with respect to Loan   Group I Mortgage Loan Interest
                   Group I                      Collections

Premium(3)         0.09% with respect to Loan   Group II Mortgage Loan Interest
                   Group II                     Collections

(1) The servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

(2) The premium is paid on a first priority basis from collections allocable to interest on the group I mortgage loans prior to distributions to certificateholders.

(3) The premium is paid on a first priority basis from collections allocable to interest on the group II mortgage loans prior to distributions to certificateholders.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The Servicer will take such action either as it deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the Servicer with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Agreement, the Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions, and Fannie Mae guidelines. The Servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless the Servicer has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

         Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the Servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable Net Rate.

MONTHLY REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the Trustee will make available to each certificateholder and the Certificate Insurer, the Servicer and the Depositor a statement generally setting forth, among other information:

         (a) the Current Principal Amount or Notional Amount of each class of Certificates after giving effect (i) to all distributions allocable to principal on such distribution date and (ii) the allocation of any Applied Realized Loss Amounts for such distribution date;

         (b) the amount of the related distribution to holders of each class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount (if any);

         (c) the pass-through rate for each applicable class of Certificates with respect to the current Due Period, and, if applicable, whether such pass-through rate was limited by the Net Rate Cap;

         (d) the amount of such distribution to holders of each class allocable to interest;

         (e) the applicable accrual periods dates for calculating distributions and general distribution dates;

         (f)      the total cash flows received and the general sources thereof;

         (g) the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees including the related amount of the Servicing Fees paid to or retained by the Servicer for the related Due Period and the premium paid to the Certificate Insurer;

         (h) the Interest Carry Forward Amount and any Basis Risk Shortfall Carry-forward Amount for each class of Certificates;

         (i) with respect to each Loan Group, the aggregate of the Stated Principal Balance of all of the mortgage loans for the following distribution date;

         (j) the number and outstanding principal balance of the mortgage loans that were Delinquent (exclusive of any mortgage loan in foreclosure) in respect of which (A) one scheduled payment is Delinquent, (B) two scheduled payments are Delinquent, (C) three or more scheduled payments are Delinquent and
(D) foreclosure proceedings have been commenced, in each case as of the close of business on the last day of the calendar month preceding such distribution date and separately identifying such information for the first lien mortgage loans and second lien mortgage loans;

         (k) with respect to each Loan Group, the amount of Monthly Advances included in the distribution on such distribution date (including the general purpose of such Monthly Advances);

         (l) with respect to each Loan Group, the cumulative amount of Applied Realized Loss Amounts to date;

         (m) if applicable, material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

         (n) with respect to each Loan Group and with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and aggregate Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the close of business on the determination date preceding such distribution date;

         (o) with respect to each Loan Group, the total number and principal balance of any real estate owned or REO Properties as of the close of business on the determination date preceding such distribution date;

         (p) with respect to each Loan Group, the three month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more Delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the mortgage loans in each case as of the close of business on the last day of the calendar month preceding such distribution date and separately identifying such information for the first lien mortgage loans;

         (q) the Realized Losses during the related Due Period and the cumulative Realized Losses through the end of the preceding month;

         (r)      whether a Trigger Event exists;

         (s) updated pool composition data including the following: weighted average mortgage rate and weighted average remaining term;

         (t) the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

         (u) the amount of the distribution made on such distribution date to the holders of the Class XP Certificates allocable to prepayment charges;

         (v)      the amount of the Reimbursement Amount, if any; and

         (w)      the Deficiency Amount, if any, to be paid to the Certificate
Insurer.

         The Trustee will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders and the Certificate Insurer via the Trustee's internet website at www.ctslink.com. Assistance in using the website service can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act which were filed by the Trustee will be made available on the website of the Trustee promptly after such material is electronically filed with, or furnished to, the SEC. In addition, upon request, the Trustee will prepare and make available to a requesting certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

COLLECTION AND OTHER SERVICING PROCEDURES AND MODIFICATIONS

         The Servicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for its own account, to the extent such procedures will be consistent with the Agreement.

         In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the Servicer to be in the best interests of the certificateholders and the Certificate Insurer, the Servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, the Servicer may modify the loan only to the extent set forth in the Agreement; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

         Certain mortgage loans contain due-on-sale clauses. If a Mortgaged Property has been or is about to be conveyed by the Mortgagor and the Servicer has knowledge thereof, the Servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note, the terms of any primary mortgage insurance policy and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the Servicer in some cases with the prior consent of the Trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the Mortgagor, to the extent permitted by applicable law, remains liable thereon. The Servicer will retain any fee collected for entering into an assumption agreement as additional servicing compensation to the extent provided in the Servicing Agreement. In regard to circumstances in which the Servicer may be unable to enforce due-on-sale clauses, see "Legal Aspects of the Loans" in the prospectus. In connection with any such assumption, the mortgage rate borne by the related mortgage note may not be changed. Certain other mortgage loans are assumable under some circumstances if, in the sole judgment of the servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

         The Servicer will establish and maintain, in addition to the Custodial Account described under "--The Custodial Account," one or more accounts which comply with the requirements of the Servicing Agreement. The Servicer will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Servicing Agreement. Each of these accounts and the investment of deposits therein shall comply with the requirements of the Servicing Agreement and shall meet the requirements of the Rating Agencies. Withdrawals of amounts from the Protected Accounts may be made to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Servicer for any advances made with respect to such items, for application to restoration or repair of the Mortgaged Property, to refund to any mortgagors any sums as may be determined to be overages, to pay to the Servicer, or to the Mortgagor to the extent required by law, interest paid on the funds on deposit in such accounts to clear and terminate, such accounts at or at any time after the termination of the Servicing Agreement, and to make such other withdrawals as provided in the Servicing Agreement.

         The Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

HAZARD INSURANCE

         The Servicer will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, other than a mortgage loan secured by a condominium unit, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of (i) the Outstanding Principal Balance of the mortgage loan or (ii) the maximum insurable value of the improvements securing such mortgage loan, or equal to such other amount as calculated pursuant to a similar formulation as provided in the Servicing Agreement, and containing a standard or union mortgagee clause; provided, however, that the amount of the hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the Servicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with normal servicing procedures) shall be deposited in a Protected Account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions by the Servicer to the Master Servicer notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account. The right of the Servicer to reimbursement for such costs incurred will be prior to the right of Master Servicer to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a mortgage loan is located at the time of origination, or at such other time as set forth in the Servicing Agreement, in a federally designated flood area, the Servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the Outstanding Principal Balance of the related mortgage loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or equal to such other amount as calculated pursuant to a similar formulation as provided in the Servicing Agreement, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         The Servicer, on behalf of the Trustee and Certificateholders, will present claims to the insurer under any applicable hazard insurance policy. If the Servicer obtains and maintains a blanket hazard insurance policy, the Servicer is required to deposit in a Protected Account the amount not otherwise payable due to such deductible under such blanket hazard insurance policy.

EVIDENCE AS TO COMPLIANCE

         The Agreement will provide that on or before March 15 of each year, beginning with the first year after the year in which the Cut-off Date occurs, each party participating in the servicing function will provide to the Servicer, the Depositor and the Trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool-asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The Agreement will also provide that each party participating in the servicing function will deliver to the Servicer, the Depositor and the Trustee along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The Agreement will also provide for delivery on or before March 15 of each year, of a separate annual statement of compliance from each party participating in the servicing function to the effect that, to the best knowledge of the signing officer, such party has fulfilled in all material respects its obligations under the Agreement or related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any such obligation, the statement will specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one Agreement or related servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the Servicer at the address of the Servicer set forth above under "The Servicer." These items will be filed with the Issuing Entity's annual report on Form 10-K, to the extent required under Regulation AB.

THE CUSTODIAL ACCOUNT

         The Servicer will establish and maintain in the name of the Trustee, for the benefit of the certificateholders and the Certificate Insurer, an account, referred to herein as the Custodial Account, into which it will deposit daily all collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the Servicer out of Liquidation Proceeds in accordance with the Agreement), the Repurchase Price for any mortgage loans repurchased and Monthly Advances made from the Servicer's own funds (less the Servicing Fee) and Compensating Interest Payments. The amount at any time credited to the Custodial Account, if invested, shall be invested in the name of the Trustee in permitted investments selected by the Servicer. The Servicer will be entitled to any amounts earned on permitted investments in the Custodial Account. The Servicer will also deposit into the Custodial Account any amounts required to be deposited with respect to losses on Permitted Investments and any other amounts received by the Servicer and required to be deposited in the Custodial Account pursuant to the Agreement. The Custodial Account and amounts at any time credited thereto shall comply with the requirements of the Agreement and shall meet the requirements of the Rating Agencies.

THE DISTRIBUTION ACCOUNT

         The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders and the Certificate Insurer, an account, referred to herein as the Distribution Account, into which on the second Business Day prior to each distribution date, all available funds in the Custodial Account for such distribution date will be transferred by the Servicer. All amounts deposited to the Distribution Account shall be held in the name of the Trustee in trust for the benefit of the certificateholders and the Certificate Insurer in accordance with the terms and provisions of the Agreement. The amount at any time credited to the Distribution Account, if invested, shall be invested in the name of the Trustee in permitted investments selected by the Trustee. The Trustee will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Distribution Account.

         On each distribution date, the Trustee shall pay the certificateholders (other than the holders of the Grantor Trust Certificates) in accordance with the provisions set forth under "Description of the Certificates--Distributions on the Certificates" herein.

THE GRANTOR TRUST DISTRIBUTION ACCOUNT

         The Grantor Trustee, as paying agent pursuant to the Grantor Trust Agreement, shall establish and maintain, for the benefit of the holders of the Grantor Trust Certificates, an account, referred to herein as the Grantor Trust Distribution Account, into which will be deposited all Grantor Trust Available Funds. All amounts deposited to the Grantor Trust Distribution Account shall be held by the Grantor Trustee in the name of the Grantor Trustee for the benefit of the holders of the Grantor Trust Certificates in accordance with the terms and provisions of the Grantor Trust Agreement. The amount at any time credited to the Grantor Trust Distribution Account shall be uninvested.

         On each distribution date, the Grantor Trustee shall pay the holders of the Grantor Trust Certificates in accordance with the provisions set forth under "Description of the Certificates-- Distributions on the Grantor Trust Certificates" in this prospectus supplement. The Grantor Trustee shall be entitled to the reimbursement of expenses incurred in connection with its duties as permitted under the Grantor Trust Agreement out of the funds on deposit in the Grantor Trust Distribution Account. If funds in the Grantor Trust Distribution Account are insufficient therefor, the Grantor Trustee shall recover such expenses, disbursements and advances from the Depositor.

VOTING RIGHTS

         Voting rights of the trust in general will be allocated among the classes of Certificates (other than the Residual Certificates and the Grantor Trust Certificates) based upon their respective Current Principal Amounts; provided that voting rights equal to 1.00% of the total amount will be allocated to the Residual Certificates. 100% of the voting rights under the Grantor Trust will be allocated to the Grantor Trust Certificates.

         For so long as there does not exist a failure by the Certificate Insurer to make a required payment under the Policy, the Certificate Insurer will have the right to exercise all rights, including voting rights, of the holders of the Class I-A-2 Certificates and Class II-A-2 Certificates under the Agreement without any consent of such holders, and such holders may exercise such rights only with the prior written consent of the Certificate Insurer except as provided in the Agreement. In addition, to the extent of unreimbursed payments under the Policy, the Certificate Insurer will be subrogated to the rights of the holders of the Class I-A-2 Certificates and Class II-A-2 Certificates to which such Insured Amounts were paid. In connection with each Insured Amount paid on a Class II-A-2 Certificate or Class II-A-2 Certificates, the Trustee as attorney-in-fact for the holder thereof will be required to assign to the Certificate Insurer the rights of such holder with respect to the Class I-A-2 Certificates and Class II-A-2 Certificates, as applicable, to the extent of such Insured Amount.

TERMINATION

         The obligations of the Trustee and the Servicer created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans, (ii) the payment to certificateholders and the Certificate Insurer of all amounts required to be paid to them pursuant to the Agreement or (iii) the repurchase by or at the direction of the Depositor or its designee of all of the mortgage loans and all related REO Property in the trust, as further discussed below. Any termination of the Agreement shall cause the termination of the Grantor Trust Agreement.

         On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date, the Depositor or its designee, may repurchase from the trust all mortgage loans remaining outstanding and any REO Property remaining in the trust at a purchase price equal to the sum of, without duplication, (a) the unpaid principal balance of the mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances relating to the mortgage loans made by the purchaser, plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including, the first day of the month of repurchase,
(b) the appraised value of any REO Property, less the good faith estimate of the Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate, but not including the first day of the month of repurchase), (c) unreimbursed out-of-pocket costs of the Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the mortgage loans prior to the exercise of such repurchase and (d) any unreimbursed costs and expenses of the Trustee payable in accordance with the terms of the Agreement. Such person exercising this right, if not the Depositor or an affiliate, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) such person is (A) not a party in interest with respect to any Plan and (B) is not a "benefit plan investor" (other than a plan sponsored or maintained by such person, provided that no assets of such plan are invested or deemed to be invested in the certificates). If the holder of the option is unable to exercise such option by reason of the preceding sentence, then the Depositor may exercise such option. Any such repurchase will result in the retirement of all of the certificates and termination of the trust and the Grantor Trust. The trust and the Grantor Trust may also be terminated and the Certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates) on any distribution date upon the Depositor's determination, based upon an opinion of counsel, that the status of the trust fund as a REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. In no event will the trust created by the Agreement, or the Grantor Trust created by the Grantor Trust Agreement, continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement and the Grantor Trust Agreement. See "The Agreements--Termination; Retirement of Securities" in the prospectus.

         No such purchase by the Depositor or its designee will be permitted without the consent of the Certificate Insurer if a draw on the Policy will be made or if any amounts due to the Certificate Insurer would remain unreimbursed on the Final Distribution Date.

                         FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the Offered Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each REMIC election made by the trust fund will qualify as a REMIC under the Internal Revenue Code of 1986, or the Code. The Certificates (other than the Class XP Certificates, the Grantor Trust Certificates and the Residual Certificates) will represent ownership of regular interests in a REMIC coupled, in the case of the Class A, Class M and Class B Certificates with certain rights to the payment of amounts in respect of Basis Risk Shortfall and amounts in respect of interest accrued at a pass-through rate in excess of the related net rate cap calculated using the maximum Coupon Strip Rate instead of the actual Coupon Strip Rate, if applicable ("Excess Coupon Strip Amount"), and are herein referred to as the "Regular Certificates" or the "REMIC Regular Certificates." Each of the Residual Certificates will be designated as the residual interest in the related REMIC and are herein referred to as the "Residual Certificates" or the "REMIC Residual Certificates". All certificateholders are advised to see "Federal Income Tax Considerations" in the prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates. Holders of the Class A, Class M and Class B Certificates should see "Special Tax Considerations Applicable to the Class A, Class M and Class B Certificates" in this prospectus supplement. Holders of the Grantor Trust Certificates should see "Taxation of the Grantor Trust and the Grantor Trust Certificates" in this prospectus supplement.

         The portions of the Regular Certificates that represent ownership of regular interests in a REMIC generally will be taxable as debt obligations under the Code and interest paid or accrued on that portion of the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax purposes, some or all of the Offered Certificates may be issued with original issue discount. See "Federal Income Tax Consequences--Taxation of Classes of Exchangeable Securities--Tax Accounting for Exchangeable Securities" in the prospectus. The Internal Revenue Service referred to herein as the IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount referred to herein as the OID Regulations. All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount provisions and regulations on the purchase of the Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Certificates is 25% CPR. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "Yield on the Certificates--Weighted Average Life" herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

         In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the Issuing Entity. Accordingly, it is possible that the holder of a Regular Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the certificateholders and the IRS.

         Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--Taxation of Classes of Exchangeable Securities--Tax Accounting for Exchangeable Securities" in the prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE CLASS A, CLASS M AND CLASS B CERTIFICATES

         All holders of the Class A, Class M and Class B Certificates will be entitled to amounts paid in respect of Basis Risk Shortfall Carryforward Amounts from excess cash flow and Excess Coupon Strip Amounts, if any. Accordingly, holders of the Class A, Class M and Class B Certificates will be treated for federal income tax purposes as owning a regular interest in a REMIC and a beneficial ownership interest in the right to receive payments of Basis Risk Shortfall Carryforward Amounts and Excess Coupon Strip Amounts, if any, which are not included in any REMIC. The treatment of amounts received by a Certificateholder with respect to such Certificateholder's right to receive Basis Risk Shortfall Carry-forward Amounts as a result of the application of the Net Rate Cap or Excess Coupon Strip Amounts, if any, will depend upon the portion of such Certificateholder's purchase price allocable thereto. Under the REMIC regulations, each Certificateholder of a Class A, Class M and Class B Certificate must allocate its purchase price for its Certificate between its undivided interest in the related REMIC regular interest and its interest in the right to receive payments from the reserve fund in respect of any Basis

Risk Shortfall Carry-forward Amounts and Excess Coupon Strip Amounts, if any in accordance with the relative fair market values of each property right. Such allocation will be used for, among other things, purposes of computing any original issue discount, market discount or premium, as well as for determining gain or loss on disposition. No representation is or will be made as to the relative fair market values thereof. Generally, payments made to Certificates with respect to any Basis Risk Shortfall Carry-forward Amounts and Excess Coupon Strip Amounts, if any, will be included in income based on, and the purchase price allocated to such property rights may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the Class A, Class M and Class B Certificates the amortization of the purchase price may be subject to limitations as an itemized deduction, and may not be useable at all, if the taxpayer is subject to the alternative minimum tax. However, regulations have recently been proposed that modify the taxation of notional principal contracts that contain contingent nonperiodic payments. As the application of such regulations (i.e., whether they apply, and if so, how they apply) are, at this time, unclear, holders of the Class A, Class M and Class B Certificates should consult with their own tax advisors with respect to the proper treatment of their interest in the reserve fund.

TAXATION OF THE GRANTOR TRUST AND THE GRANTOR TRUST CERTIFICATES

         Upon the issuance of the Grantor Trust Certificates Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion to the effect that, under current law, assuming compliance with the provisions of the Grantor Trust Agreement without waiver of any terms thereof, for federal income tax purposes the Grantor Trust will be classified as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code and not as an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Swap Agreement and the underlying Class III-A-1 Certificates.

         Each holder of a Grantor Trust Certificate must allocate its purchase price for that certificate between its undivided interest in the underlying Class III-A-1 Certificates, which are regular interests in a REMIC, and its undivided interest in the Swap Agreement in accordance with the relative fair market values of each property right. Any payment made by the Swap Counterparty pursuant to the Swap Agreement on the Closing Date likely will be treated as a "nonperiodic payment" under Treasury regulations pertaining to notional principal contracts and included into income by the initial holders of the Grantor Trust Certificates under those rules. An equal amount likely will be deemed included in the amount paid by such holders as partial consideration for the underlying Class III-A-1 Certificates, which may result in a reduction in original issue discount, if any or premium. If the amount of the nonperiodic payment is considered "significant" in proportion to the present value of the total amount of payments to be made by the holders of the underlying Class III-A-1 Certificates to the Swap Counterparty, as determined under the notional principal contract rules, the Swap Agreement will be treated as two separate transactions consisting of an on-market swap and a loan, which must be accounted for by the holders of such underlying Class III-A-1 Certificates and the Swap Counterparty independently of the Swap Agreement. Investors should consult their tax advisors regarding the purchase of a Grantor Trust Certificate and the effect of the notional principal contract rules thereon.

         Each holder of a Grantor Trust Certificate must report on its federal income tax return the gross income from the portion of the underlying Class III-A-1 Certificates and Swap Agreement that is allocable to such Grantor Trust Certificate and may deduct the portion of the expenses incurred by the Grantor Trust, if any, that is allocable to such Grantor trust Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in each of the underlying Class III-A-1 Certificates and the Swap Agreement and received or accrued directly its share of the income on each such asset and incurred directly its share of expenses incurred by the Grantor Trust when those amounts are paid or incurred by the Grantor Trust. A holder generally will be required to include in income its share of the interest payments original issue discount and market discount, if any, on the underlying Class III-A-1 Certificates and may be entitled to a deduction for premium, if any, to the same extent as if the holder had directly purchased such underlying Class III-A-1 Certificates. Additional discussion of the taxation of the underlying Class III-A-1 Certificates is discussed above and under "Federal Income Tax Consequences--REMICs" in the prospectus. Payments made to or by the grantor trust with respect to the Swap Agreement are subject to the tax rules relating to notional principal contracts.

         Holders of the Grantor Trust Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income, gain, deduction and loss resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Grantor Trust Certificates will be unable to use the integration method provided for under such regulations with respect to such certificates. A holder of a Grantor Trust Certificate must amortize the price paid for the Swap Agreement under the notional principal contract regulations.

         A holder of a Grantor Trust Certificate that is an individual, estate or trust will be allowed deductions for reasonable expenses relating to the ownership of the Grantor Trust Certificates only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. A holder of a Grantor Trust Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). As a result, individuals, estates or trusts holding Grantor Trust Certificates may have taxable income in excess of the cash received.

         Upon the sale of a Grantor Trust Certificate prior to the termination of the Swap Agreement, the amount of the sale allocated to the Swap Agreement would be considered a "termination payment" under the notional principal contract regulations. A holder of a Grantor Trust Certificate would have gain or loss from such a termination of the Swap Agreement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid or deemed paid, by the certificateholder upon entering into or acquiring the Swap Agreement.

         Gain or loss realized upon the termination of the Swap Agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         With respect to a holder of the Grantor Trust Certificates, the Internal Revenue Service might take the position that the underlying Class III-A-1 Certificates and Swap Agreement constitute positions in a straddle. If the Internal Revenue Service successfully asserted this position, holders of the Grantor Trust Certificates may have their losses deferred and have their holding periods suspended for purposes of determining whether any gains on a sale or exchange of their certificates was long term or short term capital gain. The straddle rules would then require the holder to capitalize, rather than deduct, interest and carrying charges allocable to the holders interest in the straddle. The Swap Agreement and underlying Class III-A-1 Certificates may be required to be treated as part of a conversion transaction, in which case gain on sale will be treated as ordinary to the extent the holder's yield from the investment is less than 120% of the applicable federal rate instead of the rule generally applicable to REMIC regular interests that treats gain on sale as ordinary to the extent the holder's yield from the REMIC regular interest is less than 110% of the applicable federal rate. Each holder of a Grantor Trust Certificate is encouraged to consult its own tax advisor regarding these matters.

CHARACTERIZATION OF THE OFFERED CERTIFICATES

         We make no representation on whether the Offered Certificates (or what, if any, portion thereof) will constitute "real estate assets" or whether the interest (or any portion) thereon will be considered "interest on obligations secured by mortgages on real property", in each case for real estate investment trusts, or REITs. In addition, we make no representation on whether the Offered Certificates (or what, if any, portion thereof) will constitute a "regular interest in a REMIC" under section 7701(a)(19)(C) for purposes of domestic building and loan associations.

PENALTY PROTECTION

         If penalties were asserted against purchasers of the Certificates offered hereunder in respect of their treatment of the Certificates for tax purposes, the summary of tax considerations contained and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, the Offered Certificates, are being purchased from the Depositor by the Underwriter upon issuance. The Underwriter is an affiliate of the Depositor and the Sponsor. The Offered Certificates will be offered by the Underwriter (only as and if issued and delivered to and accepted by the Underwriter) from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be approximately 100.7% of the aggregate principal balance of the Offered Certificates, as of the Cut-off Date, plus accrued interest thereon, but before deducting expenses payable by the Depositor in connection with the Offered Certificates which are estimated to be approximately $725,000. The Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

         The Underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the underwriters in the distribution of the related underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         There is currently no secondary market for the certificates and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the Offered Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

                                     EXPERTS

         The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus supplement, and in the registration statement upon the authority of that firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2003, in Ambac Assurance Corporation's methods of accounting for variable interest entities and stock-based compensation.

                                SECONDARY MARKET

         There is currently no secondary market for the Certificates and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the Offered Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

         The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "The Pooling and Servicing Agreement--Monthly Reports to Certificateholders," which will include information as to the Current Principal Amount of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                  LEGAL MATTERS

         Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the Depositor, the Trustee, the Issuing Entities, GreenPoint, the Certificate Insurer or the Custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" and "Servicing of the Mortgage Loans--The Servicer" for a description of the legal proceedings against the Sponsor and the Servicer.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The Sponsor, the Issuing Entities, the Underwriter, the Swap Counterparty and the Depositor are affiliated parties. The Trustee and the Grantor Trustee are the same entity. The Custodian, the Trustee and the Grantor Trustee are affiliated parties. There are no affiliations between the Sponsor, the Depositor, the Swap Counterparty, the Underwriter or the Issuing Entities and any of the Trustee, the Grantor Trustee, the Certificate Insurer, any 10% concentration originator, any 10% concentration servicer or the Custodian. There are no affiliations among the Trustee, the Grantor Trustee, the Certificate Insurer and any 10% concentration originator or any 10% concentration servicer. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor, the Swap Counterparty or the Issuing Entities and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years, other than as described under "The Pooling and Servicing Agreement--Custodial Arrangements" herein.

                                     RATINGS

         It is a condition to the issuance of each class of Offered Certificates that it receives at least the ratings set forth below from S&P and Moody's.

                                             Rating
                                       -----------------
         Class                           S&P     Moody's
         ---------------------------   -------   -------
         Class I-A-1                     AAA       Aaa
         Class I-A-2                     AAA       Aaa
         Class II-A-1                    AAA       Aaa
         Class II-A-2                    AAA       Aaa
         Class II-X                      AAA       Aaa
         Underlying Class III-A-1        AAA       Aaa
         Grantor Trust Class III-A-1     AAA       Aaa
         Class III-A-2                   AAA       Aaa
         Class III-A-3                   AAA       Aaa
         Class IV-A-1                    AAA       Aaa
         Class IV-A-2                    AAA       Aaa
         Class IV-A-3                    AAA       Aaa
         Class IV-X                      AAA       Aaa
         Class M-1                        AA+      Aa1
         Class M-2                        AA       Aa2
         Class M-3                        AA-      Aa3
         Class B-1                         A        A2
         Class B-2                       BBB      Baa2
         Class B-3                       BBB-     Baa3

         The ratings assigned by S&P and Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates were issued. S&P's and Moody's ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with such certificates and the extent to which the payment stream in the mortgage pool is adequate to make payments required under such certificates. S&P's and Moody's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages.

         The ratings of the Rating Agencies do not address the possibility that, as a result of Principal Prepayments or recoveries certificateholders might suffer a lower than anticipated yield.

         The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, in such event, what rating would be assigned to the Offered Certificates by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

         The fees paid by the Depositor to the Rating Agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Certificates are outstanding. However, the Rating Agencies are under no obligation to the Depositor to continue to monitor or provide a rating on the Certificates.

                                LEGAL INVESTMENT

         The Offered Certificates (other than the Class B-1, Class B-2 and the Class B-3 Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 referred to herein as SMMEA so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. It is not anticipated that the Class B-1, Class B-2 and the Class B-3 Certificates will be rated in one of the two highest rating categories and therefore will not constitute "mortgage related securities" for purposes of SMMEA. The Class B-1, Class B-2 and the Class B-3 Certificates are referred to herein as the Non-SMMEA Certificates. The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretative uncertainties.

         The Office of Thrift Supervision referred to herein as the OTS has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities" referred to herein as TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS and 13a, entitled "Management of Interest Rate Risk, Investment Securities and Derivatives Activities" referred to herein as TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with and in validation of, its own underwriting processes and
(iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment Matters" in the prospectus.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (referred to herein as ERISA), should consider the ERISA fiduciary investment standards before authorizing an investment by any such plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements that are not subject to ERISA but are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners) or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively referred to herein as Plan(s)), should consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust (referred to herein as Trust Assets) to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. Section 2510.3-101 (referred to herein as the Plan Asset Regulations), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee or the Servicer to the fiduciary investments standards of ERISA or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the United States Department of Labor (referred to herein as the DOL) applies to the purchase, sale, transfer or holding of the Certificates.

         The DOL has issued Prohibited Transaction Exemption 90-30 (as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41) (referred to herein as the Underwriter's Exemption) to the Underwriter which is expected to apply to the Offered Certificates (other than the Grantor Trust Certificates and the Class R Certificates) if the conditions described below are satisfied. However, the Underwriter's Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that (i) the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act and (ii) the Offered Certificates be rated at least "BBB-" (or its equivalent) by Fitch Inc. or Fitch, S&P or Moody's, at the time of the Plan's purchase, provided that no Mortgage Loan has an LTV in excess of 100% on the Closing Date. See "ERISA Considerations" in the prospectus. The DOL amended the Underwriter's Exemption, as well as the essentially identical exemptions issued to certain other financial institutions, in Prohibited Transaction Exemption 2002-41 (67 Fed. Reg. 54487, September 22, 2002) to allow the Trustee to be affiliated with the underwriter in spite of the restriction in PTE 2000-58 to the contrary.

         The Underwriter's Exemption is expected to apply to the Offered Subordinate Certificates if the conditions described above are satisfied. Therefore, each beneficial owner of a Offered Subordinate Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) that Certificate was rated at least "BBB-" at the time of purchase, (ii) such beneficial owner is not a benefit plan investor or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Subordinate Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Subordinate Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of that Certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the Certificate constitutes "securities" for purposes of the Underwriter's Exemption and that the specific and general conditions of the Underwriter's Exemption and the other requirements set forth in the Underwriter's Exemption would be satisfied. The Class R Certificates do not satisfy the requirements of the Underwriter's Exemption and may not be purchased by or on behalf of, or with plan assets of, any Plans.

         The Underwriter's Exemption may not directly apply to the acquisition or holding of the Grantor Trust Certificates, but if the conditions described above are satisfied, it is expected to apply to interests in the underlying Class III-A-1 Certificates indirectly acquired by Plan investors that acquire the Grantor Trust Certificates. However, because the grantor trust assets will include the Swap Agreement, the acquisition of the Grantor Trust Certificates by a Plan could result in a prohibited transaction unless another administrative exemption to ERISA's prohibited transaction rules is applicable. One or more alternative exemptions ("Investor-Based Exemptions") may be available with respect to the purchase and holding of the Grantor Trust Certificates, including, but not limited to:

         o Prohibited Transaction Class Exemption 96-23, regarding transactions negotiated by certain "in-house asset managers";

         o Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts;

         o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

         o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

         o Prohibited Transaction Class Exemption 84-14, regarding transactions negotiated by independent "qualified professional asset managers".

         Each beneficial owner of a Grantor Trust Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that at least one Investor-Based Exemption or other applicable exemption applies to the purchase and holding of the Grantor Trust Certificates. A Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Grantor Trust Certificate on behalf of a Plan in reliance upon the Investor-Based Exemptions.

         Any Plan fiduciary that proposes to cause a Plan to purchase a Certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see "ERISA Considerations" in the prospectus.

         A governmental plan, as defined in Section 3(32) of ERISA, is not subject to Title I of ERISA or Section 4975 of the Code. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code (referred to herein as Similar Law). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards and the need for and the availability of any exemptive relief under any Similar Law.

         The sale of any Certificates to a Plan is in no respect a representation by the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates of the related series. All documents subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the certificates shall also be deemed incorporated by reference into this prospectus supplement.

         The Depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments Inc., 383 Madison Avenue, New York, New York 10179,
Attention: Secretary, or by telephone at (212) 272-2000. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                    GLOSSARY

         Below are abbreviated definitions of significant capitalized terms used herein. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the accompanying prospectus.

ACTUAL MONTHLY PAYMENTS -- For any mortgage loan and each Due Period, the actual monthly payments of principal and interest received during such month on such mortgage loan.

ADJUSTED RATE CAP - With respect to each distribution date and the related Due Period, the sum of (i) the Scheduled Monthly Payments owed on the mortgage loans for such Due Period less the related Servicing Fees and (ii) the Actual Monthly Payments received in excess of the Scheduled Monthly Payments, expressed as a per annum rate on the Stated Principal Balance of the Mortgage Loans for such Due Period, and converted to an actual/360 basis.

AGREEMENT - The Pooling and Servicing Agreement, dated as of March 1, 2006, among the Depositor, the Sponsor and Servicer and the Trustee.

APPLIED REALIZED LOSS AMOUNT - With respect to any class of Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates) and as to any distribution date, the sum of the Realized Losses with respect to the mortgage loans, which have been applied in reduction of the Current Principal Amount of such Class, in an amount equal to the amount, if any, by which, (i) the aggregate Current Principal Amount of all of the certificates (after all distributions of principal on such distribution date) exceeds (ii) the aggregate Stated Principal Balance of the mortgage loans for such distribution date.

BANKRUPTCY LOSS -- Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

BASIS RISK SHORTFALL - On the distribution date, the excess, if any of:

         1. The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-though rate been calculated at a per annum rate equal to (A) in the case of the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, underlying Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A-2, Class IV-A-3, Class M and Class B Certificates, the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 10.50%, and (B) in the case of the Class IV-A-1 Certificates, One-Year MTA plus the related Margin, in each case, over

         2. The amount of Current Interest on such class calculated using a pass-though rate equal to the applicable Net Rate Cap for such distribution date.

BASIS RISK SHORTFALL CARRY-FORWARD AMOUNT - As of any distribution date for the Offered Certificates (with respect to the Grantor Trust Certificates, indirectly through the underlying Class III-A-1 Certificates), the sum of the Basis Risk Shortfall for such distribution date and the Basis Risk Shortfall for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the applicable pass-through rate for such distribution date.

BOOK-ENTRY CERTIFICATES - The Class A, the Grantor Trust, the Class X, the Class M and the Class B Certificates issued, maintained and transferred at the DTC.

BUSINESS DAY - Generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in New York City or in the jurisdiction in which the Trustee, Custodian, the Certificate Insurer or the Servicer is located are obligated by law or executive order to be closed.

CEDE - Cede & Co.

CERTIFICATE INSURER -- Ambac Assurance Corporation, the Certificate Insurer under the Policy with respect to the Class I-A-2 Certificates and the Class II-A-2 Certificates.

CERTIFICATE OWNER -- Any person who is the beneficial owner of a Book-entry Certificate.

CERTIFICATES - The Offered Certificates and the Non-Offered Subordinate Certificates.

CLASS I-A CERTIFICATES -- The Class I-A-1 Certificates and the Class I-A-2 Certificates.

CLASS I-A PRINCIPAL DISTRIBUTION AMOUNT - The product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group I for such distribution date and the denominator of which is the Principal Funds for all Loan Groups for such distribution date.

CLASS II-A CERTIFICATES -- The Class II-A-1 Certificates and the Class II-A-2 Certificates.

CLASS II-X NOTIONAL AMOUNT -- With respect to any distribution date and the Class II-X Certificates, the aggregate Current Principal Amount of the Class II-A-1 Certificates and the Class II-A-2 Certificates (before taking into account the payment of principal on such certificate on such distribution date).

CLASS II-A PRINCIPAL DISTRIBUTION AMOUNT - The product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group II for such distribution date and the denominator of which is the Principal Funds for all Loan Groups for such distribution date.

CLASS III-A CERTIFICATES -- The underlying Class III-A-1, the Class III-A-2 and the Class III-A-3 Certificates.

CLASS III-A PRINCIPAL DISTRIBUTION AMOUNT - The product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group III for such distribution date and the denominator of which is the Principal Funds for all Loan Groups for such distribution date.

CLASS IV-A CERTIFICATES -- The Class IV-A-1, the Class IV-A-2 and the Class IV-A-3 Certificates.

CLASS IV-X NOTIONAL AMOUNT -- With respect to any distribution date and the Class IV-X Certificates, the aggregate Current Principal Amount of the Class IV-A-2 Certificates and the Class IV-A-3 Certificates (before taking into account the payment of principal on such certificates on such distribution date).

CLASS IV-A PRINCIPAL DISTRIBUTION AMOUNT - The product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group IV for such distribution date and the denominator of which is the Principal Funds for all Loan Groups for such distribution date.

CLASS A CERTIFICATES - The Class I-A, Class II-A, Class III-A and Class IV-A Certificates.

CLASS A PRINCIPAL DISTRIBUTION AMOUNT - For any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the aggregate Current Principal Amount of the Class A Certificates immediately prior to such distribution date over (y) the lesser of
(I) the excess of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in March 2012, approximately 24.500% and (ii) on or after the distribution date in March 2012, approximately 19.600%, and (II) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date.

CLASS B CERTIFICATES -- The Class B-1, Class B-2 and Class B-3 Certificates.

CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT - For any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Current Principal Amount of the Class B-1 Certificates immediately prior to such distribution date over (y) the lesser of
(I) the excess of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Current Principal Amount of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such distribution date), (2) the aggregate Current Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amounts for such distribution date) (3) the aggregate Current Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amounts for such distribution date), (4) the aggregate Current Principal Amount of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amounts for such distribution date), and (5) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in March 2012, approximately 6.125% and (ii) on or after the distribution date in March 2012, approximately 4.900%, and (II) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date.

CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT - For any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Current Principal Amount of the Class B-1 Certificates immediately prior to such distribution date over (y) the lesser of
(I) the excess of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of 1) the aggregate Current Principal Amount of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such distribution date), (2) the aggregate Current Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amounts for such distribution date) (3) the aggregate Current Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amounts for such distribution date), (4) the aggregate Current Principal Amount of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amounts for such distribution date), (5) the aggregate Current Principal Amount of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such distribution date) and (6) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in March 2012, approximately 3.625% and (ii) on or after the distribution date in March 2012, approximately 2.900%, and (II) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date.

CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT - For any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Current Principal Amount of the Class B-3 Certificates immediately prior to such distribution date over (y) the lesser of
(I) the excess of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Current Principal Amount of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such distribution date), (2) the aggregate Current Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amounts for such distribution date) (3) the aggregate Current Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amounts for such distribution date), (4) the aggregate Current Principal Amount of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amounts for such distribution date), (5) the aggregate Current Principal Amount of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such distribution date) and (6) the aggregate Current Principal Amount of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such distribution date) and (7) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in March 2012, approximately 2.375% and (ii) on or after the distribution date in March 2012, approximately 1.900%, and (II) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date.

CLASS M CERTIFICATES - The Class M-1, Class M-2 and Class M-3 Certificates.

CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT - For any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Current Principal Amount of the Class M-1 Certificates immediately prior to such distribution date over (y) the lesser of
(I) the excess of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Current Principal Amount of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such distribution date) and (2) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in March 2012, approximately 15.250% and (ii) on or after the distribution date in March 2012, approximately 12.200%, and (II) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date.

CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT - For any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Current Principal Amount of the Class M-2 Certificates immediately prior to such distribution date over (y) the lesser of
(I) the excess of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Current Principal Amount of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such distribution date), (2) the aggregate Current Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amounts for such distribution date) and (3) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in March 2012, approximately 11.000% and (ii) on or after the distribution date in March 2012, approximately 8.800%, and (II) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date.

CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT - For any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Current Principal Amount of the Class M-3 Certificates immediately prior to such distribution date over (y) the lesser of
(I) the excess of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Current Principal Amount of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such distribution date), (2) the aggregate Current Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amounts for such distribution date), (3) the aggregate Current Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amounts for such distribution date) and (4) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in March 2012, approximately 9.375% and (ii) on or after the distribution date in March 2012, approximately 7.500%, and (II) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date.

CLASS X CERTIFICATES -- The Class II-X Certificates and the Class IV-X Certificates.

CLOSING DATE -- March 31, 2006.

COMPENSATING INTEREST PAYMENTS -- Any payments made by the Servicer from its own funds to cover Prepayment Interest Shortfalls on the related mortgage loans.

COUPON STRIP -- As defined in "Description of the Certificates--Final Maturity Reserve Account" in this prospectus supplement.

COUPON STRIP RATE -- As defined in "Description of the Certificates--Final Maturity Reserve Account" in this prospectus supplement.

CPR -- A constant rate of prepayment on the mortgage loans.

CREDIT ENHANCEMENT PERCENTAGE -- For any distribution date is the percentage obtained by dividing (x) the aggregate Current Principal Amount of the Subordinate Certificates (including the Overcollateralization Amount) thereto by
(y) the aggregate principal balance of the mortgage loans, calculated after taking into account distributions of principal on the mortgage loans and distribution of the Principal Distribution Amounts to the holders of the Certificates then entitled to distributions of principal on such distribution date.

CUMULATIVE LOSS TEST VIOLATION -- If on any distribution date the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such distribution date:

         DISTRIBUTION DATE OCCURRING IN    PERCENTAGE
         ------------------------------    ----------
         April 2008 through March 2009           0.25%

         April 2009 through March 2010           0.55%

         April 2010 through March 2011           0.95%

         April 2011 through March 2012           1.35%

         April 2012 through March 2013           1.85%

         April 2013 and thereafter               2.05%

CURRENT INTEREST - With respect to each class of Offered Certificates and the underlying Class III-A-1 Certificates and each distribution date, the interest accrued at the applicable pass-through rate for the applicable Interest Accrual Period on the Current Principal Amount or Notional Amount of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by (1) in the case of a Class A, Class M or Class B Certificate, such class's share of (x) any Net Deferred Interest allocated to that class of certificates, (y) the interest portion of any Realized Losses on the related mortgage loans allocated to that class of certificates and (z) any Prepayment Interest Shortfall to the extent not covered by Compensating Interest Payments and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of certificates as described under clause Second in "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement, and (2) in the case of the Grantor Trust Certificates, any shortfalls described in clauses (y) and (z) herein, allocated to the underlying Class III-A-1 Certificates.

CURRENT PRINCIPAL AMOUNT - With respect to any class of Offered Certificates and the underlying Class III-A-1 Certificates and any distribution date, the original current principal amount of such class plus the amount of any Net Deferred Interest allocated thereto on the related distribution date and all previous distribution dates and, in the case of a Subordinate Certificate, any Subsequent Recoveries added to the Current Principal Amount of such certificate, as described under "Description of the Certificates--Allocation of Realized Losses; Subordination" herein, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous distribution dates. With respect to each class of Grantor Trust Certificates as of any distribution date will equal the initial principal amount of such certificate on the Closing Date, as reduced by (i) all amounts allocable to principal previously distributed with respect to such certificate and (ii) the principal portion of all Realized Losses on the mortgage loans allocated prior to such distribution date to the underlying Class III-A-1 Certificates and, correspondingly, to the Grantor Trust Certificates.

CUT-OFF DATE - March 1, 2006.

DEFERRED INTEREST - The amount of accrued interest on the mortgage loans, the payment of which is deferred and added to the principal balance of a mortgage loan due to the negative amortization feature as described in this prospectus supplement.

DEFICIENCY AMOUNT - As defined in "The Certificate Insurance Policy" in this prospectus supplement.

DEFICIENT VALUATION - A Bankruptcy Loss that results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property.

DELINQUENCY TEST VIOLATION - If on any distribution date if the percentage obtained by dividing (x) the aggregate outstanding principal balance of mortgage loans delinquent 60 days or more (including mortgage loans that are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy) by (y) the aggregate outstanding principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month, exceeds (i) prior to the distribution date in April 2011, 28.50% of the Credit Enhancement Percentage and (ii) on or after the distribution date in April 2011, 35.70%.

DELINQUENT - A mortgage loan is "Delinquent" if any payment due thereon is not made pursuant to the terms of such mortgage loan by the close of business on the day such payment is scheduled to be due. A mortgage loan is "30 days delinquent" if such payment has not been received by the close of business on the last day of the month immediately succeeding the month in which such payment was due. For example, a mortgage loan with a payment due on December 1 that remained unpaid as of the close of business on January 31 would then be considered to be 30 to 59 days delinquent. Similarly for "60 days delinquent," "90 days delinquent" and so on.

DUE FOR PAYMENT - As defined under "The Certificate Insurance Policy" in this prospectus supplement.

DUE DATE - With respect to each mortgage loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month.

DUE PERIOD - With respect to any distribution date, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

EMC - EMC Mortgage Corporation.

EXCESS CASHFLOW - With respect to any distribution date, the sum of (i) Remaining Excess Spread for such distribution date and (ii)
Overcollateralization Release Amount for such distribution date.

EXCESS OVERCOLLATERALIZATION AMOUNT - With respect to any distribution date, the excess, if any, of the Overcollateralization Amount over the Overcollateralization Target Amount.

EXCESS SPREAD - With respect to any distribution date, the excess, if any, of the Interest Funds for such distribution date over the sum of (i) the Coupon Strip, if applicable, (ii) any amounts owed to the Certificate Insurer in accordance with clauses Second (1)(a) and (1)(b) in "Description of the Certificates--Distributions on the Certificates," (iii) the Current Interest on the Offered Certificates (other than the Grantor Trust Certificates) and the underlying Class III-A-1 Certificates and (iv) any Interest Carry Forward Amounts on the senior certificates on such distribution date.

EXTRA PRINCIPAL DISTRIBUTION AMOUNT - With respect to any distribution date, an amount derived from Excess Spread equal to the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.

FINAL DISTRIBUTION DATE - As defined under "The Certificate Insurance Policy" in this prospectus supplement.

FINAL MATURITY RESERVE ACCOUNT - An account established by the Trustee pursuant to the Agreement for the distribution of the Coupon Strips.

GRANTOR TRUST - GreenPoint Mortgage Funding Trust 2006-AR2.

GRANTOR TRUST AGREEMENT - The grantor trust agreement, dated as of March 31, 2006, between the Depositor and the Grantor Trustee.

GRANTOR TRUST CERTIFICATES - The Grantor Trust Class III-A-1 Certificates issued by the Grantor Trust on the Closing Date, pursuant to the Grantor Trust Agreement.

GRANTOR TRUST AVAILABLE FUNDS - With respect to any distribution date and each class of Grantor Trust Certificates, the sum of (i) any payments received from the underlying Class III-A-1 Certificates, (ii) any payments received by the Grantor Trustee from the Swap Counterparty under the Swap Agreement and (iii) all other assets constituting the corpus of the Grantor Trust created by the Grantor Trust Agreement, following the payments of amounts to reimburse the Grantor Trustee for its reimbursable expenses as set forth in the Grantor Trust Agreement.

GRANTOR TRUST DISTRIBUTION ACCOUNT - As defined under "Pooling and Servicing Agreement--The Grantor Trust Distribution Account" in this prospectus supplement.

GRANTOR TRUSTEE - Wells Fargo Bank, National Association.

GREENPOINT -- GreenPoint Mortgage Funding, Inc.

GROUP I PRINCIPAL DISTRIBUTION AMOUNT - The product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group I for such distribution date and the denominator of which is the Principal Funds for all Loan Groups for such distribution date.

GROUP II PRINCIPAL DISTRIBUTION AMOUNT - The product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group II for such distribution date and the denominator of which is the Principal Funds for all Loan Groups for such distribution date.

GROUP III PRINCIPAL DISTRIBUTION AMOUNT - The product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group III for such distribution date and the denominator of which is the Principal Funds for all Loan Groups for such distribution date.

GROUP IV PRINCIPAL DISTRIBUTION AMOUNT - The product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group IV for such distribution date and the denominator of which is the Principal Funds for all Loan Groups for such distribution date.

INSURANCE PROCEEDS - All proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer's normal servicing procedures, other than proceeds that represent reimbursement of the Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

INSURED AMOUNTS - As defined under "The Certificate Insurance Policy" in this prospectus supplement.

INTEREST ACCRUAL PERIOD -- For each of the Offered Certificates (other than the Class X Certificates and the Class IV-A-1 Certificates) and the underlying Class III-A-1 Certificates and for any distribution date, the period commencing on the distribution date in the month preceding the month in which a distribution date occurs (or the Closing Date, in the case of the first Interest Accrual Period) and ending on the day immediately prior to such distribution date. For each of the Class X Certificates and the Class IV-A-1 Certificates and for any distribution date, the one-month period preceding the month in which such distribution date occurs.

INTEREST CARRY FORWARD AMOUNT - With respect to each class of Offered Certificates and the first distribution date, zero, and for each distribution date thereafter, the sum of:

         1.       the excess of:

                  (a) Current Interest for such class with respect to prior distribution dates, over

                  (b) the amount actually distributed to such class with respect to interest on or after such prior distribution dates, and

         2. interest on such excess (to the extent permitted by applicable law) at the applicable pass through rate for the related Interest Accrual Period including the Interest Accrual Period relating to such distribution date.

INTEREST FUNDS - With respect to each Loan Group any distribution date, the sum, without duplication, of:

         1. all scheduled interest collected in respect of the related mortgage loans during the related Due Period, less the Servicing Fee, if any, and any related amounts required to be reimbursed to EMC, the Servicer, the Trustee and the Custodian as provided in the Agreement,

         2. all advances relating to interest on the related mortgage loans made by the Servicer,

         3. all Compensating Interest Payments with respect to the related mortgage loans,

         4. Insurance Proceeds and Liquidation Proceeds received during the related Prepayment Period (or in the case of Subsequent Recoveries, during the related Due Period), to the extent such Liquidation Proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses, in each case, with respect to the mortgage loans in the related Loan Group,

         5. the interest portion of proceeds from mortgage loans in the related Loan Group that were repurchased during the related Due Period,

         6. the interest portion of the purchase price of the assets of the Trust allocated to the related Loan Group upon exercise by the depositor or its designee of its optional termination right, and

         7. the amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, allocated to the related Loan Group included in available funds for such distribution date that are applied in connection with any Deferred Interest in accordance with the definition of Net Deferred Interest, minus

         8. any amounts required to be reimbursed to EMC, the Depositor, the Servicer or the Trustee and allocated to the related Loan Group, as provided in the Agreement, and

         9 the portion of the premium payable to the Certificate Insurer from such loan group, as provided in the Agreement.

ISSUING ENTITY OR TRUST -- GreenPoint Mortgage Funding Trust 2006-AR2 with respect to the Class A, Class M and Class B Certificates and GreenPoint Mortgage Funding Grantor Trust 2006-AR2 with respect to the Grantor Trust Certificates.

LATE PAYMENT RATE - As defined under "The Certificate Insurance Policy" in this prospectus supplement.

LIQUIDATED MORTGAGE LOAN -- Any defaulted mortgage loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

LIQUIDATION PROCEEDS - All net proceeds, other than Insurance Proceeds, received in connection with the partial or complete liquidation of mortgage loans, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties acquired by the Servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, other than the amount of such net proceeds representing any profit realized by the Servicer in connection with the disposition of any such properties, and Subsequent Recoveries.

LOAN GROUP -- Any of Loan Group I, Loan Group II, Loan Group III or Loan Group IV, as applicable.

LOAN GROUP I -- The pool of mortgage loans designated as Loan Group I.

LOAN GROUP II -- The pool of mortgage loans designated as Loan Group II.

LOAN GROUP III -- The pool of mortgage loans designated as Loan Group III.

LOAN GROUP IV -- The pool of mortgage loans designated as Loan Group IV.

LOSS ALLOCATION LIMITATION -- As defined under "Description of the Certificates--Allocation of Realized Losses".

MARGIN - With respect to the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, underlying Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A-1, Class IV-A-2, Class IV-A-3, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will be 0.230%, 0.250%, 0.210%, 0.250%, 0.230%,
0.320%, 0.370%, 2.000%, 0.320%, 0.370%, 0.490%, 0.520%, 0.540%, 0.900%, 2.100%,
and 2.100%, per annum, respectively, provided that, after the first possible optional termination date, the related margin for the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, underlying Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A-1, Class IV-A-2, Class IV-A-3, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will be 0.460%, 0.500%, 0.420%, 0.500%, 0.460%, 0.640%, 0.740%, 2.000%, 0.640%, 0.740%, 0.735%, 0.780%,
0.810%, 1.350%, 3.150%, and 3.150%, per annum, respectively.

MOODY'S - Moody's Investors Service, Inc., and any successor in interest.

MONTHLY ADVANCE -- The aggregate of all payments of interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

MONTHLY PAYMENTS -- For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note or in the case of any mortgaged property acquired through foreclosure or deed in lieu of foreclosure, would otherwise have been payable under the related mortgage note.

MORTGAGE LOAN PURCHASE AGREEMENT -- The Mortgage Loan Purchase Agreement, dated as of March 31, 2006 between the Depositor and the Sponsor.

NET DEFERRED INTEREST -- On any distribution date, Deferred Interest on the mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, available to be distributed on the Certificates on that distribution date. With respect to any Class A, Class M or Class B Certificate as of any distribution date will be an amount equal to the product of (1) the difference, if any between (a) the lesser of (i) the pass-through rate for such class, without regard to the related Net Rate Cap on such distribution date and (ii) the weighted average of the Net Rates on the related mortgage loans and (b) the Adjusted Rate Cap for such distribution date, (2) the Current Principal Amount of the Certificate immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual Period divided by 360.

NET LIQUIDATION PROCEEDS -- Liquidation Proceeds net of unreimbursed advances by the Servicer, Monthly Advances, expenses incurred by the Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property and any other amounts payable to the Servicer under the Agreement.

NET RATE -- For any mortgage loan, the then applicable mortgage rate thereon less the Servicing Fee Rate, expressed as a per annum rate.

NET RATE CAP -- (A) With respect to the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, underlying Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A-1, Class IV-A-2 and Class IV-A-3 Certificates is equal to the weighted average of the Net Rates of the mortgage loans in the related Loan Group (less, if applicable, the Coupon Strip Rate and, in the case of the Class I-A-2 Certificates and the Class II-A-2 Certificates, as further adjusted for the portion of the premium payable to the Certificate Insurer), (B) with respect to the Class M Certificates and the Class B Certificates is equal to the weighted average of (i) the weighted average of the Net Rates on the group I mortgage loans, (ii) the weighted average of the Net Rates on the group II mortgage loans, (iii) the weighted average of the Net Rates on the group III mortgage loans and (iv) the weighted average of the Net Rates on the group IV mortgage loans, weighted on the basis of the excess of (i) the aggregate principal balance of the group I mortgage loans over the aggregate principal balance of the Class I-A-1 Certificates and the Class I-A-2 Certificates, (ii) the aggregate principal balance of the group II mortgage loans over the aggregate principal balance of the Class II-A-1 Certificates and the Class II-A-2 Certificates, (iii) the aggregate principal balance of the group III mortgage loans over the aggregate principal balance of the underlying Class III-A-1, Class III-A-2 and Class III-A-3 Certificates and (iv) the aggregate principal balance of the group IV mortgage loans over the aggregate principal balance of the Class IV-A-1, Class IV-A-2 and Class IV-A-3 Certificates, respectively, in each case (other than with respect to the Class IV-A-1 Certificates) as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis and with respect to the Class IV-A-1 Certificates, based on a 30/360 basis.

NON-OFFERED CERTIFICATES - The underlying Class III-A-1 Certificates, the Class XP, the Class B-IO and the Residual Certificates.

NONPAYMENT - As defined in "The Certificate Insurance Policy" in this prospectus supplement.

OFFERED CERTIFICATES - The Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, grantor trust Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A-1, Class IV-A-2, Class IV-A-3, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

OVERCOLLATERALIZATION AMOUNT - The Overcollateralization Amount with respect to any distribution date is the excess, if any, of (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) over (ii) the aggregate Current Principal Amount of the Class A Certificates, the Class M Certificates and the Class B Certificates, after taking into account the distributions of principal to be made on such distribution date.

OVERCOLLATERALIZATION RELEASE AMOUNT - With respect to any distribution date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that distribution date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that distribution date and (ii) Principal Funds for that distribution date.

OVERCOLLATERALIZATION TARGET AMOUNT - With respect to any distribution date, (i) prior to the Stepdown Date, an amount equal to approximately 0.95% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) (1) prior to the distribution date in April 2012, 2.375% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (2) on or after the distribution date in April 2012, 1.900% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (y) 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date

(approximately $6,869,532) or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

POLICY -- The certificate insurance policy, dated as of March 31, 2006 endorsed by the Certificate Insurer to the Trustee on behalf of the holders of the Class I-A-2 Certificates and the Class II-A-2 Certificates.

PREFERENCE AMOUNT - As defined under "The Certificate Insurance Policy" in this prospectus supplement.

PREPAYMENT INTEREST SHORTFALLS - With respect to any distribution date, for each mortgage loan that was the subject of a partial principal prepayment or a principal prepayment in full during the related prepayment period, the amount, if any, by which (i) one month's interest at the applicable net rate on the scheduled principal balance of such mortgage loan immediately prior to such prepayment, or, in the case of a partial principal prepayment, on the amount of such prepayment, exceeds (ii) the amount of interest paid or collected in connection with such principal prepayment less the sum of (a) any prepayment charges relating to such mortgage loan and (b) the Servicing Fee.

PREPAYMENT PERIOD - With respect to a distribution date, the period from the sixteenth day of the calendar month preceding the calendar month in which such distribution date occurs through the close of business on the fifteenth day of the calendar month in which such distribution date occurs.

PRINCIPAL DISTRIBUTION AMOUNT - With respect to each distribution date, an amount equal to

         1. the Principal Funds for all Loan Groups for such distribution date, plus

         2. any Extra Principal Distribution Amount for such distribution date, minus

         3. any Overcollateralization Release Amount for such distribution date.

PRINCIPAL FUNDS - With respect to each Loan Group and each distribution date, the sum, without duplication, of:

         1. the scheduled principal collected on the mortgage loans in the related Loan Group during the related Due Period or advanced on or before the servicer advance date,

         2. Principal Prepayments in respect of the mortgage loans in the related Loan Group, exclusive of any prepayment charges, collected in the related Prepayment Period,

         3. the Stated Principal Balance of each mortgage loan in the related Loan Group that was repurchased by the Depositor or the Servicer during the related Due Period,

         4. the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the Servicer in connection with a substitution of a mortgage loan in the related Loan Group during the related Due Period,

         5. Insurance Proceeds and all Liquidation Proceeds collected during the related Prepayment Period (or in the case of Subsequent Recoveries, during the related Due Period) on the mortgage loans in the related Loan Group, to the extent such Liquidation Proceeds relate to principal, less all related non-recoverable advances relating to principal reimbursed during the related Due Period,

         6. the principal portion of the purchase price of the assets of the Trust allocated to the related Loan Group upon the exercise by the depositor or its designee of its optional termination right,

         7. the principal portion of the amounts, if any, transferred from the Final Maturity Reserve Account and allocated to the related Loan Group on such distribution date,

         minus

         8. any amounts required to be reimbursed to EMC, the Depositor, the Servicer or the Trustee, as provided in the Agreement,

         9. any Premium payable to the Certificate Insurer, to the extent not available from Interest Funds and as provided in the Agreement, and

         10. the amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in available funds and allocated to the related Loan Group for such distribution date that are applied as Interest Funds in connection with any Deferred Interest in accordance with the definition of Net Deferred Interest.

PRINCIPAL PREPAYMENT - Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

RATING AGENCIES - Standard and Poor's, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

REALIZED LOSS - With respect to a mortgage loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property.

RECORD DATE - For each class of Offered Certificates (other than the Class X Certificates and the Class IV-A-1 Certificates) and for any distribution date, the close of business on the business day prior to that distribution date. For the Class X Certificates and the Class IV-A-1 Certificates and for any distribution date, the last business day of the prior calendar month.

REGULAR CERTIFICATES - All classes of certificates other than the Residual Certificates.

REIMBURSEMENT AMOUNT - As defined under "The Certificate Insurance Policy" in this prospectus supplement.

REMAINING EXCESS SPREAD - With respect to any distribution date, the Excess Spread remaining after the distribution of any Extra Principal Distribution Amount for such distribution date.

REO PROPERTY - A mortgage property acquired by the trust through foreclosure or deed-in-lieu of foreclosure.

REPURCHASE PRICE - With respect to any mortgage loan required to be repurchased, an amount equal to the sum of (i) (a) 100% of the Outstanding Principal Balance of such mortgage loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate through and including the last day of the month of repurchase reduced by (b) any portion of the Servicing Fee or advances payable to the purchaser of the mortgage loan and (ii) any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any predatory lending laws.

REPURCHASE PROCEEDS -- The Repurchase Price in connection with any repurchase of a mortgage loan by the Seller and any cash deposit in connection with the substitution of a mortgage loan. See "Description of the Securities" in the prospectus and "The Pooling and Servicing Agreement--Representations and Warranties" in this prospectus supplement.

RESIDUAL CERTIFICATES -- The Class R-X Certificates and the Class R certificates. There will be a separate Class R certificate with a specific designation for each REMIC election that is made.

RULES -- The rules, regulations and procedures creating and affecting DTC and its operations.

S&P -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

SCHEDULED MONTHLY PAYMENTS -- For any mortgage loan and each Due Period, the minimum payment of principal and interest due during such Due Period on such mortgage loan which either is payable by a mortgagor in such Due Period under the related mortgage note or in the case of any mortgaged property acquired through foreclosure or deed in lieu of foreclosure, would otherwise have been payable under the related mortgage note.

SERVICER -- EMC Mortgage Corporation.

SERVICING FEE -- With respect to each mortgage loan, a fee that accrues at the Servicing Fee Rate on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

SERVICING FEE RATE -- 0.375% per annum.

SPONSOR -- EMC Mortgage Corporation.

STATED PRINCIPAL BALANCE - For any mortgage loan, with respect to any distribution date, the sum of the principal balance thereof as of the Cut-off Date (taking account of the principal payment to be made on the related Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) plus any amount by which the principal balance thereof has been increased for Deferred Interest pursuant to the terms of the related mortgage note on or prior to such distribution date, minus the sum of:

         1. the principal portion of the Scheduled Monthly Payments due from mortgagors with respect to such mortgage loan due during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

         2. all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with the Agreement or the Servicing Agreement that were received by the Servicer as of the close of business on the last day of the Prepayment Period related to such distribution date; and

         3. any Realized Loss thereon incurred prior to or during the related Prepayment Period.

         The Stated Principal Balance of any Liquidated Mortgage Loan is zero.

STEPDOWN DATE - The earlier to occur of (i) the distribution date on which the aggregate Current Principal Amount of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the distribution date occurring in April 2009 and (y) the first distribution date for which the aggregate Current Principal Amount of the Subordinate Certificates plus the Overcollateralization Amount divided by the aggregate Stated Principal Balance of the mortgage loans is greater than or equal (i) prior to the distribution date in April 2012, 24.500% and (ii) on or after the distribution date in April 2012, 19.600%.

SUBORDINATE CERTIFICATES -- The Class M and the Class B Certificates.

SUBSEQUENT RECOVERIES -- As of any distribution date, amounts received during the related Due Period by the Servicer or surplus amounts held by the Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Sponsor) specifically related to a Liquidated Mortgage Loan or disposition of an REO property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

SWAP AGREEMENT -- The Swap Agreement dated March 31, 2006, between the Grantor Trustee and the Swap Counterparty, with respect to the underlying Class III-A-1 Certificates.

SWAP COUNTERPARTY -- Bear Stearns Capital Markets Inc.

SWAP COUNTERPARTY PAYMENT -- On each distribution date and with respect to each class of Grantor Trust Certificates, the following amounts due to the Swap Counterparty pursuant to the Swap Agreement: (i) from interest payments on the underlying Class III-A-1 Certificates, first, the Fixed Rate (set forth and defined in the Swap Agreement) for such distribution date and second, accrued and unpaid interest on the related Swap Deferred Interest Amount, (ii) any Basis Risk Shortfall Carry-forward Amounts allocated to the underlying Class III-A-1 Certificates for such distribution date, to the extent covered by a previous Swap Payment and (iii) to the extent of principal payments on the underlying Class III-A-1 Certificates, the related Swap Deferred Interest Amount.

SWAP DEFAULT -- A default by the Swap Counterparty or the Grantor Trustee, or the occurrence of an event of termination, under the Swap Agreement.

SWAP DEFERRED INTEREST AMOUNT -- As of any distribution date and with respect to the Grantor Trust Class III-A-1 Certificate, the amount (if any) of Net Deferred Interest allocated to the underlying Class III-A-1 Certificates, to the extent covered by a previous Swap Payment and not previously paid to the Swap Counterparty.

SWAP PAYMENT -- On each distribution date and with respect to the Grantor Trust Certificate, the amount (if any, but not to be less than zero) due from the Swap Counterparty pursuant to the Swap Agreement, which will equal the excess (if any) of the Current Interest on the Grantor Trust Certificate for such distribution date, minus the amount of Current Interest on the underlying Class III-A-1 Certificates, at the lesser of (a) 10.50% per annum and (b) the related Net Rate Cap for such distribution date.

SWAP TERMINATION DATE -- The date on which the Swap Agreement is terminated pursuant to its terms or due to a Swap Default.

TRIGGER EVENT - The occurrence of either a Delinquency Test Violation or the Cumulative Loss Test Violation.

TRUST - GreenPoint Mortgage Funding Trust 2006-AR2.

TRUSTEE - Wells Fargo Bank, National Association.

UNPAID REALIZED LOSS AMOUNT - With respect to any class of Class A, Class M and Class B Certificates and as to any distribution date, the excess of

         1.       Applied Realized Loss Amounts with respect to such class over

         2. the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous distribution dates.

         Any amounts distributed to a class of Offered Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Current Principal Amount of such Class.

                                   Schedule 1

                                                        Column A:                        Column B:
                                                Balance of 40-year loans at     Balance of 40-year loans at
       Period            Distribution Date               10% CPR                          5% CPR
  -----------------    ---------------------    ---------------------------     ---------------------------
         0                   March 2006               1,373,906,460                    1,373,906,460
         1                   April 2006               1,365,747,859                    1,371,915,258
         2                    May 2006                1,357,884,163                    1,370,175,631
         3                   June 2006                1,350,185,637                    1,368,559,733
         4                   July 2006                1,342,681,816                    1,367,099,547
         5                  August 2006               1,335,350,515                    1,365,774,714
         6                 September 2006             1,327,837,826                    1,364,232,539
         7                  October 2006              1,320,422,679                    1,362,750,663
         8                 November 2006              1,313,095,909                    1,361,320,610
         9                 December 2006              1,305,814,387                    1,359,898,370
         10                 January 2007              1,298,494,124                    1,358,396,384
         11                February 2007              1,291,217,887                    1,356,900,746
         12                  March 2007               1,283,682,047                    1,355,109,207
         13                  April 2007               1,276,201,184                    1,353,334,840
         14                   May 2007                1,268,759,891                    1,351,561,675
         15                  June 2007                1,261,355,662                    1,349,787,253
         16                  July 2007                1,253,987,941                    1,348,011,162
         17                 August 2007               1,246,656,123                    1,346,232,933
         18                September 2007             1,239,353,965                    1,344,445,969
         19                 October 2007              1,232,064,483                    1,342,631,849
         20                November 2007              1,224,793,500                    1,340,796,782
         21                December 2007              1,217,498,204                    1,338,893,611
         22                 January 2008              1,210,071,749                    1,336,803,578
         23                February 2008              1,202,578,106                    1,334,595,336
         24                  March 2008               1,194,065,934                    1,331,271,817
         25                  April 2008               1,185,078,088                    1,327,362,895
         26                   May 2008                1,175,784,786                    1,323,052,314
         27                  June 2008                1,166,401,445                    1,318,578,361
         28                  July 2008                1,156,842,752                    1,313,842,220
         29                 August 2008               1,147,149,293                    1,308,886,915
         30                September 2008             1,137,016,979                    1,303,361,193
         31                 October 2008              1,126,811,894                    1,297,679,121
         32                November 2008              1,116,160,844                    1,291,407,143
         33                December 2008              1,105,209,130                    1,284,706,390
         34                 January 2009              1,094,127,863                    1,277,771,185
         35                February 2009              1,082,936,715                    1,270,621,817
         36                  March 2009               1,071,321,598                    1,262,957,504
         37                  April 2009               1,059,774,937                    1,255,283,686
         38                   May 2009                1,048,275,349                    1,247,575,273
         39                  June 2009                1,036,846,989                    1,239,861,157
         40                  July 2009                1,025,522,369                    1,232,180,818
         41                 August 2009               1,014,296,569                    1,224,529,283
         42                September 2009             1,003,171,730                    1,216,910,049
         43                 October 2009               992,143,040                     1,209,318,195
         44                November 2009               981,185,290                     1,201,723,718
         45                December 2009               970,315,643                     1,194,148,190
         46                 January 2010               959,519,988                     1,186,574,911
         47                February 2010               948,821,647                     1,179,033,377

         48                  March 2010                938,226,147                     1,171,531,422
         49                  April 2010                927,732,255                     1,164,068,543
         50                   May 2010                 917,337,958                     1,156,643,232
         51                  June 2010                 907,041,778                     1,149,254,629
         52                  July 2010                 896,843,620                     1,141,903,608
         53                 August 2010                886,742,273                     1,134,589,625
         54                September 2010              876,733,851                     1,127,308,682
         55                 October 2010               866,813,396                     1,120,055,308
         56                November 2010               856,981,289                     1,112,830,855
         57                December 2010               847,226,353                     1,105,621,611
         58                 January 2011               837,535,997                     1,098,411,740
         59                February 2011               827,929,488                     1,091,227,079
         60                  March 2011                818,008,030                     1,083,670,801
         61                  April 2011                808,176,917                     1,076,147,001
         62                   May 2011                 798,434,799                     1,068,654,801
         63                  June 2011                 788,780,499                     1,061,193,535
         64                  July 2011                 779,212,808                     1,053,762,468
         65                 August 2011                769,731,009                     1,046,361,517
         66                September 2011              760,334,498                     1,038,990,746
         67                 October 2011               751,022,530                     1,031,650,020
         68                November 2011               741,794,603                     1,024,339,531
         69                December 2011               732,649,919                     1,017,059,057
         70                 January 2012               723,588,465                     1,009,809,460
         71                February 2012               714,609,099                     1,002,590,035
         72                  March 2012                706,917,688                      996,607,102
         73                  April 2012                699,295,519                      990,648,152
         74                   May 2012                 691,741,756                      984,712,757
         75                  June 2012                 684,255,845                      978,800,873
         76                  July 2012                 676,837,323                      972,912,586
         77                 August 2012                669,485,674                      967,047,896
         78                September 2012              662,200,321                      961,206,716
         79                 October 2012               654,979,296                      955,386,917
         80                November 2012               647,822,390                      949,588,908
         81                December 2012               640,731,135                      943,815,660
         82                 January 2013               633,707,986                      938,071,567
         83                February 2013               626,749,378                      932,352,146
         84                  March 2013                620,658,360                      927,460,461
         85                  April 2013                614,622,267                      922,588,030
         86                   May 2013                 608,640,187                      917,734,125
         87                  June 2013                 602,711,806                      912,898,904
         88                  July 2013                 596,836,585                      908,082,183
         89                 August 2013                591,013,917                      903,283,665
         90                September 2013              585,242,737                      898,502,337
         91                 October 2013               579,521,604                      893,736,590
         92                November 2013               573,850,324                      888,986,712
         93                December 2013               568,229,820                      884,254,723
         94                 January 2014               562,660,686                      879,542,171
         95                February 2014               557,141,496                      874,847,452
         96                  March 2014                551,671,170                      870,169,470
         97                  April 2014                546,249,587                      865,508,632
         98                   May 2014                 540,876,032                      860,864,397
         99                  June 2014                 535,550,433                      856,237,241
         100                 July 2014                 530,272,063                      851,626,590

         101                August 2014                525,040,854                      847,032,922
         102               September 2014              519,856,383                      842,456,141
         103                October 2014               514,718,734                      837,896,972
         104               November 2014               509,627,545                      833,355,423
         105               December 2014               504,582,936                      828,832,283
         106                January 2015               499,585,091                      824,328,459
         107               February 2015               494,632,695                      819,842,390
         108                 March 2015                489,724,872                      815,373,207
         109                 April 2015                484,861,330                      810,921,003
         110                  May 2015                 480,042,051                      806,486,324
         111                 June 2015                 475,266,358                      802,068,615
         112                 July 2015                 470,534,038                      797,668,089
         113                August 2015                465,844,482                      793,284,287
         114               September 2015              461,197,141                      788,916,841
         115                October 2015               456,590,339                      784,563,430
         116               November 2015               452,023,988                      780,224,438
         117               December 2015               447,498,485                      775,901,083
         118                January 2016               443,015,386                      771,596,628
         119               February 2016               438,573,154                      767,308,974
         120                 March 2016                434,170,904                      763,037,128
         121                 April 2016                429,808,215                      758,780,895
         122                  May 2016                 425,484,653                      754,540,049
         123                 June 2016                 421,199,768                      750,314,329
         124                 July 2016                 416,953,160                      746,103,550
         125                August 2016                412,744,395                      741,907,465
         126               September 2016              408,572,884                      737,725,536
         127                October 2016               404,437,299                      733,555,869
         128               November 2016               400,337,751                      729,399,160
         129               December 2016               396,275,425                      725,258,074
         130                January 2017               392,252,003                      721,136,238
         131               February 2017               388,265,128                      717,029,879
         132                 March 2017                384,313,601                      712,937,304
         133                 April 2017                380,397,297                      708,858,781
         134                  May 2017                 376,515,877                      704,794,185
         135                 June 2017                 372,669,261                      700,743,869
         136                 July 2017                 368,857,093                      696,707,665
         137                August 2017                365,079,097                      692,685,556
         138               September 2017              361,335,170                      688,677,849
         139                October 2017               357,625,449                      684,685,309
         140               November 2017               353,949,840                      680,708,272
         141               December 2017               350,308,315                      676,747,198
         142                January 2018               346,700,548                      672,801,981
         143               February 2018               343,125,690                      668,871,484
         144                 March 2018                339,583,587                      664,955,910
         145                 April 2018                336,073,813                      661,054,922
         146                  May 2018                 332,596,316                      657,168,919
         147                 June 2018                 329,150,837                      653,297,890
         148                 July 2018                 325,737,147                      649,441,879
         149                August 2018                322,354,985                      645,600,864
         150               September 2018              319,004,082                      641,774,801
         151                October 2018               315,684,067                      637,963,442
         152               November 2018               312,394,613                      634,166,613
         153               December 2018               309,134,684                      630,382,692

         154                January 2019               305,902,970                      626,609,460
         155               February 2019               302,700,911                      622,850,316
         156                 March 2019                299,528,569                      619,105,865
         157                 April 2019                296,385,677                      615,376,042
         158                  May 2019                 293,271,970                      611,660,780
         159                 June 2019                 290,187,147                      607,959,928
         160                 July 2019                 287,130,968                      604,273,462
         161                August 2019                284,103,153                      600,601,267
         162               September 2019              281,103,396                      596,943,168
         163                October 2019               278,130,859                      593,297,848
         164               November 2019               275,185,198                      589,665,024
         165               December 2019               272,265,575                      586,043,337
         166                January 2020               269,370,825                      582,430,696
         167               February 2020               266,502,451                      578,830,767
         168                 March 2020                263,660,667                      575,244,463
         169                 April 2020                260,845,221                      571,671,687
         170                  May 2020                 258,055,717                      568,112,024
         171                 June 2020                 255,292,038                      564,565,670
         172                 July 2020                 252,553,944                      561,032,535
         173                August 2020                249,841,046                      557,512,203
         174               September 2020              247,153,133                      554,004,642
         175                October 2020               244,489,627                      550,508,993
         176               November 2020               241,850,489                      547,025,590
         177               December 2020               239,234,868                      543,552,934
         178                January 2021               236,642,036                      540,089,773
         179               February 2021               234,072,744                      536,638,219
         180                 March 2021                231,527,062                      533,198,852
         181                 April 2021                229,004,896                      529,771,879
         182                  May 2021                 226,505,896                      526,356,921
         183                 June 2021                 224,029,853                      522,953,904
         184                 July 2021                 221,576,551                      519,562,744
         185                August 2021                219,145,782                      516,183,368
         186               September 2021              216,737,462                      512,815,995
         187                October 2021               214,351,290                      509,460,322
         188               November 2021               211,987,073                      506,116,305
         189               December 2021               209,644,301                      502,783,128
         190                January 2022               207,322,389                      499,459,783
         191               February 2022               205,021,666                      496,147,447
         192                 March 2022                202,742,202                      492,846,689
         193                 April 2022                200,483,690                      489,557,167
         194                  May 2022                 198,245,939                      486,278,810
         195                 June 2022                 196,028,771                      483,011,578
         196                 July 2022                 193,831,992                      479,755,390
         197                August 2022                191,655,424                      476,510,194
         198               September 2022              189,498,936                      473,276,056
         199                October 2022               187,362,458                      470,053,193
         200               November 2022               185,245,795                      466,841,511
         201               December 2022               183,148,616                      463,640,562
         202                January 2023               181,070,273                      460,449,081
         203               February 2023               179,010,972                      457,267,964
         204                 March 2023                176,970,660                      454,097,454
         205                 April 2023                174,949,168                      450,937,494
         206                  May 2023                 172,946,327                      447,788,028

         207                 June 2023                 170,961,983                      444,649,029
         208                 July 2023                 168,996,057                      441,520,670
         209                August 2023                167,048,295                      438,402,661
         210               September 2023              165,118,592                      435,295,095
         211                October 2023               163,206,895                      432,198,209
         212               November 2023               161,313,112                      429,112,130
         213               December 2023               159,436,771                      426,035,975
         214                January 2024               157,577,390                      422,968,812
         215               February 2024               155,735,135                      419,911,437
         216                 March 2024                153,910,039                      416,864,300
         217                 April 2024                152,101,864                      413,827,120
         218                  May 2024                 150,310,463                      410,799,851
         219                 June 2024                 148,535,771                      407,782,679
         220                 July 2024                 146,777,559                      404,775,325
         221                August 2024                145,035,761                      401,777,968
         222               September 2024              143,310,194                      398,790,451
         223                October 2024               141,600,868                      395,813,161
         224               November 2024               139,907,545                      392,845,783
         225               December 2024               138,229,858                      389,887,639
         226                January 2025               136,567,392                      386,937,895
         227               February 2025               134,920,305                      383,997,328
         228                 March 2025                133,288,646                      381,066,424
         229                 April 2025                131,672,206                      378,144,927
         230                  May 2025                 130,070,922                      375,232,996
         231                 June 2025                 128,484,593                      372,330,394
         232                 July 2025                 126,913,153                      369,437,267
         233                August 2025                125,356,400                      366,553,366
         234               September 2025              123,814,296                      363,678,916
         235                October 2025               122,286,687                      360,813,799
         236               November 2025               120,773,498                      357,958,128
         237               December 2025               119,274,316                      355,111,013
         238                January 2026               117,788,780                      352,271,698
         239               February 2026               116,317,059                      349,441,003
         240                 March 2026                114,859,139                      346,619,208
         241                 April 2026                113,414,960                      343,806,456
         242                  May 2026                 111,984,335                      341,002,509
         243                 June 2026                 110,567,148                      338,207,331
         244                 July 2026                 109,163,336                      335,421,053
         245                August 2026                107,772,718                      332,643,439
         246               September 2026              106,395,190                      329,874,487
         247                October 2026               105,030,722                      327,114,419
         248               November 2026               103,679,131                      324,362,983
         249               December 2026               102,340,138                      321,619,618
         250                January 2027               101,013,426                      318,883,634
         251               February 2027                99,699,187                      316,155,935
         252                 March 2027                 98,397,335                      313,436,557
         253                 April 2027                 97,107,757                      310,725,449
         254                  May 2027                  95,830,343                      308,022,561
         255                 June 2027                  94,564,986                      305,327,859
         256                 July 2027                  93,311,576                      302,641,285
         257                August 2027                 92,070,004                      299,962,794
         258               September 2027               90,840,183                      297,292,396
         259                October 2027                89,622,042                      294,630,165

         260               November 2027                88,415,472                      291,976,036
         261               December 2027                87,220,256                      289,329,596
         262                January 2028                86,036,133                      286,690,268
         263               February 2028                84,863,179                      284,058,586
         264                 March 2028                 83,701,338                      281,434,661
         265                 April 2028                 82,550,466                      278,818,290
         266                  May 2028                  81,410,508                      276,209,584
         267                 June 2028                  80,281,369                      273,608,506
         268                 July 2028                  79,162,950                      271,015,006
         269                August 2028                 78,055,114                      268,428,895
         270               September 2028               76,957,830                      265,850,360
         271                October 2028                75,871,052                      263,279,516
         272               November 2028                74,794,635                      260,716,152
         273               December 2028                73,728,464                      258,160,148
         274                January 2029                72,672,329                      255,611,042
         275               February 2029                71,626,243                      253,069,154
         276                 March 2029                 70,590,097                      250,534,378
         277                 April 2029                 69,563,803                      248,006,674
         278                  May 2029                  68,547,311                      245,486,139
         279                 June 2029                  67,540,501                      242,972,612
         280                 July 2029                  66,543,283                      240,466,045
         281                August 2029                 65,555,612                      237,966,538
         282               September 2029               64,577,386                      235,473,999
         283                October 2029                63,608,566                      232,988,548
         284               November 2029                62,649,060                      230,510,118
         285               December 2029                61,698,796                      228,038,716
         286                January 2030                60,757,617                      225,574,024
         287               February 2030                59,825,453                      223,116,042
         288                 March 2030                 58,902,223                      220,664,735
         289                 April 2030                 57,987,849                      218,220,065
         290                  May 2030                  57,082,252                      215,781,998
         291                 June 2030                  56,185,358                      213,350,511
         292                 July 2030                  55,297,088                      210,925,560
         293                August 2030                 54,417,396                      208,507,228
         294               September 2030               53,546,193                      206,095,427
         295                October 2030                52,683,433                      203,690,242
         296               November 2030                51,829,037                      201,291,613
         297               December 2030                50,982,925                      198,899,486
         298                January 2031                50,145,011                      196,513,782
         299               February 2031                49,315,228                      194,134,487
         300                 March 2031                 48,493,476                      191,761,450
         301                 April 2031                 47,679,681                      189,394,637
         302                  May 2031                  46,873,801                      187,034,117
         303                 June 2031                  46,075,740                      184,679,760
         304                 July 2031                  45,285,427                      182,331,525
         305                August 2031                 44,502,819                      179,989,478
         306               September 2031               43,727,832                      177,653,528
         307                October 2031                42,960,446                      175,323,827
         308               November 2031                42,200,585                      173,000,319
         309               December 2031                41,448,159                      170,682,868
         310                January 2032                40,703,040                      168,371,187
         311               February 2032                39,965,210                      166,065,437
         312                 March 2032                 39,234,612                      163,765,614

         313                 April 2032                 38,511,178                      161,471,681
         314                  May 2032                  37,794,846                      159,183,601
         315                 June 2032                  37,085,573                      156,901,430
         316                 July 2032                  36,383,273                      154,625,040
         317                August 2032                 35,687,884                      152,354,396
         318               September 2032               34,999,373                      150,089,591
         319                October 2032                34,317,678                      147,830,587
         320               November 2032                33,642,752                      145,577,415
         321               December 2032                32,974,470                      143,329,761
         322                January 2033                32,312,709                      141,087,309
         323               February 2033                31,657,467                      138,850,282
         324                 March 2033                 31,008,729                      136,618,827
         325                 April 2033                 30,366,434                      134,392,908
         326                  May 2033                  29,730,523                      132,172,486
         327                 June 2033                  29,100,925                      129,957,459
         328                 July 2033                  28,477,596                      127,747,860
         329                August 2033                 27,860,480                      125,543,655
         330               September 2033               27,249,531                      123,344,854
         331                October 2033                26,644,695                      121,151,436
         332               November 2033                26,045,930                      118,963,420
         333               December 2033                25,453,123                      116,780,515
         334                January 2034                24,866,133                      114,602,279
         335               February 2034                24,285,000                      112,429,108
         336                 March 2034                 23,709,684                      110,261,026
         337                 April 2034                 23,140,132                      108,098,001
         338                  May 2034                  22,576,292                      105,939,999
         339                 June 2034                  22,018,114                      103,786,995
         340                 July 2034                  21,465,546                      101,638,954
         341                August 2034                 20,918,526                      99,495,787
         342               September 2034               20,377,025                      97,357,564
         343                October 2034                19,840,997                      95,224,271
         344               November 2034                19,310,390                      93,095,866
         345               December 2034                18,785,126                      90,972,173
         346                January 2035                18,265,144                      88,853,100
         347               February 2035                17,750,407                      86,738,670
         348                 March 2035                 17,240,861                      84,628,814
         349                 April 2035                 16,736,470                      82,523,559
         350                  May 2035                  16,237,179                      80,422,830
         351                 June 2035                  15,742,945                      78,326,607
         352                 July 2035                  15,253,714                      76,234,820
         353                August 2035                 14,769,984                      74,150,166
         354               September 2035               14,298,879                      72,108,818
         355                October 2035                13,858,406                      70,202,739
         356               November 2035                13,446,810                      68,424,957
         357               December 2035                13,109,118                      67,007,580
         358                January 2036                12,897,344                      66,222,747
         359               February 2036                12,713,779                      65,575,006
         360                 March 2036                 12,531,921                      64,928,908

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the certificates, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time. None of the Depositor, the Servicer nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed certificate. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of certificate in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

o    a citizen or resident of the United States;

o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                   SCHEDULE A

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
     The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in the aggregate and about the mortgage loans in each loan group. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans, or of mortgage loans in each loan group, as applicable. The sum of the respective columns may not equal the total indicated due to rounding.

   PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN TOTAL PORTFOLIO

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     ORIGINAL PRINCIPAL BALANCE ($)            LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
                       0 - 100,000                     100   $            7,811,279              0.57%
                 100,001 - 200,000                     466               71,388,178              5.20
                 200,001 - 300,000                     432              107,521,299              7.83
                 300,001 - 400,000                     276               95,342,610              6.94
                 400,001 - 500,000                     734              335,769,641             24.44
                 500,001 - 600,000                     504              276,048,281             20.09
                 600,001 - 700,000                     267              172,619,394             12.56
                 700,001 - 800,000                     129               96,458,807              7.02
                 800,001 - 900,000                      66               56,003,651              4.08
                 900,001 - 1,000,000                    83               80,882,450              5.89
               1,000,001 - 1,100,000                     9                9,634,164              0.70
               1,100,001 - 1,200,000                    10               11,700,533              0.85
               1,200,001 - 1,300,000                    10               12,615,997              0.92
               1,300,001 - 1,400,000                     3                3,988,487              0.29
               1,400,001 - 1,500,000                    13               19,218,818              1.40
               1,500,001 or Greater                      9               16,902,870              1.23
                                           ---------------   ----------------------   ---------------
                       Total                         3,111   $        1,373,906,460            100.00%
                                           ===============   ======================   ===============

     Minimum Original Principal Balance:           $37,600
     Maximum Original Principal Balance:        $2,706,000
     Average Original Principal Balance:          $441,248

           CURRENT PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE
                         CUT-OFF DATE IN TOTAL PORTFOLIO

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     CURRENT PRINCIPAL BALANCE ($)             LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
                      0 - 100,000                       98   $            7,569,617              0.55%
                100,001 - 200,000                      454               68,816,303              5.01
                200,001 - 300,000                      438              107,928,280              7.86
                300,001 - 400,000                      275               94,133,591              6.85
                400,001 - 500,000                      699              317,317,103             23.10
                500,001 - 600,000                      530              287,281,471             20.91
                600,001 - 700,000                      282              181,352,530             13.20
                700,001 - 800,000                      127               94,537,234              6.88
                800,001 - 900,000                       67               56,411,837              4.11
                900,001 - 1,000,000                     72               69,461,786              5.06
              1,000,001 - 1,100,000                     22               22,464,367              1.64
              1,100,001 - 1,200,000                     10               11,502,954              0.84
              1,200,001 - 1,300,000                     10               12,415,007              0.90
              1,300,001 - 1,400,000                      5                6,592,692              0.48
              1,400,001 - 1,500,000                      9               13,199,024              0.96
              1,500,001 or Greater                      13               22,922,663              1.67
                                           ---------------   ----------------------   ---------------
                      Total                          3,111   $        1,373,906,460            100.00%
                                           ===============   ======================   ===============

     Minimum Current Principal Balance:            $37,792
     Maximum Current Principal Balance:         $2,699,551
     Average Current Principal Balance:           $441,629

                 MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE
                         CUT-OFF DATE IN TOTAL PORTFOLIO

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     MORTGAGE INTEREST RATES (%)               LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
                  1.000 - 1.249                         16   $           11,251,963              0.82%
                  1.500 - 1.749                          1                  997,799              0.07
                  2.000 - 2.249                          1                  223,345              0.02
                  2.250 - 2.499                          2                  394,784              0.03
                  3.000 - 3.249                          3                1,011,813              0.07
                  6.000 - 6.249                          3                1,790,248              0.13
                  6.250 - 6.499                         21               12,740,413              0.93
                  6.500 - 6.749                        171              110,009,241              8.01
                  6.750 - 6.999                        382              238,199,197             17.34
                  7.000 - 7.249                        377              219,353,881             15.97
                  7.250 - 7.499                        743              386,583,079             28.14
                  7.500 - 7.749                        296               94,577,826              6.88
                  7.750 - 7.999                        389              109,321,738              7.96
                  8.000 - 8.249                        706              187,451,131             13.64
                                           ---------------   ----------------------   ---------------
                      Total                          3,111   $        1,373,906,460            100.00%
                                           ===============   ======================   ===============

     Minimum Mortgage Rate:                          1.000%
     Maximum Mortgage Rate:                          8.125%
     Weighted Average Mortgage Rate:                 7.204%

               ORIGINAL LOAN-TO-VALUE RATIOS(*) IN TOTAL PORTFOLIO

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     ORIGINAL LOAN-TO-VALUE RATIOS(%)          LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
                  0.00 - 30.00                           6   $            4,090,608              0.30%
                 30.01 - 40.00                           7                5,962,998              0.43
                 40.01 - 50.00                          22               12,492,642              0.91
                 50.01 - 55.00                          22               11,796,519              0.86
                 55.01 - 60.00                          47               31,529,340              2.29
                 60.01 - 65.00                          69               42,096,369              3.06
                 65.01 - 70.00                         169               87,402,844              6.36
                 70.01 - 75.00                         301              158,731,126             11.55
                 75.01 - 80.00                       2,405            1,002,362,511             72.96
                 80.01 - 85.00                           7                1,784,039              0.13
                 85.01 - 90.00                          53               14,274,705              1.04
                 90.01 - 95.00                           3                1,382,760              0.10
                                           ---------------   ----------------------   ---------------
                     Total                           3,111   $        1,373,906,460            100.00%
                                           ===============   ======================   ===============

     Weighted Average Original Loan-to-Value:        76.56%

     (*) Original Loan to value ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original appraised value and sales price of the property.

    GEOGRAPHIC DISTRIBUTION(*) OF THE MORTGAGE PROPERTIES IN TOTAL PORTFOLIO

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     GEOGRAPHIC DISTRIBUTION                   LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
     Arizona                                           150   $           46,595,801              3.39%
     California                                       1576              868,957,760             63.25
     Colorado                                           51               18,573,053              1.35
     Connecticut                                         9                3,675,841              0.27
     Delaware                                            2                  334,335              0.02
     District of Columbia                               13                6,101,563              0.44
     Florida                                           224               72,402,788              5.27
     Georgia                                            32               10,129,130              0.74
     Idaho                                              36                6,905,592              0.50
     Illinois                                           62               18,385,744              1.34
     Indiana                                             8                  702,220              0.05
     Iowa                                                1                   37,792                 -
     Kansas                                              1                  300,652              0.02
     Kentucky                                            1                  155,090              0.01
     Louisiana                                           1                  455,131              0.03
     Maryland                                           51               23,756,760              1.73
     Massachusetts                                      46               16,725,973              1.22
     Michigan                                           36                6,864,175              0.50
     Minnesota                                          77               16,781,311              1.22
     Missouri                                            5                1,594,898              0.12
     Montana                                             2                1,327,680              0.10
     Nebraska                                            1                  995,717              0.07
     Nevada                                            116               38,914,003              2.83
     New Jersey                                         77               31,431,907              2.29
     New Mexico                                          4                  931,719              0.07
     New York                                           60               31,346,520              2.28
     North Carolina                                     17                3,744,312              0.27
     North Dakota                                        1                  117,481              0.01
     Ohio                                               22                4,757,354              0.35
     Oklahoma                                           12                1,464,931              0.11
     Oregon                                             36               11,406,484              0.83
     Pennsylvania                                       21                3,744,208              0.27
     Rhode Island                                        2                  711,275              0.05
     South Carolina                                      4                1,227,218              0.09
     Tennessee                                           6                1,327,997              0.10
     Texas                                              32                6,193,274              0.45
     Utah                                               40                9,428,978              0.69
     Virginia                                          146               64,921,493              4.73
     Washington                                        130               40,478,300              2.95
                                           ---------------   ----------------------   ---------------
                      Total                          3,111   $        1,373,906,460            100.00%
                                           ===============   ======================   ===============

     (*) No more than approximately 0.71% of the Mortgage Loans by Principal Balance will be secured by properties located in any one zip code area.

        CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS
                               IN TOTAL PORTFOLIO

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     CREDIT SCORES                             LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
                     620 - 639                           3   $            1,422,232              0.10%
                     640 - 659                          84               36,453,602              2.65
                     660 - 679                         316              150,561,157             10.96
                     680 - 699                         543              257,154,194             18.72
                     700 - 719                         650              273,292,728             19.89
                     720 - 739                         463              202,037,978             14.71
                     740 - 759                         441              185,099,421             13.47
                     760 - 779                         351              146,763,389             10.68
                     780 - 799                         203               97,119,950              7.07
                     800 - 819                          56               23,564,931              1.72
                     820 - 839                           1                  436,878              0.03
                                           ---------------   ----------------------   ---------------
                       Total                         3,111   $        1,373,906,460            100.00%
                                           ===============   ======================   ===============

     Weighted Average Credit Score:                    722

          PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN TOTAL PORTFOLIO

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     PROPERTY TYPE                             LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
     2-4 Family                                        234   $           83,247,159              6.06%
     CO-OP                                               1                  448,969              0.03
     Condominium                                       355              119,704,305              8.71
     PUD                                               692              326,075,690             23.73
     Single Family                                   1,829              844,430,336             61.46
                                           ---------------   ----------------------   ---------------
                       Total                         3,111   $        1,373,906,460            100.00%
                                           ===============   ======================   ===============

           OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN TOTAL PORTFOLIO

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     OCCUPANCY STATUS                          LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
     Investor                                        1,017   $          278,905,434             20.30%
     Owner Occupied                                  2,003            1,062,004,331             77.30
     Second Home                                        91               32,996,695              2.40
                                           ---------------   ----------------------   ---------------
                       Total                         3,111   $        1,373,906,460            100.00%
                                           ===============   ======================   ===============

              LOAN PURPOSE OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     LOAN PURPOSE                              LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
     Cash Out Refinance                              1,233   $          558,646,577             40.66%
     Purchase                                        1,327              544,042,159             39.60
     Rate/Term Refinance                               551              271,217,724             19.74
                                           ---------------   ----------------------   ---------------
                       Total                         3,111   $        1,373,906,460            100.00%
                                           ===============   ======================   ===============

           DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     DOCUMENTATION TYPE                        LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
     Full/Alternative                                  348   $          120,639,709              8.78%
     No Income/No Asset                                 47               21,879,321              1.59
     No Ratio                                            9                4,686,505              0.34
     Stated Income                                   2,665            1,209,063,052             88.00
     Stated/Stated                                      42               17,637,872              1.28
                                           ---------------   ----------------------   ---------------
                       Total                         3,111   $        1,373,906,460            100.00%
                                           ===============   ======================   ===============

   ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     ORIGINAL TERM                             LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
     360 Months                                      2,013   $          849,617,756             61.84%
     480 Months                                      1,098              524,288,704             38.16
                                           ---------------   ----------------------   ---------------
                       Total                         3,111   $        1,373,906,460            100.00%
                                           ===============   ======================   ===============

     Minimum Original Term to Stated Maturity :              360 Months
     Maximum Original Term to Stated Maturity :              480 Months
     Weighted Average Original Term to Stated Maturity:      406 Months

   REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     STATED REMAINING TERM                     LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
     300 - 359 Months                                2,013   $          849,617,756             61.84%
     361 - 480 Months                                1,098              524,288,704             38.16
                                           ---------------   ----------------------   ---------------
                       Total                         3,111   $        1,373,906,460            100.00%
                                           ===============   ======================   ===============

     Minimum Remaining Term to Stated Maturity :             352 Months
     Maximum Remaining Term to Stated Maturity :             478 Months
     Weighted Average Remaining Term to Stated Maturity:     402 Months

                 INDEX OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     INDEX                                     LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
     MTA                                             1,485   $          903,182,185             65.74%
     WSJ-1MLIBOR                                     1,626              470,724,275             34.26
                                           ---------------   ----------------------   ---------------
                       Total                         3,111   $        1,373,906,460            100.00%
                                           ===============   ======================   ===============

       RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     RATE ADJUSTMENT FREQUENCY                 LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
     1 Month                                         3,111   $        1,373,906,460            100.00%
                                           ---------------   ----------------------   ---------------
                       Total                         3,111   $        1,373,906,460            100.00%
                                           ===============   ======================   ===============

      PAYMENT ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     PAYMENT ADJUSTMENT FREQUENCY              LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
     12 Months                                       3,111   $        1,373,906,460            100.00%
                                           ---------------   ----------------------   ---------------
                       Total                         3,111   $        1,373,906,460            100.00%
                                           ===============   ======================   ===============

     MONTHS TO NEXT RATE ADJUSTMENT OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     MONTHS TO NEXT RATE ADJUSTMENT            LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
     1 Month                                         3,111   $        1,373,906,460            100.00%
                                           ---------------   ----------------------   ---------------
                       Total                         3,111   $        1,373,906,460            100.00%
                                           ===============   ======================   ===============

     Weighted Average Next Rate Adjustment :       1 Month

     MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     MAXIMUM MORTGAGE RATE (%)                 LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
      9.751 - 10.000                                 1,113   $          585,416,260             42.61%
     11.751 - 12.000                                 1,997              788,049,821             57.36
     12.751 - 13.000                                     1                  440,378              0.03
                                           ---------------   ----------------------   ---------------
                       Total                         3,111   $        1,373,906,460            100.00%
                                           ===============   ======================   ===============

     Weighted Average Maximum Mortgage Rate:        11.127%

              GROSS MARGIN OF THE MORTGAGE LOANS IN TOTAL PORTFOLIO

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     GROSS MARGIN (%)                          LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
     2.001 - 2.250                                       3   $            1,881,603              0.14%
     2.251 - 2.500                                      35               15,045,311              1.10
     2.501 - 2.750                                     262              115,386,999              8.40
     2.751 - 3.000                                     575              272,748,841             19.85
     3.001 or Greater                                2,236              968,843,706             70.52
                                           ---------------   ----------------------   ---------------
                       Total                         3,111   $        1,373,906,460            100.00%
                                           ===============   ======================   ===============

     Weighted Average Gross Margin:                  3.219%

       PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP I

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     ORIGINAL PRINCIPAL BALANCE ($)            LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
                      0 - 100,000                       64   $            4,932,046              1.47%
                100,001 - 200,000                      316               48,852,894             14.58
                200,001 - 300,000                      306               76,200,208             22.74
                300,001 - 400,000                      194               66,870,173             19.96
                400,001 - 500,000                      135               60,835,128             18.15
                500,001 - 600,000                       71               39,175,586             11.69
                600,001 - 700,000                       28               18,155,186              5.42
                700,001 - 800,000                       12                9,020,290              2.69
                800,001 - 900,000                        7                5,960,230              1.78
                900,001 - 1,000,000                      3                2,920,216              0.87
              1,000,001 - 1,100,000                      2                2,180,512              0.65
                                           ---------------   ----------------------   ---------------
                      Total                          1,138   $          335,102,470            100.00%
                                           ===============   ======================   ===============

     Minimum Original Principal Balance:           $37,600
     Maximum Original Principal Balance:        $1,100,000
     Average Original Principal Balance:          $293,592

           CURRENT PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE
                             CUT-OFF DATE IN GROUP I

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     CURRENT PRINCIPAL BALANCE ($)             LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
                      0 - 100,000                       64   $            4,890,607              1.46%
                100,001 - 200,000                      303               46,281,199             13.81
                200,001 - 300,000                      314               77,308,585             23.07
                300,001 - 400,000                      193               65,962,101             19.68
                400,001 - 500,000                      132               58,724,316             17.52
                500,001 - 600,000                       75               40,682,491             12.14
                600,001 - 700,000                       31               19,771,036              5.90
                700,001 - 800,000                       12                8,811,035              2.63
                800,001 - 900,000                        8                6,663,157              1.99
                900,001 - 1,000,000                      3                2,819,102              0.84
              1,000,001 - 1,100,000                      2                2,086,852              0.62
              1,100,001 - 1,200,000                      1                1,101,988              0.33
                                           ---------------   ----------------------   ---------------
                      Total                          1,138   $          335,102,470            100.00%
                                           ===============   ======================   ===============

     Minimum Current Principal Balance:            $37,792
     Maximum Current Principal Balance:         $1,101,988
     Average Current Principal Balance:           $294,466

     MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP I

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     MORTGAGE INTEREST RATES (%)               LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
                  1.000 - 1.249                          3   $              806,814              0.24%
                  3.000 - 3.249                          1                  259,107              0.08
                  6.250 - 6.499                          2                  774,168              0.23
                  6.500 - 6.749                          4                1,793,595              0.54
                  6.750 - 6.999                          5                2,289,477              0.68
                  7.000 - 7.249                         27                9,947,781              2.97
                  7.250 - 7.499                        154               51,834,883             15.47
                  7.500 - 7.749                        253               81,512,982             24.32
                  7.750 - 7.999                        292               79,291,245             23.66
                  8.000 - 8.249                        397              106,592,418             31.81
                                           ---------------   ----------------------   ---------------
                      Total                          1,138   $          335,102,470            100.00%
                                           ===============   ======================   ===============

     Minimum Mortgage Rate:                          1.000%
     Maximum Mortgage Rate:                          8.125%
     Weighted Average Mortgage Rate:                 7.705%

                   ORIGINAL LOAN-TO-VALUE RATIOS(*) IN GROUP I

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     ORIGINAL LOAN-TO-VALUE RATIOS(%)          LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
                  30.01 - 40.00                          2   $              561,227              0.17%
                  40.01 - 50.00                          4                1,301,505              0.39
                  50.01 - 55.00                          9                2,747,758              0.82
                  55.01 - 60.00                         10                3,760,478              1.12
                  60.01 - 65.00                         17                6,554,375              1.96
                  65.01 - 70.00                         60               19,655,853              5.87
                  70.01 - 75.00                         91               30,043,224              8.97
                  75.01 - 80.00                        908              262,926,544             78.46
                  80.01 - 85.00                          2                  308,285              0.09
                  85.01 - 90.00                         34                7,108,605              2.12
                  90.01 - 95.00                          1                  134,615              0.04
                                           ---------------   ----------------------   ---------------
                      Total                          1,138   $          335,102,470            100.00%
                                           ===============   ======================   ===============

     Weighted Average Original Loan-to-Value:        77.81%

     (*) Original Loan to value ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original appraised value and sales price of the property.

        GEOGRAPHIC DISTRIBUTION(*) OF THE MORTGAGE PROPERTIES IN GROUP I

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     GEOGRAPHIC DISTRIBUTION                   LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
     Arizona                                            85   $           20,483,374              6.11%
     California                                        293              116,801,190             34.86
     Colorado                                           22                5,614,624              1.68
     Connecticut                                         5                2,089,002              0.62
     District of Columbia                                6                2,166,761              0.65
     Florida                                           134               34,245,900             10.22
     Georgia                                            15                2,902,125              0.87
     Idaho                                              24                3,339,165              1.00
     Illinois                                           43               10,636,538              3.17
     Indiana                                             8                  702,220              0.21
     Iowa                                                1                   37,792              0.01
     Kansas                                              1                  300,652              0.09
     Maryland                                           24                7,051,649              2.10
     Massachusetts                                      19                5,659,484              1.69
     Michigan                                            6                1,439,640              0.43
     Minnesota                                          73               14,295,384              4.27
     Missouri                                            3                  909,999              0.27
     Montana                                             1                  452,831              0.14
     Nevada                                             50               12,711,665              3.79
     New Jersey                                         52               16,689,647              4.98
     New Mexico                                          3                  422,649              0.13
     New York                                           35               16,309,245              4.87
     North Carolina                                     14                2,375,443              0.71
     North Dakota                                        1                  117,481              0.04
     Ohio                                                7                1,643,254              0.49
     Oklahoma                                            2                  331,220              0.10
     Oregon                                             15                4,005,352              1.20
     Pennsylvania                                       15                1,103,092              0.33
     Rhode Island                                        2                  711,275              0.21
     South Carolina                                      3                  581,132              0.17
     Tennessee                                           1                  168,595              0.05
     Texas                                              18                3,375,831              1.01
     Utah                                               13                2,424,028              0.72
     Virginia                                           77               27,963,382              8.34
     Washington                                         67               15,040,848              4.49
                                           ---------------   ----------------------   ---------------
                      Total                          1,138   $          335,102,470            100.00%
                                           ===============   ======================   ===============

     (*) No more than approximately 0.82% of the Mortgage Loans by Principal Balance will be secured by properties located in any one zip code area.

  CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP I

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     CREDIT SCORES                             LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
                    640 - 659                           26   $            7,563,917              2.26%
                    660 - 679                           77               25,923,600              7.74
                    680 - 699                          166               54,423,650             16.24
                    700 - 719                          244               66,157,328             19.74
                    720 - 739                          175               52,166,773             15.57
                    740 - 759                          187               52,111,875             15.55
                    760 - 779                          168               47,378,574             14.14
                    780 - 799                           70               21,499,809              6.42
                    800 - 819                           25                7,876,944              2.35
                                           ---------------   ----------------------   ---------------
                      Total                          1,138   $          335,102,470            100.00%
                                           ===============   ======================   ===============

     Weighted Average Credit Score:                    727

              PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN GROUP I

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     PROPERTY TYPE                             LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------

     2-4 Family                                        150   $           48,126,159             14.36%
     Condominium                                       198               48,021,701             14.33
     PUD                                               241               76,376,329             22.79
     Single Family                                     549              162,578,281             48.52
                                           ---------------   ----------------------   ---------------
                       Total                         1,138   $          335,102,470            100.00%
                                           ===============   ======================   ===============

               OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN GROUP I

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     OCCUPANCY STATUS                          LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
     Investor                                          643   $          150,480,628             44.91%
     Owner Occupied                                    449              172,025,157             51.34
     Second Home                                        46               12,596,684              3.76
                                           ---------------   ----------------------   ---------------
                       Total                         1,138   $          335,102,470            100.00%
                                           ===============   ======================   ===============

                  LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP I

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     LOAN PURPOSE                              LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
     Cash Out Refinance                                368   $          119,156,435             35.56%
     Purchase                                          621              171,256,372             51.11
     Rate/Term Refinance                               149               44,689,663             13.34
                                           ---------------   ----------------------   ---------------
                       Total                         1,138   $          335,102,470            100.00%
                                           ===============   ======================   ===============

               DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP I

                                              NUMBER OF       AGGREGATE PRINCIPAL
                                              MORTGAGE       BALANCE OUTSTANDING AS    % OF MORTGAGE
     DOCUMENTATION TYPE                        LOANS            OF CUT-OFF DATE            LOANS
     -----------------------------------   ---------------   ----------------------   ---------------
     Full/Alternative                                  183   $           47,221,520             14.09%
     No Income/No Asset                                 14                4,742,798              1.42
     No Ratio                                            2                  820,545              0.24
     Stated Income                                     923              277,204,726             82.72
     Stated/Stated                                      16                5,112,880              1.53
                                           ---------------   ----------------------   ---------------
         Total                                       1,138   $          335,102,470            100.00%
                                           ===============   ======================   ===============

       ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP I

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS   % OF MORTGAGE
     ORIGINAL TERM                      LOANS          OF CUT-OFF DATE          LOANS
     ------------------------------   -----------   ----------------------   -------------
     360 Months                               801   $          226,861,473           67.70%
     480 Months                               337              108,240,997           32.30
                                      -----------   ----------------------   -------------
                   Total                    1,138   $          335,102,470          100.00%
                                      ===========   ======================   =============

     Minimum Original Term to Stated Maturity:            360 Months
     Maximum Original Term to Stated Maturity:            480 Months
     Weighted Average Original Term to Stated Maturity:   399 Months

       REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP I

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS   %O F MORTGAGE
     STATED REMAINING TERM              LOANS          OF CUT-OFF DATE          LOANS
     ------------------------------   -----------   ----------------------   -------------
     300 - 359 Months                         801   $          226,861,473           67.70%
     361 - 480 Months                         337              108,240,997           32.30
                                      -----------   ----------------------   -------------
                   Total                    1,138   $          335,102,470          100.00%
                                      ===========   ======================   ==============

     Minimum Remaining Term to Stated Maturity:                      352 Months
     Maximum Remaining Term  to Stated Maturity:                     478 Months
     Weighted Average Remaining Term to Stated Maturity:             394 Months

                     INDEX OF THE MORTGAGE LOANS IN GROUP I

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS  % OF MORTGAGE
     INDEX                              LOANS          OF CUT-OFF DATE          LOANS
     ------------------------------   -----------   ----------------------   -------------
     WSJ-1MLIBOR                            1,138   $          335,102,470          100.00%
                                      -----------   ----------------------   -------------
                   Total                    1,138   $          335,102,470          100.00%
                                      ===========   ======================   =============

           RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP I

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS   % OF MORTGAGE
     RATE ADJUSTMENT FREQUENCY          LOANS          OF CUT-OFF DATE          LOANS
     ------------------------------   -----------   ----------------------   -------------
     1 Month                                1,138   $          335,102,470          100.00%
                                      -----------   ----------------------   -------------
                   Total                    1,138   $          335,102,470          100.00%
                                      ===========   ======================   =============

          PAYMENT ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP I

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS   % OF MORTGAGE
     PAYMENT ADJUSTMENT FREQUENCY       LOANS          OF CUT-OFF DATE          LOANS
     ------------------------------   -----------   ----------------------   -------------
     12 Months                              1,138   $          335,102,470          100.00%
                                      -----------   ----------------------   -------------
                   Total                    1,138   $          335,102,470          100.00%
                                      ===========   ======================   =============

         MONTHS TO NEXT RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP I

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS  % OF MORTGAGE
     MONTHS TO NEXT RATE ADJUSTMENT     LOANS          OF CUT-OFF DATE          LOANS
     ------------------------------   -----------   ----------------------   -------------
     1 Month                                1,138   $          335,102,470          100.00%
                                      -----------   ----------------------   -------------
                   Total                    1,138   $          335,102,470          100.00%
                                      ===========   ======================   =============

     Weighted Average Next Rate Adjustment:       1 Month

         MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN GROUP I

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE     BALANCE OUTSTANDING AS   % OF MORTGAGE
     MAXIMUM MORTGAGE RATE (%)          LOANS          OF CUT-OFF DATE          LOANS
     ------------------------------   -----------   ----------------------   -------------
      9.751 - 10.000                          224   $           81,848,337           24.42%
     11.751 - 12.000                          913              252,813,755           75.44
     12.751 - 13.000                            1                  440,378            0.13
                                      -----------   ----------------------   -------------
                   Total                    1,138   $          335,102,470          100.00%
                                      ===========   ======================   =============

     Weighted Average Maximum Mortgage Rate:                       11.501%

                  GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP I

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE     BALANCE OUTSTANDING AS   % OF MORTGAGE
     GROSS MARGIN (%)                   LOANS          OF CUT-OFF DATE          LOANS
     ------------------------------   -----------   ----------------------   -------------
     2.001 - 2.250                              2   $            1,429,725            0.43%
     2.251 - 2.500                             22                8,061,356            2.41
     2.501 - 2.750                            151               50,432,769           15.05
     2.751 - 3.000                            257               83,386,116           24.88
     3.001 or Greater                         706              191,792,504           57.23
                                      -----------   ----------------------   -------------
                   Total                    1,138   $          335,102,470          100.00%
                                      ===========   ======================   =============

     Weighted Average Gross Margin:         3.121%

       PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP II

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS   % OF MORTGAGE
     ORIGINAL PRINCIPAL BALANCE ($)     LOANS          OF CUT-OFF DATE          LOANS
     ------------------------------   -----------   ----------------------   -------------
                  0 - 100,000                  36   $            2,879,233            2.12%
            100,001 - 200,000                 150               22,535,284           16.62
            200,001 - 300,000                 126               31,321,090           23.09
            300,001 - 400,000                  80               27,695,600           20.42
            400,001 - 500,000                  55               24,940,843           18.39
            500,001 - 600,000                  25               13,880,069           10.23
            600,001 - 700,000                   8                5,054,631            3.73
            700,001 - 800,000                   3                2,178,740            1.61
            800,001 - 900,000                   2                1,730,747            1.28
            900,001 - 1,000,000                 1                1,005,019            0.74
          1,000,001 - 1,100,000                 1                1,103,647            0.81
          1,200,001 - 1,300,000                 1                1,296,902            0.96
                                      -----------   ----------------------   -------------
                  Total                       488   $          135,621,806          100.00%
                                      ===========   ======================   =============

     Minimum Original Principal Balance:                      $    40,400
     Maximum Original Principal Balance:                       $ 1,300,000
     Average Original Principal Balance:                       $   277,060

     CURRENT PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE
                                  IN GROUP II

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS   % OF MORTGAGE
     CURRENT PRINCIPAL BALANCE ($)      LOANS          OF CUT-OFF DATE          LOANS
     ------------------------------   -----------   ----------------------   -------------
                  0 - 100,000                  34   $            2,679,010            1.98%
            100,001 - 200,000                 151               22,535,104           16.62
            200,001 - 300,000                 124               30,619,696           22.58
            300,001 - 400,000                  80               27,394,653           20.20
            400,001 - 500,000                  54               24,130,792           17.79
            500,001 - 600,000                  26               14,090,002           10.39
            600,001 - 700,000                  11                6,857,493            5.06
            700,001 - 800,000                   3                2,178,740            1.61
            800,001 - 900,000                   1                  829,067            0.61
            900,001 - 1,000,000                 1                  901,681            0.66
          1,000,001 - 1,100,000                 1                1,005,019            0.74
          1,100,001 - 1,200,000                 1                1,103,647            0.81
          1,200,001 - 1,300,000                 1                1,296,902            0.96
                                      -----------   ----------------------   -------------
                  Total                       488   $          135,621,806          100.00%
                                      ===========   ======================   =============

     Minimum Current Principal Balance:                       $   40,589
     Maximum Current Principal Balance:                       $1,296,902
     Average Current Principal Balance:                       $  277,914

     MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP II

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS   % OF MORTGAGE
     MORTGAGE INTEREST RATES (%)        LOANS          OF CUT-OFF DATE          LOANS
     ------------------------------   -----------   ----------------------   -------------
             1.000 - 1.249                      1   $               94,751            0.07%
             2.000 - 2.249                      1                  223,345            0.16
             2.250 - 2.499                      2                  394,784            0.29
             3.000 - 3.249                      1                  103,822            0.08
             6.500 - 6.749                      1                  180,358            0.13
             6.750 - 6.999                      1                  108,626            0.08
             7.000 - 7.249                      8                2,864,133            2.11
             7.250 - 7.499                     26                8,772,910            6.47
             7.500 - 7.749                     43               13,064,845            9.63
             7.750 - 7.999                     96               29,458,071           21.72
             8.000 - 8.249                    308               80,356,162           59.25
                                      -----------   ----------------------   -------------
                  Total                       488   $          135,621,806          100.00%
                                      ===========   ======================   =============

     Minimum Mortgage Rate:                 1.000%
     Maximum Mortgage Rate:                 8.125%
     Weighted Average Mortgage Rate:        7.880%

                   ORIGINAL LOAN-TO-VALUE RATIOS (*) IN GROUP II

                                       NUMBER OF     AGGREGATE PRINCIPAL
     ORIGINAL LOAN-TO-VALUE RATIOS     MORTGAGE      BALANCE OUTSTANDING AS   % OF MORTGAGE
                (%)                     LOANS          OF CUT-OFF DATE          LOANS
     ------------------------------   -----------   ----------------------   -------------
              0.00 - 30.00                      1   $              149,229            0.11%
             40.01 - 50.00                      5                1,194,954            0.88
             50.01 - 55.00                      2                  538,024            0.40
             55.01 - 60.00                     12                3,259,264            2.40
             60.01 - 65.00                      5                1,173,826            0.87
             65.01 - 70.00                     20                7,312,593            5.39
             70.01 - 75.00                     36               11,518,607            8.49
             75.01 - 80.00                    393              106,428,910           78.47
             80.01 - 85.00                      3                  581,756            0.43
             85.01 - 90.00                     10                2,863,357            2.11
             90.01 - 95.00                      1                  601,284            0.44
                                      -----------   ----------------------   -------------
                 Total                        488   $          135,621,806          100.00%
                                      ===========   ======================   =============

     Weighted Average Original Loan-to-Value:                       77.86%

     (*)Original Loan to value ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original appraised value and sales price of the property.

        GEOGRAPHIC DISTRIBUTION(*)OF THE MORTGAGE PROPERTIES IN GROUP II

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS   % OF MORTGAGE
     GEOGRAPHIC DISTRIBUTION            LOANS          OF CUT-OFF DATE          LOANS
     ------------------------------   -----------   ----------------------   -------------
     Arizona                                   35   $            8,626,459            6.36%
     California                               152               59,081,099           43.56
     Colorado                                  10                2,350,288            1.73
     Connecticut                                2                  508,030            0.37
     Delaware                                   2                  334,335            0.25
     District of Columbia                       2                  426,745            0.31
     Florida                                   53               13,379,398            9.87
     Georgia                                   13                3,888,396            2.87
     Idaho                                      9                1,569,601            1.16
     Illinois                                   9                1,636,129            1.21
     Kentucky                                   1                  155,090            0.11
     Massachusetts                             17                5,987,982            4.42
     Michigan                                  28                4,354,916            3.21
     Missouri                                   1                  184,152            0.14
     Nevada                                    32                8,061,674            5.94
     New York                                   1                  292,240            0.22
     North Carolina                             1                  131,521            0.10
     Ohio                                      13                1,796,118            1.32
     Oklahoma                                  10                1,133,710            0.84
     Oregon                                    11                2,076,735            1.53
     Pennsylvania                               5                2,033,783            1.50
     Tennessee                                  4                  318,407            0.23
     Texas                                     13                1,853,127            1.37
     Utah                                      22                4,243,234            3.13
     Virginia                                   3                  831,415            0.61
     Washington                                39               10,367,224            7.64
                                      -----------   ----------------------   -------------
                 Total                        488   $          135,621,806          100.00%
                                      ===========   ======================   =============

     (*)No more than approximately 0.96% of the Mortgage Loans by Principal Balance will be secured by properties located in any one zip code area.

  CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP II

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS   % OF MORTGAGE
     CREDIT SCORES                      LOANS          OF CUT-OFF DATE          LOANS
     ------------------------------   -----------   ----------------------   -------------
                   640 - 659                   12   $            3,664,514            2.70%
                   660 - 679                   55               17,711,504           13.06
                   680 - 699                   81               23,780,593           17.53
                   700 - 719                   93               22,783,897           16.80
                   720 - 739                   79               21,816,057           16.09
                   740 - 759                   73               19,623,017           14.47
                   760 - 779                   46               12,650,215            9.33
                   780 - 799                   37               10,067,946            7.42
                   800 - 819                   12                3,524,061            2.60
                                      -----------   ----------------------   -------------
                     Total                    488   $          135,621,806          100.00%
                                      ===========   ======================   =============

     Weighted Average Credit Score:           722

             PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN GROUP II

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS   % OF MORTGAGE
     PROPERTY TYPE                      LOANS          OF CUT-OFF DATE          LOANS
     ------------------------------   -----------   ----------------------   -------------
     2-4 Family                                52   $           13,153,008            9.70%
     CO-OP                                      1                  448,969            0.33
     Condominium                               45               11,086,078            8.17
     PUD                                      105               31,421,391           23.17
     Single Family                            285               79,512,358           58.63
                                      -----------   ----------------------   -------------
                  Total                       488   $          135,621,806           100.0%
                                      ===========   =======================  =============

               OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN GROUP II

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS   % OF MORTGAGE
     OCCUPANCY STATUS                   LOANS          OF CUT-OFF DATE          LOANS
     ------------------------------   -----------   ----------------------   -------------
     Investor                                 212   $           43,669,228           32.20%
     Owner Occupied                           262               88,589,912           65.32
     Second Home                               14                3,362,665            2.48
                                      -----------   ----------------------   -------------
                      Total                   488   $          135,621,806          100.00%
                                      ===========   ======================   =============

                 LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP II

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     LOAN PURPOSE                       LOANS          OF CUT-OFF DATE           LOANS
     ------------------------------   -----------   ----------------------   -------------
     Cash Out Refinance                       214   $           63,528,609           46.84%
     Purchase                                 184               48,703,942           35.91
     Rate/Term Refinance                       90               23,389,254           17.25
                                      -----------   ----------------------   -------------
                      Total                   488   $          135,621,806          100.00%
                                      ===========   ======================   =============

              DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP II

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     DOCUMENTATION TYPE                 LOANS          OF CUT-OFF DATE           LOANS
     ------------------------------   -----------   ----------------------   -------------
     Full/Alternative                          75   $           16,764,648           12.36%
     No Income/No Asset                         6                2,311,404            1.70
     No Ratio                                   1                  302,300            0.22
     Stated Income                            400              114,453,812           84.39
             Stated/Stated                      6                1,789,641            1.32
                                      -----------   ----------------------   -------------
                      Total                   488   $          135,621,806          100.00%
                                      ===========   ======================   =============

       ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP II

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     ORIGINAL TERM                      LOANS          OF CUT-OFF DATE           LOANS
     ------------------------------   -----------   ----------------------   -------------
     360 Months                               329   $           85,553,521           63.08%
     480 Months                               159               50,068,284           36.92
                                      -----------   ----------------------   -------------
                 Total                        488   $          135,621,806          100.00%
                                      ===========   ======================   =============

     Minimum Original Term to Stated Maturity:                  360 Months
     Maximum Original Term to Stated Maturity:                  480 Months
     Weighted Average Original Term to Stated Maturity:         404 Months

      REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP II

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     STATED REMAINING TERM              LOANS          OF CUT-OFF DATE           LOANS
     ------------------------------   -----------   ----------------------   -------------
     300 -  359 Months                        329   $           85,553,521           63.08%
     361 -  480 Months                        159               50,068,284           36.92
                                      -----------   ----------------------   -------------
                    Total                     488   $          135,621,806          100.00%
                                      ===========   ======================   =============

     Minimum Remaining Term to Stated Maturity:                     353 Months
     Maximum Remaining Term to Stated Maturity:                     478 Months
     Weighted Average Remaining Term to Stated Maturity:            400 Months

                          INDEX OF THE MORTGAGE LOANS IN GROUP II

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     INDEX                              LOANS          OF CUT-OFF DATE           LOANS
     ------------------------------   -----------   ----------------------   -------------
     1 YR MTA                                 488   $          135,621,806          100.00%
                                      -----------   -----------------------  -------------
                 Total                        488   $          135,621,806          100.00%
                                      ===========   ======================   =============

           RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP II

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     RATE ADJUSTMENT FREQUENCY          LOANS          OF CUT-OFF DATE           LOANS
     ------------------------------   -----------   ----------------------   -------------
     1 Month                                  488   $          135,621,806          100.00%
                                      -----------   ----------------------   -------------
                 Total                        488   $          135,621,806          100.00%
                                      ===========   =======================  =============

         PAYMENT ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP II

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     PAYMENT ADJUSTMENT FREQUENCY       LOANS          OF CUT-OFF DATE           LOANS
     ------------------------------   -----------   ----------------------   -------------
     12 Months                                488   $          135,621,806          100.00%
                                      -----------   ----------------------   -------------
                 Total                        488   $          135,621,806          100.00%
                                      ===========   ======================   =============

        MONTHS TO NEXT RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP II

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     MONTHS TO NEXT RATE ADJUSTMENT     LOANS          OF CUT-OFF DATE           LOANS
     ------------------------------   -----------   ----------------------   -------------
     1 Month                                  488   $          135,621,806          100.00%
                                      -----------   ----------------------   -------------
                 Total                        488   $          135,621,806          100.00%
                                      ===========   ======================   =============

     Weighted Average Next Rate Adjustment:                      1 Month

        MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN GROUP II

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     MAXIMUM MORGAGE RATE (%)           LOANS          OF CUT-OFF DATE           LOANS
     ------------------------------   -----------   ----------------------   -------------
      9.751 - 10.000                          157   $           54,264,986          40.01 %
     11.751 - 12.000                          331               81,356,820           59.99
                                      -----------   ----------------------   -------------
         Total                                488   $          135,621,806         100.00 %
                                      ===========   ======================   =============

     Weighted Average Maximum Mortgage Rate:                      11.180%

                 GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP II

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     GROSS MARGIN (%)                   LOANS          OF CUT-OFF DATE           LOANS
     ------------------------------   -----------   ----------------------   -------------
     2.251 - 2.500                              4   $            1,434,879            1.06%
     2.501 - 2.750                             22                7,377,783            5.44
     2.751 - 3.000                             44               13,245,203            9.77
     3.001 or Greater                         418              113,563,940           83.74
                                      -----------   ----------------------   -------------
         Total                                488   $          135,621,806          100.00%
                                      ===========   ======================   =============

     Weighted Average Gross Margin:         3.312%

      PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP III

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     ORIGINAL PRINCIPAL BALANCE ($)     LOANS          OF CUT-OFF DATE           LOANS
     ------------------------------   -----------   ----------------------   -------------
           300,001 - 400,000                    2   $              776,837            0.12%
           400,001 - 500,000                  372              171,547,331           26.17
           500,001 - 600,000                  306              167,209,048           25.51
           600,001 - 700,000                  163              105,421,371           16.08
           700,001 - 800,000                   82               61,338,075            9.36
           800,001 - 900,000                   47               39,829,775            6.08
           900,001 - 1,000,000                 57               55,530,753            8.47
         1,000,001 - 1,100,000                  5                5,266,598            0.80
         1,100,001 - 1,200,000                 10               11,700,533            1.78
         1,200,001 - 1,300,000                  6                7,574,849            1.16
         1,300,001 - 1,400,000                  2                2,676,471            0.41
         1,400,001 - 1,500,000                 10               14,748,943            2.25
         1,500,001 or Greater                   6               11,915,617            1.82
                                      -----------   ----------------------   -------------
                   Total                    1,068   $          655,536,202          100.00%
                                      ===========   ======================   =============

     Minimum Original Principal Balance:                       $   385,000
     Maximum Original Principal Balance:                       $ 2,706,000
     Average Original Principal Balance:                       $   613,792

       CURRENT PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF
                               DATE IN GROUP III

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     CURRENT PRINCIPAL BALANCE ($)      LOANS          OF CUT-OFF DATE           LOANS
     ------------------------------   -----------   ----------------------   -------------
           300,001 - 400,000                    2   $              776,837            0.12%
           400,001 - 500,000                  348              159,521,168           24.33
           500,001 - 600,000                  324              175,626,502           26.79
           600,001 - 700,000                  168              108,329,179           16.53
           700,001 - 800,000                   82               61,228,359            9.34
           800,001 - 900,000                   46               38,834,112            5.92
           900,001 - 1,000,000                 51               49,326,280            7.52
         1,000,001 - 1,100,000                 13               13,277,351            2.03
         1,100,001 - 1,200,000                  8                9,297,318            1.42
         1,200,001 - 1,300,000                  7                8,676,010            1.32
         1,300,001 - 1,400,000                  3                3,978,525            0.61
         1,400,001 - 1,500,000                  7               10,232,429            1.56
         1,500,001 or Greater                   9               16,432,132            2.51
                                      -----------   ----------------------   -------------
                   Total                    1,068   $          655,536,202          100.00%
                                      ===========   ======================   =============

     Minimum Current Principal Balance:            $   384,757
     Maximum Current Principal Balance:            $ 2,699,551
     Average Current Principal Balance:            $   613,798

    MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP III

                                       NUMBER OF     AGGREGATE PRINCIPAL
                                       MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     MORTGAGE INTEREST RATES (%)        LOANS          OF CUT-OFF DATE           LOANS
     ------------------------------   -----------   ----------------------   -------------
             1.000 - 1.249                     12   $           10,350,398            1.58%
             1.500 - 1.749                      1                  997,799            0.15
             3.000 - 3.249                      1                  648,885            0.10
             6.000 - 6.249                      2                1,146,841            0.17
             6.250 - 6.499                     16               10,146,145            1.55
             6.500 - 6.749                    147               92,836,700           14.16
             6.750 - 6.999                    346              215,456,313           32.87
             7.000 - 7.249                    295              177,118,860           27.02
             7.250 - 7.499                    246              145,759,288           22.24
             7.750 - 7.999                      1                  572,423            0.09
             8.000 - 8.249                      1                  502,551            0.08
                                      -----------   ----------------------   -------------
                   Total                    1,068   $          655,536,202          100.00%
                                      ===========   ======================   =============

     Minimum Mortgage Rate:                 1.000%
     Maximum Mortgage Rate:                 8.000%
     Weighted Average Mortgage Rate:        6.830%

                  ORIGINAL LOAN-TO-VALUE RATIOS(*) IN GROUP III

                                       NUMBER OF     AGGREGATE PRINCIPAL
     ORIGINAL LOAN-TO-VALUE RATIOS     MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
                  (%)                   LOANS          OF CUT-OFF DATE           LOANS
     ------------------------------   -----------   ----------------------   -------------
              0.01 - 30.00                      4   $            2,639,228            0.40%
             30.01 - 40.00                      4                3,931,601            0.60
             40.01 - 50.00                     11                7,527,924            1.15
             50.01 - 55.00                      8                6,711,373            1.02
             55.01 - 60.00                     18               18,308,169            2.79
             60.01 - 65.00                     38               27,020,372            4.12
             65.01 - 70.00                     62               41,820,722            6.38
             70.01 - 75.00                    135               91,806,588           14.00
             75.01 - 80.00                    779              451,353,685           68.85
             80.01 - 85.00                      1                  462,356            0.07
             85.01 - 90.00                      7                3,307,324            0.50
             90.01 - 95.00                      1                  646,860            0.10
                                      -----------   ----------------------   -------------
                  Total                     1,068   $          655,536,202        100.00 %
                                      ===========   ======================   =============

     Weighted Average Original Loan-to-Value:                       75.83%

     (*)Original Loan to value ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original appraised value and sales price of the property.

        GEOGRAPHIC DISTRIBUTION(*) OF THE MORTGAGE PROPERTIES IN GROUP III

                                          NUMBER OF      AGGREGATE PRINCIPAL
                                          MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     GEOGRAPHIC DISTRIBUTION               LOANS           OF CUT-OFF DATE           LOANS
     ---------------------------------   ------------   ----------------------   ---------------
     Arizona                                       25   $           15,055,949              2.30%
     California                                   777              484,065,994             73.84
     Colorado                                      15                8,396,703              1.28
     Connecticut                                    1                  639,008              0.10
     District of Columbia                           4                3,028,011              0.46
     Florida                                       27               17,755,373              2.71
     Georgia                                        1                  430,781              0.07
     Idaho                                          3                1,996,826              0.30
     Illinois                                       8                5,200,653              0.79
     Louisiana                                      1                  455,131              0.07
     Maryland                                      27               16,705,111              2.55
     Massachusetts                                  4                2,311,740              0.35
     Minnesota                                      4                2,485,927              0.38
     Missouri                                       1                  500,748              0.08
     Montana                                        1                  874,849              0.13
     Nevada                                        20               10,885,085              1.66
     New Jersey                                    25               14,742,261              2.25
     New Mexico                                     1                  509,071              0.08
     New York                                      24               14,745,035              2.25
     North Carolina                                 2                1,237,349              0.19
     Oregon                                         9                4,903,151              0.75
     South Carolina                                 1                  646,086              0.10
     Tennessee                                      1                  840,994              0.13
     Utah                                           4                2,263,921              0.35
     Virginia                                      64               35,238,917              5.38
     Washington                                    18                9,621,530              1.47
                                         ------------   ----------------------   ---------------
                        Total                   1,068   $          655,536,202            100.00%
                                         ============   ======================   ===============

     (*) No more than approximately 1.05% of the Mortgage Loans by Principal Balance will be secured by properties located in any one zip code area.

 CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP III

                                          NUMBER OF      AGGREGATE PRINCIPAL
                                           MORTGAGE     BALANCE OUTSTANDING AS     % OF MORTGAGE
     CREDIT SCORES                          LOANS         OF CUT-OFF DATE              LOANS
     ---------------------------------   ------------   ----------------------   ---------------
                     620 - 639                      2   $            1,002,192              0.15%
                     640 - 659                     30               16,181,515              2.47
                     660 - 679                    122               73,477,268             11.21
                     680 - 699                    204              123,839,437             18.89
                     700 - 719                    224              132,435,212             20.20
                     720 - 739                    157               96,702,509             14.75
                     740 - 759                    127               80,024,823             12.21
                     760 - 779                    112               70,532,219             10.76
                     780 - 799                     72               50,774,710              7.75
                     800 - 819                     17               10,129,438              1.55
                     820 - 839                      1                  436,878              0.07
                                         ------------   ----------------------   ---------------
                        Total                   1,068   $          655,536,202            100.00%
                                         ============   ======================   ===============

     Weighted Average Credit Score: 722

             PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN GROUP III

                                          NUMBER OF      AGGREGATE PRINCIPAL
                                           MORTGAGE     BALANCE OUTSTANDING AS    % OF MORTGAGE
     PROPERTY TYPE                          LOANS          OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
     2-4 Family                                    27   $           18,027,928              2.75%
     Condominium                                   95               51,197,634              7.81
     PUD                                          263              165,773,013             25.29
     Single Family                                683              420,537,626             64.15
                                         ------------   ----------------------   ---------------
                        Total                   1,068   $          655,536,202            100.00%
                                         ============   ======================   ===============

              OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN GROUP III

                                          NUMBER OF      AGGREGATE PRINCIPAL
                                           MORTGAGE     BALANCE OUTSTANDING AS    % OF MORTGAGE
     OCCUPANCY STATUS                       LOANS          OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
     Investor                                     135   $           71,114,449             10.85%
     Owner Occupied                               909              571,279,114             87.15
     Second Home                                   24               13,142,639              2.00
                                         ------------   ----------------------   ---------------
                        Total                   1,068   $          655,536,202            100.00%
                                         ============   ======================   ===============

                 LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP III

                                          NUMBER OF      AGGREGATE PRINCIPAL
                                          MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     LOAN PURPOSE                          LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
     Cash Out Refinance                           453   $          264,166,720             40.30%
     Purchase                                     391              242,179,048             36.94
     Rate/Term Refinance                          224              149,190,434             22.76
                                         ------------   ----------------------   ---------------
                        Total                   1,068   $          655,536,202            100.00%
                                         ============   ======================   ===============

              DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP III


                                          NUMBER OF      AGGREGATE PRINCIPAL
                                          MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     DOCUMENTATION TYPE                    LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
     Full/Alternative                              68   $           42,230,089              6.44%
     No Income/No Asset                            19               10,173,106              1.55
     No Ratio                                       4                2,444,931              0.37
     Stated Income                                964              594,111,949             90.63
     Stated/Stated                                 13                6,576,126              1.00
                                         ------------   ----------------------   ---------------
                        Total                   1,068   $          655,536,202            100.00%
                                         ============   ======================   ===============

      ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP III

                                          NUMBER OF      AGGREGATE PRINCIPAL
                                          MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     ORIGINAL TERM                         LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
     300-360 Months                               647   $          394,916,851             60.24%
     361-480 Months                               421              260,619,351             39.76
                                         ------------   ----------------------   ---------------
                        Total                   1,068   $          655,536,202            100.00%
                                         ============   ======================   ===============

     Minimum Original Term to Stated Maturity:            360 Months
     Maximum Original Term to Stated Maturity:            480 Months
     Weighted Average Original Term to Stated Maturity:   408 Months

      REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP III


                                          NUMBER OF      AGGREGATE PRINCIPAL
                                          MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     STATED REMAINING TERM                 LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
     300-359 Months                               647   $          394,916,851             60.24%
     361-480 Months                               421              260,619,351             39.76
                                         ------------   ----------------------   ---------------
                        Total                   1,068   $          655,536,202            100.00%
                                         ============   ======================   ===============

     Minimum Remaining Term to Stated Maturity:            353 Months
     Maximum Remaining Term to Stated Maturity:            478 Months
     Weighted Average Remaining Term to Stated Maturity:   405 Months

                    INDEX OF THE MORTGAGE LOANS IN GROUP III


                                          NUMBER OF      AGGREGATE PRINCIPAL
                                          MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     INDEX                                 LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
     1 YR MTA                                   1,068   $          655,536,202            100.00%
                                         ------------   ----------------------   ---------------
                        Total                   1,068   $          655,536,202            100.00%
                                         ============   ======================   ===============

          RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP III

                                          NUMBER OF      AGGREGATE PRINCIPAL
                                          MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     RATE ADJUSTMENT FREQUENCY             LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
     1 Month                                    1,068   $          655,536,202            100.00%
                                         ------------   ----------------------   ---------------
                        Total                   1,068   $          655,536,202            100.00%
                                         ============   ======================   ===============


         PAYMENT ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP III

                                          NUMBER OF      AGGREGATE PRINCIPAL
                                          MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     PAYMENT ADJUSTMENT FREQUENCY          LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
          12 Months                             1,068   $          655,536,202            100.00%
                                         ------------   ----------------------   ---------------
                        Total                   1,068   $          655,536,202            100.00%
                                         ============   ======================   ===============

        MONTHS TO NEXT RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP III

                                          NUMBER OF      AGGREGATE PRINCIPAL
                                          MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     MONTHS TO NEXT RATE ADJUSTMENT        LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
     1 Month                                    1,068   $          655,536,202            100.00%
                                         ------------   ----------------------   ---------------
                        Total                   1,068   $          655,536,202            100.00%
                                         ============   ======================   ===============

     Weighted Average Next Rate Adjustment: 1 Month

      MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN GROUP III


                                          NUMBER OF      AGGREGATE PRINCIPAL
                                          MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     MAXIMUM MORTGAGE RATE (%)             LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
         9.751-10.000                             506   $          311,691,372             47.55%
        11.751-12.000                             562              343,844,830             52.45
                                         ------------   ----------------------   ---------------
                        Total                   1,068   $          655,536,202            100.00%
                                         ============   ======================   ===============

     Weighted Average Maximum Mortgage Rate: 11.025%

                 GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP III


                                          NUMBER OF      AGGREGATE PRINCIPAL
                                          MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     GROSS MARGIN (%)                      LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
               2.001-2.250                          1   $              451,878              0.07%
               2.251-2.500                          7                4,347,318              0.66
               2.501-2.750                         78               50,433,006              7.69
               2.751-3.000                        250              157,314,724             24.00
               3.001 or Greater                   732              442,989,276             67.58
                                         ------------   ----------------------   ---------------
                        Total                   1,068   $          655,536,202            100.00%
                                         ============   ======================   ===============

     Weighted Average Gross Margin: 3.183%

       PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION IN GROUP IV

                                          NUMBER OF      AGGREGATE PRINCIPAL
                                          MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     ORIGINAL PRINCIPAL BALANCE ($)        LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
               400,001 - 500,000                  172   $           78,446,339             31.68%
               500,001 - 600,000                  102               55,783,578             22.53
               600,001 - 700,000                   68               43,988,207             17.76
               700,001 - 800,000                   32               23,921,703              9.66
               800,001 - 900,000                   10                8,482,898              3.43
               900,001 - 1,000,000                 22               21,426,462              8.65
             1,000,001 - 1,100,000                  1                1,083,406              0.44
             1,200,001 - 1,300,000                  3                3,744,246              1.51
             1,300,001 - 1,400,000                  1                1,312,016              0.53
             1,400,001 - 1,500,000                  3                4,469,875              1.80
             1,500,001 or Greater                   3                4,987,252              2.01
                                         ------------   ----------------------   ---------------
                        Total                     417   $          247,645,983            100.00%
                                         ============   ======================   ===============

     Minimum Original Principal Balance:     $417,600
     Maximum Original Principal Balance:   $2,000,000
     Average Original Principal Balance:     $594,436

           CURRENT PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE
                            CUT-OFF DATE IN GROUP IV


                                          NUMBER OF      AGGREGATE PRINCIPAL
                                          MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     CURRENT PRINCIPAL BALANCE ($)         LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
               400,001 - 500,000                  165   $           74,940,826             30.26%
               500,001 - 600,000                  105               56,882,476             22.97
               600,001 - 700,000                   72               46,394,823             18.73
               700,001 - 800,000                   30               22,319,100              9.01
               800,001 - 900,000                   12               10,085,501              4.07
               900,001 - 1,000,000                 17               16,414,723              6.63
             1,000,001 - 1,100,000                  6                6,095,145              2.46
             1,200,001 - 1,300,000                  2                2,442,095              0.99
             1,300,001 - 1,400,000                  2                2,614,167              1.06
             1,400,001 - 1,500,000                  2                2,966,596              1.20
             1,500,001 or Greater                   4                6,490,531              2.62
                                         ------------   ----------------------   ---------------
                        Total                     417   $          247,645,983            100.00%
                                         ============   ======================   ===============

     Minimum Current Principal Balance:      $417,358
     Maximum Current Principal Balance:    $1,804,947
     Average Current Principal Balance:      $593,875

     MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE IN GROUP IV


                                          NUMBER OF      AGGREGATE PRINCIPAL
                                          MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     MORTGAGE INTEREST RATES (%)           LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
             6.000 - 6.249                          1   $              643,407              0.26%
             6.250 - 6.499                          3                1,820,100              0.73
             6.500 - 6.749                         19               15,198,588              6.14
             6.750 - 6.999                         30               20,344,783              8.22
             7.000 - 7.249                         47               29,423,106             11.88
             7.250 - 7.499                        317              180,215,999             72.77
                                         ------------   ----------------------   ---------------
                        Total                     417   $          247,645,983            100.00%
                                         ============   ======================   ===============


     Minimum Mortgage Rate:           6.125%
     Maximum Mortgage Rate:           7.250%
     Weighted Average Mortgage Rate:  7.145%

                  ORIGINAL LOAN-TO-VALUE RATIOS(*) IN GROUP IV


                                          NUMBER OF      AGGREGATE PRINCIPAL
                                          MORTGAGE      BALANCE OUTSTANDING AS    % OF MORTGAGE
     ORIGINAL LOAN-TO-VALUE RATIOS(%)      LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
          0.01 - 30.00                              1   $            1,302,151              0.53%
         30.01 - 40.00                              1                1,470,171              0.59
         40.01 - 50.00                              2                2,468,259              1.00
         50.01 - 55.00                              3                1,799,363              0.73
         55.01 - 60.00                              7                6,201,428              2.50
         60.01 - 65.00                              9                7,347,796              2.97
         65.01 - 70.00                             27               18,613,677              7.52
         70.01 - 75.00                             39               25,362,707             10.24
         75.01 - 80.00                            325              181,653,371             73.35
         80.01 - 85.00                              1                  431,641              0.17
         85.01 - 90.00                              2                  995,419              0.40
                                         ------------   ----------------------   ---------------
                        Total                     417   $          247,645,983            100.00%
                                         ============   ======================   ===============

     Weighted Average Original Loan-to-Value: 76.12%

     (*) Original Loan to value ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original appraised value and sales price of the property.

        GEOGRAPHIC DISTRIBUTION(*) OF THE MORTGAGE PROPERTIES IN GROUP IV


                                           NUMBER OF      AGGREGATE PRINCIPAL
                                           MORTGAGE     BALANCE OUTSTANDING AS    % OF MORTGAGE
     GEOGRAPHIC DISTRIBUTION                LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
     Arizona                                        5   $            2,430,020              0.98%
     California                                   354              209,009,477             84.40
     Colorado                                       4                2,211,438              0.89
     Connecticut                                    1                  439,800              0.18
     District of Columbia                           1                  480,046              0.19
     Florida                                       10                7,022,117              2.84
     Georgia                                        3                2,907,828              1.17
     Illinois                                       2                  912,424              0.37
     Massachusetts                                  6                2,766,767              1.12
     Michigan                                       2                1,069,619              0.43
     Nebraska                                       1                  995,717              0.40
     Nevada                                        14                7,255,580              2.93
     Ohio                                           2                1,317,982              0.53
     Oregon                                         1                  421,246              0.17
     Pennsylvania                                   1                  607,334              0.25
     Texas                                          1                  964,316              0.39
     Utah                                           1                  497,795              0.20
     Virginia                                       2                  887,778              0.36
     Washington                                     6                5,448,699              2.20
                                         ------------   ----------------------   ---------------
                        Total                     417   $          247,645,983            100.00%
                                         ============   ======================   ===============

     (*)No more than approximately 1.56% of the Mortgage Loans by Principal Balance will be secured by properties located in any one zip code area.

  CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE MORTGAGE LOANS IN GROUP IV


                                           NUMBER OF      AGGREGATE PRINCIPAL
                                           MORTGAGE     BALANCE OUTSTANDING AS    % OF MORTGAGE
     CREDIT SCORES                          LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
               620 - 639                           1   $              420,040              0.17%
               640 - 659                          16                9,043,657              3.65
               660 - 679                          62               33,448,785             13.51
               680 - 699                          92               55,110,513             22.25
               700 - 719                          89               51,916,290             20.96
               720 - 739                          52               31,352,639             12.66
               740 - 759                          54               33,339,705             13.46
               760 - 779                          25               16,202,382              6.54
               780 - 799                          24               14,777,484              5.97
               800 - 819                           2                2,034,488              0.82
                                         ------------   ----------------------   ---------------
                        Total                     417   $          247,645,983            100.00%
                                         ============   ======================   ===============

     Weighted Average Credit Score: 714

              PROPERTY TYPES OF THE MORTGAGE PROPERTIES IN GROUP IV


                                           NUMBER OF      AGGREGATE PRINCIPAL
                                           MORTGAGE     BALANCE OUTSTANDING AS    % OF MORTGAGE
     PROPERTY TYPE                          LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
     2-4 Family                                     5   $            3,940,064              1.59%
     Condominium                                   17                9,398,892              3.80
     PUD                                           83               52,504,957             21.20
     Single Family                                312              181,802,070             73.41
                                         ------------   ----------------------   ---------------
                        Total                     417   $          247,645,983            100.00%
                                         ============   ======================   ===============

               OCCUPANCY STATUS OF MORTGAGE PROPERTIES IN GROUP IV


                                           NUMBER OF      AGGREGATE PRINCIPAL
                                           MORTGAGE     BALANCE OUTSTANDING AS    % OF MORTGAGE
     OCCUPANCY STATUS                       LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
     Investor                                      27   $           13,641,129              5.51%
     Owner Occupied                               383              230,110,147             92.92
     Second Home                                    7                3,894,707              1.57
                                         ------------   ----------------------   ---------------
                        Total                     417   $          247,645,983            100.00%
                                         ============   ======================   ===============

                 LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP IV


                                           NUMBER OF      AGGREGATE PRINCIPAL
                                           MORTGAGE     BALANCE OUTSTANDING AS    % OF MORTGAGE
     LOAN PURPOSE                           LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
     Cash Out Refinance                           198   $          111,794,813             45.14%
     Purchase                                     131               81,902,797             33.07
     Rate/Term Refinance                           88               53,948,373             21.78
                                         ------------   ----------------------   ---------------
                        Total                     417   $          247,645,983            100.00%
                                         ============   ======================   ===============

              DOCUMENTATION TYPE OF THE MORTGAGE LOANS IN GROUP IV

                                           NUMBER OF      AGGREGATE PRINCIPAL
                                           MORTGAGE     BALANCE OUTSTANDING AS    % OF MORTGAGE
      DOCUMENTATION TYPE                    LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
     Full/Alternative                              22   $           14,423,451              5.82%
     No Income/No Asset                             8                4,652,012              1.88
     No Ratio                                       2                1,118,729              0.45
     Stated Income                                378              223,292,565             90.17
     Stated/Stated                                  7                4,159,225              1.68
                                         ------------   ----------------------   ---------------
                        Total                     417   $          247,645,983            100.00%
                                         ============   ======================   ===============

       ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP IV

                                           NUMBER OF      AGGREGATE PRINCIPAL
                                           MORTGAGE     BALANCE OUTSTANDING AS    % OF MORTGAGE
     ORIGINAL TERM                          LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
     360 Months                                   236   $          142,285,911             57.46%
     480 Months                                   181              105,360,072             42.54
                        Total                     417   $          247,645,983            100.00%
                                         ============   ======================   ===============


     Minimum Original Term to Stated Maturity:               360 Months
     Maximum Original Term to Stated Maturity:               480 Months
     Weighted Average Original Term to Stated Maturity:      411 Months

      REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP IV

                                           NUMBER OF      AGGREGATE PRINCIPAL
                                           MORTGAGE     BALANCE OUTSTANDING AS    % OF MORTGAGE
      STATED REMAINING TERM                 LOANS           OF CUT-OFF DATE            LOANS
      --------------------------------   ------------   ----------------------   ---------------
     300-359 Months                               236   $          142,285,911             57.46%
     361-480 Months                               181              105,360,072             42.54
                                         ------------   ----------------------   ---------------
                        Total                     417   $          247,645,983            100.00%
                                         ============   ======================   ===============

     Minimum Remaining Term to Stated Maturity:             354 Months
     Maximum Remaining Term to Stated Maturity:             478 Months
     Weighted Average Remaining Term to Stated Maturity:    408 Months

                     INDEX OF THE MORTGAGE LOANS IN GROUP IV

                                           NUMBER OF      AGGREGATE PRINCIPAL
                                           MORTGAGE     BALANCE OUTSTANDING AS    % OF MORTGAGE
     INDEX                                  LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
     1 YR MTA                                     417   $          247,645,983            100.00%
                                         ------------   ----------------------   ---------------
                        Total                     417   $          247,645,983            100.00%
                                         ============   ======================   ===============

         RATE ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP IV

                                           NUMBER OF      AGGREGATE PRINCIPAL
                                           MORTGAGE     BALANCE OUTSTANDING AS    % OF MORTGAGE
     RATE ADJUSTMENT FREQUENCY              LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
     1 Month                                      417   $          247,645,983            100.00%
                                         ------------   ----------------------   ---------------
                        Total                     417   $          247,645,983            100.00%
                                         ============   ======================   ===============

        PAYMENT ADJUSTMENT FREQUENCY OF THE MORTGAGE LOANS IN GROUP IV

                                           NUMBER OF      AGGREGATE PRINCIPAL
                                           MORTGAGE     BALANCE OUTSTANDING AS    % OF MORTGAGE
     PAYMENT ADJUSTMENT FREQUENCY           LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
     12 Months                                    417   $          247,645,983            100.00%
                                         ------------   ----------------------   ---------------
                        Total                     417   $          247,645,983            100.00%
                                         ============   ======================   ===============

        MONTHS TO NEXT RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP IV

                                           NUMBER OF      AGGREGATE PRINCIPAL
                                           MORTGAGE     BALANCE OUTSTANDING AS    % OF MORTGAGE
     MONTHS TO NEXT RATE ADJUSTMENT         LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
     1 Month                                      417   $          247,645,983            100.00%
                                         ------------   ----------------------   ---------------
                        Total                     417   $          247,645,983            100.00%
                                         ============   ======================   ===============

     Weighted Average Next Rate Adjustment: 1 Month

        MAXIMUM LIFETIME MORTGAGE RATE OF THE MORTGAGE LOANS IN GROUP IV

                                           NUMBER OF      AGGREGATE PRINCIPAL
                                           MORTGAGE     BALANCE OUTSTANDING AS    % OF MORTGAGE
     MAXIMUM MORTGAGE RATE (%)              LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
         9.751 - 10.000                           226   $          137,611,565             55.57%
        11.751 - 12.000                           191              110,034,417             44.43
                                         ------------   ----------------------   ---------------
                        Total                     417   $          247,645,983            100.00%
                                         ============   ======================   ===============

     Weighted Average Maximum Mortgage Rate: 10.861%

                 GROSS MARGIN OF THE MORTGAGE LOANS IN GROUP IV

                                           NUMBER OF      AGGREGATE PRINCIPAL
                                           MORTGAGE     BALANCE OUTSTANDING AS    % OF MORTGAGE
     GROSS MARGIN (%)                       LOANS           OF CUT-OFF DATE            LOANS
     ---------------------------------   ------------   ----------------------   ---------------
         2.251 - 2.500                              2   $            1,201,757              0.49%
         2.501 - 2.750                             11                7,143,441              2.88
         2.751 - 3.000                             24               18,802,799              7.59
         3.001or Greater                          380              220,497,985             89.04
                                         ------------   ----------------------   ---------------
                        Total                     417   $          247,645,983            100.00%
                                         ============   ======================   ===============

     Weighted Average Gross Margin: 3.396%

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES


--------------------------------------------------------------------------------
  You should consider carefully the risk factors beginning on page 5 in this prospectus and the risk factors in the prospectus supplement.
--------------------------------------------------------------------------------


THE OFFERED SECURITIES

The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

THE TRUST FUND

Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

      o mortgage loans secured by first and junior liens on the related mortgage property;

      o  home equity revolving lines of credit;

      o mortgage loans where the borrower has little or no equity in the related mortgaged property;

      o  mortgage loans secured by one-to-four-family residential properties;

      o mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool;

      o manufactured housing conditional sales contracts and installment loan agreements or interests therein; and

      o mortgage securities issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage securities;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT

If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements or other type of credit enhancement. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is March 28, 2006.

                                TABLE OF CONTENTS


Caption                                                                    Page
-------                                                                    ----
INTRODUCTION..................................................................4
     General..................................................................4
THE MORTGAGE POOLS...........................................................11
     General.................................................................11
     The Mortgage Loans......................................................13
     Underwriting Standards..................................................16
     FICO Scores.............................................................19
     Qualifications of Originators and Sellers...............................19
     Representations by Sellers..............................................19
     Optional Purchase of Defaulted Mortgage Loans...........................22
STATIC POOL INFORMATION......................................................22
SERVICING OF MORTGAGE LOANS..................................................22
     General.................................................................22
     The Master Servicer.....................................................23
     The Servicers...........................................................23
     Collection and Other Servicing Procedures;
     Mortgage Loan Modifications.............................................23
     Special Servicers.......................................................25
     Realization Upon or Sale of Defaulted Mortgage Loans....................25
     Servicing and Other Compensation and Payment of
     Expenses; Retained Interest.............................................28
     Evidence as to Compliance...............................................29
DESCRIPTION OF THE SECURITIES................................................29
     General.................................................................29
     Form of Securities......................................................32
     Global Securities.......................................................33
     Exchangeable Securities.................................................36
     Assignment of Trust Fund Assets.........................................38
     Distribution Account....................................................40
     Distributions...........................................................44
     Distributions of Interest and Principal on the Securities...............44
     Pre-Funding Account.....................................................45
     Distributions on the Securities in Respect
     of Prepayment Premiums..................................................46
     Allocation of Losses and Shortfalls.....................................46
     Advances................................................................46
     Modifications...........................................................47
     Reports to Securityholders..............................................47
DESCRIPTION OF CREDIT ENHANCEMENT............................................49
     General.................................................................49
     Subordinate Securities..................................................49
     Cross-Collateralization.................................................49
     Overcollateralization...................................................50
     Financial Guaranty Insurance Policy.....................................50
     Mortgage Pool Insurance Policies........................................50
     Letter of Credit........................................................50
     Special Hazard Insurance Policies.......................................51
     Reserve Funds...........................................................51
     Cash Flow Agreements....................................................52
     Maintenance of Credit Enhancement.......................................52
     Reduction or Substitution of Credit Enhancement.........................54
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES........................54
     Derivatives.............................................................54
     Purchase Obligations....................................................55

Caption                                                                    Page
-------                                                                    ----

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD
INSURANCE;  CLAIMS THEREUNDER................................................56
     General.................................................................56
     Primary Mortgage Insurance Policies.....................................56
     Hazard Insurance Policies...............................................57
     FHA Mortgage Insurance..................................................58
     VA Mortgage Guaranty....................................................59
THE SPONSOR..................................................................59
THE DEPOSITOR................................................................61
THE AGREEMENTS...............................................................61
     General.................................................................61
     Certain Matters Regarding the Master Servicer and the Depositor.........62
     Events of Default and Rights Upon Event of Default......................63
     Amendment...............................................................66
     Termination; Retirement of Securities...................................67
     The Securities Administrator............................................68
     Duties of Securities Administrator......................................69
     Some Matters Regarding the Securities
     Administrator...........................................................69
     Resignation and Removal of the Securities Administrator.................69
     The Trustee.............................................................69
     Duties of the Trustee...................................................69
     Some Matters Regarding the Trustee......................................71
     Resignation and Removal of the Trustee..................................71
YIELD CONSIDERATIONS.........................................................71
MATURITY AND PREPAYMENT CONSIDERATIONS.......................................74
LEGAL ASPECTS OF MORTGAGE LOANS..............................................75
     Mortgages...............................................................75
     Cooperative Mortgage Loans..............................................75
     Tax Aspects of Cooperative Ownership....................................76
     Leases and Rents........................................................77
     Contracts...............................................................77
     Foreclosure on Mortgages and Some Contracts.............................78
     Foreclosure on Shares of Cooperatives...................................80
     Repossession with respect to Contracts..................................81
     Rights of Redemption....................................................82
     Anti-Deficiency Legislation and Other Limitations on Lenders............82
     Environmental Legislation...............................................84
     Consumer Protection Laws................................................85
     Homeownership Act and Similar State Laws................................85
     Enforceability of Certain Provisions....................................86
     Subordinate Financing...................................................87
     Installment Contracts...................................................87
     Applicability of Usury Laws.............................................88
     Alternative Mortgage Instruments........................................89
     Formaldehyde Litigation with Respect to Contracts.......................89
     The Servicemembers Civil Relief Act.....................................89
     Forfeitures in Drug and RICO Proceedings................................90
     Junior Mortgages........................................................90
     Negative Amortization Loans.............................................91
FEDERAL INCOME TAX CONSEQUENCES..............................................91
     General.................................................................91

     REMICS..................................................................92
     Grantor Trust Funds....................................................106
     Taxation of Classes of Exchangeable Securities.........................114
     Callable Classes.......................................................116
Penalty Avoidance...........................................................116
STATE AND OTHER TAX CONSEQUENCES............................................116
ERISA CONSIDERATIONS........................................................116
     Underwriter Exemption..................................................118
     Other Exemptions.......................................................120
     ERISA Considerations Relating to Notes.................................122
     Exchangeable Securities and Callable Securities........................123
     Tax Exempt Investors...................................................123
     Consultation with Counsel..............................................123
LEGAL INVESTMENT MATTERS....................................................124
USE OF PROCEEDS.............................................................125
METHODS OF DISTRIBUTION.....................................................125
LEGAL MATTERS...............................................................126
FINANCIAL INFORMATION.......................................................126
RATING......................................................................126
AVAILABLE INFORMATION.......................................................126
REPORTS TO SECURITYHOLDERS..................................................127
INCORPORATION OF INFORMATION BY REFERENCE...................................127
GLOSSARY....................................................................128

                                  INTRODUCTION

           ALL CAPITALIZED TERMS IN THIS PROSPECTUS ARE DEFINED IN THE
                              GLOSSARY AT THE END.

GENERAL

         The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the depositor. Each trust fund will consist primarily of a pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the depositor from one or more affiliated or unaffiliated sellers. See "The Depositor" and "The Mortgage Pools." The mortgage loans may include sub-prime mortgage loans. The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives that are described in this prospectus, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

         Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

         The depositor's only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See "Description of the Securities."

         If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, currency or interest rate exchange agreements or any other type of credit enhancement described in this prospectus. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See "Description of Credit Enhancement."

         The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations."

         With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences" in this prospectus.

         The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related prospectus supplement.

         There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

                                  RISK FACTORS

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

THE OFFERED CERTIFICATES OR NOTES WILL HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET VALUE.

         The underwriter intends to make a secondary market in the offered certificates or notes, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates or notes will develop or, if it does develop, that it will provide holders of the offered certificates or notes with liquidity of investment or that it will continue for the life of the offered certificates or notes. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates or notes will not be listed on any securities exchange.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES OR NOTES WILL BE AFFECTED BY PREPAYMENT SPEEDS.

         The rate and timing of distributions allocable to principal on the offered certificates or notes, other than the interest only certificates, will depend, in general, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans in the related loan group, or in the case of the offered subordinate certificates, both loan groups, and the allocation thereof to pay principal on these certificates as provided in the prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates or notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, if applicable, with respect to the percentage of the mortgage loans set forth in the prospectus supplement, a prepayment within five years, as provided in the mortgage note, of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. See "The Mortgage Pool" in the prospectus supplement.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates or notes at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates or notes, at time when reinvestment at comparable yields may not be possible.

         During the first seven years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group will be allocated to the senior certificates in the related certificate group, other than the interest only certificates, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in the prospectus supplement, unless the amount of subordination provided to the senior certificates by the subordinate certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates in each certificate group, other than the interest only certificates, as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans in such loan group the subordinate certificates evidence.

         For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates or notes, see "Yield on the Certificates" or "Yield on the Notes" in the prospectus supplement, including the table entitled "Percent of Initial Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption" in the prospectus supplement.


THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES OR NOTES WILL DEPEND ON A VARIETY OF FACTORS.

         The yield to maturity on the offered certificates or notes, particularly the interest only certificates, will depend, in general, on:

         o  the applicable purchase price; and

         o the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the related mortgage loans and the allocation thereof to reduce the current principal amount or notional amount of the offered certificates or notes, as well as other factors.

         The yield to investors on the offered certificates or notes will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

         In general, if the offered certificates or notes, other than the interest only certificates, are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates or notes, other than the interest only certificates, are purchased at a discount and principal distributions occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered certificates or notes were determined based on a number of assumptions, including a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates or notes will vary as determined at the time of sale. See "Yield on the Certificates" or "Yield on the Notes" in the prospectus supplement.


SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY RESULT IN INCREASED DELINQUENCIES AND LOSSES.

         As of the cut-off date, some of the mortgage loans, have initial interest only periods of three years, five years and ten years. During these periods, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

INITIAL INTEREST ONLY PERIOD MORTGAGE LOANS ARE RELATIVELY NEW IN THE MORTGAGE MARKETPLACE AND MAY PRESENT HIGHER OR LOWER PREPAYMENT SPEEDS AND DELINQUENCY THAN FULLY AMORTIZING LOANS.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

THE MORTGAGE LOANS CONCENTRATED IN A SPECIFIC REGION MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

         Mortgage loans secured by properties located in the State of California are more likely to incur defaults or losses as a result of physical damage to the properties resulting from natural causes such as earthquake, mudslide and wildfire, as compared to mortgage loans secured by properties located in other locations. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates or notes may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE OFFERED CERTIFICATES OR NOTES.

         Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates or notes. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages and Some Contracts" herein.


THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES OR NOTES.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates or notes.

THE RATINGS ON THE OFFERED CERTIFICATES OR NOTES ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED CERTIFICATES OR NOTES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH MAY AFFECT THE LIQUIDITY OR THE MARKET VALUE OF THE OFFERED CERTIFICATES OR NOTES.

         It is a condition to the issuance of the offered certificates or notes that each class of offered certificates or notes be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates or notes are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates or notes may be adversely affected. See "Ratings" in the prospectus supplement and "Rating" herein.

         The ratings of the offered certificates or notes by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, the servicers, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates or notes. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" herein.

THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates or notes.

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         To the extent that a servicer or the master servicer, in its capacity as successor servicer, for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Environmental Legislation" herein. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates or notes, to the extent not covered by credit enhancement, may be affected.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

         Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.


         The mortgage loans are also subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See "Legal Aspects of Mortgage Loans" herein.

         On the closing date, the Sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the Sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied, Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related Sponsor will be required to purchase that mortgage loan from the trust.


THE RETURN ON THE OFFERED CERTIFICATES OR NOTES COULD BE REDUCED BY SHORTFALLS DUE TO THE APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR STATE LAWS.

         The Servicemembers Civil Relief Act, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status and the national guard who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or the related servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates or notes.

NEGATIVE AMORTIZATION MAY INCREASE LOSSES APPLIED TO THE NOTES

         When interest due on a negative amortization loan is added to the principal balance of the negative amortization loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the negative amortization loan. Therefore, if the mortgagor defaults on the negative amortization loan, there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than would otherwise have been in the absence of negative amortization.

ALLOCATION OF DEFERRED INTEREST MAY AFFECT THE YIELD ON THE NOTES

         The amount of deferred interest, if any, with respect to the negative amortization loans for a given month will reduce the amount of interest collected on the negative amortization loans and available to be distributed as interest to the Offered Notes. The reduction in interest collections will be offset, in whole or in part, by applying principal prepayments received on the mortgage loans to interest distributions on the Offered Notes. To the extent the amount of deferred interest on the negative amortization loans exceeds the principal prepayments received on the mortgage loans, the net rate cap on the Offered Notes will be reduced.

A SECURITY INTEREST IN A MANUFACTURED HOME COULD BE RENDERED SUBORDINATE TO THE INTERESTS OF OTHER PARTIES CLAIMING AN INTEREST IN THE HOME.

         Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the servicer of the contract fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

ACQUIRING BOARD APPROVAL FOR THE SALE OF COOPERATIVE LOANS COULD LIMIT THE NUMBER OF POTENTIAL PURCHASERS FOR THOSE SHARES AND OTHERWISE LIMIT THE SERVICER'S ABILITY TO SELL, AND REALIZE THE VALUE OF, THOSE SHARES BACKED BY SUCH LOANS.

         With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the servicer's ability to sell, and realize the value of, those shares. In addition, the servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

DEFECTS IN SECURITY INTEREST COULD RESULT IN LOSSES.

         o The security interest in certain manufactured homes may not be perfected.

         Every contract will be secured by either (1) a security interest in the manufactured home or (2) if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed. Several federal and state laws, including (i) the UCC as adopted in the relevant state, (ii) certificate of title statutes as adopted in the relevant states; and
(iii) if applicable, the real estate laws as adopted in the states in which the manufactured homes are located, govern the perfection of security interests in the manufactured homes and the enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts. The steps required to perfect a security interest in a manufactured home vary from state to state. The originator will represent and warrant that each contract is secured by a perfected security interest in the manufactured home, and the originator must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if the originator fails to perfect its security interest in the manufactured homes securing a number of contracts, it could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result. In addition, under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract which could result in a loss on your investment.

         o The assignment of the security interest in the manufactured home to the trustee may not be perfected.

         Due to the expense and administrative inconvenience, the originator will not amend a certificate of title to a manufactured home to name the trustee as the lienholder or note the trustee's interest on the certificate of title. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be effective against the seller's creditors or a trustee in the event the seller enters bankruptcy, or the security interest may not be perfected. Also, the seller will not record the assignment to the trustee of the mortgage or deed of trust securing land-and-home contracts because of the expense and administrative inconvenience involved. As a result, in some states the assignment of the mortgage or deed of trust to the trustee may not be effective against the seller's creditors or bankruptcy trustee. If an affiliate of the seller is no longer the servicer and the trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase and you could suffer a loss on your investment as a result.

FICO SCORES ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS.

         Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See "Loan Program -- FICO Scores" herein.

                               THE MORTGAGE POOLS

GENERAL

         Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

         The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

         If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

         The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

         The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

         Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, mortgage loans may be insured by the FHA or guaranteed by the VA. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Mortgage Guaranty."

         A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

         A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

         The mortgage loans may include "sub-prime" mortgage loans. "Sub-prime" mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. They may have had past debts written off by past lenders.

         A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If specified in the related prospectus supplement, the trust fund for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

         In addition, if specified in the related prospectus supplement United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute may be included in the trust fund. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.


THE MORTGAGE LOANS

         Each of the mortgage loans will be a type of mortgage loan described or referred to below:

         o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

         o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

         o Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

         o Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

         o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

         o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

         o Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

         o Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

         o Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

         o Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

         The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

         The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

         If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

         If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

         o funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

         o if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds, or

         o additional funds to be contributed over time by the mortgagor's employer or another source.

See "Description of the Securities--Payments on Mortgage Loans; Deposits to Distribution Account."

         Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

         o  the aggregate principal balance of the mortgage loans,

         o  the type of property securing the mortgage loans,

         o  the original or modified terms to maturity of the mortgage loans,

         o the range of principal balances of the mortgage loans at origination or modification,

         o the earliest origination or modification date and latest maturity date of the mortgage loans,

         o  the Loan-to-Value Ratios of the mortgage loans,

         o the mortgage rate or range of mortgage rates borne by the mortgage loans,

         o if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

         o  the geographical distribution of the mortgage loans,

         o  the percentage of buydown mortgage loans, if applicable, and

         o the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

         The depositor will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements." The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under "Servicing of Mortgage Loans--Servicers," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Securities--Advances") or pursuant to the terms of any mortgage securities. The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.


UNDERWRITING STANDARDS

         Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor's or its affiliates' prior experience with the Seller and the servicer, as well as the depositor's prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

         The mortgage loans, as well as mortgage loans underlying mortgage securities will have been originated in accordance with underwriting standards described below.

         The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The mortgage loans will be originated under "full/alternative", "stated income/verified assets", "stated income/stated assets", "no documentation" or "no ratio" programs. The "full/alternative" documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both "full/alternative" documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a "stated income verified assets" program no verification of a mortgagor's income is undertaken by the origination however, verification of the mortgagor's assets is obtained. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test" is applied. Generally, under a "no documentation" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a "no ratio" program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a "no ratio" program assets are verified.

         The primary considerations in underwriting a mortgage loan are the mortgagor's employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

         High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

         Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

         Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Insurance" in this prospectus.

FICO SCORES

         The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

REPRESENTATIONS BY SELLERS

         Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

         o with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy, binder, or other assurance of title customary in the relevant jurisdiction insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) with respect to a mortgage loan which is a refinanced mortgage loan, a title search was done by the Seller or some other type of "short-form" title insurance was obtained;

         o the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

         o there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

         o the mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and the related mortgaged property is free from damage and in good repair;

         o there are no delinquent tax or assessment liens against the related mortgaged property;

         o the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

         o to the best of the Seller's knowledge, each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Seller's knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller's repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under "Description of the Securities--Assignment of Trust Fund Assets" below.

         The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

         As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

         o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

         o have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

         o have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

         o have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

         o comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

         The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

         Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement. The master servicer's responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

                             STATIC POOL INFORMATION

         For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

         With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                           SERVICING OF MORTGAGE LOANS

GENERAL

         The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

         With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates.

THE MASTER SERVICER

         The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

         The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer's obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

THE SERVICERS

         Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will service the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer, as specified in the related prospectus supplement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.


COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan shall effect the potential cash flow from the pool assets.

         Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

         Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or
(2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SPECIAL SERVICERS

         If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's or applicable servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that
(1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

         However, unless otherwise specified in the related prospectus supplement, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

                  (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

                  (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans--Environmental Legislation."

         Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

         With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

         With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

         In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

         If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code with respect to the property.

         If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of

Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; RETAINED INTEREST

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into such servicer's Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

         If and to the extent provided in the related prospectus supplement, the master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related issuing entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund's assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under "The Agreements" below) describe the material provisions relating to the securities common to each Agreements.

         Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

         o the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

         o all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

         o any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

         o hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

         o  U.S. Government Securities;

         o the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

         o any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under "Description of Credit Enhancement".

         If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

         Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed                    A class of securities designated to
                                      receive principal payments primarily from the interest that accrues on specified
                                      Accrual Classes.

Accrual A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion                             A class that receives principal
                                      payments on any distribution
                                      date only if scheduled payments have
                                      been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component                             A class consisting of "components." The
                                      components of a class of component
                                      securities may have different principal
                                      and/or interest payment characteristics
                                      but together constitute a single class.
                                      Each component of a class of component
                                      securities may be identified as
                                      falling into one or more of the categories in this list.

Fixed Rate                            A class with an interest rate that is
                                      fixed throughout the life of the class.

Floating Rate                         A class that receives interest payments
                                      based on an interest rate that
                                      fluctuates each payment period based on
                                      a designated index, which will be of a
                                      type that is customarily used in the
                                      debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO                   A class of securities with no principal
                                      balance and which is not entitled to
                                      principal payments. Interest usually
                                      accrues based on a specified notional
                                      amount.

Inverse Floating Rate                 A class of securities where the
                                      pass-through rate adjusts based on the
                                      excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out A class of securities which is "locked out" of certain payments, usually principal, for a specified period of time.

Partial Accrual                       A class that accretes a portion of the
                                      amount of accrued interest thereon,
                                      which amount will be added to the
                                      principal balance of such class on each
                                      applicable distribution date, with the
                                      remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only                        A class of securities which is not
                                      entitled to interest payments.

Planned Amortization Class or PAC     A class of securities with a principal
                                      balance that is reduced based on a
                                      schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal                   A class that is designed to receive
                                      principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Senior Support                        A class that absorbs the realized
                                      losses other than excess losses
                                      that would otherwise be allocated to a
                                      Super Senior Class after the related
                                      classes of subordinated securities are
                                      no longer outstanding.

Sequential Pay                        Classes that receive principal payments
                                      in a prescribed sequence, that do not
                                      have predetermined principal balance
                                      schedules and that under all
                                      circumstances receive payments of
                                      principal continuously from the first
                                      distribution date on which they receive
                                      principal until they are retired. A
                                      single class that receives principal
                                      payments before or after all other
                                      classes in the same series of securities may be identified as a sequential pay class.

Super Senior                          A class that will not bear its
                                      proportionate share of realized losses
                                      (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC            A class of securities with a principal
                                      balance that is reduced based on a
                                      scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate                         A class with an interest rate that resets
                                      periodically and is calculated by
                                      reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under "Description of Credit Enhancement," or by any combination of the foregoing.

         If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

FORM OF SECURITIES

         Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A "securityholder" or "holder" is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

         If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC's clearance system.

         If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects, with the consent of the Beneficial Owners, to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

         Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

GLOBAL SECURITIES

         Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

         Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear System participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant's or Euroclear System participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system's customary procedures;

         o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

         A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

         A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

EXCHANGEABLE SECURITIES


       General

         As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

         If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

         Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.


       Exchanges

         If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:


         o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

         o the annual interest amount payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

         o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

         There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

         o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

         o An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

         o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

         These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

         o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

         o A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

         A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

       Procedures

         The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

         The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         In addition, the depositor will, as to each mortgage loan, other than
(1) mortgage loans underlying any mortgage securities and (2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

         o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

         o the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

         o an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

         o any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

         o if applicable, any riders or modifications to the mortgage note and mortgage,

         o if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

         o any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

         Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

         As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

         o the original Contract endorsed, without recourse, to the order of the trustee,

         o copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

         o a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

         The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), either (i) cause an electronic transfer of that security or (ii) provide a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

         The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

         Except as to mortgage loans underlying any mortgage securities, the Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under "The Mortgage Pools--Representations by Sellers." This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by a Seller. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

         Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under "Servicing of Mortgage Loans." Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.


DISTRIBUTION ACCOUNT

         General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

         o all payments on account of principal, including principal prepayments, on the mortgage loans;

         o all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

         o  all payments on the mortgage securities;

         o  all payments on the U.S. Government Securities (if any);

         o  all Insurance Proceeds and Liquidation Proceeds;

         o any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under "Description of Credit Enhancement";

         o  any advances made as described under "--Advances" below;

         o any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

         o any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest";

         o to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

         o any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

         o any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.


         With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan.

Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

         If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Prior to the deposit of funds into the Distribution Account, as described under "--Deposits" above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

         Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related trust fund for any one or more of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

            (1) to make distributions to the related securityholders on each distribution date;

            (2) to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under "--Advances" below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

            (3) to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

            (4) to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

            (5) if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

            (6) to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master Servicer and the Depositor";

            (7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

            (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Trustee";

            (9) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

            (10) to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

            (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes";

            (12) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

            (13) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

            (14) to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

            (15) to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

            (16) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans"; and

            (17) to clear and terminate the Distribution Account upon the termination of the trust fund.

DISTRIBUTIONS

         Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

         Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder's Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

         Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

         Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's or applicable servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.


         As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

PRE-FUNDING ACCOUNT

         If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS

         Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

ADVANCES

         If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicing Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's or a servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

MODIFICATIONS

         In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer's and the servicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor's standards and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.

         Any advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

REPORTS TO SECURITYHOLDERS

         With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a monthly statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

         o the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

         o  the total cash flows received and the general sources thereof;

         o the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

         o the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

         o the amount, if any, of the distribution allocable to principal (by class);

         o the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

         o the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

         o  interest rates, as applicable, to the pool assets and securities;

         o the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

         o the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

         o the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

         o number and amount of pool assets, together with updated pool composition information;

         o the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

         o if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

         o material breaches of pool asset representation or warranties or transaction covenants;

         o information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

         o information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

         o any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

         o the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent,
            (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

         o the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

         o with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.


         In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Available Information" and "Reports to Securityholders."

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

         The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

         In general, references to "mortgage loans" under this "Description of Credit Enhancement" section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

SUBORDINATE SECURITIES

         If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

CROSS-COLLATERALIZATION

         If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

         A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MORTGAGE POOL INSURANCE POLICIES

         Any mortgage pool insurance policy obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under "Maintenance of Credit Enhancement," the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

LETTER OF CREDIT

         If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

         Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

         Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

RESERVE FUNDS

         If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

         In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

         Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

         If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

         If a letter of credit or alternate form of credit enhancement has been obtained for a series, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

         If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under "Description of Credit Enhancement--Special Hazard Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

         The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.


              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

DERIVATIVES

         The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

         The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

         A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

         In a market value swap, five business days prior to the mandatory auction date set forth in the prospectus supplement, the auction administrator will auction the classes of certificates referred to in the prospectus supplement as the mandatory auction certificates then outstanding, to third party investors. On the mandatory auction date, the mandatory auction certificates will be transferred, as described in the prospectus supplement, to third party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the mandatory auction date, plus accrued interest on such classes at the related pass-through rate from the first day of the month of the mandatory auction, up to but excluding the mandatory auction date.

         The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction. The transfer in the auction will not occur in the event that the swap counterparty fails to pay any amounts payable under the market value swap.

         In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the mandatory auction date as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof. Upon receipt of a bid, the swap counterparty will make the payment described above if required.

         Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

         In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

         There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

PURCHASE OBLIGATIONS

         Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

          DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

GENERAL

         The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

         In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

     o      the insured percentage of the Primary Insurance Covered Loss;

     o the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

     o at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

         As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

     o advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

     o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

     o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

         As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer's normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.


FHA MORTGAGE INSURANCE

         The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

         Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

         The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

                                   THE SPONSOR

         The sponsor will be EMC Mortgage Corporation for each series of securities unless otherwise indicated in the related prospectus supplement. EMC was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. EMC was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). EMC commenced operation in Texas on October 9, 1990. The [Depositor, the Seller and the Servicer] may maintain banking and other commercial relationships with EMC and its affiliates.

         EMC maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

         Since its inception in 1990, EMC has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. EMC is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         The principal business of EMC since inception has been specializing in the acquistion, securitization, servicing and disposition of mortgage loans. EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by EMC are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to EMC's underwriting guidelines or the originator's underwriting guidelines that are acceptable to EMC.

         Subsequent to purchase by EMC, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

         EMC has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of EMC's total portfolio of assets it has securitized as of the dates indicated.

                           DECEMBER 31, 2003              DECEMBER 31, 2004                   DECEMBER 31, 2005
                     ----------------------------    ----------------------------      ------------------------------
                                TOTAL PORTFOLIO                 TOTAL PORTFOLIO                      TOTAL PORTFOLIO
     LOAN TYPE       NUMBER        OF LOANS          NUMBER         OF LOANS           NUMBER            OF LOANS
------------------   ------    ------------------    ------     ------------------     -------      ------------------
Alt-A ARM             12,268    $ 3,779,319,393.84    44,821    $11,002,497,283.49      65,715      $17,155,529,615.47
Alt-A Fixed           15,907    $ 3,638,653,583.24    11,011    $ 2,478,381,379.40      17,294      $ 3,781,150,218.13
HELOC                      -    $           -              -    $            -           9,309      $   509,391,438.93
Neg-Am ARM                 -    $           -              -    $            -          20,804      $ 7,515,084,661.26
Prime ARM             16,279    $ 7,179,048,567.39    30,311    $11,852,710,960.78      24,899      $12,438,092,473.41
Prime Fixed            2,388    $ 1,087,197,396.83     1,035    $   509,991,605.86       1,346      $   426,879,747.26
Prime Short
Duration ARM           7,089    $ 2,054,140,083.91    23,326    $ 7,033,626,375.35      15,298      $ 5,687,383,382.34
Reperforming           2,800    $   247,101,330.36     2,802    $   311,862,677.46       2,877      $   271,051,465.95
Seconds                    -    $           -         14,842    $   659,832,093.32     114,899      $ 5,609,656,263.12
SubPrime              29,303    $ 2,898,565,285.44   102,759    $14,578,747,677.08     10,1156      $16,546,152,274.44
Totals                86,034    $20,884,025,641.01   230,907    $48,427,650,052.74     373,597      $69,940,371,540.31

         With respect to some of the securitizations organized by EMC, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in the related trust, resulting in a sequential payment of principal to the related offered securities, from the security with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by EMC, a servicing trigger required by the related financial guaranty insurer has been breached; however, the insurer has agreed to waive the trigger and the related servicer is still servicing the related mortgage loans.

         With respect to any series of securities, if so specified in the related prospectus supplement, EMC will also act as servicer [or master servicer] for the mortgage pool. If so, EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this prospectus under "Servicing of Mortgage Loans" and "Description of the Securities."

         EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC's servicing portfolio grew by 113%.

         As of August 31, 2005, EMC was acting as servicer for approximately 213 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $45.4 billion.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.

                          AS OF DECEMBER 31, 2003                                AS OF DECEMBER 31, 2004
------------------------------------------------------------------------------------------------------------------------------------
                                            PERCENT      PERCENT                                   PERCENT      PERCENT
                NO. OF         DOLLAR      BY NO. OF    BY DOLLAR    NO. OF          DOLLAR       BY NO. OF    BY DOLLAR     NO. OF
  LOAN TYPE     LOANS          AMOUNT        LOANS       AMOUNT       LOANS          AMOUNT         LOANS       AMOUNT       LOANS
-------------  ---------  ---------------  ----------  -----------  -----------  ---------------  -----------  ----------  ---------
ALTA-A ARM...      2,439  $   653,967,869       1.40%      4.75%         19,498  $ 4,427,820,708        7.96%      15.94%     50,528
ALTA-A FIXED.     19,396  $ 3,651,416,057      11.14%     26.51%         25,539  $ 4,578,725,473       10.43%      16.48%     34,038
PRIME ARM....      7,978  $   868,798,347       4.58%      6.31%          8,311  $ 1,045,610,015        3.39%       3.76%      8,910
PRIME FIXED..     16,377  $ 1,601,411,491       9.40%     11.63%         14,560  $ 1,573,271,574        5.95%       5.66%     16,929
SECONDS......     25,290  $   690,059,169      14.52%      5.01%         39,486  $ 1,381,961,155       16.13%       4.98%    136,562
SUBPRIME.....     76,166  $ 5,058,932,126      43.73%     36.73%        114,436  $13,706,363,250       46.74%      49.34%    138,609
OTHER........     26,523  $ 1,249,014,373      15.23%      9.07%         23,010  $ 1,063,682,459        9.40%       3.83%     48,256
               ---------  ---------------  ----------  -----------  -----------  ---------------  -----------  ----------  ---------
Total........    174,169  $13,773,599,432     100.00%    100.00%        244,840  $27,777,434,635      100.00%     100.00%    433,832

               AS OF OCTOBER 31, 2005
----------------------------------------------------
                                PERCENT     PERCENT
                    DOLLAR     BY NO. OF   BY DOLLAR
  LOAN TYPE         AMOUNT       LOANS       AMOUNT
-------------  --------------- ---------- ----------
ALTA-A ARM...  $11,821,548,094     11.65%    21.25%
ALTA-A FIXED.  $ 6,268,800,717      7.85%    11.27%
PRIME ARM....  $ 1,267,784,249      2.05%     2.28%
PRIME FIXED..  $ 2,343,126,437      3.90%     4.21%
SECONDS......  $ 6,239,175,080     31.48%    11.21%
SUBPRIME.....  $19,037,928,201     31.95%    34.22%
OTHER........  $ 8,655,251,712     11.12%    15.56%
               --------------- ----------  ---------
Total........  $55,633,614,489    100.00%    100.00%

         EMC has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to EMC's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. EMC is cooperating with the FTC's inquiry.

                                  THE DEPOSITOR

         The depositor is Structured Asset Mortgage Investments II Inc. The depositor was incorporated in the State of Delaware on June 10, 2003 as a wholly owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since July 11, 2003. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $94,502,237,657. In conjunction with the sponsor's acquisition of seasoned, program exception, and non-performing residential mortgages, the depositor will execute a mortgage loan purchase agreement to transfer the loans to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

         The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                 THE AGREEMENTS

GENERAL

         Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans or mortgage securities securing the notes will be serviced pursuant to a servicing agreement between the depositor and the master servicer.

         Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Depositor". As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

         Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

EVENTS OF DEFAULT AND RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement

         Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

     o any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

     o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

     o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

     o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," by the date and time set forth in the pooling and servicing agreement;

     o any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

     o any other event of default as set forth in the pooling and servicing agreement.


Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

         So long as an event of default remains unremedied, either the trustee or holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund may, by written notification to the master servicer (and to the trustee if given by certificateholders), with the consent of EMC Mortgage Corporation, an affiliate of the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any right of the master servicer as certificateholder and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's (or an affiliate of the depositor's) consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the pooling and servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default -- Pooling and Servicing Agreement" have occurred, EMC Mortgage Corporation will have the right under the pooling and servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.

         No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

         The holders of certificates representing at least 51% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under "--Events of Default" above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.


         Servicing Agreement

         For a series of notes, a servicing default under the related servicing agreement generally will include:

         o any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

         o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the servicing agreement with respect to the series of securities, which covenants and agreements materially affect the rights of the securityholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee or the Issuing Entity;

         o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement;

         o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," and

         o any other servicing default as set forth in the servicing agreement.


         So long as a servicing default remains unremedied, either the trustee or holders of notes evidencing not less than 51% of the voting rights of the related trust fund, may, by written notification to the master servicer and to the Issuing Entity (and to the trustee if given by noteholders), with the consent of EMC Mortgage Corporation, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default-- Servicing Agreement" have occurred, EMC Mortgage Corporation will have the right under the servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the servicing agreement.

         Indenture

         For a series of notes, an event of default under the indenture generally will include:

         o a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

         o failure to perform any other covenant of the Depositor in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o any representation or warranty made by the Depositor in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o events of bankruptcy, insolvency, receivership or liquidation of the Depositor, as specified in the indenture; or

         o any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

         No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

AMENDMENT

         Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

     o       to cure any ambiguity,

     o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

     o if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

     o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

     o       to comply with any changes in the Code.


         The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates evidencing at least 51% of the aggregate Percentage Interests of the trust fund or of the applicable class or classes, if such amendment affects only such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

         With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 51% of the voting rights, for any purpose; provided, however, that the amendment may not:

                    (1) reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

                    (2) adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 51% of the aggregate voting rights of the class or

                    (3) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee or indenture trustee will not be entitled to consent to any amendment to a pooling and servicing agreement or an indenture without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or indenture trustee, or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

         The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents.

TERMINATION; RETIREMENT OF SECURITIES

         The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of,
(1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer, a servicer, the depositor or its designee (or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below) or (b) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates) from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the certificates will use the word "Callable" in their title. With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of notes which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the notes will use the word "Callable" in their title. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee. In no event, however, unless otherwise provided in the prospectus supplement, will a trust created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date or closing date, as specified in the prospectus supplement, for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

         Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

THE SECURITIES ADMINISTRATOR

         Each prospectus supplement for a series of securities may provide for a securities administrator which shall be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as securities administrator may have typical banking or other relationships with the depositor and its affiliates. The securities administrator may also act as master servicer for a series of securities.

DUTIES OF SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer (unless the securities administrator is also acting as master servicer), servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. The securities administrator for each series of securities will be required to perform only those duties specifically required under the related Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a securities administrator will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE SECURITIES ADMINISTRATOR

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any securities administrator may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The securities administrator for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the securities administrator in connection with the securities administrator's administration of the trust under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the securities administrator in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or indenture or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the depositor will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of securities evidencing ownership of not less than 51% of the trust. In the event that the securityholders remove the securities administrator, the compensation of any successor securities administrator shall be paid by the securityholders to the extent that such compensation exceeds the amount agreed to by the depositor and the original securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

THE TRUSTEE

         The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

         If an Event of Default shall occur, the trustee shall, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations (but not the liabilities) of the master servicer thereafter arising under the Agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly Advances and other advances of its own funds. Upon the receipt by the master servicer of the written notice, all authority and power of the master servicer under the Agreements, whether with respect to the securities, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall automatically and without further action pass to and be vested in the trustee. The trustee shall act to carry out the duties of the master servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default. Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

         Upon the receipt by the master servicer of a notice of termination, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Agreements and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions thereof; provided, however, that the sponsor shall have the right to either (a) immediately assume the duties of the master servicer or (b) select a successor master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the master servicer at or prior to the time of termination. As compensation, the trustee shall be entitled to compensation which the master servicer would have been entitled to retain if the master servicer had continued to act thereunder, except for those amounts due the master servicer as reimbursement permitted under the Agreements for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than $10,000,000, as the successor to the master servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer hereunder; provided, that the trustee shall obtain a letter from each rating agency that the ratings, if any, on each of the securities will not be lowered as a result of the selection of the successor to the master servicer. Pending appointment of a successor to the master servicer, the trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of the Agreements shall apply, the compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The trustee and such successor shall take such action, consistent with the Agreements, as shall be necessary to effectuate any such succession.

         If the trustee shall succeed to any duties of the master servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Agreements concerning the trustee's duties shall be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the Agreements relating to the master servicer, however, shall apply to it in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee shall give prompt written notice thereof to security holders of record pursuant to the Agreements and to the rating agencies.

         The trustee shall transmit by mail to all securityholders, within the number of days specified by the Agreements after the occurrence of any Event of Default actually known to a responsible officer of the trustee, unless such Event of Default shall have been cured, notice of each such Event of Default. In the event that the security holders waive the Event of Default pursuant to the Agreements, the trustee shall give notice of any such waiver to the rating agencies.

         Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under the Agreements, the trustee will afford such securityholders access during business hours to the most recent list of securityholders held by the trustee.

SOME MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account by the paying agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

                              YIELD CONSIDERATIONS

         The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

         A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans, or the weighted average of the interest rates (which may be net of trustee fees) paid on the mortgage securities, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities evidencing interests in mortgage securities with floating or variable rates, by changes in such rates and the indices on which they are based. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

         In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer, or the servicer servicing the mortgage loan which was prepaid, will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest".

         The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

         The trust fund with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

         With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and "Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" the rate or (2) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

         If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Securities--Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See "Yield Considerations."

         There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

         As described in this prospectus and in the prospectus supplement, the master servicer, the depositor, an affiliate of the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See "The Agreements--Termination; Retirement of Securities."

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

MORTGAGES

         Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as "mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See "--Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE MORTGAGE LOANS

         If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

         Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

LEASES AND RENTS

         Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

         The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

         The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps, at the master servicer's or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

FORECLOSURE ON MORTGAGES AND SOME CONTRACTS

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower- trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.


         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement".

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.


         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

1. Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

2. Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

3. Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

         Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the master servicer nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

CONSUMER PROTECTION LAWS

         In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

         Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

ADDITIONAL CONSUMER PROTECTIONS LAWS WITH RESPECT TO CONTRACTS

         Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF CERTAIN PROVISIONS

         Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

         Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the master servicer or servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer's or servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

         Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

INSTALLMENT CONTRACTS

         The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,
(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.


THE SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

         Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

         A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors are encouraged to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

         The following discussion addresses securities of three general types:

1. REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as one or more REMICs under the REMIC Provisions of the Code,

2. notes representing indebtedness of a trust fund as to which no REMIC election will be made,

3. Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made, and

4. securities representing an ownership interest in some or all of the assets included in the exchangeable security trust fund for an ES Class.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "securityholder," "certificateholder" or a "holder" are to the beneficial owner of a security or certificate, as the case may be.

         The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, if a Partnership Structure is being used, the tax treatment of such structure will be described in the related prospectus supplement.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

         Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under
Section 856(c)(4)(A) of the Code.

         Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.


         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount. A REMIC Regular Certificate may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.


         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option: (1) on the basis of a constant yield method,
(2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) described therein will not apply.

         If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have "significant value."

         For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

         On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder and (2) the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and"--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such form.

         Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.


         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder's social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31,1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

         For these purposes, a "disqualified organization" means:

1. the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

2. any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

3. any organization described in Section 1381(a)(2)(C) of the Code, or

4. an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (2) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

         Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuing Entity, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

         Status as Real Property Loans

         Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A), and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         Taxation of Noteholders

         Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on any notes issued without original issue discount is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate that does not exceed a specified amount as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

         Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, any of Thacher Proffitt & Wood LLP,

Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . ..[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see "Sales of Grantor Trust Certificates") and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and"--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or
(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

         Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate, and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to

Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuing entity of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuing entity's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the Depositor, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         Backup Withholding. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

         General

         The arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund, and the ES Classes represent beneficial ownership of these interests in the classes of securities.

         Tax Status

         The ES Classes will represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified mortgages" under Section 860G(a) (3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

         Tax Accounting for Exchangeable Securities

         An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

         The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the ES Class should account for such interest as described under "REMICS--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor is encouraged to consult its tax advisor regarding this matter.

         A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class," and then sells one of the Received ES Classes, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

         Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

         Exchanges of Exchangeable Securities

         An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

         Tax Treatment of Foreign Investors

         A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC Regular Certificates. Such manner of taxation is discussed under the heading "--REMICS --Foreign Investors in REMIC Certificates."

         Backup Withholding

         A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC Regular Certificates. Such manner of taxation is discussed under the heading "--REMICS --Backup Withholding With Respect to REMIC Certificates."

         Reporting and Administrative Matters

         Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.

CALLABLE CLASSES

         The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

                                PENALTY AVOIDANCE

         The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan's assets, or "Plan Assets," and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, having certain specified relationships to a Plan called Parties in Interest, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

UNDERWRITER EXEMPTION

         The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section "ERISA Considerations", the term "Underwriter" includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

         First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a Current Loan-to-Value Ratio or Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

         Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth, the trustee cannot be an affiliate of any member of the "Restricted Group" other than an Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities.

         Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         The Exemption permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the Exemption.

         Permitted trust funds include owner-trusts, as well as grantor trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets and (3) the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

         Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

1. as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

2. all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

3. the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

4. solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

5. either:

               (1) the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

               (2) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

6. the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

7. amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

               (1) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

               (2) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

8. the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

9. the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

OTHER EXEMPTIONS

         Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

         Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption ("PTCE") 83-1, which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

     o the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

     o      the trustee may not be an affiliate of the depositor;

     o and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor's benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

     o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

     o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

     o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

     o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

     o at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

ERISA CONSIDERATIONS RELATING TO NOTES

         Under the DOL Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with plan assets; or (2)
(A) either (x) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (y) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

EXCHANGEABLE SECURITIES AND CALLABLE SECURITIES

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. Similarly, with respect to classes of securities which were eligible for exemptive relief under the Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered "unrelated business taxable income" and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         BEFORE PURCHASING AN OFFERED SECURITY IN RELIANCE ON THE EXEMPTION, A PTCE OR AN INVESTOR-BASED EXEMPTION, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, PTCE 83-1 ONE OF THE CLASS EXEMPTIONS OR SECTION 401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "SECURITY" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR
SECTION 401(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                            LEGAL INVESTMENT MATTERS

         Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.

         As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

         Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

         The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, the depositor and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, or Greenberg Traurig LLP, New York, New York.

                              FINANCIAL INFORMATION

         With respect to each series, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Securities

-- Reports to Securityholders" and "Servicing of Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [sponsor's][depositor's] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: __________________.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

                           REPORTS TO SECURITYHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations, and under the terms of the applicable agreements.

         As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor's][depositor's] website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of Mortgage Loans -- Evidence as to Compliance" and "Description of the Securities -- Reports to Securityholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this prospectus and in the related prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

         The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

                                    GLOSSARY

         ACCRUAL SECURITY -- A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

         AFFILIATED SELLER -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, and other mortgage loan originators or sellers affiliated with the depositor, which may include EMC Mortgage Corporation.

         AGREEMENT -- An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

         ARM LOAN -- A mortgage loan with an adjustable interest rate.

         ASSUMPTION FEE -- The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

         BANKRUPTCY AMOUNT -- The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

         BANKRUPTCY CODE -- Title 11 of the United States Code, as amended from time to time.

         BANKRUPTCY LOSS -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         BENEFICIAL OWNER -- A person acquiring an interest in any DTC Registered Security.

         BENEFIT PLAN INVESTORS -- Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans(as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity.

         BUYDOWN ACCOUNT -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

         BUYDOWN FUNDS -- With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         BUYDOWN PERIOD -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

         CALL CLASS -- A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

         CALLABLE CLASS -- A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a "lock-out period" during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.

         CERCLA -- The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         CLASS FACTOR -- For any exchangeable security and any month, will be a truncated seven digit decimal which, which when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.

         CLEARSTREAM -- Clearstream Banking, societe anonyme, formerly known as Cedelbank SA.

         CLOSING DATE -- With respect to any series of securities, the date on which the securities are issued.

         CODE -- The Internal Revenue Code of 1986.

         COMMISSION -- The Securities and Exchange Commission.

         COMMITTEE REPORT -- The Conference Committee Report accompanying the Tax Reform Act of 1986.

         CONSERVATION ACT -- The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

         CONTRACT -- Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

         CONTRIBUTIONS TAX -- With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

         COOPERATIVE -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

         CRIME CONTROL ACT -- The Comprehensive Crime Control Act of 1984.

         DEFAULTED MORTGAGE LOSS -- A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         DEFERRED INTEREST -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

         DELETED MORTGAGE LOAN -- A mortgage loan which has been removed from the related trust fund.

         DESIGNATED SELLER TRANSACTION -- A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

         DETERMINATION DATE -- The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

         DISTRIBUTION ACCOUNT -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund, which may be a Master Servicer Collection Account.

         DIDMC -- The Depository Institutions Deregulation and Monetary Control Act of 1980.

         DOL -- The U.S. Department of Labor.

         DOL REGULATIONS -- Regulations by the DOL promulgated at 29 C.F.R.ss.2510.3-101.

         DTC -- The Depository Trust Company.

         DTC REGISTERED SECURITY -- Any security initially issued through the book-entry facilities of the DTC.

         ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

         EQUITY CERTIFICATES -- With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuing entity.

         ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

         ERISA PLANS -- Employee pension and welfare benefit plans subject to ERISA.

         ES CLASS -- A class of exchangeable securities, as described under "Description of the Certificates -- Exchangeable Securities."

         EXEMPTION -- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41,
67 Fed. Reg. 54487 (August 22, 2002).

         EXEMPTION RATING AGENCY -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

         EXCHANGE ACT -- The Securities Exchange Act of 1934, as amended.

         EXTRAORDINARY LOSS -- Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

         FRAUD LOSS -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

         FRAUD LOSS AMOUNT -- The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

         FTC RULE -- The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission.

         GARN-ST GERMAIN ACT -- The Garn-St Germain Depository Institutions Act of 1982.

         GINNIE MAE -- The Government National Mortgage Association.

         GLOBAL SECURITIES -- The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

         GRANTOR TRUST CERTIFICATE -- A certificate representing an interest in a Grantor Trust Fund.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATE -- A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

         GRANTOR TRUST STRIP CERTIFICATE -- A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         GRANTOR TRUST FUND -- A trust fund as to which no REMIC election will be made and which qualifies as a "grantor trust" within the meaning of Subpart E, part I of subchapter J of the Code.

         HIGH COST LOANS -- Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

         HIGH LTV LOANS -- Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

         HOMEOWNERSHIP ACT --The Home Ownership and Equity Protection Act of
1994.

         HOUSING ACT -- The National Housing Act of 1934, as amended.

         INDEX -- With respect to an ARM Loan, the related index will be specified in the related prospectus supplement, will be of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

         INSURANCE PROCEEDS -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         INTERMEDIARY -- An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

         IRS -- The Internal Revenue Service.

         ISSUE PREMIUM -- The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

         ISSUING ENTITY -- With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

         LIQUIDATION PROCEEDS -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above and "The Agreements--Termination."

         LOAN-TO-VALUE RATIO -- With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

         MANUFACTURED HOME -- Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         MASTER SERVICER COLLECTION ACCOUNT -- One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

         NET MORTGAGE RATE -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

         NONRECOVERABLE ADVANCE -- An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

         NOTE MARGIN -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID REGULATIONS -- The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

         OTS -- The Office of Thrift Supervision.

         PARITY ACT -- The Alternative Mortgage Transaction Parity Act of 1982.

         PARTIES IN INTEREST -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code.

         PERCENTAGE INTEREST -- With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

         PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

         PLAN ASSETS -- "Plan assets" of a Plan, within the meaning of the DOL Regulations.

         PLANS -- ERISA Plans and Tax Favored Plans.

         PREPAYMENT ASSUMPTION -- With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

         PREPAYMENT INTEREST SHORTFALL -- With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

         PRIMARY INSURANCE COVERED LOSS -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         PRIMARY INSURANCE POLICY -- A primary mortgage guaranty insurance policy.

         PRIMARY INSURER -- An issuer of a Primary Insurance Policy.

         PROTECTED ACCOUNT -- One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

         PTCE -- Prohibited Transaction Class Exemption.

         QUALIFIED SUBSTITUTE MORTGAGE LOAN -- A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under "The Mortgage Pools-- Representations by Sellers" in this prospectus.

         RATING AGENCY -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

         REALIZED LOSS -- Any loss on a mortgage loan attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

         RECORD DATE -- The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

         RELIEF ACT -- The Servicemembers Civil Relief Act..

         REMIC -- A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

         REMIC ADMINISTRATOR -- The trustee, the master servicer or another specified party who administers the related REMIC.

         REMIC CERTIFICATES -- Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

         REMIC PROVISIONS -- Sections 860A through 860G of the Code.

         REMIC REGULAR CERTIFICATE -- A REMIC Certificate designated as a "regular interest" in the related REMIC.

         REMIC REGULAR CERTIFICATEHOLDER -- A holder of a REMIC Regular Certificate.

         REMIC RESIDUAL CERTIFICATE -- A REMIC Certificate designated as a "residual interest" in the related REMIC.

         REMIC RESIDUAL CERTIFICATEHOLDER -- A holder of a REMIC Residual Certificate.

         REMIC REGULATIONS -- The REMIC Provisions and the related Treasury regulations.

         REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

         RICO -- The Racketeer Influenced and Corrupt Organizations statute.

         SECURITIES ACT -- The Securities Act of 1933, as amended.

         SELLER -- The seller of the mortgage loans or mortgage securities included in a trust fund to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

         SINGLE FAMILY PROPERTY -- An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

         SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984.

         SPECIAL HAZARD AMOUNT -- The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

         SPECIAL HAZARD LOSS -- (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

         STRIP SECURITY -- A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

         TAX FAVORED PLANS -- Tax-qualified retirement plans described in
Section 401(a) of the Code and on individual retirement accounts described in
Section 408 of the Code.

         TILA -- The Federal Truth-in-Lending Act.

         TITLE V -- Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

         TITLE VIII -- Title VIII of the Garn-St Germain Act.

         UNAFFILIATED SELLERS -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

         UNITED STATES PERSON -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

         VALUE -- With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the "Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

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                          $1,360,855,000 (APPROXIMATE)




                 STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                   DEPOSITOR



                       GREENPOINT MORTGAGE FUNDING TRUST
                   GREENPOINT MORTGAGE FUNDING GRANTOR TRUST
                      MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-AR2




                              --------------------


                             PROSPECTUS SUPPLEMENT
                              --------------------


                            BEAR, STEARNS & CO. INC.

                                  UNDERWRITER





YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement, such delivery obligation generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.



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